Exhibit 10.2

Final Execution Version

MASTER SERVICES AGREEMENT

Between

Health Net, Inc.

and

Cognizant Technology Solutions U.S. Corporation

Dated

September 30, 2008

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with Securities and Exchange Commission.

Terms and Conditions	Health Net / Cognizant Confidential

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1	PREAMBLE	1
	1.1 Background and Purpose	1
	1.2 Objectives	1
	1.3 Structure of Agreement	2
	1.4 Construction of Preamble	4

2	DEFINITIONS	4
	2.1 Defined Terms	4
	2.2 Other Terms	7

3	SERVICES	7
	3.1 Provision of the Services	7
	3.2 Implied Services	7
	3.3 Evolution of the Services	8
	3.4 Users of the Services	8
	3.5 Services Not Exclusive; Variable	8
	3.6 Cooperation and Coordination with Other Parties	9
	3.7 New Services	9

4	TERM AND REGULATORY APPROVALS	9
	4.1 Initial Term	9
	4.2 Renewal Terms	10
	4.3 Regulatory Approvals and Federal Business	10

5	PERFORMANCE	10
	5.1 Performance, Generally	10
	5.2 Place of Performance	10
	5.3 Time of Performance	11
	5.4 Manner of Performance	11
	5.5 Quality Assurance and Continuous Improvement	12
	5.6 User Satisfaction	12

6	SERVICE LEVELS	12
	6.1 General	12
	6.2 Failure to Perform	12

7	SUPPLIER PERSONNEL	12
	7.1 Provision of Suitable Personnel	12
	7.2 Screening and Background Checks	12
	7.3 Responsibility for Supplier Personnel, Generally	13
	7.4 Key Supplier Positions	13
	7.5 Removal and Replacement of Supplier Personnel	14
	7.6 Controlling Turnover of Supplier Personnel	14
	7.7 Subcontracting	15
	7.8 Managed Third Parties	16

8	HEALTH NET RESPONSIBILITIES	16
	8.1 Appointment of Health Net Program Management Office (PMO) Personnel	16
	8.2 Health Net Cooperation Duties	16
	8.3 Savings Clause	17

9	CHARGES	17

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	9.1 Pass-Through Expenses	17
	9.2 Incidental Expenses	18
	9.3 Taxes	18
	9.4 Benchmarking	20

10	INVOICING AND PAYMENT	20
	10.1 Invoicing	20
	10.2 Payment Due	21
	10.3 Accountability	21
	10.4 Proration	21
	10.5 Refundable Items	21
	10.6 Deductions	22
	10.7 Disputed Charges	22

11	TRANSFER OR USE OF RESOURCES	22
	11.1 Transfer of Personnel	22
	11.2 Health Net Owned Equipment	22
	11.3 Health Net Leased Equipment	23
	11.4 Health Net Third Party Service Contracts	23
	11.5 Health Net Owned Software	23
	11.6 Health Net Licensed Software	24
	11.7 Health Net Facilities	25
	11.8 Terms Applicable to Health Net Facilities, Generally	25
	11.9 Required Consents	26
	11.10 Health Net Resources Provided to Supplier Personnel Working On-site	26

12	RESOURCE ACQUISITIONS DURING THE TERM	27
	12.1 General Responsibility and Compatibility	27
	12.2 Equipment	27
	12.3 Software	27
	12.4 Network Connectivity	28
	12.5 Health Net Rights to certain Software upon Termination/Expiration	28

13	TRANSITION	28
	13.1 “Transition” Defined	28
	13.2 Transition Plan	28
	13.3 Conduct of the Transition	29
	13.4 Health Net Cooperation and Support	29
	13.5 Completion of Transition Projects	29

14	DATA SECURITY AND PROTECTION	30
	14.1 “Health Net Data” Defined	30
	14.2 Health Net Data, Generally	30
	14.3 Data Security	30
	14.4 Compliance with Data Privacy and Data Protection Laws, Regulations and Policies	31
	14.5 Import/Export Controls	31
	14.6 Compliance with Gramm-Leach-Bliley (“GLB Act”)	32

15	INTELLECTUAL PROPERTY RIGHTS	32
	15.1 Defined Terms	33
	15.2 Independent IP	33
	15.3 Copyright in Work Product	34

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	15.4 Intellectual Property Rights Other than Copyright	34
	15.5 Other Developed Items	35
	15.6 Intellectual Property Rights Agreements with Supplier Personnel	35
	15.7 Other Obligations and Rights Regarding Work Product	35
	15.8 Mental Impressions	35

16	TERMINATION	36
	16.1 Termination By Health Net	36
	16.2 Termination By Supplier	38
	16.3 Extension of Termination/Expiration Date	38
	16.4 Partial Termination	38
	16.5 Disengagement Assistance	38
	16.6 Survival	39
	16.7 Bid Assistance	40

17	GOVERNANCE AND MANAGEMENT	41
	17.1 Governance Structure and Processes	41
	17.2 Meetings	41
	17.3 Reports	42
	17.4 Procedures Manual	42
	17.5 Change Control	43
	17.6 Annual Technology Plan	44

18	AUDITS AND RECORDS	45
	18.1 Audit Rights	45
	18.2 Audit Follow-up	46
	18.3 Confidentiality of Audits	46
	18.4 Records Retention	46
	18.5 Supplier Audits	47
	18.6 Financial Reports	47
	18.7 Overcharges	47

19	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUPPLIER	47
	19.1 Work Standards	47
	19.2 Maintenance	47
	19.3 Efficiency and Cost-Effectiveness	48
	19.4 Technology	48
	19.5 Deliverables	48
	19.6 Documentation	48
	19.7 Compatibility	48
	19.8 Non-Infringement	48
	19.9 Viruses	49
	19.10 Disabling Code	50
	19.11 Compliance with Health Net Policies and Procedures	50
	19.12 Compliance with Laws; Export Control	50
	19.13 Date and Currency Compliance	50
	19.14 Corporate Social Responsibility	50
	19.15 Subcontractor Confidentiality and Assignment	51
	19.16 No Improper Inducements	51

20	MUTUAL REPRESENTATIONS AND WARRANTIES; DISCLAIMER	51
	20.1 Mutual Representations and Warranties	51
	20.2 Disclaimer	52

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21	CONFIDENTIALITY	52
	21.1 “Confidential Information” Defined	52
	21.2 Obligations of Confidentiality	53
	21.3 No Implied Rights	54
	21.4 Compelled Disclosure	54
	21.5 Confidential Treatment of this Agreement	54
	21.6 Disclosure of Information Concerning Tax Treatment	54
	21.7 Return or Destruction	54
	21.8 Duration of Confidentiality Obligations	55

22	INSURANCE	55

23	INDEMNIFICATION	55
	23.1 “Claim” and “Losses” Defined	55
	23.2 Indemnification By Supplier	56
	23.3 Infringement Claims	56
	23.4 Indemnification By Health Net	56
	23.5 Indemnification Procedures	57
	23.6 Subrogation	58

24	LIABILITY	58
	24.1 General Intent	58
	24.2 Limitations of Liability	58
	24.3 Force Majeure	59
	24.4 Disaster Recovery and Business Continuity	60

25	RULES OF CONSTRUCTION	61
	25.1 Entire Agreement	61
	25.2 Contracting Parties; No Third Party Beneficiaries	61
	25.3 Contract Amendments and Modifications	61
	25.4 Governing Law	61
	25.5 Relationship of the Parties	62
	25.6 Consents and Approvals	62
	25.7 Waiver	62
	25.8 Remedies Cumulative	62
	25.9 References	62
	25.10 Rules of Interpretation	63
	25.11 Order of Precedence	63
	25.12 Severability	63
	25.13 Counterparts	63
	25.14 Reading Down	63

26	DISPUTE RESOLUTION	63
	26.1 Informal Dispute Resolution	64
	26.2 Litigation	64
	26.3 Continued Performance	65
	26.4 Equitable Remedies	65
	26.5 Waiver of Jury Trial	65
	26.6 Disclaimer of Uniform Computer Information Transactions Act	66

27	GENERAL	66
	27.1 Binding Nature and Assignment	66
	27.2 Nondiscrimination	66

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27.3 Beneficiary Hold Harmless	67
27.4 Notices	67
27.5 Non-solicitation of Employees	67
27.6 Legal Compliance	68
27.7 Covenant of Good Faith	68
27.8 Public Disclosures	68
27.9 Service Marks	68
27.10 Mutually Negotiated	69

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Master Services Agreement

This Agreement, effective as of September 30, 2008 (the “Effective Date”), is between Health Net, Inc., a Delaware corporation with its principal place of business located at 21650 Oxnard Street, Woodland Hills, CA 91367 and Cognizant Technology Solutions U.S. Corporation (“Supplier”), a Delaware corporation having an office at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (each, a “Party” and collectively, the “Parties”). The Parties agree that the following terms and conditions shall apply to the services to be provided by Supplier to Health Net under this Agreement, in consideration of certain payments to be made by Health Net, all as more specifically described below.

1	PREAMBLE

1.1	Background and Purpose

This Agreement is made and entered into with reference to the following:

(a)	Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.7 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs.

(b)	Supplier and its Affiliates are providers of application maintenance and development services.

(c)	Prior to the Effective Date, Supplier provided services to Health Net pursuant to a Master Staff Augmentation and Application Development Services Agreement (the “Staff Augmentation Agreement”), effective as of May 3, 2006. The Staff Augmentation Agreement will remain in effect after the Effective Date, as set forth in Section 25.1(b).

(d)	After a comprehensive evaluation and negotiation process, Health Net has selected Supplier to also provide the Services described in this Agreement, during the Term of the Agreement and pursuant to the terms and conditions of this Agreement, and Supplier desires to provide to Health Net the Services through the execution of this Agreement and the attached schedules, exhibits and appendices, all of which are governed by the terms and conditions set forth in this Agreement.

1.2	Objectives

(a)	Health Net and Supplier have agreed upon the following over-arching goals and objectives as those they expect to be accomplished by their execution of this Agreement and the performance of Services entered into pursuant to the Agreement:

(i)	A seamless transition of outsourced services to Supplier from Health Net and incumbent vendors in a manner that ensures minimal business disruption and business risk to Health Net;

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(ii)	A Technical Solution and Service delivery model that is scalable and responsive to change;

(iii)	Quality of service consistent with that of the leading providers of similar services and continuous improvement;

(iv)	A Technical Solution and Services that keep pace with modernization and consumerization of technology;

(v)	Supplier integration among other Health Net service providers to Health Net and service-wide responsibility for the Services; and

(vi)	Services and solutions that are continuously aligned to Health Net business needs and imperatives – i.e., a Technical Solution, Service delivery model and platform that will support rapid scalability, growth, and change in the composition and location of Health Net’s businesses.

(b)	The goals and objectives set out in this Section 1.2 are intended to be a general introduction to, and statement of the spirit of, this Agreement. Although they are not intended to expand or reduce the scope of the Parties’ express obligations under this Agreement, Supplier’s performance under this Agreement will be measured, in part, based on the extent to which Supplier’s performance causes or contributes to the achievement of them. Further, to the extent that the terms of this Agreement do not address a particular circumstance, are unclear or ambiguous, or require the Parties to discuss, negotiate or agree on a particular matter, such terms must be construed in accordance with, and each Party must act to give the fullest possible effect to, the goals and objectives set out in this Section 1.2.

1.3	Structure of Agreement

This document (the “Terms and Conditions”) sets out the basic terms and conditions under which the Parties will conduct the transactions contemplated by this Agreement. In addition, there will be a number of Schedules and Exhibits attached to the Terms and Conditions, including:

Schedule A (Services)

Exhibit A-1 (Intentionally Left Blank)

Exhibit A-2 (Transition Description)

Attachment A-2-1 (Transition Plan)

Exhibit A-3 (Solution Description)

Exhibit A-4 (In-Scope Applications)

Exhibit A-5 (Change Control Process)

Attachment A-5-1 (Sample Change Notice)

Exhibit A-6 (Project Framework)

Attachment A-6-1 (Deliverable Acceptance Procedures)

Exhibit A-7 (In Flight Projects)

Exhibit A-8 (Testing Center of Excellence)

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Exhibit A-9 (SAP Responsibility Matrix)

Exhibit A-10 (Intentionally Left Blank)

Exhibit A-11 (Network Diagram)

Schedule B (Service Levels)

Exhibit B-1 (Service Level Metrics)

Exhibit B-2 (Remedy Incident and Problem Priority Level Definitions)

Exhibit B-3 (Service Request Completion Times)

Schedule C (Charges)

Exhibit C-1 (Production Support Charge)

Exhibit C-2 (Individual Application Production Support Charges)

Exhibit C-3 (Applications Development Charges)

Exhibit C-4 (Applications Development Hours – Onshore and Offshore Personnel)

Exhibit C-5 (Transitioned Employees)

Exhibit C-6 (T&M Rates)

Exhibit C-7 (Skillset Mix and Supporting Skillset Rates)

Schedule D (Key Supplier Positions)

Schedule E (Transitioned Employees)

Exhibit E-1 (Affected Employees)

Exhibit E-2 (Employees on Approved Leave)

Exhibit E-3 (Transition Start Date and Scheduled Steady-State Date)

Schedule F (Facilities)

Exhibit F-1 (Seat Requirements)

Schedule G (Governance)

Schedule H (Insurance)

Schedule I (Third Party Service Contracts)

Schedule J (Software)

Exhibit J-1 (Health Net Owned Service Delivery Software)

Exhibit J-2 (Health Net Leased Service Delivery Software)

Exhibit J-3 (Health Net Associated Tools and Software)

Exhibit J-4 (Cognizant Office Productivity Software)

Schedule K (Business Associate Addendum)

Schedule L (Disengagement Assistance)

Schedule M (Health Net Policies and Procedures)

Schedule N (Equipment)

Schedule O (Approved Subcontractors)

Schedule P (Reports)

Schedule Q (Glossary)

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Schedule R (Supplier Competitors)

Schedule S (Form Non-Disclosure Agreement)

Schedule T (Security Questionnaire)

1.4	Construction of Preamble

The provisions of this Section 1 are intended to provide a general introduction to this Agreement and a context in which to interpret this Agreement’s terms and conditions in circumstances where their meanings are unclear or ambiguous. It is not intended to alter the plain meaning of this Agreement or to expand the scope of the Parties’ express obligations under it.

2	DEFINITIONS

2.1	Defined Terms

The following capitalized terms, when used in this Agreement, will have the meanings given them below:

(a)	“Affiliate” means, with respect to an entity, any other entity or person Controlling, Controlled by or under common Control with such entity.

(b)	“Agreement” shall mean this Terms and Conditions document as well as all schedules, exhibits, and appendices attached hereto, as the same may be amended by the Parties from time to time in accordance with Section 25.3.

(c)	“Application” or “Application Software” means Software that performs specific End User-related data processing, data management and telecommunications tasks.

(d)	“Beneficiary” means a person who has enrolled in and/or is eligible to receive services under a Benefit Program at the time services are rendered. The Parties acknowledge that the term “member” may be used by Health Net and for purposes of this Agreement, the term Beneficiary includes the term “member” wherever used.

(e)	“Benefit Program” means a plan offered by Health Net or its Affiliates whereby Health Net or a Health Net Affiliate is obligated to provide or arrange for health care services, or compensation therefor, to Beneficiaries in accordance with the provisions contained in such plans.

(f)	“Commercially Reasonable Efforts” means taking all such steps and performing in such a manner as a well managed company would undertake where it was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

(g)

“Control” and its derivatives, such as “Controlling” means with regard to any entity the legal, beneficial or equitable ownership, directly or indirectly, of: (i) fifty percent (50%) or more of the capital stock (or other ownership interest if not a stock corporation) of such entity ordinarily having voting rights; or (ii) (A) twenty percent (20%) or more of the capital stock (or other ownership interest if not a stock corporation) and (B) either

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(1) a greater percentage than any other juridical person or (2) management control in fact or by agreement.

(h)	“Deliverable” means any tangible Work Product produced in the course of performing the Services that is listed or described in a Statement of Work, Work Order or other Service request document (or a project plan developed pursuant to this Agreement) or is otherwise required to be delivered by Supplier to Health Net in order to satisfy Supplier’s obligations with respect to any item to be provided by Supplier under a Statement of Work, Work Order or other Service request document or project plan.

(i)	“Disengagement Assistance” means, collectively, the Functions that Health Net requests from Supplier or that are otherwise required to enable an orderly transfer of Services from Supplier to Health Net or its designees without interruption or adverse effect to Health Net in connection with the cessation of any Services, or the expiration or earlier termination (for any reason) of this Agreement, in whole or in part, including the Functions described in Section 16.5 and Schedule L (Disengagement Assistance).

(j)	“Disengagement Assistance Period” means the period of time that Supplier is obligated to provide Disengagement Assistance pursuant to Section 16.5(a).

(k)	“Documentation” means written materials (including materials published on an Internet or Intranet site or otherwise online) that are available or necessary to instruct or assist End Users, operators or systems personnel in the installation, development, maintenance, operation, use or modification of any Equipment, Software, system, or Deliverable (including applicable functional and technical specifications), as such documentation is updated from time to time.

(l)	“Effective Date” has the meaning set forth in the preamble.

(m)	“End Users” means direct users of the Services provided under this Agreement.

(n)	“Equipment” means any computer and telecommunications machines or other hardware (without regard to the entity owning or leasing it) used by the Supplier in the provision of the Services, including all associated attachments, features, accessories and peripheral devices and related services (e.g., maintenance and support services, upgrades, and subscriptions services).

(o)	“Financial Responsibility” means having responsibility for furnishing and paying for resources or certain services related to resources.

(p)

“Former Health Net Affiliate” means: (i) any entity affiliated with Health Net at any time during the Term (such designation expiring at the end of the twenty-fourth (24th) month after the date that such entity ceases to Control, be Controlled by, or be under common Control with, Health Net); or (ii) the purchaser of all or substantially all of the assets of any line of business of Health Net or its Affiliates (such designation (A) applying only with respect to the business so acquired; and (B) expiring at the end of the twenty-fourth (24th) month after the date of such purchase.) At Health Net’s option, each Former Health Net Affiliate shall be deemed to be an Affiliate of Health Net.

(q)	“Health Net Facility” means a Health Net office or business location at which, or with respect to which, Supplier performs the Services.

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(r)	“In-Scope Applications” has the meaning set forth in Section 1.3 of Schedule A.

(s)	“IT Infrastructure” means the Equipment and Software (regardless of ownership) that comprise the infrastructure of Health Net’s and its Affiliates’ information technology organizations.

(t)	“Law” means: (i) any applicable law, statute, regulation, ordinance or subordinate legislation in force from time to time to which a Party or any of its Affiliates is subject; (ii) the common law as applicable to the Parties or any of their Affiliates from time to time; (iii) any binding court order, judgement or decree (including consent agreements); and (iv) any applicable directive, policy, rule or order that is binding on a Party or any of its Affiliates and that is made or given by any government, an agency thereof, or any regulatory body; of any country, the European Union, or other national, federal, commonwealth, state, provincial or local jurisdiction, and of any exchange or association (including the New York Stock Exchange and the National Association of Securities Dealers) whose regulations are binding on either Party pursuant to a self-regulating mechanism approved by a governmental entity.

(u)	“Out-of-Pocket Expenses” means reasonable, demonstrable and actual out-of-pocket expenses incurred by Supplier for Equipment, materials, supplies or services provided to or for Health Net as identified in this Agreement, but not including Supplier’s actual or allocated overhead costs, administrative expenses or other mark-ups.

(v)	“Required Consents” means such consents as may be required for (i) the assignment to a Party, or the grant to a Party of rights of access and use, of resources otherwise provided to or licensed by the other Party.

(w)	“Service Commencement Date” shall mean February 2, 2009, which is the date that Supplier shall achieve Steady-State with respect to the first In-Scope Application, as set forth on Exhibit A-2-1 to Schedule A, or any other date mutually agreed by the Parties in writing.

(x)	“Software” means program code (in both object code and Source Code forms) and all supporting documentation, media, on-line help facilities and tutorials, including any update, enhancement, modification, releases and Derivative Work of any item comprising Software.

(y)	“Source Code” means the computer code of Software in programming languages, including all comments and procedural code, and all related development documents (e.g., flow charts, schematics, statements of principles of operations, End User manuals, architectural standards, Documentation, and any other specification that are used to create or that comprise the computer code, of the Software concerned.

(z)	“Supplier Competitor” means those entities listed in Schedule R.

(aa)	“Supplier Personnel” means, collectively, any and all personnel furnished or engaged by Supplier to perform any part of the Services, including: (i) the employees of Supplier; (ii) Subcontractors; and (iii) the employees of such Subcontractors.

(bb)	“Systems Software” means those programs or programming (including the supporting Documentation, media, on-line help facilities and tutorials) that perform (i) tasks basic to

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the functioning of Equipment and which are required to operate the Applications Software or a system; or (ii) tasks other than as performed by Applications Software of a system. If programs or programming are not Applications Software, they are deemed to be Systems Software. Systems Software includes mainframe, midrange and desktop operating systems, server operating systems, network operating systems, systems utilities (including measuring and monitoring tools), data security Software and telecommunications monitors.

(cc)	“Use” means to access, use, copy, maintain, modify, enhance, perform, display, distribute and create derivative works.

2.2	Other Terms

Other capitalized terms used in this Agreement but not defined above are defined where they are used and have the meanings there indicated. Those terms, acronyms, and phrases utilized in the information technology or health and wellness industry which are not otherwise defined in this Agreement shall be interpreted in accordance with their generally understood meaning in such industry or business context.

3	SERVICES

3.1	Provision of the Services

Starting on the Service Commencement Date, Supplier will provide the following services, functions and responsibilities, as they may be supplemented, enhanced, modified or replaced (collectively, the “Services”):

(a)	the functions, responsibilities, activities and tasks (collectively, “Functions”) described in Schedule A (Services) or elsewhere in this Agreement or in a Work Order executed pursuant to Exhibit A-6, other than those expressly designated as Functions for which Health Net is responsible;

(b)	any Functions performed during the *** months preceding the Effective Date by Health Net’s or its Affiliates’ personnel (including employees and contractors) who were transitioned to Supplier or displaced pursuant to the Transition Plan, or whose Functions were displaced pursuant to the Transition Plan; and

(c)	performance, management, and completion of the projects listed or described in Exhibit A-7 (In-Flight Projects), the Transition as described in Exhibit A-2 (Transition), and any projects requested by Health Net.

3.2	Implied Services

If any Functions, other than those retained by Health Net under this Agreement, are reasonably required for, and incidental to or inherent in, the proper performance and provision of the Services (regardless of whether they are specifically described in the Agreement), they shall be deemed to be implied by and included within the scope of the Services to be provided by Supplier to the same extent and in the same manner as if specifically described in the Agreement.

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3.3	Evolution of the Services

Throughout the Term, Supplier will seek to improve the quality, efficiency and effectiveness of the Services to keep pace with technological advances and support Health Net’s (and its Affiliates’) evolving business needs and efforts to maintain competitiveness in the markets in which it (and they) competes. Without limiting the generality of the foregoing, Supplier will: (i) identify and apply ‘best practice’ techniques and methodologies in performing and delivering the Services, (ii) train Supplier Personnel in new techniques and technologies used generally within Supplier’s organization or the IT services industry and approved by Health Net for use in rendering the Services; and (iii) make investments to maintain the currency of Supplier’s tools, infrastructure and other resources used by Supplier to render the Services. Changes in the Services pursuant to this Section 3.3 will not be considered New Services.

3.4	Users of the Services

(a)	Supplier will provide the Services to Health Net and, as designated by Health Net from time to time, its Affiliates, Former Health Net Affiliates, licensees, customers, providers, contractors and other entities with whom Health Net has a business relationship with Health Net which is broader than the mere resale of Services (each such entity a “Service Recipient”). For purposes of this Agreement, Services provided to such entities shall be deemed to be Services provided to Health Net.

(b)	With respect to Former Health Net Affiliates, Supplier will continue to provide the Services being provided as of the date of divestiture as is requested by Health Net for as long as such entity continues to meet the definition of “Former Health Net Affiliate” (or such shorter period of time designated by Health Net). There shall be no additional charge or fee (i.e., in addition to the charges for the actual Services as provided in this Agreement) for the provision of Services to Former Health Net Affiliates.

3.5	Services Not Exclusive; Variable

(a)	This Agreement is non-exclusive. Except as set forth in Section 7.10 of Schedule C, nothing in this Agreement shall be construed to limit in any way Health Net’s ability to request that other third parties provide, or propose to provide, services that are the same as or similar to the Services, including with respect to the In-Scope Applications. Health Net (and its Affiliates) may contract with other suppliers for any products and services, including products and services that are similar to or competitive with the Services or that formerly were part of the Services. In the case of Health Net’s withdrawal of portions of the Services from Supplier (including a withdrawal by Health Net of any In-Scope Applications from the scope of this Agreement), the charges shall be reduced using the unit rates and charging methodologies provided in Schedule C (Charges), or otherwise in an equitable manner to the extent such unit rates and charging methodologies do not apply to the withdrawn portions of the Services.

(b)	The Services are variable in volume. Such variations are provided for in the charging mechanisms set forth in Schedule C (Charges). Supplier shall be responsible for adjusting the resources used to provide the Services to accommodate the changes in volume (regardless of the amount of time remaining in the Term) in such a manner as to comply with all Service Levels. Supplier shall not be entitled to receive an adjustment to the Charges resulting from such variations in volume except as set forth in Schedule C (Charges).

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(c)	Except as set forth in Section 7.10 of Schedule C, Health Net (and its Affiliates) make no commitment for any minimum or maximum volume, scope, or value of the Services under this Agreement or to any minimum or maximum payments to be made to Supplier.

3.6	Cooperation and Coordination with Other Parties

(a)	If Health Net performs itself, or retains a third party to perform, any services that interface or interact with the Services, or that formerly were part of the Services, Supplier will, in accordance with and subject to Section 3.6(b), cooperate and coordinate with Health Net or such third party as reasonably required for Health Net or the third party to perform such services. Supplier’s cooperation and coordination will include, as applicable: (i) providing reasonable access to the facilities being used by Supplier to provide the Services as necessary for Health Net or the third party to perform its work; (ii) providing reasonable access to the Equipment and Software used in providing the Services to the extent permitted under any applicable agreements with third parties; and (iii) providing such information regarding the operating environment, system constraints and other operating parameters as a person with reasonable commercial skills and expertise would find reasonably necessary for Health Net or the third party to perform its work.

(b)	Third parties retained by Health Net who utilize Supplier’s resources shall comply with Supplier’s reasonable security and confidentiality requirements and, as relevant, with Supplier’s reasonable work standards, methodologies and procedures, if provided in writing by Supplier to Health Net and such third parties. Supplier shall immediately notify Health Net if an act or omission of such a third party may cause a problem or delay in providing the Services and shall work with Health Net to prevent or circumvent such problem or delay.

3.7	New Services

(a)	“New Services” means Functions Health Net requests Supplier to perform under this Agreement

(i)	that are materially different from, and in addition to, the Services, and

(ii)	for which there is no existing charging mechanism in this Agreement.

(b)	Supplier will not perform any additional Functions that would constitute New Services prior to informing Health Net what the additional charges would be for performing them, and receiving Health Net’s authorization to proceed. Such New Services and such additional charges would be set forth in a Change Order or contract amendment signed by both Parties. Additionally, if Supplier does perform the additional Functions without Health Net’s prior authorization, they will be deemed to have been performed as part of the Services at no charge.

4	TERM AND REGULATORY APPROVALS

4.1	Initial Term

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The term of this Agreement shall be commence on the Effective Date and expire on December, 31, 2013, unless it is terminated earlier or is extended pursuant to the terms of this Agreement (such period, together with all extensions thereof, the “Term”).

4.2	Renewal Terms

By giving notice to Supplier no less than three months prior to the then-existing expiration date of the Agreement, Health Net may extend the Term for a period designated by Health Net of up to one year on the terms and conditions (including pricing and cost-of-living adjustments pursuant to Section 8.1 of Schedule C) then in effect. Health Net shall have two (2) such extension options of up to one year each.

4.3	Regulatory Approvals and Federal Business

(a)	Health Net’s obligations under this Agreement are conditioned upon Health Net obtaining regulatory consents and approvals from the appropriate governmental or other regulatory body necessary or advisable for Health Net to obtain in order to proceed with the transactions contemplated by this Agreement. In the event that Health Net is not able to obtain such a consent or approval, Health Net shall have the right to remove any impacted services from the scope of this Agreement without charge, and the Parties shall cooperate to make such changes as may be necessary to remove such Services from scope.

(b)	Supplier shall comply with provisions arising our of Health Net’s contracts for federal business, including restrictions against providing services from offshore and audit requirements.

5	PERFORMANCE

5.1	Performance, Generally

Supplier is responsible for managing and successfully performing, completing, and delivering the Services, subject to the overall direction of Health Net and with the cooperation and support of Health Net as specified in this Agreement.

5.2	Place of Performance

Supplier will perform the Services primarily at the Health Net Facilities described in Section 2 of Schedule F (Facilities), and the Supplier facilities and Subcontractor facilities described in Sections 3(a) and 4 of Schedule F (Facilities), respectively, (the “Supplier Facilities”). During the Term, Supplier will not change any location from which it provides Services to Health Net, or materially reallocate the volume or nature of work processed between locations from which it provides Services to Health Net, without Health Net’s prior written approval, which may be granted or withheld in Health Net’s discretion. Supplier will manage any approved relocations in accordance with this Agreement and a migration plan to be prepared by Supplier and approved by Health Net. Prior to seeking Health Net’s approval of any proposed relocation, Supplier will fully examine and evaluate the risks and anticipated effects of the contemplated relocation on the Services and Health Net, including the operational, technical, security, regulatory, and other effects, and will prepare and submit to Health Net an analysis of the effects. Supplier will be responsible for all costs, taxes and other expenses incurred by Supplier, and any new or additional costs, taxes and other expenses incurred by Health Net and reasonably demonstrated to Supplier

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that are related to any Supplier-initiated relocation of an operational facility from which the Services are provided.

5.3	Time of Performance

(a)	Supplier will (and will provide the resources necessary to) perform and complete the Services diligently and in a timely manner and in accordance with any applicable time schedules set forth in this Agreement.

(b)	Supplier will promptly notify Health Net upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion (or delivery) of any Service, project or Deliverable. Supplier will use Commercially Reasonable Efforts to avoid or minimize any delays in performance and will inform Health Net of the steps Supplier is taking or will take to do so, and the projected actual completion (or delivery) time.

(c)	If Supplier believes a delay in performance by Health Net (or a third party service provider Health Net is responsible for managing) has caused or will cause Supplier to be unable to perform its obligations on time, Supplier will promptly so notify Health Net and use Commercially Reasonable Efforts to perform its obligations on time notwithstanding Health Net’s (or its third party service provider’s) failure to perform. If Supplier’s use of Commercially Reasonable Efforts to perform on time in such a circumstance would cause Supplier to incur significant Out-of-Pocket Expenses, Supplier will so notify Health Net. In that case, Supplier’s obligation to continue its efforts to work around the Health Net-caused delay will be subject to Health Net agreeing to reimburse Supplier for its additional Out-of-Pocket Expenses incurred in the course of such efforts.

5.4	Manner of Performance

Except as this Agreement expressly provides otherwise, Supplier will perform the Services at least at the same level and with at least the same degree of accuracy, quality, timeliness, responsiveness and efficiency as was provided prior to the Effective Date by or for Health Net and other Service Recipients and in compliance with the following:

(a)	all applicable Service Levels;

(b)	the Procedures Manual;

(c)	applicable standards, policies and procedures of Health Net (and its Affiliates) provided in this Agreement or provided to Supplier in connection with this Agreement;

(d)	all other compliance obligations of Supplier under this Agreement, including compliance with data security requirements in Section 14 and compliance with Law obligations in Section 27.6; and

(e)	in cases where this Agreement does not prescribe or otherwise regulate the manner of Supplier’s performance of the Services, proven best practices followed by the leading providers of similar services.

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5.5	Quality Assurance and Continuous Improvement

In performing the Services, Supplier will follow commercially reasonable quality assurance procedures designed to ensure that the Services are performed with a high degree of professional quality and reliability. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for Health Net to confirm the quality of Supplier’s performance. Supplier, as part of its total quality management process, will provide continuous quality assurance and quality improvement through: (i) the identification and application of proven techniques and tools from other installations within its operations; and (ii) the implementation of concrete programs, practices and measures designed to improve performance (including the Service Levels). Supplier will utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services.

5.6	User Satisfaction

Supplier will conduct Satisfaction Surveys in accordance with Section 6 of Schedule B. Health Net’s satisfaction with the Services will be taken into account by Supplier in its performance appraisals of Supplier Personnel.

6	SERVICE LEVELS

6.1	General

Quantitative performance standards for certain of the Services (“Service Levels”) are set forth in Schedule B (Service Levels).

6.2	Failure to Perform

Supplier will place ***%) of the aggregate monthly charges payable by Health Net under this Agreement (excluding Pass-Through Expenses) at risk each month for Service Level Credits (such amount the “Amount at Risk”). Supplier’s obligation to pay Service Level Credits is further described in Schedule B. Health Net may allocate the Pool Percentage Available for Allocation among Critical Service Levels for the purpose of calculating Service Level Credits, as further described in Schedule B.

7	SUPPLIER PERSONNEL

7.1	Provision of Suitable Personnel

Supplier will assign an adequate number of Supplier Personnel to perform the Services who are properly educated, trained, familiar with and fully qualified for the Services they are assigned to perform, and Supplier shall ensure (to the extent reasonably possible) that any outgoing Supplier Personnel leaving the Health Net account spend a reasonable period of time training the new Supplier Personnel who will be replacing such outgoing personnel. Supplier is responsible for taking action at its own expense such that Supplier Personnel assigned to perform Services have the legal right to work in the countries in which they are assigned to work.

7.2	Screening and Background Checks

Supplier shall, at no additional expense to Health Net, and prior to placing any Supplier Personnel at Health Net or on the Health Net account, complete background checks for all such personnel,

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excluding Transitioned Employees (“Background Checks”). Background Checks shall include, without limitation, verification of work history, I-9 completion (to the extent required by the laws of the United States), reference checks from at least three (3) prior employers (if such personnel have had three prior employers, and if not then from such personnel’s prior employers), drug testing and such other background checks as Health Net may request. Checks shall also identify State, county, federal and other applicable jurisdictions felonies and misdemeanor convictions and verify the social security number of such personnel, if applicable to such personnel. The personnel will be asked for education and, with respect to United States resident personnel, the last seven (7) years of residences. Subject to applicable Law, Supplier Personnel may be tested for drugs and/or alcohol whenever Supplier or Health Net has reasonable suspicion that the personnel is under the influence of drugs and/or alcohol in the workplace or has violated the substance abuse policy. Such personnel have the right to refuse to submit to drug or alcohol testing; however, any personnel who does so will be subject to removal from the Health Net account. Results of Background Checks and drug testing will remain Supplier’s Confidential Information and will not be provided to Health Net, but any negative or questionable Background Check or drug test of a personnel will require Supplier to remove or not assign such personnel. Supplier shall hire all Supplier Personnel and other personnel involved in the Health Net account strictly in accordance with all Laws applicable to the hiring and employment of individuals including, without limitation, the Fair Labor Standards Act, Immigration Reform and Control Act and all equal employment opportunity Laws.

7.3	Responsibility for Supplier Personnel, Generally

Supplier will manage, supervise and provide direction to Supplier Personnel and cause them to comply with the obligations and restrictions applicable to Supplier under this Agreement. Supplier will make Supplier Personnel aware of, and cause them to comply with, Health Net’s safety and security policies that have been made known to Supplier while they are performing Services at Health Net Facilities or accessing Health Net Data or systems. As between Supplier and Health Net, Supplier is responsible for all wages, salaries and other amounts due Supplier Personnel, and for all tax withholdings, unemployment insurance premiums, pension and social welfare plan contributions, and other employer obligations with respect to Supplier Personnel. Supplier is responsible for the acts and omissions of Supplier Personnel under or relating to this Agreement.

7.4	Key Supplier Positions

(a)	“Key Supplier Positions” means those positions designated as Key Supplier Positions in Schedule D (Key Supplier Positions). Supplier’s Client Partner will be one of the Key Supplier Positions. Supplier will cause each of the Supplier Personnel filling the Key Supplier Positions (whether as of the Effective Date, or replacement personnel filling such Key Supplier Position during the Term) to devote substantially full time and effort to the provision of the Services. Supplier Personnel approved as of the Effective Date to fill the Key Supplier Positions are listed in Schedule D (Key Supplier Positions).

(b)

Before the initial and each subsequent assignment of an individual to a Key Supplier Position, Supplier will notify Health Net of the proposed assignment, introduce the individual to appropriate Health Net representatives and, consistent with Supplier’s personnel practices, provide Health Net a curriculum vitae and other information about the individual reasonably requested by Health Net. Upon request, Supplier will provide Health Net representatives an opportunity to meet with the individual. If Health Net in good faith objects to the proposed assignment, the Parties will attempt to resolve Health

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Net’s concerns on a mutually agreeable basis. If the Parties have not been able to resolve Health Net’s concerns within five (5) Business Days, Supplier may not assign the individual to that position and must propose the assignment of another suitably qualified individual.

(c)	Health Net may from time to time change the positions designated as Key Supplier Positions under this Agreement. However, without Supplier’s consent, the number of Key Supplier Positions may not exceed the number designated in Schedule D (Key Supplier Positions) as of the Effective Date.

(d)	Without prior written approval by Health Net, Supplier will not reassign or replace any person assigned to a Key Supplier Position during the *** of his or her assignment to such Key Supplier Position (or during such other timeframe for a particular Key Supplier Position that may be stated in Schedule D). Supplier will give Health Net, where reasonably possible, at least sixty (60) days advance notice of a proposed change in personnel filling a Key Supplier Position, and will discuss with Health Net any objections Health Net may have. Supplier will arrange***, for the proposed replacement to work side-by-side with the individual being replaced during the notice period to effectuate a seamless transfer of knowledge prior to the incumbent leaving the Key Supplier Position. Individuals filling Key Supplier Positions may not be transferred or re-assigned until a suitable replacement has been approved by Health Net, and no such re-assignment or transfer may occur at a time or in a manner that would have an adverse impact on delivery of the Services or Health Net’s operations. Supplier will establish and maintain an up-to-date succession plan for the individuals serving in Key Supplier Positions. Supplier may remove an individual filling a Key Supplier Position after notification to Health Net for reasons of death, disability, resignation or termination from employment by Supplier, or otherwise as mutually agreed by the Parties.

7.5	Removal and Replacement of Supplier Personnel

Health Net may immediately remove any Supplier Personnel from any Health Net Facilities if the person is threatening or abusive, commits a crime, engages in an act of dishonesty while performing Services for Health Net or violates Health Net’s policies and procedures pertaining to safety, security or use of Health Net Facilities. If Health Net determines in good faith that the continued assignment to Health Net’s account of any of the Supplier Personnel is not in the best interests of Health Net, then Health Net may give Supplier written notice to that effect. After receipt of such a notice, Supplier will have a reasonable period of time (not to exceed ten (10) Business Days) in which to investigate the matters stated in the notice, discuss its findings with Health Net and resolve Health Net’s concerns. If, following such process, Health Net requests replacement of the individual, Supplier will replace the individual with another suitably qualified person.

7.6	Controlling Turnover of Supplier Personnel

Health Net and Supplier agree that it is in their mutual best interests to keep the turnover rate of Supplier Personnel to a reasonably low level. Accordingly, if Health Net believes that Supplier’s turnover rate is excessive and so notifies Supplier, Supplier will provide data concerning its turnover rate and meet with Health Net to discuss the reasons for, and impact of, the turnover rate. *** Notwithstanding any turnover of Supplier Personnel, Supplier remains obligated to perform the Services in compliance with the requirements of this Agreement.

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7.7	Subcontracting

“Subcontractor” means a third party engaged by Supplier to provide products and/or services used by Supplier in rendering the Services, as well as any entity to whom a Subcontractor further subcontracts (or otherwise sub-delegates) any of its subcontracted duties or obligations. Supplier may subcontract or delegate the performance of Services only in accordance with the following:

(a)	Supplier may subcontract the performance of Services to any of its wholly-owned Affiliates who are qualified to conduct business in the United States.

(b)	Supplier may, in the ordinary course of business, subcontract for third party services or products (which include services and products from non-wholly owned Supplier Affiliates) that satisfy the following conditions: (i) are not dedicated to performance of Services for Health Net, (ii) are not material to a Function constituting a part of the Services, and (iii) do not result in a material change in the way Supplier conducts its business; provided (1) such subcontract does not adversely affect Health Net; and (2) in each case Supplier provides at least sixty (60) days prior written notice of the same to Health Net. If Health Net expresses concerns to Supplier about a subcontract covered by this paragraph, Supplier will discuss such concerns with Health Net and work to resolve Health Net’s concerns on a mutually acceptable basis.

(c)	Except as provided in Sections 7.7(a) and 7.7(b), Supplier shall not subcontract for performance of, or delegate any of its responsibilities under this Agreement without first obtaining the prior written approval of Health Net. When seeking such approval, Supplier will (i) give Health Net reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor and the results of any due diligence carried out with regard to the proposed Subcontractor; and (ii) at Health Net’s request, provide Health Net a description of the scope and material terms (other than financial) of the proposed subcontract. Health Net may approve or reject proposed Subcontractors in its discretion. Health Net may also condition the approval of a proposed Subcontractor on Supplier’s obtaining the right from the proposed Subcontractor to assign the related subcontract to Health Net upon expiration/termination of this Agreement, and at such time and upon Health Net’s request, Supplier shall so assign the subcontract to Health Net. Health Net may require Supplier to replace any previously approved Subcontractor found, in the reasonable judgment of Health Net, to be unacceptable. Any such Subcontractors approved by Health Net, in its discretion, shall be an “Approved Subcontractor” hereunder.

(d)	Approved Subcontractors as of the Effective Date are listed in Schedule P (Approved Subcontractors).

(e)	In any subcontracts entered into by Supplier after the Effective Date for performance of the Services, Supplier will require the Subcontractor to be bound to Supplier by all applicable terms of this Agreement and to assume toward Supplier all of the applicable obligations and responsibilities that Supplier, by this Agreement, has assumed toward Health Net.

(f)

Supplier may use Approved Subcontractors to perform the Services to the extent permitted by Health Net’s approval. Supplier is responsible for managing all Subcontractors. Supplier remains responsible for all Functions delegated to

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Subcontractors to the same extent as if such Functions were to be performed by Supplier acting through its officers, directors, employees, and agents and, for purposes of this Agreement, such Functions will be deemed Functions performed by Supplier. Supplier will be Health Net’s sole point of contact regarding the Services, including with respect to payment.

(g)	Supplier may disclose Health Net Confidential Information only to Approved Subcontractors who have agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of Supplier under this Agreement and to permit both Supplier and Health Net, or both, to enforce such terms directly against such Subcontractor. As between the Parties, Supplier shall be responsible for all acts and omissions of (i) Supplier’s independent contractors and other Subcontractors as if they were Supplier’s employees and (ii) any third party to whom Supplier permits access to Health Net Data or Health Net Confidential Information.

7.8	Managed Third Parties

“Managed Third Parties” are third parties under contract to Health Net or its Affiliates who supply applications Software and tools which are part of the In-Scope Applications and Associated Tools and Software or which will be used by Supplier in rendering the Services, all pursuant to the contracts identified in Schedule I. Health Net shall have the right to add additional entities as Managed Third Parties by sending written notice to Supplier. Except where Schedule A (Services) provides otherwise, (A) Supplier is responsible for coordinating with the Managed Third Parties, including contacting such parties and working with such parties to obtain patches and resolve problems, and (B) Supplier will notify Health Net promptly if Supplier becomes aware that a Managed Third Party is failing to perform or observe its contractual responsibilities to Health Net, or otherwise adversely affecting the Services or Health Net (or its Affiliates), and in addition to its obligations in Schedule A, will work with Health Net in an effort to cause the Managed Third Party to meet its contractual obligations.

8	HEALTH NET RESPONSIBILITIES

8.1	Appointment of Health Net Program Management Office (PMO) Personnel

Health Net will designate an individual to serve as Health Net’s “Program Manager”, who will be Supplier’s principal point of contact for obtaining decisions, information, approvals and acceptances required from Health Net.

8.2	Health Net Cooperation Duties

(a)	In support of Supplier’s performance of the Services and subject to Section 8.3, Health Net will perform the Functions identified in this Agreement as retained Health Net Functions and provide or make available to Supplier the Equipment, Software, Health Net Facilities and other resources that this Agreement specifies are to be provided by Health Net.

(b)	Health Net will cooperate with Supplier, including by making available management decisions, information, approvals and acceptances, as reasonably requested by Supplier so that Supplier may accomplish its obligations and responsibilities under this Agreement.

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8.3	Savings Clause

Health Net’s failure to perform its responsibilities set forth in this Agreement (or cause them to be performed) will not constitute grounds for termination by Supplier except as provided in Section 16.2 (Termination by Supplier). Supplier’s nonperformance of its obligations under this Agreement will be excused if and to the extent (a) such Supplier nonperformance results from Health Net’s failure to perform its responsibilities, and (b) Supplier provides Health Net with reasonable notice of such nonperformance and uses Commercially Reasonable Efforts to perform notwithstanding Health Net’s failure to perform. If Supplier’s use of Commercially Reasonable Efforts to perform in such a circumstance would cause Supplier to incur significant Out-of-Pocket Expenses, Supplier may so notify Health Net. If it does, Supplier’s obligation to continue its efforts to work around Health Net’s failure to perform will be subject to Health Net agreeing to reimburse Supplier for its additional Out-of-Pocket Expenses incurred in the course of such efforts. SUPPLIER ACKNOWLEDGES THAT HEALTH NET WOULD NOT BE WILLING TO ENTER INTO THIS AGREEMENT WITHOUT ASSURANCE THAT THIS AGREEMENT MAY NOT BE TERMINATED BY SUPPLIER AND THAT SUPPLIER SHALL NOT HAVE THE RIGHT TO SUSPEND PERFORMANCE OF THE SERVICES EXCEPT, AND ONLY TO THE EXTENT, EXPLICITLY PROVIDED HEREIN.

9	CHARGES

Schedule C (Charges) sets forth all the charges payable to Supplier for performing the Services and the associated invoicing and payment procedures and terms. Health Net will not be required to pay Supplier any amounts for or in connection with performing the Services and fulfilling Supplier’s obligations under this Agreement other than those amounts expressly payable to Supplier under this Agreement.

9.1	Pass-Through Expenses

(a)	“Pass-Through Expenses” means third party charges that are to be both (i) paid by Health Net (either (A) directly to the third party or (B) to Supplier, which, in turn, pays the third party) on an Out-of-Pocket Expenses basis, and (ii) administered by Supplier. Any Pass-Through Expenses shall be agreed upon in accordance with Section 7.1 of Schedule C. Supplier shall arrange for delivery by third parties to Supplier of invoices for Pass-Through Expenses, and Supplier promptly shall review such invoices and provide Health Net with the original invoice together with a statement identifying which charges are proper and valid and should be paid by Health Net.

(b)	Supplier shall use Commercially Reasonable Efforts to minimize the amount of Pass-Through Expenses. With respect to services or materials paid for on a Pass-Through Expenses basis, Health Net reserves the right to: (i) obtain such services or materials directly from a third party; (ii) designate the third party source for such services or materials; (iii) designate the particular services or materials (e.g., equipment make and model) Supplier shall obtain; (iv) designate the terms for obtaining such services or materials (e.g., purchase or lease and lump sum payment or payment over time); (v) require Supplier to identify and consider multiple sources for such services or materials or to conduct a competitive procurement; and (vi) review and approve the applicable Pass-Through Expenses before entering into a contract for particular services or materials.

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9.2	Incidental Expenses

Supplier acknowledges that, except as may be otherwise provided in this Agreement, expenses that Supplier expects to incur in performing the Services (including travel and lodging, document reproduction and shipping, and long-distance telephone) are included in Supplier’s Charges and rates set forth in this Agreement. Accordingly, such Supplier expenses are not separately reimbursable by Health Net unless, on a case-by-case basis for unusual expenses, Health Net has agreed in advance and in writing to reimburse Supplier for the expense.

9.3	Taxes

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a)	Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b)	Supplier shall be responsible for any sales, use, excise, value-added, services, consumption and other taxes and duties payable by Supplier on the goods or services used or consumed by Supplier in providing the Services where the tax is imposed on Supplier’s acquisition or use of such goods or services and the amount of tax is measured by Supplier’s costs in acquiring such goods or services.

(c)	Health Net shall be responsible for any sales, use, excise, value-added, services, consumption or other tax that is assessed on the provision of the Services as a whole, or on any particular Service by any governmental or taxing authority within the United States; provided, however, that (i) Supplier invoices reflect on a current basis (and in any event before any such tax becomes due and payable) the amount of any such tax in each jurisdiction and the taxable Services to which such tax relates, (ii) if Supplier fails to reflect on its invoice any such tax on a current basis, Supplier shall be financially responsible for any penalties and interest assessed by the taxing authority with respect to such tax, and (iii) if Supplier fails to reflect any such tax on an Supplier invoice within *** after the date that such tax is due and payable, Supplier shall be financially responsible for the full amount of such tax, including any penalties and interest.

(d)	Supplier shall be responsible for any sales, use, excise, value-added, services, consumption or other tax that is assessed on the provision of the Services as a whole, or on any particular Service, by any governmental or taxing authority outside the United States as of the Effective Date or during the Term.

(e)

Supplier shall be responsible for any payments required to compensate Supplier Personnel for compensatory tax treatment resulting from Supplier Personnel traveling to perform services, subject to the remainder of this paragraph. In the event that the assignment (or potential assignment) of particular Supplier Personnel to perform Services for Health Net has reached a point such that the continued assignment of such particular personnel is likely to trigger compensatory tax treatment of the travel related expenses reimbursed to such particular Supplier Personnel, Supplier may inform Health Net in writing that Supplier is close to becoming subject to compensatory tax treatment as a result of such assignment, and shall provide an estimate of the amount of such compensatory tax liability. If Supplier fails to so notify Health Net, Supplier shall remain

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responsible for any amounts resulting from compensatory tax treatment of such particular Supplier Personnel. Following such notice by Supplier, Health Net may then elect by sending written notice to Supplier to be financially responsible for any payments required to compensate Supplier with respect to such particular Supplier Personnel in an amount equal to the compensatory taxes assessed to such particular Supplier Personnel as the result of such assignment to the Health Net account. If Health Net does not so elect, Supplier shall remain responsible for any amounts resulting from compensatory tax treatment of such particular Supplier Personnel, provided, however, Supplier may then relocate such Supplier Personnel to avoid such taxes, and the Parties shall cooperate to make other arrangements so that the Services will be performed without interruption.

(f)	In the event that a sales, use, excise, value added, services, consumption or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

(i)	those for taxable Services;

(ii)	those for which Supplier functions merely as a payment agent for Health Net in receiving goods, supplies, or services (including leasing and licensing arrangements); and

(iii)	those for other nontaxable Services.

(g)	The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Supplier’s invoices shall separately state the amounts of any taxes Supplier is collecting from Health Net, and Supplier shall remit such taxes to the appropriate authorities. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party.

(h)	Supplier shall promptly notify Health Net of, and coordinate with Health Net the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which Health Net is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If Health Net requests Supplier to challenge the imposition of any tax, Supplier shall do so in a timely manner and Health Net shall reimburse Supplier for the reasonable legal fees and expenses it incurs. Health Net shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by Health Net.

(i)	Supplier is responsible, at its own risk and expense, for determining the extent (if any) to which Supplier will be required to collect and remit national, federal, state or local (or foreign) taxes: (i) on (or in respect of) any products or Services provided by Supplier or any of its Subcontractors under this Agreement in the jurisdictions in (or from) which Supplier chooses to provide the Services, or (ii) on (or in respect of) Supplier’s charges to Health Net under this Agreement.

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9.4	Benchmarking

(a)	Health Net shall have the right during the Term, beginning on the *** anniversary of the Effective Date, to benchmark the charges for all or a portion of the Services pursuant to this Section 9.4, provided that benchmarking of particular Charges cannot be undertaken more than one time in any *** period. Health Net may conduct such a benchmarking pursuant to this Section 9.4 not more *** during the Term.

(b)	A benchmarking under this Section shall be conducted by an independent industry-recognized benchmarking service provider designated by Health Net and approved by Supplier (“Benchmarker”). Supplier agrees that Gartner Group, Nautilus Advisors, and Compass Group are acceptable as a Benchmarker. *** The Parties shall reasonably cooperate with the Benchmarker, including, as appropriate, making available knowledgeable personnel and pertinent documents and records. Prior to conducting the Benchmarking, Benchmarker, Health Net and Supplier shall enter into commercially reasonable confidentiality agreements to protect the confidential information of Benchmarker, Health Net and Supplier. In the event Health Net or any Benchmarker requires either (i) onsite access to Supplier facilities or (ii) direct access to Supplier systems, Health Net or the Benchmarker, as applicable, shall comply with all reasonable security guidelines with respect to the benchmarking.

(c)	The Benchmarker shall perform the benchmarking in accordance with Benchmarker’s documented procedures which shall be provided upon request to the Parties prior to the start of the benchmarking process. The Benchmarker shall compare the charges under this Agreement for the Services being benchmarked to the costs being incurred in a representative sample of IT operations (as applicable) by or for other entities. The Benchmarker shall select the representative sample from entities (i) identified by the Benchmarker and approved by the Parties and (ii) identified by a Party and approved by the Benchmarker. The sample transactions shall be similar to the transaction contemplated by this Agreement and the service providers shall be similar to Supplier. The following conditions apply to the representative sample: (A) it shall include not less than *** entities and (B) it may include entities that are outsourcing customers of Supplier.

(d)	***

(e)	***

(f)	***

10	INVOICING AND PAYMENT

10.1	Invoicing

(a)	Supplier shall invoice Health Net for all amounts due under this Agreement on a monthly basis in arrears (i.e., Charges for Services delivered in August will be invoiced on the invoice delivered to Health Net in September), or as otherwise agreed by the Parties in writing. Each invoice shall, for each Charge on the invoice, cite the specific section of the Agreement on which such Charge is based. Supplier shall include the calculations utilized to establish the Charges.

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(b)	To the extent a credit may be due Health Net pursuant to this Agreement, Supplier shall provide Health Net with an appropriate credit against amounts then due and owing. If no further payments are due to Supplier, Supplier shall pay such amounts to Health Net within *** days.

(c)	Supplier shall render a single consolidated invoice for each month’s Charges showing such details as reasonably specified by Health Net, including as necessary to satisfy Health Net’s internal accounting and chargeback requirements (such as allocating Charges among Service components, locations and departments). The form of invoice shall be mutually agreed by the Parties during Transition and any changes to such form invoice during the Term must be approved by Health Net.

(d)	Each month’s invoice shall be complete as to the Charges for such month. Supplier may not charge Health Net any additional amounts for a month for which an invoice has been rendered, except where a particular month’s invoice (i) indicates that certain Charges are incapable of being determined as of the date of such invoice and (ii) Supplier provides an estimate of such Charges so that Health Net can make appropriate accruals, in which event Supplier may includes such Charges on a later invoice, although in no event shall Charges be billed more than *** days after the month during which the invoice for such Charges should have been provided to Health Net pursuant to Section 10.1(a)

10.2	Payment Due

Subject to the other provisions of this Section 10, invoices provided for under Section 10.1 and properly submitted to Health Net pursuant to this Agreement shall be due and payable by Health Net within *** days after receipt thereof. Any amount due under this Agreement for which a time for payment is not otherwise specified shall be due and payable within *** days after receipt of a proper invoice for such amount.

10.3	Accountability

Supplier shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by Health Net hereunder in accordance with generally accepted accounting principles applied on a consistent basis. Supplier agrees to provide Health Net with documentation and other information with respect to each invoice as may be reasonably requested by Health Net to verify accuracy and compliance with the provisions of this Agreement.

10.4	Proration

Except as may be otherwise provided in this Agreement, periodic Charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

10.5	Refundable Items

(a)	Prepaid Amounts. Where Health Net has prepaid for a service or function for which Supplier is assuming Financial Responsibility under this Agreement, Supplier shall refund to Health Net, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Effective Date.

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(b)	Refunds and Credits. If Supplier should receive a refund, credit or other rebate for goods or services previously paid for by Health Net, Supplier shall promptly notify Health Net of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be, to Health Net.

10.6	Deductions

With respect to any amount to be paid by Health Net hereunder, Health Net may deduct from such amount any amount that Supplier is obligated to pay Health Net hereunder.

10.7	Disputed Charges

Subject to Section 10.6, Health Net shall pay undisputed Charges when such payments are due under this Section 10 and Schedule C. Health Net may withhold and/or set off payment of particular Charges that Health Net disputes in good faith, and may set off amounts due and owing to Health Net as credits against Charges payable to Supplier under this Agreement. If any such disputed Charges have already been paid, Health Net may deduct such disputed Charges from future amounts owed by Health Net to Supplier. If an invoiced amount is disputed in good faith by Health Net, then Health Net shall provide written notification to Supplier of the dispute and the basis for such dispute, and the Parties shall utilize the procedures in Section 26.1 to resolve the issue. In the event that Charges cover both disputed and undisputed items, Health Net shall pay all undisputed items in accordance with this Agreement. If, after following the procedures in Section 26.1, it is determined that Health Net should have paid all or a portion of the disputed amounts, (a) Supplier shall submit to Health Net an invoice for an amount equal to the amount of disputed charges that Health Net should have paid, and (b) Health Net will endeavor to remit payment for such invoice as promptly as possible, but in no event more than *** days from receipt of such invoice.

11	TRANSFER OR USE OF RESOURCES

This Section 11 sets forth the processes by which certain resources used by Health Net prior to the Effective Date will be transferred or otherwise made available to Supplier for use in providing the Services. RIGHTS OF USE GRANTED BY HEALTH NET TO SUPPLIER UNDER THIS SECTION 11 ARE GRANTED ON AN ‘AS-IS, WHERE-IS’ BASIS, WITHOUT WARRANTIES OF ANY KIND.

11.1	Transfer of Personnel

Schedule E (Transitioned Employees) sets forth general terms and conditions governing the recruitment and transition of existing Health Net personnel to Supplier.

11.2	Health Net Owned Equipment

(a)	“Health Net Owned Equipment” means Equipment owned by Health Net (or a Health Net Affiliate) that is to be made available to Supplier for use in providing the Services. The Health Net Owned Equipment is listed or described in Schedule N (Health Net Equipment).

(b)

As of the Effective Date, Health Net grants to Supplier, without sale, the right to use the Health Net Owned Equipment listed or described as retained Health Net Owned Equipment in Schedule N (Health Net Equipment) during the Term during its remaining useful life until , for each item of Equipment, the earlier of (A) the cessation or

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termination of the applicable Services, or (B) the expiration of the Term.

11.3	Health Net Leased Equipment

(a)	“Health Net Leased Equipment” means Equipment leased by Health Net (or a Health Net Affiliate) that is to be made available to Supplier for use in providing the Services. The Health Net Leased Equipment is listed or described as such in Schedule N (Health Net Equipment).

(b)	As of the Effective Date, Health Net grants to Supplier, without assignment of the lease and solely for the purpose of providing the Services, the right to use the Health Net Leased Equipment listed or described as retained Health Net Leased Equipment in Schedule N (Health Net Equipment) during the Term (or the applicable lease term, if shorter) solely to perform the Services. Until the earlier of (A) the cessation or termination of the applicable Services, or (B) the end of the applicable lease term, Supplier will comply with the duties imposed on Health Net by the leases for such equipment that have been disclosed to Supplier.

11.4	Health Net Third Party Service Contracts

(a)	“Health Net Third Party Service Contracts” means third party service contracts of Health Net (or a Health Net Affiliate) that are to be made available to Supplier for use in providing the Services. The Health Net Third Party Service Contracts are listed in Schedule I (Health Net Third Party Service Contracts).

(b)	Health Net grants to Supplier, without assignment of such contract, but subject to the Parties obtaining any Required Consents pursuant to Section 11.9, the right to use the services provided to Health Net under the other Health Net Third Party Service Contracts listed or described in Schedule I (Health Net Third Party Service Contracts) during the applicable contract term solely as necessary to perform the Services. Supplier will comply with the duties imposed on Health Net by the Health Net Third Party Contracts that have been disclosed to Supplier.

(c)	When Health Net Third Party Service Contracts are no longer required for performance of the Services, and in any event upon the earlier of (A) the cessation or termination of the applicable Services, or (B) the end of the applicable contract term, Supplier will cease use of such Health Net Third Party Service Contracts.

11.5	Health Net Owned Software

(a)	“Health Net Owned Software” means Software owned (i.e., in which the copyright is owned) by Health Net (or a Health Net Affiliate) that is either (i) to be made available to Supplier for use in providing the Services (“Health Net Owned Service Delivery Software”), which is listed in Exhibit J-1 to Schedule J (Software), or (ii) In-Scope Applications (“Health Net Owned In-Scope Applications”); or (iii) Associated Tools and Software, which are listed in Exhibit J-3 to Schedule J (Software) (“Health Net Owned Associated Tools and Software”).

(b)

Health Net (and each of its Affiliates) retains all of its right, title and interest in and to the Health Net Owned Software. As of the Effective Date, Health Net grants to Supplier a fully paid-up, nonexclusive license during the Term to Use the Health Net Owned

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Software solely to perform the Services. The Health Net Owned Software will be made available to Supplier in object code form (and, at Health Net’s election, Source Code form) in an agreed format, together with available documentation and other related materials. Supplier is not permitted to Use Health Net Owned Software for the benefit of any entity other than Health Net (and other Service Recipients under this Agreement) without the prior written consent of Health Net, which may be withheld in Health Net’s discretion.

(c)	When Health Net Owned Software is no longer required for performance of the Services, or in any event upon the earlier of (i) the cessation or termination of the applicable Services, or (ii) the expiration of the Term, Supplier will return such Software to Health Net in an agreed format or, at Health Net’s election, destroy it and certify the destruction of all copies in Supplier’s (or any of its Subcontractor’s) possession or control.

11.6	Health Net Licensed Software

(a)	“Health Net Licensed Software” means Software owned (i.e., in which the copyright is owned) by a party other than Health Net (or a Health Net Affiliate) that is either (i) licensed by Health Net (or a Health Net Affiliate) and is to be made available by Health Net to Supplier for use in providing the Services (“Health Net Licensed Service Delivery Software”), which is listed in Exhibit J-2 to Schedule J (Software), or (ii) In-Scope Applications (“Health Net Licensed In-Scope Applications”), or (iii) Associated Tools and Software, which are listed in Exhibit J-3 to Schedule J (Software) (“Health Net Licensed Associated Tools and Software”).

(b)	Subject to the Parties having obtained any Required Consents pursuant to Section 11.9 (Required Consents), as of the Effective Date, Health Net grants to Supplier, without assignment of the license, such rights during the Term (or the applicable license term, if shorter) as Health Net has (or later obtains) to Use the Health Net Licensed Software solely to perform the Services. The Health Net Licensed Software will be made available to Supplier in object code form (and, at Health Net’s election, Source Code form) in an agreed format, together with available documentation and other related materials. Supplier will comply with the duties, including use and non-disclosure restrictions, imposed on Health Net (or its Affiliate) by the licenses for the Health Net Licensed Software that have been disclosed to Supplier and any other reasonable restrictions required by Health Net and provided by Health Net with respect to such Software. Supplier will not seek to modify or otherwise revoke such terms.

(c)	When Health Net Licensed Software is no longer required for performance of the Services, or in any event upon the earlier of (i) the cessation or termination of the applicable Services, or (ii) the expiration of the Term, Supplier will return such Software to Health Net in an agreed format or, at Health Net’s election, destroy it and certify the destruction of all copies in Supplier’s (or any of its Subcontractor’s) possession or control.

(d)	In addition, if Health Net assigns its license to any Software to Supplier under this Agreement, then if requested by Health Net upon termination or expiration of this Agreement, Supplier shall assign such Software back to Health Net effective as of the date Supplier ceases to provide Services using such license.

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11.7	Health Net Facilities

(a)	“Health Net Facilities” means facilities that are owned or leased by Health Net (or a Health Net Affiliate) that are to be made available to Supplier as hereafter described for use in providing the Services. Health Net Facilities are listed as such in Schedule F (Facilities). Health Net shall make Health Net Facilities available for (i) the Transitioned Employees and (ii) the number of Supplier Personnel set forth on Exhibit F-1, in accordance with the ramp-up plan set forth in Exhibit F-1. The specific Health Net Facility in which space will be made available is set forth on Schedule F.

(b)	Subject to Health Net having obtained any Required Consents pursuant to Section 11.9, Health Net grants to Supplier the right to access the Health Net Facilities, to the extent permitted by applicable lease agreements, solely to perform the Services and as described in Sections 11.7(a) and 11.8 until the earlier of (i) the cessation or termination of the corresponding Service or (ii) the expiration of the Term. Supplier will comply with the duties imposed on Health Net (or its Affiliate) by each lease for the Health Net Facilities.

11.8	Terms Applicable to Health Net Facilities, Generally

(a)	The following provisions are applicable with respect to the Health Net Facilities: Health Net retains responsibility for management and maintenance of the building and property electrical systems, water, sewer, lights, heating, ventilation and air conditioning (“HVAC”) systems, physical security services and general custodial/landscape services (including monitoring and maintaining the uninterruptible power supply (“UPS”) system, air handlers and water chillers that are primary support for the raised-floor environment in Health Net Facilities).

(b)	Supplier is responsible for providing the other facilities and facilities-related support it needs to provide the Services.

(c)	Health Net will inform Supplier of any plans or determination to relocate the Health Net Facilities so that Supplier will have a reasonable amount of time to prepare for and implement such relocation as it affects Supplier. Health Net agrees to reimburse Supplier for Supplier’s Out-of-Pocket expenses incurred in such relocation, subject to notice and prior approval by Health Net.

(d)	Supplier may use Health Net Facilities for the sole and exclusive purpose of providing the Services. Any other uses are subject to the prior approval of Health Net in its discretion. The use of Health Net Facilities by Supplier does not constitute a leasehold or other property interest in favor of Supplier.

(e)	Supplier will use the Health Net Facilities in an efficient manner and in a manner that is coordinated and does not interfere with Health Net’s business operations. Supplier is responsible for any damage to Health Net Facilities resulting from the negligence or intentional misconduct of Supplier (or its Subcontractors or other guests) or other failure to comply with its obligations under this Agreement respecting the Health Net Facilities.

(f)

Supplier will keep the Health Net Facilities in good order, not commit or permit waste or damage to them or use them for any unlawful purpose or act. Supplier will comply with Health Net’s standard policies and procedures and with applicable leases made available to Supplier regarding access to and use of the Health Net Facilities, including procedures

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for the physical security of the Health Net Facilities.

(g)	Supplier will permit Health Net and its agents and representatives to enter any portions of the Health Net Facilities occupied by Supplier Personnel at any time.

(h)	Supplier may not make improvements or changes involving structural, mechanical or electrical alterations to the Health Net Facilities without Health Net’s prior written approval. Any improvements to the Health Net Facilities will become the property of Health Net.

(i)	When Health Net Facilities are no longer required for performance of the Services, or in any event upon expiration or termination of this Agreement (or the applicable lease term, if shorter), Supplier will return them to Health Net in substantially the same condition as when Supplier began use of them, subject to reasonable wear and tear.

11.9	Required Consents

(a)	Health Net, with the cooperation of Supplier, is responsible for obtaining Required Consents under any of the leases, contracts or licenses referred to in this Section 11 (Transfer or Use of Resources). Health Net will work diligently to obtain such Required Consents as soon as practicable after the Effective Date. Health Net will pay any fees (such as transfer or upgrade fees) required to obtain a Required Consent. Unless and until any Required Consent has been obtained, Supplier will determine and adopt, subject to Health Net’s prior approval, such alternative approaches as are necessary and sufficient for Supplier to provide the Services without the Required Consent.

(b)	If Health Net is not able to obtain any such Required Consent, or if Health Net elects not to obtain a Required Consent because of the cost or other terms required to obtain such Required Consent, Health Net reserves the right to remove from the scope of this Agreement any affected In-Scope Applications and in such event (i) the Production Support Charge will be reduced in accordance with Section 4.3 of Schedule C, (ii) the Minimum Commitment set forth in Section 7.10 of Schedule C shall be equitably adjusted, and (iii) Health Net shall have the right to rehire Transitioned Employees that are or will perform Services with respect to such In-Scope Applications. Health Net’s right to remove In-Scope Applications (and the corresponding adjustment to charges and minimums) shall include the right to remove In-Scope Applications that relate to an In-Scope Application for which a Required Consent is not obtained if in Health Net’s reasonable determination such other In-Scope Applications should be grouped together for operational, maintenance or other reasons.

11.10	Health Net Resources Provided to Supplier Personnel Working On-site

(a)	“On-site Health Net Resources” means the reasonable office space, furniture, fixtures, desktop computers, software, telephones, office supplies, and other resources to be provided or made available by Health Net (or its Affiliates) to Supplier Personnel assigned by mutual agreement of the Parties to work on-site at facilities of Health Net (or its Affiliates).

(b)

Except as otherwise provided in this Agreement, Health Net will provide to Supplier Personnel located and authorized to work on-site at Health Net Facilities the reasonable use of On-site Health Net Resources substantially equivalent to those made available by

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Health Net (or its Affiliate) to its own personnel who perform similar functions; provided, however, that Health Net will not be responsible for providing any mobile or portable computing or communications devices to Supplier Personnel except as otherwise provided in this Agreement.

(c)	Supplier shall comply and cause Supplier Personnel to comply with Health Net’s policies and procedures regarding access to and use of the On-site Health Net Resources that have been disclosed in writing, or otherwise made available, to Supplier, including procedures for the physical and logical security, and shall submit to periodic Health Net compliance inspections and security audits.

(d)	Supplier will use the On-site Health Net Resources in an efficient manner and for the sole purpose of providing the Services. Supplier will be responsible for damage to the On-site Health Net Resources caused by the negligence or intentional misconduct of Supplier Personnel. When the On-site Health Net Resources are no longer required for performance of the Services, Supplier will return them to Health Net in substantially the same condition as they were in when Supplier began use of them, subject to reasonable wear and tear.

12	RESOURCE ACQUISITIONS DURING THE TERM

12.1	General Responsibility and Compatibility

(a)	Except for any resources for which Health Net has Financial Responsibility pursuant to this Agreement, Supplier is solely responsible (and has Financial Responsibility) for providing all Equipment, Software, facilities, personnel, third party services and other resources required to perform and render the Services in accordance with this Agreement.

(b)	Supplier shall provide the Services using tools and processes that are compatible with those used by Health Net and its other service providers to provide other information technology services within the Health Net environment. This includes implementing and maintaining interfaces with Heath Net and other service provider problem management, change control, and configuration management systems to the extent required to maintain such compatibility.

12.2	Equipment

Health Net shall retain Financial Responsibility for Equipment required within its (or its third party service provider’s) data centers to host Health Net Owned Software and Health Net Leased Software. ***

12.3	Software

In addition to Software provided by Health Net pursuant to Section 11.5(b) and 11.6(b), Health Net shall provide any additional software development tools that Health Net proposes that Supplier use to provide the Services, ***. With respect to any Software that will be more expensive for Health Net to provide to Supplier Personnel to utilize offshore than it would be to use onsite at Health Net Facilities, Health Net reserves the right to require Supplier to use any such Software onsite as requested by Health Net.

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12.4	Network Connectivity

Supplier shall be *** for providing network connectivity between facilities necessary to provide the Services, including connectivity from Health Net Facilities or Health Net’s outsourcing vendor facilities to Supplier’s facilities, onshore and offshore. The Parties shall work together to determine the bandwidth, access, security and other requirements for such network connectivity. A diagram of the network is attached as Exhibit A-11 to Schedule A and the network connectivity is further described in Exhibit A-3 (Solution).

12.5	Health Net Rights to certain Software upon Termination/Expiration

(a)	Supplier Proprietary Items. Supplier shall not, without Health Net’s prior written consent, use any Supplier-owned Software or Supplier Affiliate-owned Software, tools, methods, processes, templates or similar items (“Supplier Proprietary Items”) to create, maintain, modify, enhance or create derivative works of any Deliverable or In-Scope Application, ***

(b)	Third Party Software. Supplier shall not utilize any third party owned Software to provide the Services that is not generally available commercial-off-the-shelf Software, without Health Net’s prior written approval, which approval Health Net may withhold in its discretion. Without limiting Health Net’s rights under this Section, as a condition to granting such consent, Health Net may require Supplier to obtain for Health Net, a perpetual, non-exclusive license for Health Net and its Affiliates (and their respective service providers) to Use such non-commercially available third party Software to provide services similar to the Services to Health Net and the service recipients, at no additional charge to Health Net. Such license shall be effective upon the expiration or termination of the Agreement, or portion thereof.

(c)	Relationship to License in Section 15.2(b). Nothing set forth in this Section 12.5 shall limit Health Net’s rights under Section 15.2(b).

13	TRANSITION

13.1	“Transition” Defined

“Transition” means the process (and associated time period, starting on the Effective Date) of migrating performance of the Services from Health Net’s as-is operating environment to Supplier’s initial target environment, making the initial planned improvements to the infrastructure used to perform and deliver the Services, and causing any required knowledge transfer from Health Net personnel to Supplier Personnel.

13.2	Transition Plan

(a)

The Transition shall be conducted in accordance with a written plan (the “Transition Plan”) which shall include: (i) a description of the operations being transitioned; (ii) a general description of the methods and procedures, personnel and organization Supplier will use to perform the Transition; (iii) a schedule of the Transition activities; (iv) a detailed description of the respective roles and responsibilities of Health Net and Supplier; (v) such other information and planning as are necessary to conduct the Transition in accordance with the other terms in this Agreement. A draft of the Transition Plan as of the Effective Date is attached to this Agreement as Exhibit A-2 and

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Attachment A-2-1. References to the Transition Plan shall include their respective project plans. Supplier shall be responsible for revising and finalizing the Transition Plan, provided that: (A) Supplier shall cooperate and work closely with Health Net in finalizing the plans (including incorporating Health Net’s reasonable comments); and (B) all changes to the plans shall be subject to approval by Health Net.

(b)	As part of the Transition, Supplier will also assume responsibility for completing the projects listed or described in Exhibit A-7 (In-Flight Projects), which are in progress as of the Effective Date and being performed by resources that are being transferred or made available to Supplier under this Agreement (the “In-Flight Projects”).

13.3	Conduct of the Transition

Beginning on the Effective Date, Supplier will carry out and complete the Transition in accordance with the Transition Plan, including its time schedule. Except as otherwise expressly provided in the Transition Plan, Supplier’s responsibilities with respect to the Transition include:

(a)	performing and managing the Transition and In-Flight Projects and activities;

(b)	establishing communications lines and network connections, and providing Equipment, Software, tapes, records and supplies, as made necessary by the Transition;

(c)	performing the Services without interruption, and without disrupting Health Net’s business operations;

(d)	***; and

(e)	otherwise performing such migration tasks as are necessary to enable Supplier to complete the Transition and provide the Services.

13.4	Health Net Cooperation and Support

Health Net will cooperate with Supplier in the conduct of the Transition and provide support as described in the Transition Plan.

13.5	Completion of Transition Projects

(a)	Health Net reserves the right to monitor, test and otherwise observe and participate in the Transition. Supplier will notify Health Net without delay if any Health Net monitoring, testing or participation has caused (or Supplier expects it to cause) a problem or delay in the Transition and work with Health Net to prevent or circumvent the problem or delay.

(b)	No functionality of Health Net’s as-is environment will be disabled until Supplier demonstrates to Health Net’s reasonable satisfaction that the affected processes and operations have been successfully migrated to Supplier’s target environment and are functioning properly in that environment. Health Net may require Supplier to stop proceeding with all or any part of the Transition if Health Net determines in good faith that such transition, or any part of such transition, poses a risk or hazard to Health Net’s business interests

(c)	If any of the Transition projects are not completed on schedule and the delay is not due to

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the fault of Health Net (or its Affiliates, customers or other suppliers), then for the period of delay:

(i)	if Supplier’s charges to Health Net are greater than they would have been if the delayed Transition project had been completed on schedule, Health Net will receive a credit against Supplier’s monthly charges in an amount equal to the difference between Supplier’s actual charges and what Supplier’s charges would have been if the delayed Transition project had been completed on schedule; and

(ii)	***

14	DATA SECURITY AND PROTECTION

14.1	“Health Net Data” Defined

“Health Net Data” means all data and information in any form, whether or not Confidential Information, entered in Software or Equipment, directly or indirectly, by or on behalf of Health Net or another Service Recipient, including Derivative Works of such data and information produced by or on behalf of Supplier.

14.2	Health Net Data, Generally

As between the Parties, Health Net Data will be and remain the property of Health Net. Supplier may not use Health Net Data for any purpose other than to render the Services. No Health Net Data will be sold, assigned, leased or otherwise disposed of to third parties or commercially exploited by or on behalf of Supplier (or any of its Subcontractors). Neither Supplier nor any of its Subcontractors may possess or assert any lien or other right against or to Health Net Data. Without limiting the generality of the foregoing, Supplier may only use personal identifying information as strictly necessary to render the Services and must restrict access to such information to Supplier Personnel on a strict need-to-know basis.

14.3	Data Security

(a)	The Parties’ respective responsibilities for data and systems security are as set forth in this Section 14 and in Schedule A (Services).

(b)	When present at Health Net Facilities or accessing Health Net Data or Health Net systems, Supplier will observe and comply with Health Net’s security procedures that have been communicated to Supplier. Prior to performing Services from any new service location (i.e., any service location other than those set forth in Sections 3(a) and 4 of Schedule F (Facilities)), Supplier shall complete the security questionnaire attached hereto as Schedule T (Security Questionnaire).

(c)	Supplier will establish and maintain safeguards against the destruction, loss or alteration of Health Net Data in the possession or control of Supplier (or any of its Subcontractors) which are no less rigorous than those maintained by Health Net as of the Effective Date and are no less rigorous than those maintained by Supplier for its own data of a similar nature. Health Net may keep backup Health Net Data in its possession if it chooses and establish backup security for Health Net Data. Supplier will document such safeguards in the Procedures Manual.

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(d)	Without limiting the generality of the foregoing:

(i)	Supplier will use Commercially Reasonable Efforts, including through systems security measures, to guard against the unauthorized access, alteration or destruction of Software and Health Net Data. Such measures will include the installation of Software that: (A) requires all users to enter a user identification and password prior to gaining access to the information systems; (B) controls and tracks the addition and deletion of users; (C) controls and tracks user access to areas and features of the information systems, and (D) encrypts Health Net Data and Confidential Information that is stored on or sent from Supplier Personnel personal computers.

(ii)	Supplier Personnel will not attempt to access, or allow access to, any Health Net Data that they are not permitted to access under this Agreement. If such access is attained, Supplier will immediately report such incident to Health Net, describing in detail the accessed Health Net Data, and take all necessary measures to stop the access, prevent recurrences, and return to Health Net any copied or removed Health Net Data.

14.4	Compliance with Data Privacy and Data Protection Laws, Regulations and Policies

(a)	In carrying out its activities under this Agreement, each Party will observe and comply with all applicable data privacy and data protection Laws. In addition, when accessing or handling any Health Net Data that contains personal identifying information, Supplier will comply with Health Net’s policies that have been disclosed to Supplier relating to the use and disclosure of such information.

(b)	The Parties hereby agree to the terms of the Business Associate Addendum attached hereto as Schedule K (Business Associate Addendum), which is hereby incorporated by reference. In the event of any conflict between the terms of Section 21 (Confidentiality) and the terms and conditions of the Business Associate Addendum, the terms and conditions that are more protective of the individually identifiable health information (as such term is defined in HIPAA) shall govern to the extent of that conflict.

14.5	Import/Export Controls

(a)	The Parties acknowledge that certain software and technical data exchanged pursuant to this Agreement may be subject to import/export controls under the Laws of the United States and other countries. Neither Party will import, export or re-export any such items, any direct product of those items, or any technical data in violation of applicable import/export control Laws.

(b)	Each Party will be responsible for compliance with import/export control Laws with respect to any items it is deemed under such Laws to have imported or exported, including responsibility for preparing and filing all required documentation and obtaining all licenses, permits and authorizations required for compliance. Each Party will cooperate with the other Party in that Party’s efforts to comply with applicable import/export control Laws.

(c)	Supplier will include with copies of all Software provided to Supplier by Health Net’s U.S.-based personnel that Supplier will use outside of the United States documentation

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stating that “These commodities, technology or software were exported from the United States in accordance with Export Administration Regulations. Diversion or re-export contrary to U.S. law is prohibited.”

14.6	Compliance with Gramm-Leach-Bliley (“GLB Act”)

(a)	“GLB Act” shall mean the Gramm-Leach-Bliley Act, 15 USC §6801 et. seq., and the implementing regulations and regulatory interpretations thereto, as amended from time to time. Supplier acknowledges that Health Net is subject to Title V of the GLB Act, pursuant to which Health Net is required to obtain certain undertakings from Supplier with regard to the privacy, use and protection of nonpublic personal financial information of Health Net’s customers or prospective customers (“Health Net Non-public Data”). Therefore, notwithstanding anything to the contrary contained in this Agreement and in addition to (and not in substitution for) Supplier’s other obligations hereunder, Supplier agrees that:

(i)	it will not disclose or use any Health Net Non-public Data except to the extent necessary to carry out its obligations under this Agreement and for no other purpose;

(ii)	it will not disclose Health Net Non-public Data to any third party, including, without limitation, its third party service providers without the prior consent of Health Net and an agreement in writing from the third party to use or disclose such Health Net Non-public Data only to the extent necessary to carry out Supplier obligations under this Agreement and for no other purposes; and

(iii)	it will maintain, and will require all third parties approved under Section 7.7 to maintain, effective information security measures to protect Health Net Non-public Data from unauthorized disclosure or use; and it will provide Health Net with information regarding such security measures upon the reasonable request of Health Net and promptly provide Health Net with information regarding any failure of such security measures or any security breach related to Health Net Non-public Data.

(b)	The obligations set forth in this Section 14.6 will survive termination or expiration of this Agreement. For purposes of this Agreement, Health Net Non-public Data includes the nonpublic personal information (as defined in 15 USC §6809(4)) received by Supplier in connection with the performance of its obligations hereunder, including (i) an individual’s name, address, e-mail address, IP address, telephone number and/or social security number; (ii) the fact that an individual has a relationship with Health Net; and (iii) an individual’s account information. For the avoidance of doubt, Health Net Non-public Data does not include (A) information collected from Health Net employees (in their capacity as employees, and not as Health Net’s customers) by Supplier for the purpose of administering and providing the Services, and (B) nonpublic information collected from a source other than Health Net that has been obtained on a non-confidential basis and which is not subject to the GLB Act.

15	INTELLECTUAL PROPERTY RIGHTS

This Section 15 sets forth the Parties’ respective rights in Work Product and other materials provided or created pursuant to this Agreement. As between the Parties, the rights apply as set forth in this Section 15

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whether the work in question is performed solely by Supplier Personnel or by Supplier Personnel working jointly with others.

15.1	Defined Terms

(a)	“Intellectual Property Rights” means all intellectual and industrial property rights recognized in any jurisdiction, including copyrights, mask work rights, moral rights, trade secrets, patent rights, rights in inventions, trademarks, trade names and service marks (including applications for, and registrations, extensions, renewals, and re-issuances of, the foregoing).

(b)	“Independent IP” of a party (including a third party) means any Software, documents, materials, processes and other works of authorship that either (i) were created by or for the party prior to the Effective Date, or (ii) are subsequently created by or for the party outside the scope of and independent from this Agreement; and thereby have not been created specifically for Health Net hereunder.

(c)	“Work Product” means any Deliverables, Software, documents, materials, processes, business processes, business models, business rules, business logic, methods, reports, documents, templates, studies, strategies, operating models, technical architecture, design ware, Software objects, Software programs and programming, program listings, programming tools, interfaces, source code, object code, specifications, design documents and analyses, abstracts and summaries, software configurations, test plans, scenarios, scripts, work and process flows, test results, inventions, and other items specifically produced by Supplier Personnel for Health Net, whether developed solely or jointly, in the course of performing the Services. A Work Product is either a “New Work” – i.e., one that is not based upon any preexisting works – or a “Derivative Work” – i.e., one that is based upon one or more preexisting works.

15.2	Independent IP

(a)	Except as otherwise expressly provided in this Agreement, including in Section 15.2(b):

(i)	as between the Parties, each Party will have and retain all of its right, title and interest, including Intellectual Property Rights, in and to its Independent IP and any Derivative Works of its Independent IP, and will be entitled to seek Intellectual Property Rights protection for its Independent IP as it deems appropriate;

(ii)	a Party will not submit patent applications or otherwise seek to file for or obtain Intellectual Property Rights protection with respect to or based upon the other Party’s Independent IP without the other Party’s prior written consent, which may be withheld at the other Party’s sole discretion;

(iii)	a Party will not be permitted to use the other Party’s Independent IP; and

(iv)	EXCEPT AS PROVIDED IN SECTION 19.8, ANY RIGHTS OF USE OF A PARTY’S INDEPENDENT IP GRANTED BY THIS AGREEMENT ARE GRANTED ON AN ‘AS-IS, WHERE-IS’ BASIS WITHOUT EXPRESS OR IMPLIED WARRANTIES OF ANY KIND.

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(b)	If Supplier Personnel incorporates any Independent IP of Supplier or a third party into a Work Product or deliver it to Health Net without first notifying Health Net of its nature and entering into with Health Net, or procuring for Health Net, a license to Use the Independent IP on terms that are acceptable to Health Net, then (i) in the case of Supplier Independent IP, Supplier hereby grants to Health Net and its Affiliates, and (ii) in the case of third party Independent IP, Supplier shall procure for Health Net and its Affiliates, a perpetual, irrevocable, non-exclusive, worldwide, paid-up right and license to Use such Independent IP as part of the Work Product (including ***, programmer interfaces, available documentation, manuals, and other materials necessary for the use thereof), and any Derivative Works of the Work Product, in their businesses and to authorize others to do the same on their behalf***. Any representations, warranties, and covenants of Supplier, and any rights of Health Net under this Agreement, that are applicable to a Deliverable or Work Product shall apply equally to any Independent IP of Supplier or a third party incorporated into the Deliverable or Work Product.

(c)	If Health Net provides any of its Independent IP to Supplier for use in rendering the Services, Health Net grants to Supplier a fully paid-up, nonexclusive license during the Term to Use such Independent IP solely as necessary to perform the Services, and to sublicense Approved Subcontractors to do the same on Supplier’s behalf. Supplier may not Use Health Net’s Independent IP for the benefit of any entities other than Health Net (and its Service Recipients under this Agreement) without the prior written consent of Health Net, which may be withheld at Health Net’s discretion.

15.3	Copyright in Work Product

As between the Parties, Health Net will be the sole and exclusive owner of the copyright in each Work Product from the moment of its creation. Work Product will be deemed to be a ‘work made for hire’ under the copyright Laws. Supplier hereby irrevocably conveys and assigns to Health Net, without further consideration, all of Supplier’s right, title, and interest in and to the copyright in Work Product, whether or not the Work Product constitutes a work made for hire under applicable copyright Laws. Health Net and its assigns will have the right to register and hold in their own name the copyright in and to such Work Product. Health Net grants to Supplier a fully paid-up, nonexclusive license during the Term to Use such Work Product solely as necessary to perform the Services, and to sublicense Approved Subcontractors to do the same on Supplier’s behalf.

15.4	Intellectual Property Rights Other than Copyright

Health Net will be the sole and exclusive owner of all Intellectual Property Rights (other than copyright, which is addressed in Section 15.3 above) in and to any Work Product, including the following:

(a)	All Deliverables that are New Works;

(b)	All newly developed portions of Deliverables that are Derivative Works of Independent IP owned or licensed by Health Net or Supplier (or their respective Affiliates); and

(c)	All other Work Product, including Derivative Works of Independent IP owned or licensed by Health Net or Supplier (or their respective Affiliates).

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15.5	Other Developed Items.

(a)	Subject to the rights of any third parties in their Independent IP and Derivative Works of their Independent IP and subject to Section Error! Reference source not found. below, Supplier shall be the sole and exclusive owner of all Intellectual Property Rights in any item produced by Supplier under this Agreement that is not Work Product (“Other Developed Items”).

(b)	*** “Health Net Competitor” means any payer of claims for medical services operating in any of the following states: Arizona, California, Connecticut, New Jersey, New York, Oregon.

(c)	***

15.6	Intellectual Property Rights Agreements with Supplier Personnel

Supplier is responsible for having in place with all Supplier Personnel (either directly or indirectly through their respective employers) such agreements respecting Intellectual Property Rights as are necessary for Supplier to fulfill its obligations under this Section 15 (Intellectual Property Rights).

15.7	Other Obligations and Rights Regarding Work Product

(a)	Following the creation of any Work Product with respect to which any Intellectual Property Rights will be owned by Health Net, Supplier will promptly disclose the Work Product in writing to Health Net.

(b)	Each Party will remain free to develop, commercialize, use, publish and distribute materials that may be similar to or competitive with Work Product provided such activities are effected without breach of the Party’s obligations under this Agreement and do not infringe or constitute a misappropriation of any Intellectual Property Rights of the other Party.

(c)	All licenses and rights of Use granted under or pursuant to this Agreement shall be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights in “intellectual property” as defined under the Bankruptcy Code. Accordingly, the licensee of such rights shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Upon the commencement of bankruptcy proceedings by or against either Party under the Bankruptcy Code, the other Party shall be entitled to retain all of its license rights and Use rights granted under this Agreement.

15.8	Mental Impressions

(a)	“Mental Impressions” means general ideas, concepts, know-how and techniques relating to data processing and computer programming that are learned and retained in the unaided memory of a Party’s and or any of its Affiliates’ personnel involved in performance of this Agreement who have had access to Confidential Information or materials of the other Party and its Affiliates without deliberately memorizing them for purposes of reuse.

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(b)	Each Party and its Affiliates may use the Mental Impressions of their personnel in their business activities provided that in doing so they do not disclose Confidential Information of the other Party in violation of Section 21 (Confidentiality) or misappropriate or infringe the Intellectual Property Rights of the other Party, its Affiliates, or third parties who have licensed or provided materials to the other Party or its Affiliates.

16	TERMINATION

16.1	Termination By Health Net

(a)	Termination for Cause. If Supplier commits (i) a material breach of this Agreement and fails to cure such breach within *** after receiving notice of the breach from Health Net; or (ii) multiple breaches of this Agreement, whether material or non-material, that collectively constitute a material breach of this Agreement, then Health Net may, by giving notice to Supplier, terminate the Agreement, in whole or in part, without charge, as of a date specified in the notice of termination. Any termination by Health Net shall not constitute an election of remedies and shall be without prejudice as to Health Net’s other rights and remedies.

(b)	Termination for Convenience. Health Net may terminate this Agreement, in whole or in part, at any time for convenience (i.e., for any reason or no reason) by giving Supplier at least three (3) months prior written notice specifying the terminated Services and designating the termination date and paying to Supplier on the effective date of termination any applicable termination charges set forth in Section 9 of Schedule C (Charges). If a termination under this paragraph is a termination in part, the termination charges payable by Health Net in respect of the termination will be equitably prorated to reflect the portion of the Services being terminated. If a purported termination for cause by Health Net under Section 16.1(a) is found by a competent authority not to be a proper termination for cause, then such termination will be deemed to be a termination for convenience by Health Net under this paragraph. Health Net may elect to discontinue the performance of the Services, in whole or in part, at a particular Health Net Facility and such discontinuation will not constitute a termination for convenience, provided that Health Net continues to receive the Services at other Health Net Facilities, unless such discontinuation has the effect of discontinuing the Supplier’s performance of the Services as a whole or of a major category of the Services as described in Schedule A (Services).

(c)	Termination for certain Service Level Failures. If (1) Supplier fails to meet a Critical Service Level more than *** times in any rolling *** month period, or (2) the amount of Service Level Credits that Supplier is obligated to credit to Health Net equals *** of the monthly charges (i.e., the maximum amount of Service Level Credits for which Supplier is liable in a month), for *** or more months in any rolling *** month period, then Health Net may, by giving notice to Supplier, terminate the Agreement, in whole or in part, without charge, as of a date specified in the notice of termination. The foregoing right to terminate shall not be construed as precluding Health Net from claiming that some other combination of failures to meet Service Levels is a material breach of this Agreement and to exercise any available remedies in connection with such material breach.

(d)

Termination Following a Change of Control of Health Net. “Change of Control of Health Net” means an announcement by Health Net (i) that any other entity, person or “group” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as

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amended) will acquire Control, of all or substantially all of the assets, of Health Net (or any parent company of Health Net), whether directly or indirectly, in a single transaction or series of related transactions, or (ii) that Health Net (or any parent company of Health Net) will consolidate with, or be merged with or into, another entity, or will sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another person(s) or entity(ies). At any time within one year after the effective date of the circumstances described in (i) or (ii) above, Health Net may terminate this Agreement, in whole or in part by giving Supplier at least ninety (90) days prior written notice specifying the terminated Services and designating the termination date. Such termination shall be *** that Health Net shall pay any outstanding Charges for all Services completed through to the effective date of termination (including for work in progress).

(e)	Termination Following a Change of Control of Supplier. “Change of Control of Supplier” means an announcement by Supplier (i) that any other entity, person or “group” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) will acquire Control, of all or substantially all of the assets, of Supplier (or any parent company of Supplier), whether directly or indirectly, in a single transaction or series of related transactions, or (ii) that Supplier (or any parent company of Supplier) will consolidate with, or be merged with or into, another entity, or will sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another person(s) or entity(ies). At any time within *** after the effective date of the circumstances described in (i) or (ii) above, Health Net may terminate this Agreement, in whole or in part by giving Supplier at least ninety (90) days prior written notice specifying the terminated Services and designating the termination date. Such termination shall be *** that Health Net shall pay any outstanding Charges for all Services completed through to the effective date of termination (including for work in progress).

(f)	Termination in the Event of a Force Majeure. Health Net may terminate this Agreement, in whole or in part, as provided in Section 24.3 (Force Majeure).

(g)	Termination Due to Regulatory Change. Health Net may terminate this Agreement, in whole or in part, by giving Supplier at least ninety (90) days prior written notice specifying the terminated Services and designating the termination date if a Law enacted after the Effective Date (i) precludes or substantially restricts Health Net from using or receiving Services or (ii) substantially increases Health Net’s cost of using or receiving Services. Such termination shall be *** that Health Net shall pay any outstanding charges for all Services completed through to the effective date of termination (including for work in progress).

(h)	Termination Due To Adverse Changes in Supplier’s Financial Circumstances. If:

(i)	Supplier (i) files a petition in bankruptcy; (ii) has an involuntary petition in bankruptcy filed against it which is not challenged within twenty (20) days and dismissed within sixty (60) days; (iii) becomes insolvent, (iv) makes a general assignment for the benefit of creditors; (v) admits in writing its inability to pay its debts as they mature; (vi) has a receiver appointed for its assets; (vii) has any significant portion of its assets attached; or (viii) experiences a material negative change in its net assets (i.e., total assets minus total liabilities); or

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(ii)	either Moody’s Investors Service, Standard & Poors, or Dun & Bradstreet lower Supplier’s credit rating from the rating as of the Effective Date by more than two (2) steps;

then Health Net may by giving written notice to Supplier, terminate this Agreement in whole or in part and *** as of the date specified in such notice of termination. Supplier shall notify Health Net as soon as possible if one of the circumstances in Sections 16.1(h)(i) or 16.1(h)(ii) occurs or is likely to occur. Supplier shall (1) endeavor to certify to Health Net at least annually, and (2) otherwise certify within ten (10) days of a request by Health Net, that none of the circumstances in Sections 16.1(h)(i) or 16.1(h)(ii) have occurred as of the date of certification or, to the best of Supplier’s knowledge, are likely to occur within twenty (24) months after the date of certification.

16.2	Termination By Supplier

(a)	If Health Net fails to pay Supplier when due material undisputed charges totaling at least *** Charges under this Agreement, and fails to make such payment within *** days after the date Health Net receives notice of non-payment from Supplier, then Supplier may terminate this Agreement by sending written notice to Health Net, in which event the Agreement shall terminate as of the date specified in the notice of termination.

(b)	If Health Net (i) commits a material breach of its obligations *** and fails to cure such breach within *** days after receiving notice of such breach from Supplier, ***, then Supplier may terminate this Agreement by sending written notice to Health Net, in which event the Agreement shall terminate as of the date specified in the notice of termination.

16.3	Extension of Termination/Expiration Date

Health Net may extend the effective date of termination/expiration one or more times as it elects in its discretion. However, the total of all such extensions may not exceed one hundred eighty (180) following the effective date of termination/expiration in place immediately prior to the initial extension under this Section 16.3. If any extension notice provided to Supplier within thirty (30) days of the then-scheduled date of termination/expiration would cause Supplier to incur significant Out-of-Pocket Expenses, Supplier may so notify Health Net. In that case, the extension of this Agreement’s Term pursuant to the notice will be subject to Health Net agreeing to reimburse Supplier for its additional Out-of-Pocket Expenses incurred as a result of the extension notice being provided within thirty (30) days of the then-scheduled date of termination/expiration.

16.4	Partial Termination

If this Agreement is terminated in part pursuant to this Agreement, the portions of this Agreement not terminated will continue in force according to the terms of this Agreement. If this Agreement does not otherwise specify the basis for determining Supplier’s charges for the continuing Services that are not terminated, the charges payable under this Agreement will be equitably adjusted to reflect the Services that have been terminated.

16.5	Disengagement Assistance

(a)	General. Commencing *** months prior to expiration of this Agreement or on such earlier date as Health Net may request, or commencing upon a notice of termination

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(including notice based upon default by Health Net) or of non-renewal of this Agreement, and continuing (as requested by Health Net) for up to *** months following the effective date of expiration or, if applicable, of termination of this Agreement (as such effective date may be extended pursuant to Section 16.3), or a portion thereof, Supplier shall provide Disengagement Assistance to Health Net, or at Health Net’s request to Health Net’s designee. Health Net’s request may be in the context of its reduction or removal *** of the Services in accordance this Agreement (including a withdrawal by Health Net of any In-Scope Applications), although this Agreement is not itself being terminated. Supplier shall also provide Disengagement Assistance in the event of any partial termination of this Agreement, such assistance to commence upon notice of termination. Disengagement Assistance shall include the assistance described in Schedule L and the following:

(i)	Health Net or Health Net’s designee shall be permitted to undertake, without interference from Supplier, ***.

(ii)	As requested by Health Net, any or all of the Services provided by Supplier prior to the effective date of termination/expiration. Actions by Supplier under this Section 16.5(a)(ii) shall be subject to the other provisions of this Agreement.

(b)	Charges for Disengagement Assistance. Charges for Disengagement Services shall be as follows:

(i)	For Disengagement Assistance for which there is a predetermined charge in Schedule C (e.g., for continuation of the business processing Services after the expiration or termination of this Agreement), such pre-determined charge in Schedule C shall apply. Supplier shall use Commercially Reasonable Efforts to provide Disengagement Assistance utilizing Supplier Personnel then being regularly utilized in performing the Services.

(ii)	For Disengagement Assistance for which there is no predetermined charges in Schedule C (i.e., for assistance that is not part of the routine Services), such assistance will be chargeable at the time and material rates set forth in Schedule C to the extent performed by Supplier Personnel not otherwise performing Services for Health Net prior to the effective date of termination or expiration of this Agreement.

(iii)	If Supplier terminates for non-payment by Health Net under Section 16.2, Supplier shall have the right to request payment of the charges for the Disengagement Assistance monthly, in advance.

16.6	Survival

Any provision of this Agreement that contemplates or governs performance or observance subsequent to termination or expiration of this Agreement will survive the expiration or termination of this Agreement for any reason, including the following Sections:

(a)	Section 2 (Definitions);

(b)	Section 12.5 (Health Net Rights to Certain Software Upon Termination/ Expiration);

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(c)	Section 15 (Intellectual Property Rights);

(d)	Section 16.5 (Disengagement Assistance);

(e)	Section 18.4(b) (Records Retention);

(f)	Section 19.5 (Deliverables);

(g)	Section 19.8 (Non-Infringement);

(h)	Section 19.10 (Disabling Code);

(i)	Section 21 (Confidentiality);

(j)	Section 23 (Indemnification);

(k)	Section 24 (Liability); and

(l)	Section 25 (Rules of Construction).

16.7	Bid Assistance

(a)	In the process of deciding whether to undertake or allow any cessation of Services, or any termination, expiration or renewal of this Agreement, in whole or in part, Health Net may consider or seek offers for performance of services similar to the Services. As and when reasonably requested by Health Net for use in any such process, Supplier will provide to Health Net such information and other cooperation regarding performance of the Services as would be reasonably necessary to enable Health Net to prepare a request for proposal relating to some or all of such services, and for a third party to conduct due diligence and prepare an informed, non-qualified offer for such services.

(b)	Without limiting the generality of Section 16.7(a), the types of information and level of cooperation to be provided by Supplier pursuant to this Section 16.7 will be no less than those initially provided by Health Net to Supplier prior to the Effective Date, and shall include the following information which Health Net may distribute to third-party bidders in a request for proposal(s), request for information, specification, or any other solicitation relating to the Services and as necessary to support any related due diligence activities:

(i)	General organization charts showing the overall structure of the IT organization supporting Health Net, and a description of the roles and responsibilities of the various functions described in such organization charts;

(ii)	The number***;

(iii)	Generic job descriptions of the functions and job classifications within the IT organization providing Services;

(iv)	First-order descriptions of Health Net’s IT environment, including a listing of major infrastructure components and locations;

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(v)	Up-to-date Service Level performance histories, asset inventories (including Equipment and Software) with current book values, third-party contract lists, then-current work volumes and information relating to projects underway; and

(vi)	Detailed network topographies.

17	GOVERNANCE AND MANAGEMENT

17.1	Governance Structure and Processes

Supplier acknowledges that it is a key business requirement of Health Net that Supplier provide the Services in a consistent, integrated manner. To meet that requirement, Supplier has organized its Health Net relationship and service delivery team as described below and in Schedule G (Governance).

(a)	The Supplier organization responsible for Supplier’s relationship with Health Net and delivery of the Services will be led by a project executive (the “Client Partner”), whose counterpart will be Health Net’s Program Manager. The Client Partner will serve as the single point of accountability for Supplier for the Services and have day-to-day authority for undertaking to ensure Health Net satisfaction. The Client Partner will be located during the Term at Health Net’s Woodland Hills, California headquarters or such other locations as Health Net may designate.

(b)	Health Net will provide annual performance appraisals for the Client Partner. Health Net’s appraisals will be used by Supplier as a significant component of the overall performance appraisals for such individual and as a factor in determining their compensation and eligibility for promotions.

(c)	For each major project undertaken under this Agreement, Supplier will also designate a project manager who will be assigned full-time or part-time and who will have responsibility, working under the direction of the Client Partner, for the successful completion and delivery of the project.

(d)	Schedule G (Governance) also contains a description of the committees and governance processes the Parties have formed and will use to govern their relationship and activities under this Agreement.

17.2	Meetings

Within sixty (60) days after the Effective Date, the Parties will determine an appropriate set of meetings to be held between their representatives, which will include at least a quarterly meeting of the Client Partner with Health Net’s Program Manager. Supplier will prepare and circulate an agenda sufficiently in advance of each meeting to give the participants an opportunity to prepare for the meeting. Supplier will make such changes to the agenda as Health Net may request. Health Net will chair all such meetings. At Health Net’s request, Supplier will prepare and circulate minutes promptly after each meeting. Minutes of the meetings will not be binding on either Party if they are in any way inconsistent with this Agreement. At any time during the Term, Health Net may reasonably request that the type, frequency, purpose or attendance at such designated meetings to be modified, and if it does, Supplier shall reasonably consent to such modifications.

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17.3	Reports

(a)	Within sixty (60) days after the Effective Date, the Parties will determine an appropriate set of periodic reports to be issued by Supplier to Health Net. Such reports will be no less comprehensive than the internal reporting of Health Net prior to the Effective Date and be issued at the frequency reasonably requested by Health Net. Initially, Supplier will provide to Health Net the reports described in Schedule P (Reports), which include reports that were generated by the resources that have been transferred or made available to Supplier, or displaced as a result of this Agreement.

(b)	As one such report, Supplier will provide a monthly performance report describing Supplier’s performance of the Services in the preceding month and containing the information described in Schedule B (Service Levels) (the “Monthly Performance Report”). The Monthly Performance Report will be delivered to Health Net not later than the fifteenth (15th) day of each month. Each Monthly Performance Report will (i) separately address Supplier’s performance under each Service Level; (ii) assess the degree to which Supplier has attained or failed to attain the pertinent objectives for that month, including measurements with respect to the Service Levels and other metrics specified by Health Net; (iii) describe the status of each project, each ongoing problem resolution effort and any other initiative; (iv) explain deviations from the Service Levels and include for each deviation a plan for corrective action; (v) set forth a record of the Equipment, Services, Software, personnel changes and any other changes made during the reporting period that affect, or could affect, the Services and describe the planned changes during the upcoming month that may affect the Services; (vi) describe any changes in the status of, or changes made to, the Health Net Facilities or the Health Net Resources; (vii) set forth utilization of each Supplier resource (e.g., hour, FTE, etc.) for which a charge is made under this Agreement; (viii) include all documentation and other information that Health Net requests to verify compliance with this Agreement; and (ix) provide Health Net with a month financial projection of Supplier’s charges for the following month.

17.4	Procedures Manual

(a)	The “Procedures Manual” is a document (or set of documents) to be prepared by Supplier describing how Supplier will perform and deliver the Services under this Agreement, the Equipment and Software used, and the documentation (e.g., operations manuals, user guides, specifications) that provide further details of the activities. The Procedures Manual will describe the activities Supplier shall undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken to provide services of the type Supplier is to provide under this Agreement. The Procedures Manual also will include descriptions of the acceptance testing procedures approved by Health Net, Supplier’s problem management and escalation procedures, and the other standards and procedures of Supplier pertinent to Health Net’s interactions with Supplier in obtaining the Services. The Procedures Manual must be suitable for use by Health Net to understand the Services.

(b)

Working in consultation with Health Net, Supplier will deliver to Health Net for review and comment, a draft Procedures Manual describing the Services transitioned from Health Net to Supplier during each transition wave within ninety (90) days after the occurrence of each transition wave. Supplier will incorporate or address reasonable

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comments or suggestions of Health Net and will finalize the Procedures Manual with respect to each wave, within one hundred fifty (150) days after the occurrence of such wave. The final Procedures Manual will be subject to the approval of Health Net.

(c)	The Procedures Manual will be considered an operational document, which Supplier may revise with the written approval of Health Net’s Program Manager without the need to amend this Agreement. Supplier will periodically update the Procedures Manual to reflect changes in the operations or procedures described in it. Updates of the Procedures Manual will be provided to Health Net for review, comment and approval.

(d)	Supplier will perform the Services in accordance with the most recent Health Net-approved version of the Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Procedures Manual, the provisions of this Agreement will control.

(e)	Notwithstanding anything to the contrary in Section 15 (Intellectual Property Rights), Health Net and its Affiliates may retain and Use the Procedures Manual in their businesses and for their benefit both during the Term and following the expiration or termination of this Agreement for any reason. Subject to appropriate non-disclosure agreements for the limited purpose of protecting any Independent IP of Supplier incorporated into the Procedures Manual, Health Net and its Affiliates may permit any of their other service providers to use the Procedures Manual during and after the Term, but solely in connection with their provision of services for Health Net and its Affiliates.

17.5	Change Control

(a)	“Change” means any addition to, modification or removal of any aspect of the Services. “Change Control Process” means the written procedure set forth in Exhibit A-5 (Change Control Process) for considering, analyzing, approving and carrying out Changes designed to ensure that only desirable Changes are made and that Changes made by or on behalf of Supplier are carried out in a controlled manner with minimal disruption to the Services and Service Recipients’ business operations.

(b)	Any changes to the Change Control Process set forth in Exhibit A-5 which are agreed to by the Parties shall be documented in the Procedures Manual.

(c)	Except as otherwise expressly provided in Schedule A (Services), Health Net has retained responsibility for establishing the IT architecture, standards (including security standards) and strategic direction of Health Net (and its Affiliates). Supplier will conform to and support such architecture, standards, and strategic direction in rendering the Services. Any Equipment and Software provided by or on behalf of Supplier that connects to Health Net’s IT Infrastructure will comply with such architecture, standards, and strategic direction and will only be introduced into the IT Infrastructure in accordance with the Change Control Process.

(d)

Supplier will not make any Changes, except in accordance with the Change Control Process and with Health Net’s approval, that may reasonably be expected to do or result in any of the following: (i) adversely affect the specifications, functionality, performance or resource efficiency of any Services or Deliverables; (ii) increase Health Net’s internal costs, Supplier’s charges to Health Net under this Agreement or charges by other Health Net suppliers to Health Net; (iii) disrupt or adversely affect any of Health Net’s or its

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Affiliates’ business operations; or (iv) deployment of technology that is not consistent with Health Net’s IT architecture, standards and strategic direction, as communicated to Supplier.

(e)	Health Net will not be obliged to approve any Change proposed by Supplier if implementation of the Change would increase Health Net’s internal costs or Supplier’s Charges to Health Net under this Agreement or charges by other Health Net suppliers to Health Net, or if it would otherwise adversely affect Health Net’s or its Affiliates’ business or operations. Supplier shall not implement any proposed Change that Health Net disapproves.

(f)	If an approved Change would result in New Services or a change in these Terms and Conditions, the Change must be authorized via a contract amendment or modification made pursuant to Section 25.3 (Contract Amendments and Modifications).

17.6	Annual Technology Plan

Supplier will update Health Net’s annual technology plan in accordance with the provisions of this Section 17.6 (Annual Technology Plan) (the “Technology Plan”). Each Technology Plan updated by Supplier will include a review and assessment of the immediately preceding Technology Plan. The Technology Plan will consist of a three-year plan and an annual implementation plan as described below.

(a)	Contents of the Technology Plan.

(i)	The Technology Plan will include a comprehensive assessment and strategic analysis of Health Net’s then-current In-Scope Applications for the next three (3) years, including an assessment of the appropriate direction for the systems and services used in or comprising the In-Scope Applications in light of Health Net’s business priorities and strategies and competitive market forces (to the extent such business information is available or provided to Supplier). The Technology Plan will include a specific identification of proposed Software and Equipment strategies and direction, a cost projection, a costs-vs.-benefits analysis of any proposed Changes, a description of the types of personnel skills and abilities needed to respond to any recommended Changes or upgrades in technology, a general plan and a projected time schedule for developing and achieving the recommendations made, and references to appropriate operating platforms that support Service Level requirements, exploit industry trends in production capabilities and provide potential price-performance improvement opportunities.

(ii)	As necessary to support the overall objectives and directions of the three (3)-year plan, the annual implementation plan will provide specific guidance as to the information services requirements, projects and plans for the upcoming year, including details on operations, maintenance backlog and development activities. The annual implementation plan will include a summary review of Supplier’s performance of the Services in the year then concluding, and will provide updates and revisions of the long-term plan as appropriate. Supplier will prepare an annual implementation plan for each year of the Term.

(b)	Process for Developing the Technology Plan.

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(i)	As part of the process of preparing the annual implementation plan, (A) Health Net will inform Supplier of its strategic direction, (B) the Parties will mutually agree on the content of the Technology Plan, and (C) the Parties will review the overall operation of this Agreement to ensure that the Services continue to be aligned with Health Net’s strategic business and IT requirements.

(ii)	Supplier will submit for Health Net’s review and approval a draft Technology Plan that reflects the content agreed to pursuant to Section 17.6(b)(i). Supplier will submit the final Technology Plan to Health Net within fifteen (15) days after receiving Health Net’s comments on the draft. Supplier will submit the draft of the Technology Plan within nine (9) months after the Effective Date.

(iii)	The schedule for developing and delivering each Technology Plan will be coordinated to support Health Net’s annual business planning cycle. Supplier will update the Technology Plan during the year as necessary to reflect changes to Health Net’s and its Affiliates’ businesses that materially affect the validity of the then-current Technology Plan. Supplier will recommend modifications to the Technology Plan as it deems appropriate, and will revise the Technology Plan as requested or approved by Health Net.

18	AUDITS AND RECORDS

18.1	Audit Rights

(a)	Health Net and its agents, auditors (internal and external), regulators and other representatives as Health Net may designate (collectively, “Auditors”) will have the right to reasonably inspect, examine and audit those portions of the systems, records, facilities, data, practices and procedures of Supplier and its Subcontractors that are used in rendering the Services or pertain to the Services (collectively, “Audits”) for any of the following purposes:

(i)	to verify the accuracy of Supplier’s invoices;

(ii)	to verify the integrity of those elements of Health Net’s corporate control processes that are performed by Supplier, in order to permit Health Net’s management and independent auditors to make certifications required by the securities or other Laws of any country;

(iii)	to verify the integrity of Health Net Data and Supplier’s compliance with the data privacy, data protection, confidentiality and security requirements of this Agreement;

(iv)	to verify Supplier’s compliance with any other provisions of this Agreement; and

(v)	to satisfy the requirements of the Health Net audit committee and regulatory requirements that are provided or made available to Supplier.

(b)

Audits will be conducted during business hours and upon reasonable advance notice to Supplier except in the case of Audits by regulators, emergency or security Audits and Audits investigating claims of illegal behavior. Health Net and its Auditors will comply with Supplier’s reasonable security and confidentiality requirements, guidelines and other

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policies of Supplier when accessing facilities or other resources owned or controlled by Supplier with respect to the Audit. Use of any third party auditor that is a Supplier Competitor, shall be subject to Supplier’s prior written approval, such approval not to be unreasonably withheld or delayed. Supplier will cooperate fully with Health Net, its regulators and its and their Auditors in conducting Audits and provide such assistance as they reasonably require to carry out the Audits, including installing and operating audit software. Furthermore, Supplier will comply with Health Net’s internal audit methodology, as it is made know to Supplier by Health Net.

18.2	Audit Follow-up

(a)	Following an Audit or examination, Health Net may conduct, or request its external Auditors or examiners to conduct, an exit conference with Supplier to obtain factual concurrence with issues identified in the review. Supplier will make available promptly to Health Net the results of any review or audit conducted by Supplier and Supplier’s Affiliates (including by internal audit staff or external auditors), or by inspectors, regulators or other representatives, relating to Supplier’s operating practices and procedures to the extent relevant to the Services or Health Net. Supplier shall comply with Health Net’s internal audit methodology as Health Net makes it known to Supplier in order resolve any issues that arise from the audit.

(b)	At Health Net’s request, Supplier will meet with Health Net to review each audit report promptly after the issuance thereof and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. Supplier and Health Net agree to develop operating procedures for the sharing of audit and regulatory findings and reports related to Supplier’s operating practices and procedures produced by auditors or regulators of either Party. Supplier shall comply with Health Net’s internal audit methodology as Health Net makes it known to Supplier.

18.3	Confidentiality of Audits

All Audit results and disclosed records will be treated as Supplier Confidential Information (except to the extent they contain Health Net Confidential Information or fall within an exception in Section 21.1(b)) and shall not be used for any purpose except to verify Supplier’s compliance with its obligations under this Agreement and except that such results and records may be disclosed to regulators in accordance with Section 21.2(d).

18.4	Records Retention

(a)	In support of Health Net’s Audit rights, Supplier will keep and maintain (i) financial records relating to this Agreement in accordance with generally accepted accounting principles applied on a consistent basis, (ii) records substantiating Supplier’s invoices, (iii) records pertaining to Supplier’s compliance with the Service Levels, including root cause analyses, and (iv) such other operational records pertaining to performance of the Services as Supplier keeps in the ordinary course of its business.

(b)

Supplier will retain such records and provide access to them upon request for Audits until the last to occur of the following: (i) three (3) years after expiration or termination of this Agreement; (ii) all pending matters relating to this Agreement (including disputes) are closed; and (iii) the information is no longer required to meet Health Net’s records retention policy as disclosed to Supplier, as such policy may be revised from time to

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time. Before destroying or otherwise disposing of such records, Supplier will provide Health Net with sixty (60) days prior notice and offer Health Net the opportunity to recover the records or to request Supplier to deliver the records to Health Net, with Health Net paying Supplier’s Out-of-Pocket Expenses.

18.5	Supplier Audits

Supplier will conduct its own audits pertaining to the Services consistent with the audit practices of well-managed companies that perform services similar to the Services. Each year of the Term, Supplier will perform at each Supplier Facility and obtain the appropriate compliance certification: (i) a security audit; and (ii) a SAS *** audit (or in the future if a SAS *** report is no longer available, a comparably detailed audit). Additionally or as part of the SAS *** audit, Supplier shall perform an audit in order to verify compliance with the provisions of the Sarbanes-Oxley Act of 2002, as such Act may be amended from time to time. Supplier will provide Health Net with a summary of the results of all Supplier audits relating to the Services. If a Supplier audit indicates an adverse impact to Health Net Data, or to Health Net or other Service Recipients, or any violation of this Agreement, Supplier will immediately notify Health Net, providing pertinent details so that Health Net can take steps to avoid or minimize the adverse impacts. Supplier will also correct the errors or problems as soon as reasonably possible.

18.6	Financial Reports

At Health Net’s request, Supplier will provide to Health Net copies of all publicly-available audited and unaudited financial statements of Supplier and its Controlling Affiliates.

18.7	Overcharges

(a)	If as a result of an audit or otherwise it is determined that Supplier has overcharged Health Net, Supplier shall credit Health Net’s account (or, at Health Net’s option, pay Health Net directly) an amount equal to the overcharge plus interest at *** calculated from the date the overcharge was paid by Health Net.

(b)	If an audit of the charges discloses that Supplier’s overcharges exceeded *** of the audited charges during the period audited, Supplier shall also***.

19	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUPPLIER

19.1	Work Standards

Supplier represents, warrants and covenants that the Services will be rendered with promptness and diligence and be executed in a professional and workmanlike manner in accordance with the practices and standards observed by the leading companies in Supplier’s industry when performing similar services. Supplier warrants and covenants that it will use adequate numbers of qualified Supplier Personnel with suitable training, education, experience and skill to perform the Services in accordance with timing and other requirements of this Agreement.

19.2	Maintenance

Supplier represents, warrants and covenants that it will maintain the Equipment and Software so they operate in accordance with their specifications, including (i) maintaining Equipment in good operating condition, subject to normal wear and tear; (ii) undertaking repairs and preventive

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maintenance on Equipment in accordance with the applicable Equipment manufacturer’s recommendations; and (iii) performing Software maintenance in accordance with the applicable Software vendor’s documentation and recommendations.

19.3	Efficiency and Cost-Effectiveness

Supplier represents, warrants and covenants that it will use Commercially Reasonable Efforts to use efficiently the resources or services necessary to provide the Services. Supplier warrants and covenants that it will use Commercially Reasonable Efforts to perform the Services in the most cost-effective manner consistent with the required level of quality and performance.

19.4	Technology

Supplier represents, warrants and covenants that it will provide the Services using, consistent with the Change Control Process, proven, current technology that will enable Health Net to take advantage of technological advancements applicable to its and its Affiliates’ businesses and support Health Net’s efforts to maintain competitiveness in the markets in which it competes.

19.5	Deliverables

Supplier represents, warrants and covenants that each Deliverable produced by Supplier under this Agreement will not, during the Warranty Period, deviate in any material respect from the specifications and requirements for such Deliverable set forth or referred to in this Agreement (including its Schedules and Exhibits or a statement of work, work order, project plan or similar document developed pursuant to this Agreement). If Health Net notifies Supplier of a breach of the foregoing warranty within the Warranty Period, Supplier will promptly correct and redeliver the affected Deliverables at no additional charge to Health Net without delay. “No additional charge” as used in the prior sentence shall mean that Productive Hours incurred shall not count against the Baseline AD Hours or otherwise be considered chargeable Application Development Services. “Warranty Period” means the period of time commencing ***.

19.6	Documentation

Supplier represents, warrants and covenants that any Software Documentation developed for Health Net by or on behalf of Supplier will (a) accurately and with reasonable comprehensiveness describe the operation, functionality and use of the Software or system, and (b) accurately describe in terms understandable to a typical End User the functions and features of the Software or system and the procedures for exercising such functions and features.

19.7	Compatibility

Supplier represents, warrants and covenants that, during the Warranty Period, any Deliverables and other components of the Services that exist at the time such Deliverables are developed and that are intended to interact or otherwise work together as part of a functioning system will be compatible and will properly inter-operate and work together as components of an integrated system.

19.8	Non-Infringement

(a)	Subject to Section 19.8(b), Supplier represents, warrants and covenants as follows:

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(i)	that Supplier and Supplier Personnel will perform their responsibilities under this Agreement in a manner that does not infringe or constitute an infringement or misappropriation of any Intellectual Property Rights of any third party;

(ii)	that Supplier has all rights and licenses necessary to convey to Health Net (and to its Affiliates, where applicable) the ownership of (or license rights, as applicable), all Software, Work Products, Independent IP, Deliverables and other items provided by or on behalf of Supplier;

(iii)	that no Software, Work Product, Independent IP, Deliverable or other item provided by or on behalf of Supplier, nor their use by Health Net or other Service Recipients, will infringe or constitute an infringement or misappropriation of any Intellectual Property Right of any third party; and

(iv)	that Supplier shall not incorporate any Open Source Code into any Deliverable or Work Product unless approved in writing by Health Net in advance. “Open Source Code” means any Software that requires as a condition of its use, modification or distribution that it be disclosed or distributed in source code form or made available at no charge. Open Source Code includes software licensed under the GNU General Public License (GPL) or the GNU Lesser/Library GPL.

(b)	Supplier will not be considered in breach of the representation, warranty and covenant set forth in Section 19.8(a) to the extent (but only to the extent) any claimed infringement or misappropriation is attributable to either of the following:

(i)	Health Net’s modification of an item provided by or on behalf of Supplier unless the modification was authorized, approved or made by Supplier; or

(ii)	Health Net’s combination, operation or use of an item provided by or on behalf of Supplier with other specific items not furnished by, through or at the specification of Supplier or its Subcontractors; provided, however, that this exception will not be deemed to apply to the combination, operation or use of an item with other commercially available products that could reasonably have been anticipated to be used in combination with the item provided by or on behalf of Supplier (e.g., the combination, operation or use of Application Software provided by Supplier with a commercially available computer and System Software not provided by Supplier).

19.9	Viruses

“Virus” means (i) program code or programming instruction(s) or set(s) of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically described as a virus, Trojan horse, worm, back door or other type of harmful code. Supplier represents, warrants and covenants that Supplier Personnel will not knowingly introduce a Virus or allow a Virus to be introduced into Health Net’s or any other Service Recipient’s system or any system used to provide the Services. In addition, Supplier will use Commercially Reasonable Efforts to prevent Supplier Personnel from unknowingly introducing a Virus or allowing a Virus to be introduced into Health Net’s or any other Service Recipient’s system or any system used to provide the Services. If a Virus is found to have been introduced into Health Net’s or other Service Recipients’ systems or the systems used to provide the Services as a result of a breach of the

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foregoing representation, warranty and covenant, Supplier will use Commercially Reasonable Efforts at no additional charge to assist Health Net in eradicating the Virus and reversing its effects and, if the Virus causes a loss of data or operational efficiency, to assist Health Net in mitigating and reversing such losses.

19.10	Disabling Code

Supplier represents, warrants and covenants that in the course of providing the Services it will not insert into Software or any systems used to provide the Services any code that would have the effect of disabling or otherwise shutting down all or any portion of the Services. With respect to any disabling code that was already part of Software or systems used to provide the Services, Supplier represents, warrants and covenants that it will not invoke such disabling code or knowingly permit it to be invoked at any time without Health Net’s prior written consent. For purposes of this warranty and covenant, programming errors will not be deemed disabling code to the extent Supplier can demonstrate that such errors were not made with the intention of disabling or otherwise shutting down all or any portion of Health Net’s or any other Service Recipient’s systems or any system used to provide the Services.

19.11	Compliance with Health Net Policies and Procedures

Supplier represents, warrants and covenants to Health Net that Supplier will perform its obligations in a manner that complies with all Health Net policies and procedures applicable to the performance and delivery of the Services, as such policies and procedures are made known to Supplier and are amended from time to time.

19.12	Compliance with Laws; Export Control

Supplier represents, warrants and covenants to Health Net that Supplier will perform its obligations in a manner that complies with all Laws applicable to its business, including Laws of any country or jurisdiction from which Supplier provides the Services; including identifying and procuring any required permits, certificates, approvals and inspections. Supplier represents, warrants and covenants to Health Net that if a charge of non-compliance with such Laws occurs, Supplier will promptly notify Health Net in writing and will indemnify Health Net from all Losses resulting from such non-compliance.

19.13	Date and Currency Compliance

Supplier represents, warrants and covenants to Health Net that the Services and any Deliverables provided by Supplier do and will, operate in a manner which prevents ambiguous or erroneous output with respect to all (a) date-related data and functions and (b) currency-related data and functions.

19.14	Corporate Social Responsibility

Supplier represents, warrants and covenants to Health Net that Supplier and Supplier Facilities comply, and during the Term will comply, with the following:

(a)	Supplier will not use forced or compulsory labor in any form, including prison, indentured, political, bonded or otherwise.

(b)	Supplier will not follow policies promoting or resulting in unacceptable worker treatment

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such as the exploitation of children, physical punishment, female abuse, involuntary servitude, or other forms of abuse.

(c)	Supplier will not discriminate based on race, creed, gender, marital or maternity status, class or caste status, religious or political beliefs, age or sexual orientation. Supplier’s decisions related to hiring, salary, benefits, advancement, termination or retirement will be based solely on the ability of an individual to do the job, Supplier’s business and technical requirements, and those of Supplier’s customers.

(d)	Supplier’s management practices will recognize the dignity of the individual employee and the right to a work place free of harassment, abuse or corporal punishment, and will respect Supplier’s employees’ voluntary freedom of association.

(e)	Supplier will comply with all applicable Laws concerning the conditions of employment of its employees, including those relating to pay, benefits, and working conditions.

(f)	Supplier will maintain on file all documentation needed to demonstrate compliance with these standards and shall make these documents available for Health Net and its auditors with or without prior notice. Supplier will publicize to its employees and enforce a non-retaliation policy that permits Supplier’s employees to speak with Health Net and Health Net’s auditors without fear of retaliation by Supplier or Supplier’s management.

19.15	Subcontractor Confidentiality and Assignment

Supplier represents, warrants and covenants to Health Net that each of Supplier’s Subcontractors performing the Services will, prior to performing any Services, have executed an agreement satisfying the confidentiality and data protection obligations provided in this Agreement.

19.16	No Improper Inducements

Supplier represents, warrants and covenants to Health Net that it has not violated any applicable Laws or any Health Net policies of which Supplier has been given notice regarding the offering of unlawful or improper inducements in connection with this Agreement. If at any time during the Term, Health Net determines that the foregoing representation, warranty and covenant is inaccurate, then, in addition to any other rights Health Net may have at law or in equity, Health Net may terminate this Agreement for cause without affording Supplier an opportunity to cure.

20	MUTUAL REPRESENTATIONS AND WARRANTIES; DISCLAIMER

20.1	Mutual Representations and Warranties

Each Party represents, warrants and covenants to the other that:

(a)	It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions and activities contemplated by this Agreement;

(b)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party, are a valid and binding obligation of such Party, and do not constitute a violation of any existing judgment, order or decree;

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(c)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not constitute a material default under any existing material contract by which it or any of its material assets is bound, or an event that would, with notice or lapse of time or both, constitute such a default; and

(d)	There is no proceeding pending or, to the knowledge of the Party, threatened that challenges or could reasonably be expected to have a material adverse affect on this Agreement or the ability of the Party to perform and fulfill its obligations under this Agreement.

20.2	Disclaimer

OTHER THAN AS PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

21	CONFIDENTIALITY

21.1	“Confidential Information” Defined

(a)	“Confidential Information” of a Party means any non-public, commercially sensitive information (or materials) belonging to, concerning or in the possession or control of the Party or any of its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available (directly or indirectly) to the other Party (the “Receiving Party”) (or entities or persons acting on the other Party’s behalf) in connection with this Agreement and which is either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature, or is of a type that a reasonable person would recognize it to be confidential. In the case of Health Net, “Confidential Information” includes any information to which Supplier has access in Health Net Facilities or Health Net systems, all Work Product and information pertaining to it, Health Net Data, Health Net Owned Software, Health Net Leased Software, systems access codes and information concerning Health Net’s and/or its Affiliates’ products, marketing strategies, financial affairs, employees, customers (including protected health information) or suppliers, regardless of whether or how it is marked. Any notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of the Receiving Party that contain or otherwise reflect or refer to Confidential Information of the Furnishing Party will also be considered Confidential Information of the Furnishing Party.

(b)	“Confidential Information” does not include any particular information (other than protected health information) that the Receiving Party can demonstrate: (i) was rightfully in the possession of, or was rightfully known by, the Receiving Party without an obligation to maintain its confidentiality prior to receipt from the Furnishing Party; (ii) was or has become generally known to the public other than as a result of breach of this Agreement or a wrongful disclosure by the Receiving Party or any of its agents; (iii) after disclosure to the Receiving Party, was received from a third party who, to the Receiving Party’s knowledge, had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure; or (iv) was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Furnishing Party.

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21.2	Obligations of Confidentiality

(a)	Each Party acknowledges that it may be furnished, receive or otherwise have access to Confidential Information of the other Party in connection with this Agreement.

(b)	The Receiving Party will not reproduce Confidential Information of the Furnishing Party except as reasonably required to accomplish the purposes and objectives of this Agreement. The Receiving Party will not disclose the Confidential Information of the Furnishing Party to any person or appropriate it for the Receiving Party’s own use, or for any other person’s use or benefit, except as specifically permitted by this Agreement or approved in writing by the Furnishing Party.

(c)	The Receiving Party will keep the Confidential Information of the Furnishing Party confidential and secure and will protect it from unauthorized use or disclosure by using at least the same degree of care as the Receiving Party employs to avoid unauthorized use or disclosure of its own Confidential Information, but in no event less than reasonable care.

(d)	As necessary to accomplish the purposes of this Agreement, the Receiving Party may disclose Confidential Information of the Furnishing Party to any employee, officer, director, contractor, Service Recipient, agent or representative of the Receiving Party who has a legitimate “need to know” the information in question and who is bound to the Receiving Party to protect the confidentiality of the information in a manner substantially equivalent to that required of the Receiving Party under this Agreement. Health Net may also provide Confidential Information of Supplier to contractors (including outsourcing suppliers that may replace Supplier under this Agreement) who have a legitimate “need to know” the Confidential Information in question in order to provide services to Health Net, provided any such contractor and outsourcing supplier (i) is bound to Health Net to use such Confidential Information for the sole purpose of providing services to Health Net that relate to Deliverables, In-Scope Applications, or the Services, and (ii) shall, prior to receipt of any Confidential Information, execute a non-disclosure agreement with Supplier substantially in the form set forth in Schedule S (the “Non-Disclosure Agreement”), provided further that (A) Supplier has the right to make reasonable modifications to the form of Non-Disclosure Agreement, and (B) Supplier shall consider in good faith any changes to the form Non-Disclosure Agreement reasonably requested by a contractor or outsourcing supplier and shall not unreasonably withhold agreement to any such changes. The Receiving Party may also disclose Confidential Information of the Furnishing Party to the Receiving Party’s Auditors provided they are made aware of the Receiving Party’s obligations of confidentiality with respect to the Furnishing Party’s Confidential Information. Health Net and its Affiliates may also disclose Supplier Confidential Information, including this Agreement and the transactions contemplated by this Agreement, in any periodic reports filed or required to be filed with the Securities and Exchange Commission (“SEC”) pursuant to the rules and regulations promulgated by the SEC, as well as to the New York Stock Exchange and any other regulatory agency or body charged with the administration, oversight or enforcement of regulations applicable to any business conducted by Health Net or any of its Affiliates.

(e)

If any unauthorized disclosure, loss of, or inability to account for any Confidential Information of the Furnishing Party occurs, the Receiving Party will promptly so notify the Furnishing Party and will cooperate with the Furnishing Party and take such actions as may be necessary or reasonably requested by the Furnishing Party to minimize the

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violation and any damage resulting from it.

21.3	No Implied Rights

Each Party’s Confidential Information will remain the property of that Party. Nothing contained in this Section 21 (Confidentiality) will be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of the other Party. Any such obligation or grant will only be as provided by other provisions of this Agreement.

21.4	Compelled Disclosure

If the Receiving Party becomes legally compelled to disclose any Confidential Information of the Furnishing Party in a manner not otherwise permitted by this Agreement, the Receiving Party will provide the Furnishing Party with prompt notice of the request so that the Furnishing Party may seek a protective order or other appropriate remedy. If a protective order or similar order is not obtained by the date by which the Receiving Party must comply with the request, the Receiving Party may furnish that portion of the Confidential Information that it determines it is legally required to furnish. The Receiving Party will exercise reasonable efforts to obtain assurances that confidential treatment will be accorded to the Confidential Information so disclosed.

21.5	Confidential Treatment of this Agreement

Each Party may disclose the existence and general nature of this Agreement as permitted by Section 27.8 (Public Disclosures), but otherwise the terms and conditions of this Agreement will be considered the Confidential Information of each Party; provided however, that the terms and conditions may be disclosed by either Party in connection with an actual or good-faith proposed merger, acquisition, or similar transaction, so long as such receiving entity first agrees in writing to obligations substantially similar to those described in this Section 21.

21.6	Disclosure of Information Concerning Tax Treatment

Notwithstanding anything to the contrary in this Section 21 (Confidentiality), each Party (and its Affiliates), and any person acting on their behalf, may disclose to any person or entity the “tax structure” and “tax treatment” (as such terms are defined in the U.S. Internal Revenue Code and regulations under it) of the transactions effected by this Agreement and any materials provided to that Party (or its Affiliates) describing or relating to such tax structure and tax treatment; provided, however, that this disclosure authorization will not be interpreted to permit disclosure of (i) any materials or portions of materials that are not related to the transaction’s tax structure or tax treatment, or (ii) any materials or information that the Party (or its Affiliate(s)) must refrain from disclosing to comply with applicable securities Laws.

21.7	Return or Destruction

As requested by the Furnishing Party during the Term, the Receiving Party will return or provide the Furnishing Party a copy of any designated Confidential Information of the Furnishing Party. When Confidential Information of the Furnishing Party is no longer required for the Receiving Party’s performance under this Agreement, or in any event upon expiration or termination of this Agreement, the Receiving Party will return all materials in any medium that contain, refer to, or relate to Confidential Information of the Furnishing Party or, at the Furnishing Party’s election, destroy them. The Receiving Party may, however, keep (a) any Confidential Information of the

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Furnishing Party that the Receiving Party has a license to continue using, (b) in the files of its legal department or outside counsel, for record purposes only, one copy of any material requested to be returned or destroyed, and (c) archival copies as may be necessary to comply with document retention laws and regulations applicable to such Party’s business operations. Additionally, a Party shall have no obligation to destroy any Confidential Information that is subject to a claim, dispute, lawsuit, or subpoena or in any other circumstances in which such Party reasonably believes that destruction of such Confidential Information would be unethical or unlawful. At the Furnishing Party’s request, the Receiving Party will certify in writing that it has returned or destroyed all copies of the Furnishing Party’s Confidential Information in the possession or control of the Receiving Party’s or any of its Affiliates or contractors.

21.8	Duration of Confidentiality Obligations

The Receiving Party’s obligations under this Section 21 (Confidentiality) apply to Confidential Information of the Furnishing Party disclosed to the Receiving Party before or after the Effective Date and will continue during the Term and survive the expiration or termination of this Agreement as follows:

(a)	The Receiving Party’s obligations under Section 21.7 (Return or Destruction) will continue in effect until fully performed;

(b)	As to any portion of the Furnishing Party’s Confidential Information that constitutes a trade secret under applicable Law, the obligations will continue for as long as the information continues to constitute a trade secret;

(c)	As to all other Confidential Information of the Furnishing Party, the obligations will survive for two (2) years after the Receiving Party’s fulfillment of its obligations under Section 21.7 (Return or Destruction) with respect to the Confidential Information in question; and

(d)	With respect to protected health information, the obligations shall survive indefinitely.

22	INSURANCE

Supplier represents that it has, as of the Effective Date, and agrees to maintain in force throughout the Term at least the types and amounts of insurance coverage specified in Schedule H (Supplier Insurance Coverage).

23	INDEMNIFICATION

23.1	“Claim” and “Losses” Defined

“Claim” means any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) commenced or threatened against an entity or person. “Losses” means all losses, liabilities, damages, liens, and claims, and all related costs, expenses, and other charges suffered or incurred as a result of or in connection with a Claim, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement, and judgment, and any taxes, interest, penalties, and fines with respect to any of the foregoing.

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23.2	Indemnification By Supplier

Supplier will at its expense indemnify, defend and hold harmless Health Net and its Affiliates, and their respective officers, directors, customers, employees, agents, representatives, successors and assigns (collectively, “Health Net Indemnitees”) from and against any and all Losses suffered or incurred by any of them arising from, in connection with, or based on any of the following, whenever made:***

23.3	Infringement Claims

If any item used by Supplier to provide the Services or any Work Product becomes, or in Supplier’s reasonable opinion is likely to become, the subject of an infringement or misappropriation Claim, Supplier will, in addition to indemnifying Health Net Indemnitees as provided in this Section 23 (Indemnification) and to the other rights Health Net may have under this Agreement, and at law or equity, ***: (i) promptly *** secure the right to continue using the item or Work Product, or (ii) if this cannot be accomplished with Commercially Reasonable Efforts, then ***, replace or modify the item or Work Product to make it non-infringing or without misappropriation, while not degrading performance, functionality, or quality, increasing Health Net costs, or disrupting Health Net’s business operations, or (iii) if neither of the foregoing can be accomplished by Supplier with Commercially Reasonable Efforts, and only in such event, then upon at least one hundred eighty (180) days’ prior written notice to Health Net, (A) with respect to non-Work Product items, Supplier may remove the item from use in performing the Services, in which case Supplier’s Charges will be equitably adjusted to reflect such removal, and (B) in the case of Work Product, Supplier may recall the Work Product and shall refund to Health Net all Charges and fees paid by Health Net relating to such Work Product. If removal of the item from use in performing Services or recall of a Work Product causes the loss or degradation of the Services or any portion of the Services that is material to Health Net or has a material impact on Health Net, such loss, degradation or material impact will constitute a material breach of this Agreement by Supplier in respect of which Health Net may exercise its termination and other rights and remedies under this Agreement.

23.4	Indemnification By Health Net

Health Net will at its expense indemnify, defend and hold harmless Supplier, and its officers, directors, employees, agents, representatives, successors and assigns (collectively, “Supplier Indemnitees”) from and against any and all Losses suffered or incurred by any of them arising from, in connection with or based on any of the following, whenever made:

(a)	Any Claim by, on behalf of or relating to any of the Transitioned Employees with respect to matters occurring prior to the Transfer Date, excluding Claims for which Supplier is required to indemnify under Section Error! Reference source not found.;

(b)	Any Claim by, on behalf of or relating to any Supplier Personnel who are Transitioned Employee and which arises out of Health Net’s employee selection, communications, recruitment or hiring process relating to Health Net’s rehiring of such Transitioned Employees pursuant to the terms of this Agreement, except to the extent caused by the misrepresentation or wrongful actions by Supplier;

(c)

Any Claim relating to Health Net’s failure to observe or perform any duties or obligations to be observed or performed prior to the Effective Date by Health Net under any of the Health Net contracts referenced or identified in Section 11 (Transfer or Use of

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Resources) that are assigned to Supplier or for which Supplier has assumed financial, administrative or operational responsibility;

(d)	Any Claim relating to an alleged breach of Health Net’s obligations under Section 21 (Confidentiality) or the Business Associate Agreement;

(e)	Any Claim relating to an alleged breach of Health Net’s obligations under Section 27.6 (Legal Compliance);

(f)	Any Claim of infringement or misappropriation of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred because of systems or other items provided to Supplier by Health Net; and

(g)	Any Claim for death or bodily injury, or the damage, loss or destruction of real or tangible personal property of any third party (including employees of Health Net or Supplier or their respective subcontractors) brought against a Supplier Indemnitee alleged to have been caused by the tortious acts or omissions of Health Net, Health Net personnel or anyone else for whose acts Health Net is responsible. However, Health Net will have a right of contribution from Supplier with respect to the Claim to the extent Supplier’s comparative negligence is responsible for causing the alleged injury or damage, loss or destruction.

23.5	Indemnification Procedures

The following procedures will apply to Claims for which a Party seeks to be indemnified pursuant this Agreement:

(a)	Notice. Promptly after an indemnitee receives notice of any Claim for which it will seek indemnification pursuant to this Agreement, the indemnitee will notify the indemnitor of the Claim in writing. No failure to so notify the indemnitor will abrogate or diminish the indemnitor’s obligations under this Section 23 (Indemnification) if the indemnitor has or receives knowledge of the Claim by other means or if the failure to notify does not materially prejudice its ability to defend the Claim. Within fifteen (15) days after receiving an indemnitee’s notice of a Claim, but no later than ten (10) days before the date on which any formal response to the Claim is due, the indemnitor will notify the indemnitee in writing as to whether the indemnitor acknowledges its indemnification obligation and elects to assume control of the defense and settlement of the Claim (a “Notice of Election”).

(b)	Procedure Following Notice of Election. If the indemnitor timely delivers a Notice of Election to the address set forth in Section 27.4 acknowledging its indemnification obligation and electing to assume control of the defense and settlement of the Claim, it will be entitled to have sole control over the defense and settlement of the Claim. After delivering a timely Notice of Election acknowledging its indemnification obligation and electing to assume control of the defense and settlement of the Claim, the indemnitor will not be liable to the indemnitee for any legal expenses subsequently incurred by the indemnitee in defending or settling the Claim. In addition, the indemnitor will not be required to reimburse the indemnitee for any amount paid or payable by the indemnitee in settlement of the Claim if the settlement was agreed to without the written consent of the indemnitor.

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(c)	Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a timely Notice of Election for a Claim acknowledging its indemnification obligation and electing to assume control of the defense and settlement of the Claim, the indemnitee may defend and/or settle the Claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor, including payment of any settlement, judgment or award and the costs of defending or settling the Claim. The indemnitor will promptly reimburse the indemnitee upon demand for all Losses suffered or incurred by the indemnitee as a result of or in connection the Claim.

23.6	Subrogation

Upon fulfilling all of its obligations under this Section 23 (Indemnification) with respect to a Claim, including making payment in full of all amounts due pursuant to its indemnification obligations, the indemnitor will be subrogated to the rights of the indemnitee(s) with respect to that Claim.

24	LIABILITY

24.1	General Intent

Subject to the specific provisions of this Section 24 (Liability), it is the intent of the Parties that if a Party fails to perform its obligations in the manner required by this Agreement, that Party will be liable to the other Party for any actual damages suffered or incurred by the other Party as a result.

24.2	Limitations of Liability

(a)	Except as provided in Section 24.2(c), in no event, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort or otherwise), will a Party be liable to the other Party for indirect, incidental or consequential, exemplary, punitive or special damages of any kind or nature whatsoever (including, without limitation, lost revenues, profits, savings or business), even if such Party has been advised in advance of the possibility of such damages or such damages could have been reasonably foreseen by such Party.

(b)	Except as provided in Section 24.2(c), each Party’s total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) will be limited, in the aggregate, to an amount equal to ***. The limitations specified in this Section will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose. For purposes of this Section, fees shall be deemed payable when accrued to the benefit of and legally collectable by Supplier.

(c)	The limitations and exclusions of liability set forth in this Section 24.2 (Limitations of Liability) will not apply to any of the following: ***.

(d)	Without limiting (1) each Party’s responsibility for direct damages under the Agreement, and (2) each Party’s right to claim other direct damages, the following shall be considered direct damages and shall not be considered consequential damages to the extent they result from a Party’s failure to fulfill its obligations in accordance with this Agreement:

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(i)	***

(ii)	***

(iii)	***

(iv)	***

(v)	***

(vi)	***

(vii)	***

(viii)	***

(e)	Each Party has a duty to mitigate the damages suffered by it for which the other Party is or may be liable.

24.3	Force Majeure

(a)	No Party will be liable for any default or delay in the performance of its obligations under this Agreement (i) if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, pestilence, earthquake, elements of nature or acts of God, riots, or civil disorders, (ii) provided the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to Supplier by Supplier meeting its obligations for performing disaster recovery and business continuity services as described in this Agreement) (each such event a “Force Majeure Event”).

(b)	In such event the non-performing Party will be excused from further performance or observance of the obligations so affected for as long as such circumstances prevail and such Party continues to use Commercially Reasonable Efforts to recommence performance or observance without delay. Any Party so delayed in its performance will immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within twenty-four (24) hours of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. To the extent the provision of the Services or any part thereof is prevented or materially affected by a Force Majeure Event, Health Net’s obligation to pay Charges hereunder shall accordingly be reduced by an equitable amount (which in the case of total suspension of the Services would be an amount equal to the total charges hereunder for the period of suspension).

(c)

If any event under Section 24.3(a) substantially prevents, hinders or delays performance of the Services, then Supplier shall use Commercially Reasonable Efforts to identify another Supplier location from which it might provide the Services without interference from such event, and if Health Net requests, Supplier shall assist Health Net in identifying an alternate source that may be able to provide the Services to Health Net during the time of such Force Majeure Event. If any event under Section 24.3(a) substantially prevents, hinders or delays performance of the Services necessary for the

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performance of functions reasonably identified by Health Net as critical for more than *** consecutive business days, then at Health Net’s option: (i) Health Net may procure such Services from an alternate source, ***; (ii) Health Net may terminate any portion of this Agreement so affected ***; or (iii) Health Net may terminate this Agreement, ***, as of a date specified by Health Net in a written notice of termination to Supplier. Supplier will not have the right to any additional payments from Health Net for costs or expenses incurred by Supplier as a result of any Force Majeure Event.

(d)	A force majeure event will not relieve Supplier of its obligations to implement successfully all of the Services relating to disaster recovery services that are included in this Agreement within the time period described in this Agreement.

24.4	Disaster Recovery and Business Continuity

(a)	Supplier will at all times maintain disaster recovery and business continuity plans, procedures and capabilities with respect to each Supplier Facility that meets all reasonable Health Net and applicable regulatory requirements. With respect to disaster recovery Supplier will, at a minimum:

(i)	Perform functions in accordance with internationally accepted IT recovery planning standards and procedures agreed upon by Supplier and Health Net, which standards and procedures will provide fully integrated cross-functional recovery, as specified in the Procedures Manual and which will be no less stringent than the standards and procedures used at well-managed operations providing functions similar to the Services.

(ii)	Perform backups as specified in the Procedures Manual or as otherwise reasonably necessary to maximize availability of the Services during problems, such as disaster/business recovery functions for all Health Net Data, Equipment, Services, and Software.

(iii)	Maintain backup telecommunications services that will allow Health Net to dial-in to the hot site or any other remote facility used by Supplier during a disaster.

(iv)	Provide technology change and upgrade capability to ensure that contingency facilities stay current with the technology levels of the production systems.

(v)	Develop and maintain a plan for the transition back from the disaster recovery site to Supplier Facilities of the affected services and restoration of Services at the affected site upon cessation of the disaster.

(vi)	Upon cessation of the disaster, promptly implement the plan to restore the affected Services at the affected sites.

(vii)	Update and test not less often than annually Supplier’s disaster recovery and business continuity plans, procedures and capabilities with respect to each Supplier Facility and those related to or affecting the Services.

(viii)

Interface Supplier’s disaster recovery and business continuity plans, procedures and capabilities with, and provide support and assistance to Health Net in connection with Health Net’s semi-annual testing of, Health Net’s disaster

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recovery plans, processes and procedures.

(b)	Health Net will retain authority for developing policies and business requirements regarding contingency planning, disaster recovery and business continuity applicable to the Services and Health Net. Supplier will comply with the Health Net disaster recovery plan and all other Health Net disaster recovery policies and business requirements provided to Supplier, including any regulatory requirements relative to financial institutions, to the extent such plans, policies, requirements and regulations apply to the Services or to any Supplier Maintained Application. Supplier will develop and execute contingency planning and disaster recovery practices consistent with such policies, business requirements, and regulations. Health Net will, from time to time, review and modify the policies and business requirements and such modifications will be implemented by Supplier. Health Net may from time to time request, and Supplier shall provide to Health Net upon such request, copies of Supplier’s then-current disaster recovery and business continuity plans, procedures and capabilities and the results of any tests thereof.

25	RULES OF CONSTRUCTION

25.1	Entire Agreement

(a)	Subject to Section 25.1(b), this Agreement – consisting of the signature page, these Terms and Conditions and the attached Schedules and Exhibits – constitutes the entire agreement between the Parties with respect to its subject matter and merges, integrates and supersedes all prior and contemporaneous agreements and understandings between the Parties, whether written or oral, concerning its subject matter.

(b)	Notwithstanding the foregoing, the Parties intend that the Staff Augmentation Agreement shall continue to remain in effect unless and until such Staff Augmentation Agreement expires or is terminated pursuant to the terms of such Staff Augmentation Agreement. In addition, for the avoidance of doubt, no volume discounts or other terms set forth in the Staff Augmentation Agreement are applicable to this Agreement unless expressly so referenced in this Agreement.

25.2	Contracting Parties; No Third Party Beneficiaries

This Agreement is entered into solely between, and may be enforced only by, Health Net and Supplier. This Agreement does not create any legally enforceable rights in third parties, including suppliers, subcontractors and customers of a Party, except as provided in this paragraph and Section 23 (Indemnification).

25.3	Contract Amendments and Modifications

Any terms and conditions varying from this Agreement on any order or written notification from either Party will not be effective or binding on the other Party. This Agreement may be amended or modified solely in a writing signed by an authorized representative of each Party.

25.4	Governing Law

This Agreement and performance under it shall be governed by and construed in accordance with the laws of the state of New York without regard to its choice of law principles.

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25.5	Relationship of the Parties

Supplier, in furnishing the Services, is acting as an independent contractor. Supplier has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier under this Agreement. Supplier is not an agent or partner of Health Net and has no authority to represent or bind Health Net as to any matters, except as expressly authorized in this Agreement. This Agreement establishes a nonexclusive relationship between the Parties.

25.6	Consents and Approvals

Where approval, acceptance, consent or similar action by either Party is required under this Agreement, such action will not be unreasonably delayed, conditioned or withheld unless this Agreement expressly provides that it is in the discretion of the Party. No approval or consent given by a Party under this Agreement will relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement (except to the extent, if any, expressly provided in such approval or consent). Each Party will, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to this Agreement.

25.7	Waiver

No failure or delay by a Party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. If a Party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy that Party may have.

25.8	Remedies Cumulative

Except as otherwise expressly provided in this Agreement, all remedies provided in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to a Party under this Agreement, at law, or in equity.

25.9	References

(a)	The section headings and the table of contents used in this Agreement are for convenience of reference only and will not enter into the interpretation of this Agreement.

(b)	Unless otherwise indicated, section references are to sections of the document in which the reference is contained. For example, section references in these Terms and Conditions are to sections of the Terms and Conditions and, likewise, section references in a Schedule to this Agreement are to sections of that Schedule.

(c)	References to numbered (or lettered) sections of this Agreement also refer to and include all subsections of the referenced section.

(d)	Unless otherwise indicated, references to Schedules to this Agreement also refer to and include all Exhibits to the referenced Schedule.

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25.10	Rules of Interpretation

(a)	Unless the context requires otherwise, (i) “including” (and any of its derivative forms) means including but not limited to, (ii) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, (iii) “will” and “shall” are expressions of command, not merely expressions of future intent or expectation, (iv) “written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Section 27.4 (Notices) in those and other circumstances, (v) use of the singular imports the plural and vice versa, and (vi) use of a specific gender imports the other gender(s).

(b)	References in the Agreement to “hours”, “days”, or “years” that do not specifically refer to Business Hours, Business Days or Contract Years are references to clock hours, calendar days, or calendar years, respectively, unless otherwise provided.

25.11	Order of Precedence

If there is any conflict between this Agreement and any document incorporated by reference into this Agreement, the Parties shall attempt to read any such conflicting provisions consistently, however, in the event such a consistent reading cannot be accomplished, the order of precedence will be as follows: (a) the Terms and Conditions and any amendments thereto, (b) the Schedules, Exhibits and other attachments to this Agreement, and (c) other documents incorporated by reference.

25.12	Severability

If any provision of this Agreement conflicts with the Law under which this Agreement is to be construed or if any provision of this Agreement is held invalid, illegal, or otherwise unenforceable by a competent authority, such provision will, if possible, be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. In any event, the remainder of this Agreement will remain in full force and effect.

25.13	Counterparts

This Agreement may be executed in several counterparts and by facsimile or PDF signature, all of which taken together constitute a single agreement between the Parties. Each signed counter-part, including a signed counterpart reproduced by reliable means (including facsimile and PDF), will be considered as legally effective as an original signature.

25.14	Reading Down

If a provision of this Agreement is reasonably capable of an interpretation which would make that provision valid, lawful and enforceable and an alternative interpretation that would make it unenforceable, illegal, invalid or void then, so far as is possible, that provision will be interpreted or construed to be limited and read down to the extent necessary to make it valid and enforceable.

26	DISPUTE RESOLUTION

Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement or with respect to performance by Supplier or Health

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Net, will be resolved as provided in this Section 26 (Dispute Resolution).

26.1	Informal Dispute Resolution

(a)	Subject to Section 26.1(b), the Parties initially will attempt to resolve any dispute arising out of or relating to this Agreement informally in accordance with the following:

(i)	Within ten (10) days after a Party receives notice of a dispute from the other Party (“Dispute Date”), it will designate a senior representative (i.e., a person whose rank within the company is superior to, in the case of Supplier, the Client Partner, and in the case of Health Net, the Health Net Program Manager) who does not devote substantially all of his time to performance under this Agreement, who will offer to meet with the designated senior representative of the other Party for the purpose of attempting to resolve the dispute amicably.

(ii)	The appointed representatives will meet promptly to discuss the dispute and attempt to resolve it without the necessity of any formal proceeding. They will meet as often as the Parties deem necessary in order that each Party may be fully advised of the other’s position. During the course of discussion, all reasonable requests made by one Party to the other for non-privileged information reasonably related to the matters in dispute will be honored promptly.

(iii)	The specific format for the discussions will be left to the discretion of the appointed representatives.

(b)	Formal dispute resolution may be commenced by a Party upon the first to occur of any of the following:

(i)	the appointed representatives conclude in good faith that amicable resolution of the dispute through continued negotiation does not appear likely;

(ii)	thirty-five (35) days have passed from the Dispute Date (this period will be deemed to run notwithstanding any claim that the process described in this Section 26.1 (Informal Dispute Resolution) was not followed or completed); or

(iii)	commencement of formal dispute resolution is deemed appropriate by a Party to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 26.4 (Equitable Remedies), that a breach of this Agreement by the other Party is such that a temporary restraining order or other injunctive or conservatory relief is necessary.

26.2	Litigation

For all litigation which may arise with respect this Agreement, the Parties irrevocably and unconditionally submit (a) to the exclusive jurisdiction and venue (and waive any claim of forum non conveniens and any objections as to laying of venue) of the United States District Court for the Central District of California, or (b) if such court does not have subject matter jurisdiction, to the Superior Court of the State of California, Los Angeles County in connection with any action, suit or proceeding arising out of or relating to this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against

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which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.

26.3	Continued Performance

Each Party agrees (a) to continue performing its obligations under this Agreement while a dispute is being resolved except (and then only) to the extent performance is prevented by the other Party or the issue in dispute precludes performance, and (b) not to take any action that intentionally obstructs, delays, or reduces in any way the performance of such obligations. For the avoidance of doubt, a good faith dispute regarding invoiced charges and Health Net’s withholding payment of disputed charges as permitted under this Agreement will not be considered to prevent Supplier from performing the Services or preclude performance by Supplier, nor will this Section 26.3 be interpreted to limit either Party’s right to terminate this Agreement as provided in Section 16 (Termination).

26.4	Equitable Remedies

Each Party acknowledges that a breach of any of its obligations under the Sections of this Agreement listed below, or its infringement or misappropriation of any Intellectual Property Rights of the other Party, may irreparably harm the other Party in a way that could not be adequately compensated by money damages. In such a circumstance, the aggrieved Party may (in addition to all other remedies and rights) proceed directly to court notwithstanding the other provisions of this Section 26 (Dispute Resolution). If a court of competent jurisdiction should find that a Party has breached (or attempted or threatened to breach) any such obligations, such Party agrees that without posting bond or proving damages and without any additional findings of irreparable injury or other conditions to injunctive relief, it will not oppose the entry of an appropriate order compelling its performance of such obligations and restraining it from any further breaches (or attempted or threatened breaches) of such obligations. The following Sections are subject to this paragraph:

(a)	Section 14 (Data Security and Protection);

(b)	Section 15 (Intellectual Property Rights);

(c)	Section 16 (Termination);

(d)	Section 21 (Confidentiality); and

(e)	Section 23 (Indemnification).

26.5	Waiver of Jury Trial

THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE PERFORMANCE OR BREACH OF THIS AGREEMENT, OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court or other tribunal (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY

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TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, AND RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a consent to a trial by the court.

26.6	Disclaimer of Uniform Computer Information Transactions Act

TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES DISCLAIM AND NONE OF THIS AGREEMENT SHALL BE SUBJECT TO THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT (“UCITA”) (PREPARED BY THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS) AS CURRENTLY ENACTED OR AS MAY BE ENACTED, CODIFIED OR AMENDED FROM TIME TO TIME BY ANY JURISDICTION. TO THE EXTANT THAT ANY ASPECT OF THIS AGREEMENT OR ANY LICENSE GRANTED UNDER THIS AGREEMENT IS UNCLEAR OR DISPUTED BY THE PARTIES AND UCITA, IF APPLIED, WOULD CLARIFY SUCH LICENSE OR RESOLVE SUCH DISPUTE, THE PARTIES AGREE TO CLARIFY SUCH LICENSE OR RESOLVE SUCH DISPUTE INDEPENDENTLY OF UCITA BY APPLYING THE INTENT OF THE PARTIES AT THE TIME THAT THEY ENTERED THIS AGREEMENT.

27	GENERAL

27.1	Binding Nature and Assignment

This Agreement is binding on the Parties and their respective successors and permitted assigns. Supplier acknowledges that the Services are personal in nature and that, as a result, Supplier may not assign this Agreement or delegate its rights or obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of Health Net. Health Net may not assign this Agreement or delegate its rights or obligations under this Agreement without the prior written consent of Supplier except to a Health Net Affiliate or to the successor in a merger or reorganization of Health Net or an entity that acquires Control of Health Net or acquires all or substantially all of Health Net’s business or assets. Any attempted assignment in violation of this Section 27.1 will be void and will constitute a material breach of this Agreement by the Party attempting the assignment. A Party assigning this Agreement or delegating its rights or obligations under this Agreement must provide prompt notice of the assignment or delegation to the other Party after its effective date.

27.2	Nondiscrimination

Neither Party shall discriminate against any Beneficiary in the provision of Services hereunder, whether on the basis of the Beneficiary’s coverage under a Benefit Program, age, sex, marital status, sexual orientation, race, color, religion, ancestry, national origin, disability, handicap, health status, source of payment, utilization of medical or mental health services or supplies, or other unlawful basis including, without limitation, the filing by such Beneficiary of any complaint, grievance or legal action against Supplier, Health Net, or a Health Net Affiliate. Supplier agrees to make reasonable accommodations for Beneficiaries with disabilities or handicaps, including but not limited to, providing auxiliary aids and services to Beneficiaries at Supplier’s expense, as required by law.

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27.3	Beneficiary Hold Harmless

Supplier will (a) not hold any Beneficiary liable for fees that are the responsibility of Health Net or a Health Net Affiliate; and (b) ensure that Supplier’s subcontractors will not hold any Beneficiary liable for fees that are the responsibility of Health Net or a Health Net Affiliate.

27.4	Notices

(a)	All notices, requests, demands and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) on the designated day of delivery after being timely given to an express overnight courier with a reliable system for tracking delivery, (iii) six (6) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested and postage prepaid, and addressed as follows:

(i)	In the case of Health Net:

Health Net, Inc.

21650 Oxnard Street

Woodland Hills, CA 91367

Attn: Chief Procurement Officer

With a copy to:

Health Net, Inc.

21650 Oxnard Street

Woodland Hills, CA 91367

Attn: General Counsel

(ii)	In the case of Supplier:

Cognizant Technology Solutions US Corporation

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

Attn: General Counsel

(b)	A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

27.5	Non-solicitation of Employees

(a)	Subject to the provisions of Schedule E, Supplier will not solicit or seek to procure the employment of any Health Net personnel, either directly or indirectly (other than by general advertising not specifically targeted at Health Net’s employees) until twelve (12) months after the date on which any such Health Net personnel ceases to be employed by Health Net, without the prior written consent of Health Net.

(b)	Subject to the provisions of Sections 16.5(a) and 11.9(b), Health Net will not *** the employment of any Supplier Personnel, either directly or indirectly (other than by general advertising not specifically targeted at Supplier’s employees) until *** after the date that any such Supplier Personnel has ceased performing Services under this Agreement, without the prior written consent of Supplier.

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27.6	Legal Compliance

(a)	Each Party agrees at its cost and expense to obtain all necessary regulatory approvals applicable to its business, to obtain any necessary licenses or permits for its business and to comply with all Laws applicable to its business (or that of any of its Affiliates) or the performance of any of its obligations under this Agreement.

(b)	In addition, in the case of any Laws that are specifically applicable to the Services rendered by Supplier or to Supplier as a provider of the Services to Health Net and its Affiliates, Supplier shall perform its obligations under this Agreement in compliance with any associated Health Net standards, policies and requirements that have been disclosed to Supplier in writing. If a Party is charged with failing to comply with any such Laws, it shall promptly notify the other Party of the charges in writing.

(c)	Each Party will bear the risk of and have Financial Responsibility for any change in Laws applicable to it or its Affiliates, or their respective businesses, or the performance of its obligations under this Agreement. If a change to any Law applicable to Health Net results in the need for a change to a Service or charges hereunder (the foregoing, a “Regulatory Change”), Supplier shall make that Regulatory Change as soon as reasonably possible. The Parties shall seek to agree to the details and cost of the Regulatory Change in accordance with the Change Control Process. If there is any disagreement between the Parties regarding any Regulatory Change or potential Regulatory Change, then: (i) Health Net shall have the right to determine: (A) whether a Regulatory Change is required; and (B) how Supplier should implement that Regulatory Change; and (ii) as and if approved by Health Net, Health Net shall pay Supplier’s reasonably incurred and properly evidenced labor and materials costs of implementing the Regulatory Change; provided that if the Regulatory Change is carried out for other customers of Supplier, Health Net shall only bear an equitable proportion of Supplier’s reasonably incurred and properly evidenced labor and materials costs.

27.7	Covenant of Good Faith

Each Party, in its respective dealings with the other Party under or in connection with this Agreement, will act reasonably and in good faith.

27.8	Public Disclosures

All media releases, public announcements and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including pro-motional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, will be coordinated with and approved by the other Party prior to release.

27.9	Service Marks

Supplier will not, without Health Net’s consent, use the name, service marks or trademarks of Health Net in any advertising or promotional materials prepared by or on behalf of Supplier.

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27.10	Mutually Negotiated

No rule of construction will apply in the interpretation of this Agreement to the disadvantage of one Party on the basis that such Party put forward or drafted this Agreement or any provision of this Agreement.

IN WITNESS WHEREOF, Health Net and Supplier have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

Health Net, Inc.		Cognizant Technology Solutions U.S. Corporation

By:	/s/ James E. Woys	By:	/s/ Dana Gilbert
Print Name:	James E. Woys	Print Name:	Dana Gilbert
Title:	Chief Operating Officer	Title:	Vice President
Date:	September 30, 2008	Date:	September 30, 2008

Terms and Conditions	69	Health Net / Cognizant Confidential

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SCHEDULE A

SCOPE OF SERVICES

Schedule A	A-i	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE A

SCOPE OF SERVICES

1.	INTRODUCTION		1

	1.1	General.	1

	1.2	Hours of Coverage.	2

	1.3	Definitions.	2

	1.4	Application Portfolio.	2

	1.5	Technical Solution.	3

2.	CROSS-FUNCTIONAL SERVICES		3

	2.1	Account Management.	3

	2.2	Account Planning and Analysis.	4

	2.3	Development Related Managed Third Party Contracts.	5

	2.4	Project Management.	7

	2.5	Continuous Process Improvement Services.	9

	2.6	Service Level Monitoring and Reporting.	9

	2.7	IT Continuity & Disaster Recovery Services.	10

	2.8	Training Services.	12

	2.9	Documentation.	15

	2.10	Change and Release Management; Software Distribution.	15

	2.11	Software Configuration Management.	18

	2.12	Availability Management.	20

	2.13	Security Management.	21

	2.14	Information Retention.	23

3.	APPLICATION SUPPORT SERVICES		23

	3.1	Application Maintenance Services.	23

	3.2	Operational Support Services.	27

	3.3	Service Request and Trouble Ticket Management.	41

	3.4	Minor Enhancement Services.	45

4.	Software Quality Assurance/TESTING SERVICES.		45

	4.2	Testing Center of Excellence (TCOE).	48

	4.3	General Management and Oversight of Testing Services.	50

	4.4	Execution of Tests.	51

	4.5	Integration and Testing.	53

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5.	Section 5: Application Development Services Requirements		61

	5.1	Planning and Analysis	61

	5.2	Requirements Definition	63

	5.3	Design Specifications	64

	5.4	Programming/Development	66

	5.5	Unit Testing	67

	5.6	Health Net Project Development Process	70

Schedule A	A-iii	Health Net / Cognizant Confidential

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List of Exhibits

Exhibit A-1:	Intentionally Blank

Exhibit A-2:	Transition Description

Attachment A-2-1:	Transition Plan

Exhibit A-3:	Solution Description

Exhibit A-4:	In-Scope Applications

Exhibit A-5:	Change Control Process

Exhibit A-6:	Project Framework

Attachment A-6-1:	Deliverable Acceptance Procedures

Exhibit A-7:	In-Flight Projects

Exhibit A-8:	Testing Center of Excellence

Exhibit A-9:	SAP Roles and Responsibilities Matrix

Exhibit A-10:	Intentionally Blank

Exhibit A-11:	Network Diagram

Schedule A	A-iv	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE A

SCOPE OF SERVICES

1.	INTRODUCTION

1.1	General.

(a) This Schedule A (Services) describes, among other things, the application development, testing, and maintenance and support Services to be performed and delivered by Supplier under this Agreement; the service delivery environments from which Supplier will perform and deliver the Services; and the solution that Supplier will implement or use in performing the Services. These Services are separated into sections within this Schedule A. These sections are related to Application Support Services, Software Quality/Assurance Testing Services, and Application Development Services. The Services that are primarily associated with each section can be found under the respective section. The separation of Services into the section is for organizational purposes only and is not intended to restrict that service only to the specific section within which such service is described.

(i) Cross-Functional Services:

(A)	Account management and planning, including the development of strategy to meet the goals of the project, the initiative or the overall goals of Health Net.

(B)	Project management, work authorization, training, security, and disaster recovery considerations; and

(C)	Monitoring and performing all tasks and responsibilities for management documentation and management reporting in a form and format reasonably requested by Health Net.

(ii) Application Support Services: This is concerned with how the applications run in the technical and business environment. Tasks include: maintenance, performing all the items necessary to support Software, including technology planning, performance levels, availability levels, Software currency, operational support, End User assistance, Problem management, Incident management, security, disaster recovery, minor enhancements, and data and user management.

(iii) Software Quality Assurance/Testing: The progressive transition of Software and configurations from proof of concept through delivery into stable delivery to production.

(iv) Application Development Services: These Services include performing the construction of Software, proof of concept, management of Software, configuration of systems, parameter changes, related testing, and implementation of Software and Software tools used to provide the Services.

(b) The Services are required for Health Net’s business operations in the United States, including its territories.

(c) References to specific resources (e.g., tools, systems) in this Schedule A that are used by Supplier in performing the Services, shall be deemed to include successor or replacement resources where Supplier implements any such successor or replacement resources.

Schedule A	A-1	Confidential

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(d) Supplier shall manage and perform the Services in a tightly integrated manner (with appropriate consideration given at all times to the impact of change to all Services) without regard to technology platform. All changes to the In-Scope Applications should follow Application Development life cycle procedures.

(e) All Equipment, Software and Services shall meet the configuration, performance, information system security, and standardization requirements as defined by the Health Net IT architectural standards.

(f) Supplier shall provide such information as may be requested by Health Net from time to time to support Health Net’s investigation into potential violations of Health Net’s policies and procedures; and

(g) All communications and documentation will be in English.

1.2	Hours of Coverage.

The hours of coverage are set forth in Exhibit A-3 (Solution Description).

1.3	Definitions.

Capitalized terms not defined in this Schedule A shall have the meaning given them in Schedule Q (Glossary) or elsewhere in this Agreement.

(a) “Associated Tools and Software” means the tools and Software that are components of the applications listed in Exhibit A-4. The Associated Tools and Software are set forth in Exhibit J-3 to Schedule J, provided that Exhibit J-3 is not an exhaustive list of the third party tools and Software that are components of the In-Scope Applications, nor does it include any Health Net owned tools and Software that are components of the In-Scope Applications. Any such tools and Software that are not listed on Exhibit A-4 shall nonetheless be deemed part of the Associated Tools and Software for purposes of this Agreement.

(b) “Development Related Managed Third Parties” means the third party vendors under the Development Related Managed Third Party Contracts.

(c) “Development Related Managed Third Party Contracts” shall mean Health Net’s contracts for the following third party products: Unity, Macess, IVR, Value Tech, and iMANY.

(d) “In-Scope Applications” means collectively the applications set forth in Exhibit A-4, and their respective interfaces, data bases, data files, configurations, reports, tasks, job schedules, job documentation, disaster recovery processes, recovery processes, Source Code, development tools, screens and web pages.

(e) “Project” (whether or not capitalized) means an AD Project, Minor Enhancement, or other discrete non-recurring Service that has Deliverables and requires startup, planning, execution, and completion.

1.4	Application Portfolio.

Supplier shall perform the Services for all of the In-Scope Applications and, where applicable, the Associated Tools and Software.

Schedule A	A-2	Health Net / Cognizant Confidential

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1.5	Technical Solution.

Attached hereto as Exhibit A-3 is a draft, high level solution (the “Technical Solution”), describing how Supplier will be performing the Services and meeting Health Net’s business requirements as described in this Agreement (including this Schedule and the Exhibits attached hereto). Within sixty (60) days following the Effective Date, Supplier shall be responsible for revising, elaborating on, fully describing, and finalizing the Technical Solution. The Technical Solution may not modify or change the scope of Services to be provided under, or any other terms or conditions of, this Agreement, and shall be provided to Health Net for review, comment and approval. Such detailed Technical Solution, including reasonable comments or suggestions of Health Net, shall be incorporated into the Technology Plan described in Section 17.6 of the Terms and Conditions. Supplier shall perform the Services in accordance with the Technology Plan and the Technical Solution. The network diagram, which depicts the network portion of the Technical Solution is attached as Exhibit A-11 to this Schedule A.

2.	CROSS-FUNCTIONAL SERVICES

Supplier shall provide the following cross-functional Services (the “Cross Functional Services”) as such Services relate to the Application Support Services, Application Development Services, Quality Assurance/Testing Services, and any other Services the Parties may add to the scope of this Agreement. In the event that Health Net terminates the provision of any part of the Services pursuant to this Agreement, Supplier shall continue to provide the Services set forth in this Section 2 as such Services relate to the remaining Services.

2.1	Account Management.

Account management Services are those Functions associated with the ongoing management of the Services environment. Supplier shall perform the account management Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 1. Account Management Roles and Responsibilities

Account Management Roles and Responsibilities		Supplier	Health Net
1.	Develop and document account management reporting procedures.	X

2.	Approve account management reporting procedures.		X

3.	Develop a user guide that defines Supplier’s Services (and how the End Users can use the Services) in a format that is easily understood by the End Users.	X

4.	Develop a service ordering process that clearly defines to the End User how to order, change or delete services.	X

5.	Develop and document criteria and formats for administrative, service activity and Service Level reporting.	X

6.	Approve a “user” guide, service ordering process and all reporting criteria and formats.		X

Schedule A	A-3	Health Net / Cognizant Confidential

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Account Management Roles and Responsibilities		Supplier	Health Net
7.	Develop and implement customer satisfaction program for tracking the quality of Service delivery to End Users across the Services.	X

8.	Approve customer satisfaction program and monitor results.		X

9.	Measure, analyze and report system and service performance relative to requirements.	X

10.	Prepare performance and other Service Level reports and provide as scheduled.	X

11.	Prepare and provide activities reports.	X

12.	Prepare reports on statistics and trends.	X

13.	Perform operations inspections and other Service-related inspections to verify quality and accuracy of the Services.	X

2.2	Account Planning and Analysis.

Account planning and analysis Services are the Functions associated with the research of new technical trends, products and services, such as Equipment, Software, business applications and business processes that offer opportunities to improve the efficiency and effectiveness of the Services, as well as enhance Health Net’s competitive business advantage. Supplier shall perform the planning and analysis Services across all areas of service, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 2. Planning and Analysis Roles and Responsibilities

Planning and Analysis Roles and Responsibilities		Supplier	Health Net
1.	Define Health Net business, functional, availability and service requirements at the enterprise level.		X

2.	Propose planning and analysis activities to improve the Services, including improvements for operational efficiencies and risk mitigation strategies.	X

3.	Review and approve services and standards for planning and analysis activities.		X

4.	Recommend policies and procedures to perform planning and analysis activities affecting all aspects of Services.	X

Schedule A	A-4	Health Net / Cognizant Confidential

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Planning and Analysis Roles and Responsibilities		Supplier	Health Net
5.	Review, authorize, and approve policies and procedures for the performance of planning and analysis activities.		X

6.	Continuously monitor technical trends through independent research; document and report on products and services with potential use for Health Net on a quarterly basis.	X

7.	Provide feasibility studies for the implementation of new technologies (including security-related technologies) that best meet Health Net business needs and cost, performance and quality objectives; present the findings of such feasibility studies to Health Net on a quarterly basis.	X

8.	Conduct annual technical and business planning sessions to establish standards, architecture and project initiatives.		X

9.	Participate in annual technical and business planning sessions to establish standards, architecture and project initiatives.	X

10.	Conduct planning for application currency (advantages of new versions of applications, upgrades, patches, end of maintenance etc.)	X

11.	Participate in planning for application currency.		X

12.	Conduct semiannual technical reviews.	X

13.	Conduct semiannual workshops on industry trends and best practices.	X

14.	Participate by collaborating with Health Net and other third parties as required, in application security planning.	X

2.3	Development Related Managed Third Party Contracts.

Supplier will manage Application Development Services and Application Support Services activities under the Development Related Managed Third Party contracts in accordance with the requirements of this Agreement. Heath Net shall have the right to add additional Development Related Managed Third Party Contracts by sending written notice to Supplier and through the Change Control Process. Based upon guidance and direction from Health Net, Supplier shall act in Health Net’s interests at all times with regard to this responsibility. Without limiting the generality of the foregoing, Supplier’s responsibility with respect to such Development Related Managed Third Party Contracts shall include:

Schedule A	A-5	Health Net / Cognizant Confidential

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(a) Services Solution. Supplier shall provide solution management services for the overall solution comprising the Services and related services provided to Health Net by Supplier and the Development Related Managed Third Parties (the “Services Solution”).

(b) Supplier Evaluation and Selection. At Health Net’s request, Supplier shall provide Services to assist in defining criteria and measuring the adequacy of Development Related Managed Third Parties products to meet Health Net’s needs. Such activities may entail request for proposals, evaluation of responses, participation in proof of concept demonstrations, functional analysis and financial analysis.

(c) Contract Management. Supplier shall have access to all the Development Related Managed Third Party Contracts. Supplier is responsible for managing, facilitating, and directing communications between and among Health Net, Supplier, the Development Related Managed Third Parties, and other third parties. This responsibility shall include, if requested by Health Net, being Health Net’s initial point of contact for all issues and communications with any Development Related Managed Third Party, including issues regarding problem management and resolution.

(d) Technology Management. Supplier shall maintain an up-to-date view of the services provided by Development Related Managed Third Parties pursuant to the Development Related Managed Third Party Contracts set forth in Schedule I in order to stay informed of current technology and costs for such technology and trends.

(e) Performance Management. Supplier shall assist in managing the performance of Development Related Managed Third Parties, including: (i) monitoring, overseeing and verifying that the Development Related Managed Third Parties are performing all of their services and complying with all of their obligations to Health Net that are being managed by Supplier, in the required manner and within required time frames; (ii) reasonably cooperating in reviewing and verifying the accuracy of, all invoices to be paid by Health Net to Development Related Managed Third Parties relating to such managed services; and (iii) overseeing any changes to services provided by Development Related Managed Third Parties, including verifying that such modifications are performed within required time frames and in accordance with the Development Related Managed Third Party’s obligations, and providing progress reports to Health Net at regular intervals.

(f) Reporting Services. Supplier shall report to Health Net regarding Development Related Managed Third Parties, on no less than a quarterly basis. Such reporting shall detail the status on the activities described in this Section 2.3, including:

(i) Recommending to Health Net alternative courses of action with regard to (A) particular Development Related Managed Third Parties, (B) any modification to the overall combination of services comprising the Services Solution, and (C) any additional services from Supplier or third parties from which the Services Solution could benefit; and

(ii) Assisting Health Net with a plan to exploit market changes for the benefit of Health Net.

(g) Contract Negotiation. At Health Net’s request, Supplier shall assist and provide information to Health Net in order that Health Net negotiate contracts with existing and potential Development Related Managed Third Parties.

(h) Project Initiation and Management. At Health Net’s request, Supplier shall work with the Development Related Managed Third Party to initiate and manage all projects which Health Net would

Schedule A	A-6	Health Net / Cognizant Confidential

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like the Development Related Managed Third Parties to perform, including creating modifications to such third party Software as may be necessary to keep them operational or create new functionality. Supplier shall support Health Net in conducting negotiations for projects with Development Related Managed Third Parties. Unless otherwise directed by Health Net, Supplier shall evaluate the project request issued by Health Net, provide assistance to Health Net in conducting all bids, drafting any necessary RFP’s or other paperwork, and drafting and complete all required documents in accordance with Health Net policy and procedures, this Agreement, or the applicable third party contract, as applicable.

(i) Partial Responsibility. For any particular (i) Development Related Managed Third Party or (ii) service provided by a Development Related Managed Third Party, Health Net may require that Supplier perform only a subset of the responsibilities required under this Section 2.3, as opposed to all of the responsibilities required hereunder.

(j) Health Net Obligations. Supplier shall know, and use Commercially Reasonable Efforts to inform Health Net, of the performance obligations of a member of Health Net under Development Related Managed Third Party Contracts.

2.4	Project Management

As part of the Services, Supplier shall manage and complete Health Net projects in accordance with Exhibit A-6 (Project Framework). Exhibit A-6 sets forth the process to be followed by the Parties (1) in establishing the cost and time frames of projects, and (2) authorizing, controlling and managing projects throughout their life cycle. Supplier shall propose, implement and utilize industry standard project management methodologies and processes for all projects (chargeable and non-chargeable) commensurate with the duration, scope and criticality of the project to successfully complete the project. The processes will be approved by Health Net, and will include developing and adhering to processes and documentation addressing the following:

(a) Planning projects, including:

(i) Forming project teams;

(ii) Defining the specific activities that must be performed to produce the various project deliverables;

(iii) Sequencing the activities and documenting dependencies, estimating the time needed to complete individual activities, and analyzing the activity sequences, activity durations, and resource requirements;

(iv) Performing risk management planning, identifying quantitative and qualitative risks, and documenting the characteristics of each;

(v) Using Planview or approved equivalent tool for reporting project updates and status;

(vi) Determining which resources (e.g., people, hardware, and materials) and which quantities of each should be used to perform project activities;

(vii) Assigning the human resources needed to work on the project;

(viii) Developing an estimate of the resource costs required to complete the project;

Schedule A	A-7	Health Net / Cognizant Confidential

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(ix) Identifying which quality standards are relevant to the project and how they can be satisfied;

(x) Identifying, documenting, and assigning project roles, responsibilities, and reporting relationships;

(xi) Determining the information and communications needs of the stakeholders;

(xii) Developing procedures and techniques to enhance opportunities and to reduce threats to the project;

(xiii) Providing inputs in support of any procurement needs of the In-Scope Applications; and

(xiv) Developing project plans by taking the results of the above and incorporating them into consistent, coherent documents that can be used to guide both project execution and project control. The project plans include planning inputs, historical information, organizational policies, constraints, and assumptions.

(b) Monitoring and controlling projects, including:

(i) Managing personnel assigned to projects;

(ii) Implementing appropriate project management methodology, including the use of approved project management tools;

(iii) Preparing performance, financial, utilization and status reports;

(iv) Providing appropriate access to information and project management templates;

(v) Coordinating changes across/within projects;

(vi) Controlling changes to project scope;

(vii) Controlling changes to project schedules;

(viii) Controlling changes to project budgets;

(ix) Determining if projects comply with relevant quality standards and identifying ways to eliminate unsatisfactory performance; and

(x) Tracking identified risks, monitoring residual risks, identifying new risks and executing risk plans and evaluating their effectiveness in reducing risk.

(c) Upon mutual agreement by the Parties, assist Health Net procure third party supplied items if Supplier can obtain third party supplier items upon more favorable terms than Health Net would be able to obtain such items; and

(d) Executing project plans by performing the activities therein, including:

(i) Delivering projects;

Schedule A	A-8	Health Net / Cognizant Confidential

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(ii) Evaluating overall project performance on a regular basis to confirm projects will satisfy the relevant quality standards;

(iii) Developing individual and group skills/competencies to enhance project performance;

(iv) Conducting acceptance activities (e.g., testing and quality assurance activities);

(v) Closing out projects and resolving any open items;

(vi) Providing administrative closure by generating, gathering, and disseminating information and formalizing phase or project completion, including evaluating projects and compiling lessons learned for use in planning future projects or phases; and

(vii) Providing summary report from each previous project meeting.

2.5	Continuous Process Improvement Services

Supplier will be responsible for establishing, implementing, managing and maintaining a set of processes and procedures with which it continually monitors and analyzes its service delivery methods and procedures using industry recognized best practices to identify weaknesses and opportunities for improvement in its service delivery methods and procedures and to systematically implement those improvements. Supplier will provide quarterly reports on its continuous process improvement activities, and where appropriate, allow Health Net to provide input into the process.

Table 3. Continuous Process Improvement

Planning and Analysis Roles and Responsibilities		Supplier	Health Net
1.	Recommend structure to have quarterly reports, including costs and benefits that will provide enhancements with significant benefits to Health Net.	X

2.	Review and approve design enhancements and standards for continuous process improvement.		X

3.	Perform business liaison function to Health Net business and operational units.		X

4.	Execute creation of project, policy modification, or procedure modifications for process improvement once approved by Health Net.	X

2.6	Service Level Monitoring and Reporting.

Service Level monitoring and reporting Services are those Functions associated with monitoring of service delivery with respect to Service Levels. Supplier shall report performance management information (e.g., performance metrics, and system level information) to the designated Health Net

Schedule A	A-9	Health Net / Cognizant Confidential

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representative in a format agreed to by Health Net. Supplier shall perform the Service Level monitoring and reporting Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 4. Service-Level Monitoring and Reporting Responsibilities

Service Level Monitoring Roles and Responsibilities		Supplier	Health Net
1.	Measure, analyze, and provide management reports on performance relative to Service Level requirements.	X

2.	Develop Service Level improvement plans.	X

3.	Review and approve improvement plans.		X

4.	Implement improvement plans.	X

5.	Report on Services performance improvement results.	X

6.	Coordinate Service Level monitoring for Managed Third Party contracts to the extent that the Service Levels agreements and monitoring information are made available to the Supplier.	X

7.	Review and approve SLA metrics and performance reports.		X

2.7	IT Continuity & Disaster Recovery Services.

(a) IT continuity and disaster recovery Services are the Functions associated with implementation, maintenance and testing of a mutually agreed-upon technology business continuity plan (the “TBCP”) and solution for the Services.

(b) Supplier will comply with Health Net’s disaster recovery policies and business requirements, including any applicable regulatory requirements, to the extent such plans, policies, requirements and regulations apply to the Services. Supplier shall also maintain and provide Health Net with disaster recovery plans for all of Supplier’s service components (such as the facilities, operating platforms, etc.) that are required to perform the Services, and implement such plans in the event of a disaster.

(c) Supplier shall follow the existing TBCP in effect immediately prior to the Effective Date. Supplier shall provide recommendations to update the TBCP pursuant to item (d), and otherwise as necessary and appropriate to remain current with the applications covered by the disaster recovery plan.

(d) Supplier shall review and revise, as necessary for the Services under this Agreement, the TBCP in the following manner:

(i) Within the first ninety (90) days after the Effective Date, Supplier and Health Net shall review Health Net’s existing TBCP. Based upon this joint review, Supplier will propose updates and revisions to the existing TBCP, for Health Net’s review and approval, to reflect the Services provided

Schedule A	A-10	Health Net / Cognizant Confidential

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and to respond appropriately to any new Health Net requirements. Health Net shall provide Supplier with comments to Supplier’s review of the existing TBCP.

(ii) Within thirty (30) days after receiving Health Net’s comments, Supplier shall provide Health Net for Health Net’s review, comment and approval, a proposed revised draft of the TBCP, based on Health Net’s review and Supplier’s proposed changes approved by Health Net.

(iii) Within thirty (30) days after receiving Health Net’s comments on the revised draft provided by Supplier pursuant to Section (ii) above, provide Health Net for Health Net’s approval the final proposed TBCP. The final revised TBCP shall not be implemented until Health Net has approved it.

(iv) With cooperation and approval from Health Net, review and update, if necessary, the TBCP on an annual basis or as otherwise warranted by business or technical changes (or both) to verify compatibility with Health Net’s overall business continuity plan. Supplier will receive business direction and requirements from Health Net and must receive authorization from Health Net to make significant changes to the strategic and/or tactical direction of the TBCP.

(e) The TBCP shall be maintained to reflect application changes and to enhance the effectiveness of Health Net’s existing technology business continuity/disaster recovery capabilities, including being used for business contingency protection in order for Health Net to continue to meet promised and contractually required Service Levels in the event of the full or partial loss of Health Net’s primary computing location. Among other things, the TBCP shall:

(i) Contain a brief description of processes and procedures used to recover the Services, and associated time frames for the recovery of such Services, including a prioritized listing of applications, subject to Health Net’s review and approval; and

(ii) Describe Supplier’s and Health Net respective recovery responsibilities.

(f) In the event of a disaster, Supplier shall provide technology business continuity Functions in accordance with the TBCP. Supplier’s Functions shall include the following:

(i) Providing a single point-of-contact for technology business continuity related communications and activities;

(ii) Paying all travel and living expenses incurred by Supplier Personnel in the performance of Supplier’s responsibilities described in this Section 2.7 for Supplier’s facilities offshore; and

(iii) Upon cessation of the disaster, promptly implement the plan to restore the affected Services at the affected sites.

(g) Supplier shall perform IT continuity, availability and disaster recovery Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Schedule A	A-11	Health Net / Cognizant Confidential

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Table 5. IT Continuity, Availability and Disaster Recovery Roles and Responsibilities

Disaster Recovery Roles and Responsibilities		Supplier	Health Net
1.	Define Health Net disaster recovery strategy, requirements, scenarios and establish RTO, RPOs and resiliency/redundancy requirements for IT Infrastructure and systems.		X

2.	Assist in developing detailed disaster recovery plan to achieve disaster recovery requirements.	X

3.	Conduct risk assessments, including based on availability management information and security management information.	X

4.	Conduct business impact analyses of potential faults in the applications.	X

5.	Propose updates to disaster recovery plans as needed to reflect changes in Health Net environment.	X

6.	Review and approve disaster recovery plan.		X

7.	Establish DR test requirements.		X

8.	Participate in disaster recovery tests that will enable Health Net to test compatibility of their applications with the recovery center environment.	X

9.	Review and approve disaster recovery testing results.		X

10.	Participate in Joint Steering Committee and test team meetings for DR test.	X

11.	Communicate proposed disaster recovery plan changes due to application modifications.	X

12.	Identify and inform Health Net of opportunities (if any) for improvement and efficiencies in disaster recovery functions.	X

13.	Review and approve opportunities for improvement and efficiencies in disaster recovery functions.		X

14.	Recommend disaster recovery goals and initiatives for the following year.	X

15.	In the event of an actual disaster, perform those responsibilities identified as Supplier responsibilities in the TBCP, including assisting Health Net in the recovery of lost data. Such assistance may include contacting third parties and notifying them that a data file will need to be made available, preparing any such files for uploading, coordinating with and assisting infrastructure team to have these files uploaded into the production environment.	X

2.8	Training Services.

Training Services are the Functions associated with the improvement of knowledge of the receipt of the Services for Health Net and the End Users and the delivery of Services for Supplier Personnel. Supplier shall provide the training Services, including the following activities:

(a) Ongoing Supplier Personnel Training. Ongoing Supplier Personnel training Services are the Functions associated with the improvement of Supplier personal skills through education and instruction for Supplier’s staff, including the Transitioned Employees. Supplier shall perform the ongoing Supplier Personnel training Services, including:

Schedule A	A-12	Health Net / Cognizant Confidential

Final Execution Version

(i) developing and implementing knowledge transfer procedures that allow for more than one Supplier Personnel to understands key components of the business and technical environment;

(ii) developing, implementing and documenting training requirements that support the ongoing provision of Services, including providing refresher courses as needed and ongoing instruction on new functionality;

(iii) providing training classes to remain current with processes, Software, features and functions in order to improve Service performance skills (e.g. Health Net testing standards will change over time);

(iv) performing disaster recovery education, awareness and staff training;

(v) performing analysis of the Health Net environment to identify the appropriate sets of skills, training, and experience needed by Supplier Personnel; and

(vi) implementing such training to address those needs identified in the Health Net environment.

(b) Ongoing Health Net Service Recipient Training. Ongoing Health Net Service Recipient training Services are the Functions associated with the improvement of Health Net End Users receipt of the Services through education and instruction of the Health Net End Users. Supplier shall perform the ongoing Health Net Service Recipient training Services, including:

(i) instructing End Users on the provision of Supplier Services (e.g., rules of engagement, requesting Services, etc.);

(ii) developing, implementing and maintaining a knowledge database;

(iii) providing training to End Users (upon request by Health Net) for technological changes related to the Services that impact such End Users (e.g., new application functionality, etc.), including to facilitate Health Net’s full exploitation of all relevant functional features;

(iv) proposing training for Health Net personnel, including classroom style and computer-based training, to improve how-to-use skills related to IT service area systems and Software;

(v) Supplementing disaster recovery education and awareness training related to the TBCP;

(vi) Identifying opportunities for Health Net Intranet-based training; and

(vii) providing copies of training materials, Software manuals, online guides for reference and self-help and Software manuals on Health Net Intranet; update such training materials as necessary to keep them current based on changes in the technology and environments.

(c) Health Net Required Training. Supplier Personnel are required to take the following Health Net-provided training (administered online via Health Net’s HR link):

(i) HIPAA: An Overview;

(ii) Business Code of Conduct at Health Net (Ethics);

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(iii) The Painful Price of Healthcare Fraud;

(iv) Getting the Records Straight;

(v) Health Net General Compliance;

(vi) Medicare Part D: Fraud, Waste and Abuse (for all associates whose job functions cover or may cover Medicare Part D);

(vii) Other training courses that Health Net requires its employees or contractors to take, as reasonably requested by Health Net; and

(viii) Project development customized by the Supplier.

(d) Each Supplier Personnel shall complete the above training within sixty (60) days after being assigned to the Health Net account, and annually thereafter.

(e) For the In-Scope Applications, Supplier shall also perform the following Functions as part of the training Services, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 6. Training Activities Roles and Responsibilities

Training Activities Roles and Responsibilities		Supplier	Health Net
1.	Develop training plan as a part of the project plan.	X

2.	Approve training plan.		X

3.	Provide technical training assistance to existing Health Net support personnel, during deployment as requested.	X

4.	After project delivery, create, update and provide to Health Net, training materials related to the technical and functional aspects of the application developed or modified.	X

5.	Provide training to functional training staff.	X

6.	Provide End-User content for Health Net Applications.		X

7.	Provide End-User training.		X

8.	Create and maintain Health Net training instances or clients as required by Health Net.	X

9.	Build/refresh training environment.	X

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2.9	Documentation.

(a) Documentation Services means those Functions associated with developing, revising, maintaining, reproducing, and distributing Documentation in hard copy and/or electronic form. Supplier shall perform the Documentation Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below. Types of documents covered by the Documentation Services include:

(i) Documenting application requirements, risks, specifications and configurations, interfaces, designs, project status, and implementation plans;

(ii) Documenting application system security requirements and other Documentation;

(iii) Documenting operating procedures for applications (job scheduling prerequisites, backup, error handling etc.);

(iv) Documenting policies, procedures, application recovery procedures, production and maintenance schedules and job schedules; and

(v) Providing End User Documentation and self-help resources.

Table 7. Documentation Roles and Responsibilities

Documentation Roles and Responsibilities		Supplier	Health Net
1.	Recommend Documentation requirements, location, and formats.	X

2.	Conduct, at its option, regular reviews of the Documentation.		X

3.	Review and approve Documentation requirements, location and formats as appropriate.		X

4.	Develop and maintain Documentation in agreed format for support of activities throughout the life cycle of Services as appropriate (including for each of the document types listed above).	X

5.	Provide additional information as requested to support Health Net Documentation requirements and Health Net proposal efforts.	X

2.10	Change and Release Management; Software Distribution.

Change and release management Services include both change management Services and release management Services, which are inter-related and complementary.

(a) Change Management Services (“Change Management” or “CM”) are those Functions associated with utilizing standardized methods and procedures for efficient and prompt handling of all changes, in order to minimize the impact of change upon service quality and consequently to improve the day-to-day operations of the organization. CM covers all aspects of managing the introduction and implementation of changes, including their impacts on IT system(s), and the management processes,

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tools, and methodologies designed and utilized to support the IT systems. CM includes the following process steps:

(i) Request process;

(ii) Recording/tracking process;

(iii) Prioritization process;

(iv) Scheduling process;

(v) Responsibility assignment process;

(vi) Impact assessment process;

(vii) Review / approval process;

(viii) Implementation process;

(ix) Verification (test) process;

(x) Release process; and

(xi) Closure process.

(b) Release Management Services (“RM”) are those Functions associated with taking a holistic view of a change to an IT service and considering all aspects of a release, both technical and non-technical together. RM includes the planning for and oversight of the successful rollout of Software, and designing and implementation of efficient procedures for distribution and installation of changes. As part of performing the Release Management Services, Supplier should perform those Functions necessary so that (1) changes are traceable, secure and that only authorized and tested versions are installed, (2) changes are implemented in a controlled manner and that approved configuration processes are utilized, (3) exact execution and back-out plans are understood and executed as needed, and 4) that master copies of new versions are secured in the definitive Software library and configuration databases are updated.

(i) Release Management Services also include the generation of the control and distribution of the application Software, associated job Documentation, production scheduling, prerequisites, report distribution, and error-handling instructions, which is usually achieved with a bundle of information called the “Release Package”.

(ii) Release Package activities are the activities associated with the packaging of Software changes into suitable releases to support application development projects as approved by Health Net. Software version control, both electronic and manual, is included.

(iii) Regularity of releases will be proposed by Supplier and approved by Health Net (in its sole discretion), it being agreed that the regularity of such releases could vary depending upon size and urgency of individual changes having regard to risk mitigation. Supplier shall develop an ongoing process for the implementation of a twelve (12) month rolling application release timetable (with associated variation mechanism). The ongoing process and the initial twelve (12) month rolling timetable for each application are to be approved by Health Net.

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(c) Health Net Software distribution management Services includes the control and distribution of application Software into the Health Net application environments, including test, SIT, UAT, and production.

(d) Supplier shall perform the Change Management and Release Management and Software distribution Services, including those Functions listed in the roles and responsibilities tables below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 8. Change and Release Management Roles and Responsibilities

Change and Release Management Roles and Responsibilities		Supplier	Health Net
1.	Recommend Change Management and Release Management policies, and procedures including operational turnover procedures, back out plans, training requirements etc.	X

2.	Establish change classifications (impact, priority, risk) and change authorization process.		X

3.	Approve change and release management procedures and policies.		X

4.	Document and classify proposed changes to the environment, analyze cost and risk impact of those changes and establish Release Management plans for major changes and submit such Documentation to Health Net for approval.	X

5.	Develop and maintain a schedule of approved changes and provide a plan to track success, impact of change and provide to Health Net for review.	X

6.	Schedule and conduct Change Management meetings to include a review of proposed changes, plan to track success, and the impact of implemented change; provide agenda to Health Net prior to the meeting outlining which specific changes should be discussed.	X

7.	Authorize and approve changes and the change schedule.		X

8.	Review release management details and alter as appropriate to meet the needs of Health Net (back out plan, go/no go decision).		X

9.	Notify affected End Users of the timing and impact and impact of changes.		X

10.	Implement changes and adhere to detailed release plans.	X

11.	Modify configuration items, asset management items to reflect changes.	X

12.	Execute operational turn-over procedures.	X

13.	Verify that the implemented changes meet objectives and do not have negative impacts on the service delivery environment or on Health Net’s business.	X

14.	Monitor changes and report results of changes to Health Net.	X

15.	Conduct user acceptance tests as required.		X

16.	Perform quality control processes.	X

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Table 9. Software Deployment/Management Roles and Responsibilities

Software Deployment/Management Roles and Responsibilities		Supplier	Health Net
1.	Review and propose Software deployment/management tools, policies and procedures.	X

2.	Review and approve Software deployment/ management policies and procedures and tools.		X

3.	Supply and configure the tools that run and support the modules/applications. (e.g. SCLM, MKS).		X

4.	Identify code that will be modified (checking out and creation of new modules) in the Library tool, and performing the modifications of the code modules themselves.	X

5.	Maintain and confirm compliance with agreed-upon Software deployment/management policies and procedures.	X

6.	Manage deployment efforts using formal project management tools and methodologies.	X

7.	Create the Release Package that identifies the components and the prerequisites that must exist in the operational environment (e.g. desktop, middleware or server Software levels and environments) the operational scheduling of the modules, the report distribution, and the error condition handling and procedures.	X

8.	Migrate the Release Package from the Unit Test environment up through the UAT environments.	X

9.	Validate that the implementation plan contains the creation of the infrastructure change packages needed to modify the operational infrastructure environment to support application release.	X

10.	Approve special access needed to support the migration of the Release Package into the production environment.		X

11.	Migrate the Release Package into the production environment.		X

12.	Secure the maintenance of the history of the code operating in the production environment.		X

13.	Conduct development reviews and provide results to Health Net.	X

14.	Support testing and deployment through the Software distribution facility.	X

2.11	Software Configuration Management

(a) Software configuration management includes the identification and maintenance of system components and the relationships and dependencies among them. It is broken into the following three areas:

(i) Technical Configuration: Services related to the capture, maintenance and storage of application-to-component and component-to-component relationships, including historical relationships and transformations required to appropriately manage and document configuration changes affecting the application and its processing environment.

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(ii) Application Configuration: Services related to application system settings that are usually selected by the programming staff to control performance, or features that are to be used in the Software.

(iii) Functional settings: Services related to configuration or value settings that may be set by the programming staff but usually are being entered or configured by the End Users. Who performs this Function is dependent on the stability of the system, the magnitude of the change, and the preference of the End Users. These choices reside in the policies manual for the system.

(b) Supplier shall perform the configuration management Services, including those Functions listed in the roles and responsibilities tables below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 10. Software Configuration Management Roles and Responsibilities

Software Configuration Management Activities Roles and Responsibilities		Supplier	Health Net
1.	Gather/document business/functional requirements.		X

2.	Present best practices and/or Health Net business specifics.	X

3.	Determine if the requirements can be met with programming, technical configuration, application configuration, or functional settings.	X

4.	Support analysis and answer questions regarding how to configure the system to achieve desired result.	X

5.	Analyze the configuration impacts to other business/functional areas within the application and interfaces surrounding systems.	X

6.	Analyze and document security roles analysis (SOX Audit).	X

7.	Identify any hardware/server configuration changes due to functional Changes.	X

8.	Complete and propose high-level design to translate the business requirements to configuration changes and modules impacted.	X

9.	Approve meeting the requirements with programming, technical configuration, application configuration, or functional settings.		X

10.	Approve high level design including defining who is responsible.		X

11.	Approve security roles analysis (SOX Audit).		X

12.	Set up meetings with impacted business groups to explain the configuration changes and specific/overall impact to the business and their areas.		X

13.	Participate in getting approval, or sign off from the business owners on the changes.	X

14.	Get the approval/sign off from the business owners of the changes and the impact to their areas including security (SOX Audit).		X

15.	Assist in coordinating that all the changes get made. This includes moving through the promotion of configuration changes via the configuration transport line.	X

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Software Configuration Management Activities Roles and Responsibilities		Supplier	Health Net
16.	Validate completion of the change, including communication to interested parties.		X

17.	Identify updates to ITG/Supplier policy and procedures. Include assisting in the system development life cycle for systems which have changes in the Documentation that has to be approved by both internal and external Auditors.	X

18.	Update the ITG/Supplier policy and procedures. Include updates to the system development life cycle – for a system which has any changes in the Documentation that has to be approved by both internal and external Auditors.		X

19.	Assist in the completion of documenting changes required for internal audits.	X

20.	Compile appropriate documentation of changes required for internal audits.		X

2.12	Availability Management.

The purpose of the “Availability Management” process is to consider the design, implementation, measurement and management of those aspects of the Services and other business process may impact availability so that business requirements for availability are consistently met. Supplier’s responsibilities for Availability Management will be to work with Health Net (and Health Net’s infrastructure provider(s)) and include the following activities:

(i) determining availability requirements by collecting input from the Service Level management organization;

(ii) determining vital business Functions by collecting input from the business continuity management organization;

(iii) analyzing the impact on the business (where the relevant business information is available) of potential increases and decreases in availability of the business process;

(iv) defining availability objectives (other than Service Levels);

(v) monitoring availability (where permitted and technically feasible) and conducting trend analysis;

(vi) reviewing and auditing scheduled downtime and unscheduled downtime;

(vii) conducting root cause analysis of low availability in conjunction with the Problem management organization;

(viii) developing and maintaining an “Availability Plan”;

(ix) supporting planning and implementation of the applicable TBCP; and

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(x) working closely with Health Net’s processing platforms partner(s) to ensure the on-going availability of the In-Scope Applications and suitability of all the environments.

2.13	Security Management.

(a) Security management Services mean the Functions necessary to define and implement overall security plans and roles to manage the integrity of the In-Scope Applications. Security management Services will be done in accordance with the Health Net policies and procedures. Security management Services will include assistance with Health Net internal, external and Sarbannes-Oxley (SOX) audits.

(b) As part of the security management Services, Supplier shall execute the tasks required to maintain the integrity of the In-Scope Applications in accordance with Section 2.13(a), including by:

(i) Developing and maintaining In-Scope Application security roles;

(ii) Providing a method to test the security of In-Scope Applications; and

(iii) Establishing procedures to verify compliance with Health Net security standards.

(c) Supplier shall follow application security standards based on industry best practices including:

(i) Enforcing input and parameter validation and restriction where possible;

(ii) Utilizing Health Net’s single sign-on authentication mechanism unless otherwise authorized by Health Net in writing;

(iii) Applying individual and least privileged role based access;

(iv) Employing secure methods of session management;

(v) Facilitating individual user logging of transactions; and

(vi) Implementing encrypted communication over open networks.

(d) Supplier shall review Health Net application security standards and assist Health Net in revising its application security standards in order to comply with industry best practices;

(e) Supplier shall not use live production data in the development and test environments, except with prior approval from Health Net;

(f) Supplier shall not download any information (including Health Net Confidential Information) to hard drives on desktops or laptops or to any other devices (e.g., thumb drives, etc);

(g) A “Security Incident” is defined as:

(i) Any real or suspected adverse event in relation to the security of Health Net applications, systems, data or computer networks;

(ii) Network or host activity that potentially threatens the security of Health Net systems;

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(iii) The act of violating an explicit or implied security policy;

(iv) Attempts (either failed or successful) to gain unauthorized access to a system or its data; or

(v) The unauthorized use of a system for the processing or storage of data.

(h) Supplier shall perform the security management Services within those environments under the Supplier’s control, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 11.Security Roles and Responsibilities

Security Roles and Responsibilities		Supplier	Health Net
1.	Define security requirements and policies, answer questions and interface to Supplier.		X

2.	Propose security standards, and procedures based on industry security best practices and that comply with Health Net policies and procedures.	X

3.	Implement security plans consistent with Health Net security policies.	X

4.	Comply with Health Net processes and procedures for access to Health Net systems.	X

5.	Maintain security and privacy of Health Net Software code or data.	X

6.	Supplier shall perform the physical security obligations in their offsite environments.	X

7.	Yearly review of compliance with Health Net information security standards.		X

8.	Review and approve security design methodology of In-Scope Applications.		X

9.	Define Security Incident reporting requirements and procedures.		X

10.	Provide a monthly report on Security Incidents.	X

11.	Resolve security violations.	X

12.	Define and implement corrective safeguards to eliminate or prevent future Security Incidents (e.g., through the modification of In-Scope Applications to prevent future Security Incidents).	X

13.	Communication with Health Net business units, business partners, vendors, law enforcement, media, or other external parties regarding Security Incidents.		X

14.	Establish application security architecture.		X

15.	Provide standards, procedures and policies regarding application security.		X

16.	Perform application security planning.	X

17.	Perform environment (infrastructure) application security planning and installation planning.		X

18.	Identify Health Net business and technical resources.		X

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Security Roles and Responsibilities		Supplier	Health Net
19.	Design security features in compliance with Health Net security policies, including external and Health Net role based security models.	X

20.	Approve security features in compliance with Health Net security policies, including external and Health Net role based security models.		X

2.14	Information Retention.

Supplier shall support Health Net legal and comply with operational policies surrounding the retention and the ability to retain information, complying with laws, legal obligations, disaster recovery, and the determination of processes executed in the creation/manipulation of Health Net Data and systems.

3.	APPLICATION SUPPORT SERVICES

Supplier shall perform “Application Support Services”, which means those Functions associated with running the application environment, operations, user support, and repairing defects for the In-Scope Applications, including:

(a) those Functions described in this Section 3,

(b) the Cross Functional Services, as the Cross Functional Services relate to the Functions described in this Section 3, and

(c) coordinating with Managed Third Parties in performing the Services described in Sections 3(a) and 3(b) above.

The Parties agree that Supplier’s obligations with respect to certain of the Associated Tools and Software may not require Supplier to perform all of the Services described in clauses (i) and (ii) Therefore, within 60 days after the Transition Date set forth in Exhibit E-3 for the In-Scope Application associated with a specific tool or Software listed in Exhibit J-3 to Schedule J, the Parties agree to evaluate such obligations with respect to the Associated Tools and Software to determine whether Supplier should perform Services on a more limited basis than described in clauses (i) and (ii). Any agreements by the Parties for Supplier to provide less than all of the Services described in clauses (i) and (ii) with respect to certain Associated Tools and Software shall be documented pursuant , the Change Control Process, or by an Amendment to this Agreement.

3.1	Application Maintenance Services

“Application Maintenance Services” are those Functions associated with the maintenance and repair of Software, including performing break-and-fix activities, implementing commercial product patches, bug fix, service pack, and performing application Software upgrades.

(a) Corrective and Emergency Maintenance. Corrective and emergency maintenance Services mean the Functions associated with the repair of defects in in-scope Software. Corrective and emergency maintenance Services enable applications which are in production, to provide the required functionality. Full recovery of the application(s) is to be completed unless otherwise approved by Health Net. For corrective and emergency maintenance Services, Supplier shall perform the following:

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(i) Resolving abnormal terminations and correcting errors or invalid data, including rescuing production systems and performing such Functions as are necessary to resume functionality to clients (e.g., re-running jobs);

(ii) Performing permanent fixes so that Incidents and/or Problems do not recur;

(iii) Correcting Software defects or Problems that require Software or operational modification and tracking and retaining responsibility for such issues until they are resolved;

(iv) Maintaining all In-Scope Applications in accordance with this Section 3 so that at all times the In-Scope Applications remain supported by the applicable third party vendors, and in no event shall any In-Scope Application Software version be older than N-2 (where “N” is the most current version of the Software), unless otherwise specified by Health Net. Supplier shall notify Health Net not less than 180 days in advance prior to the date that an In-Scope Application would need to be upgraded in order to meet the foregoing requirement. The Parties shall review and confirm in writing the current Software versions for each of the In-Scope Applications within sixty (60) days after the Transition Date set forth in Exhibit E-3 for each of the In-Scope Applications, after which Supplier will maintain the Software currency as described above.

(v) Assisting clients in the development of new operational procedures when affected by Software modifications, patches and fixes;

(vi) Re-formatting printed reports and statements as necessary to meet business requirements;

(vii) Providing appropriate back-out procedures if changes are not successfully completed;

(viii) Repairing contaminated data and performing data recovery and back-outs if necessary;

(ix) Scheduling the installation of the changes into production;

(x) Determining the applicability of developer patches and fixes to Software, including assessing the impact on existing functionality, customizations, interfaces, other software, and production operations;

(xi) Obtaining notices of patches and fixes for Software, as issued by developers;

(xii) Developing and publishing testing schedules.

(b) Preventive Maintenance. Supplier shall perform preventive maintenance, which includes resolution of issues which, if not addressed proactively, could impact applications in production, including:

(i) Changing business volumes;

(ii) Staying on the most current release or as directed by Health Net;

(iii) Proactive performance tuning;

(iv) Proactive archiving;

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(v) Pre-production execution simulation;

(vi) Manual production checklist for critical weekend, month-end and year-end production, including resetting counters or accumulators; and

(vii) Special testing for events, such as:

Public holidays;

End of financial year;

End of calendar year;

Daylight savings time;

Leap Year; and

Last day of the month fall on the last day of the month for ODW.

(c) Adaptive Maintenance. Supplier shall perform adaptive maintenance, which includes ensuring that application performance is not affected by changes to interfacing applications, changes in the infrastructure that affect the In-Scope Applications, new applications or packages and technical environment changes, which, if not addressed proactively, could impact applications in production, including:

(i) Upgrades of operating Software;

(ii) New/changed Equipment;

(iii) New/changed Software;

(iv) New/changed network Equipment (network and servers);

(v) New/changed policies;

(vi) Interface changes;

(vii) Infrastructure changes that affect In-Scope Applications, Associated Tools and Software, or the Services generally;

(viii) Compliance to regulatory items; and

(ix) Inputs and assistance with any litigation-based reviews, regulatory reviews, audits, compliance assessments and data-gathering exercises.

(d) Perfective Maintenance. Supplier shall perform perfective maintenance, which includes performing Software tuning, code restructuring, and other efforts to improve the efficiency and reliability of Software thereby minimizing on-going maintenance and operational requirements. Perfective maintenance includes ensuring that applications operate at peak efficiency with particular focus on areas such as:

(i) System CPU hours;

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(ii) General performance tuning;

(iii) Storage space;

(iv) Response time;

(v) Archiving;

(vi) Maintainability;

(vii) Availability;

(viii) Program performance tuning; and

(ix) Code complexity.

(e) Supplier shall perform activities to optimize the operational aspects of the In-Scope Applications (“Application Optimization”). At all times, Supplier will seek and implement actions to improve Application availability, performance and response times. Supplier’s responsibilities for Application Optimization include the following activities:

(i) continuous reviews of available and emerging technologies for potential usage in respect of the In-Scope Applications;

(ii) gathering and analyzing availability and other performance data;

(iii) conducting regular reviews of the In-Scope Applications and the In-Scope Application architecture seeking opportunities to consolidate systems and infrastructure; and

(iv) evaluating and recommending opportunities for software substitution where such substitutions may be better suited for Health Net’s requirements.

(f) Supplier shall perform the Application Maintenance Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 12. Maintenance Roles and Responsibilities

Maintenance Roles and Responsibilities		Supplier	Health Net
1.	Recommend maintenance and repair policies and procedures.	X

2.	Review and approve maintenance and repair policies and procedures.		X

3.	Install Software maintenance releases and Software upgrades, unless otherwise mutually agreed by the Parties.		X

4.	Support Software distribution and version control, both electronic and manual.	X

5.	Perform routine application management, including application tuning, bug fixes, answer inquiries into functions and tools.	X

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Maintenance Roles and Responsibilities		Supplier	Health Net
6.	Coordinate with Managed Third Parties to perform Application Maintenance Services, including application tuning, bug fixes, and answer inquiries into functions and tools.,	X

7.	Manage availability and performance of Application Software.	X

8.	Provide critical procedures and scheduling choices during crisis times caused by abnormal conditions.	X

9.	On a timely basis, proactively notify Health Net of changes and upgrades to Software.	X

10.	Perform (a) corrective and emergency maintenance (b) preventive maintenance, (c) adaptive maintenance and (d) perfective maintenance.	X

3.2	Operational Support Services

“Operational Support Services” are the Functions associated with providing an IT environment that effectively and efficiently performs the functional and operation procedures associated with the In-Scope Applications. Supplier shall perform the Operational Support Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 13. Operations Roles and Responsibilities

Operations Roles and Responsibilities		Supplier	Health Net
1.	Recommend operations policies and procedures, operational Documentation requirements.	X

2.	Utilize Health Net’s enterprise system management tools and processes that monitor the IT environment and workload and manage work through these systems.	X

3.	Manage Software, and Services to meet the Service Levels and other performance requirements and minimize Health Net resource requirements.	X

4.	Provide scheduling rules for managing/automating job execution, job workflow processes, file exchange functions and print management.	X

5.	Propose operations policies and procedures and operational Documentation requirements.	X

6.	Review and approve operations policies and procedures and operational Documentation requirements.		X

7.	Support production activities in accordance with Health Net’s operational and production control policies and procedures. This includes special file handling that comes due to client, vendor, regulator or supplier needs.	X

8.	Develop operational Documentation in compliance with operational Documentation requirements approved by Health Net.	X

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Operations Roles and Responsibilities		Supplier	Health Net
9.	Enable and prepare data migration (load) from existing systems to new systems, by electronic methods to the extent deemed to be included as Minor Enhancements Services.	X

10.	Perform routine tasks, verifications, file transfers, special requests that conform to processes and procedures that are supporting business operations.	X

11.	Coordinate with Health Net infrastructure to perform those Functions necessary to promote code from non-production environments to production environments and, as requested by Health Net on an ad hoc basis, to other non-production environments, including by coordinating with Health Net infrastructure, application maintenance and development teams as necessary.	X

12.	Provide support of the code/configuration management tools (recommending roles, controls, configuration, and associated processes).	X

(a)	Capacity Management.

Capacity management Services are those Functions related to ensuring that the capacity of the information technology Services matches the evolving demands of the business in the most cost-effective and timely manner. Capacity management Services involve providing advanced notification of application changes (e.g. new or modified applications) consuming resources on CPU, memory, and disk hardware as well as telecommunication networks.

(b)	User Administration.

(i) User administration Services are those Functions related to managing and maintaining user accounts. Supplier shall perform the user administration Services, including coordinating as necessary with Health Net’s IT infrastructure department when performing Application Development Services.

(ii) In the Supplier controlled environments such as application development, application test, and the offshore environments, Supplier must maintain diligence to remove unused accounts and maintain access rights for users who have transferred to other areas, in compliance with Health Net policies; and

(iii) Supplier shall perform the user administration Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 14. User Administration Services Roles and Responsibilities

User Administration Services Roles and Responsibilities		Supplier	Health Net
1.	Request access to Health Net technology environment.	X

2.	Approve requests to access Health Net technology environment and issue an ID that will be used by Supplier Personnel.		X

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User Administration Services Roles and Responsibilities		Supplier	Health Net
3.	Develop applications in compliance with Health Net standards, for the production environment with security roles that can be documented for and administrated by Health Net Access Administration.	X

4.	Manage user access in the application development and test environments in accordance with Health Net’s security policies.	X

(c) Technical End-User Support. Technical support Services are the activities associated with technical support of In-Scope Applications and applications-related tools (e.g., development tools) that are available to certain of the End Users or other Health Net third parties (e.g., power users). Such tools such as SAS, FOCUS, MS Access, Excel may result in inquiries and request for assistance. Supplier shall make an effort to resolve these inquiries, where the toolset is common within the Application portfolio.

Table 15 Technical and End-user Support Roles and Responsibilities

Production and Maintenance Support Roles and Responsibilities		Supplier	Health Net
1.	Develop and recommend policies and procedures to implement technical End User support.	X

2.	Approve policies and procedures.		X

3.	Document and implement the technical End User support policy and procedures.	X

(d) Production Control and Scheduling. Supplier’s responsibilities for “Production Control and Scheduling” will be to work with Health Net (and Health Net’s infrastructure provider(s)) and include the following activities:

(i) supporting the 24x7 (except during scheduled maintenance hours) production-processing schedule as required;

(ii) monitoring and managing production schedules on an exception basis (e.g., during new product implementations, critical job stream executions); and

(iii) coordinating with production staff for scheduling.

(e) Application Operations Support. Supplier’s responsibilities for “Applications Operations Support” include the following activities:

(i) monitoring business processes as defined by Health Net;

(ii) updating the system change request status;

(iii) supporting Health Net (and Health Net’s infrastructure provider(s)) in scheduling, back-out recovery, job balancing, and production output monitoring for completion and correctness, and monitoring exception logs;

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(iv) supporting Health Net (and Health Net’s infrastructure provider(s)) in adapting operational processes and procedures; and

(v) following Health Net’s instructions in the prioritization of business process operations in the event of a disaster.

(f) Database Administration. Database administration support Services are those Functions associated with the maintenance and support of existing and future databases (e.g. MS SQL server, Oracle, DB2, etc.). Supplier’s responsibilities in this regard include:

(i) Performing logical database design for Supplier-developed applications;

(ii) Performing physical database design for development and test databases;

(iii) Performing database tuning for test and development environments;

(iv) Performing SQL tuning;

(v) Managing and cleaning the database audit trail and archive logs in development and test environments;

(vi) Performing database monitoring for development and test environments;

(vii) Performing database security administration for development and test environments, including managing role and user database permissions in accordance with Health Net policies;

(viii) Ensuring data integrity and implementing corrections;

(ix) Performing database support activities for development and test environments, including:

(A)	Managing database availability and resources;

(B)	Managing database space (allocated and used);

(C)	Performing day-to-day operational database capacity planning and performance tuning;

(D)	Performing physical database maintenance (including running of appropriate utilities, jobs, and working problems/updates to existing jobs as required);

(E)	Performing data loads and unloads as required;

(F)	Monitoring the size of physical database objects;

(G)	Performing database reorganization, including to improve performance and reclaim space; and

(H)	Performing grants, revokes, synonyms and aliases.

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(x) Providing physical DBMS support for development and test application databases;

(xi) Executing and completing imports for data restores in development and test environments;

(xii) Creating new databases and objects in development and test environments;

(xiii) Performing schema changes in development and test environments (e.g. creation, alteration, and deletion of tables and indices, compilation and dropping of stored procedures and triggers);

(xiv) Establishing and maintaining database configuration and system parameters in a consistent manner across like database development and test environments;

(xv) Executing processes for the proper maintenance and functioning of development and test databases, e.g. updating table/index statistics, dropping and rebuilding tables/indices, etc.;

(xvi) Determining development and test database reorganization requirements, schedule and run reorganizations;

(xvii) Maintaining development and test operational database documentation and the physical DBA support process and desk-side procedure documentation;

(xviii) Ensuring recoverability of development and test databases based on Health Net requirements;

(xix) Ensuring performance of development and test databases based on Health Net requirements;

(xx) Ensuring availability of development and test databases based on Health Net requirements;

(xxi) Ensuring security of development and test databases based on Health Net requirements;

(xxii) Providing DBMS expertise and guidance to development staff; and

(xxiii) Performing development and test database administration Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities.

Table 16. (DBA) Planning and Analysis Roles and Responsibilities

Planning and Analysis Roles and Responsibilities		Supplier	Health Net
1.	Provide infrastructure specification, planning and analysis requirements for new applications.	X

2.	Provide estimates to support technical planning for capacity and performance.	X

3.	Monitor management reports for utilization trend analysis and provide growth forecasts.	X

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Planning and Analysis Roles and Responsibilities		Supplier	Health Net
4.	Recommend Health Net data backup and retention policies and requirements.	X
5.	Implement infrastructure, and maintain approved backup and retention policies.		X

6.	Approve infrastructure, Health Net data backup and retention policies and requirements plan.		X

Table 17. (DBA) Technical Infrastructure Engineering/Development Roles and Responsibilities

Technical Infrastructure Engineering/Development Roles and Responsibilities		Supplier	Health Net
1.	Support developing recommendations of partitioned resources and/or server domains for application performance/processing.	X

2.	Recommend partitioned resources and/or server domains for application performance/processing.		X

3.	Approve partitioned resources and/or server domains.		X

4.	Implement and maintain partitioned resources and/or server domains.		X

Table 18 (DBA) Integration and Testing Roles and Responsibilities

Integration and Testing Roles and Responsibilities		Supplier	Health Net
1.	Maintain DBMS (Data Base Management System) Software release matrix across development, integration QA, for all operating system, database, and application releases and patches.	X

2.	Maintain DBMS Software release matrix across UAT, and production systems for all operating system, database, and application releases and patches.		X

3.	Manage Health Net’s development and integration test application DBMS environments.	X

4.	Manage Health Net’s production and UAT DBMS environments.		X

5.	Recommend DBMS Software release matrix across all environments for all operating system, database, and application releases and patches. Manage DBMS requirements for Health Net’s data center development, system, and integration test environments.	X

6.	Recommend DBMS Software release matrix across UAT and production systems for all operating system, database, and application releases and patches. Manage DBMS requirements for UAT and production environments.	X

7.	Prepare de-identified/scrubbed data to support test scenarios within modified system.	X

8.	Execute system and integration batch jobs on appropriate servers as defined by Health Net schedules.	X

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Integration and Testing Roles and Responsibilities		Supplier	Health Net
9.	Notify Health Net of job completion results.	X
10.	Prepare de-identified/scrubbed data to support test scenarios within modified system.	X

Table 19. (DBA) Implementation and Migration Roles and Responsibilities

Implementation and Migration Roles and Responsibilities		Supplier	Health Net
1.	Installing and upgrading server DBMS, operating systems.		X

2.	Installing and upgrading middleware and server utilities.		X

3.	Installing infrastructure as required (e.g., servers and storage devices).		X

4.	Supporting and recommending check-out of infrastructure changes.	X

5.	Approving infrastructure changes.		X

6.	Supporting testing of infrastructure changes as required.	X

Table 20. (DBA) Operations and Administration Roles and Responsibilities

Operations and Administration Roles and Responsibilities		Supplier	Health Net
1.	Identify, track, and resolve Problems including: hardware failure, data center facilities, system Software, network, support systems and batch.		X

2.	Identify and track application problems discovered by the Supplier	X

3.	Escalate unresolved problems identified by Supplier to appropriate Health Net personnel in accordance with established procedures.	X

4.	Coordinate DBMS issues with third party vendors.	X

5.	Coordinate DBMS issues with third party vendors in production in UAT environment.		X

6.	Maintain a tape library, tape management system, and transport tapes to production area and offsite locations as required.		X

7.	Provide audit capabilities and reporting for all change management tasks.		X

8.	Recommend test and batch scheduling requirements.	X

9.	Prepare test and batch jobs for execution.	X

10.	Execute test and batch jobs on appropriate servers.		X

11.	Propose job scheduling requirements, interdependencies, Health Net contacts, and rerun requirements for all production jobs.	X

12.	Approve or define job scheduling requirements, interdependencies, Health Net contacts, and rerun requirements for all production jobs.		X

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Operations and Administration Roles and Responsibilities		Supplier	Health Net
13.	Maintain database of job scheduling, contact, rerun and interdependencies.	X

14.	Propose job run parameters for DBMS system.	X

15.	Execute production batch jobs on appropriate servers as defined by Health Net schedules.		X

16.	Notify Health Net of job completion results.		X

17.	Validate job results per Health Net instructions as requested.	X

Table 21. (DBA) Database Administration Roles and Responsibilities

Database Administration Roles and Responsibilities		Supplier	Health Net
1.	Define authorization policy for users, roles, schemas, etc. and approve change requests.		X

2.	Execute authorization change requests.		X

3.	Propose database authorization requirements for users, roles, schemas, etc., including database creation, upgrade and refresh, and DBMS system level changes, generate Change requests for approval per the Change Control Process.	X

4.	Propose security standards, backup schedules, retention periods, levels and maintenance procedures.	X

5.	Approve database creation, upgrade, refresh requirements, database definition and manipulation requirements for applications and developer schemas. Approve database security standards and maintenance procedures. Approve database backup schedules.		X

6.	Execute database data definitions, creation, upgrade, system level changes (initialization parameters), schema changes, processes (MAC for tables, triggers, attributes, etc.) and refresh requirements for application development up to integration.	X

7.	Execute database definition, creation, upgrade, system level changes (initialization parameters), schema changes, processes (MAC for tables, triggers, attributes, etc.). and refresh requirements for UAT and production environments.		X

8.	Maintain documentation for all database instance parameters and system settings.		X

9.	Maintain consistency of non-sizing and non-platform specific database parameters and system settings across all like instances; consistency must be maintained according to established standards for development through integration testing UAT.	X

10.	Maintain consistency of non-sizing and non-platform specific database parameters and system settings across all like instances; consistency must be maintained according to established for UAT through production.		X

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Database Administration Roles and Responsibilities		Supplier	Health Net
11.	Execute database data definitions for custom applications and developer schemas.	X

12.	Recommend and execute database performance and tuning scripts and keep database running at optimal performance for Health Net’s workload.		X

13.	Implement and administer appropriate database management tools across all database instances. Performance metrics and historical data must be available for trending and reporting over a minimum of six (6) months.		X

14.	Identify locking conflicts, latch contention, rollback requirements, etc. for production and UAT database instances.		X

15.	Resolve locking conflicts, latch contention, rollback requirements, etc. for all database instances with Infrastructure support.	X

16.	Provide technical assistance and subject matter expertise to Health Net applications developers and third-party vendor support.	X

17.	Provide data dictionary expertise, End User data assistance, metadata definition, data mapping functions and creation of data cubes.	X

18.	Provide second-level help desk support for Problems.	X

19.	Open, track, and manage to resolution all database Problems with the appropriate database OEM support organization.		X

20.	Document vendor tracking codes in Health Net Problem tracking system.		X

21.	Storage management.		X

22.	Execute Health Net’s database backup and recovery policies.		X

(g)	SAP/Basis Administration.

(i) SAP Support Services. SAP support Services mean those Functions associated with the maintenance and support of Health Net’s SAP environments, databases and applications/ modules, and other systems that support SAP (collectively, the “SAP Components”). Without limiting Supplier’s general obligations set forth elsewhere in this Schedule A and this Agreement (including with respect to the Production Support Services as they apply to SAP applications and modules), Supplier shall perform the SAP support Services, including by monitoring, managing and supporting the SAP Components. Supplier’s responsibilities shall include those Functions described in Exhibit A-9, as well as the following:

(ii) SAP Operations.

Supplier’s responsibilities with respect to the SAP server environment include:

(A) Monitoring designated servers that support all of Health Net’s SAP systems including CPU, disk ,database and memory activities;

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(B) Monitoring the database and its components (e.g., tables, tablespaces, indexes);

(C) Monitoring of operation related activities (e.g. print spools, system logs, RFC connectivity, outbound email and fax transmissions);

(D) Monitoring the SAP system, including for failed updates, locked items detection, match codes, availability (both with respect to database and application servers), and SAP events;

(E) Monitor the background processing, including for change of operation modes, job completion/failure, and exception processing (e.g., for long-running jobs); and

(F) Maintaining responsibility for startup/shutdown of servers that support Health Net’s SAP systems.

(iii) SAP Backup/Restore Management.

Supplier’s responsibilities with respect to the backup and restoration of the SAP system include:

(A)	Developing overall backup/restore strategy (media, schedule, etc.) for the entire SAP system and its components (e.g., the operating system backup / restore, database system backup / restore, and SAP Software backup / restore);

(B)	Performing database backups and monitoring the execution of those backups and notifying Health Net if a backup has failed;

(C)	Preparing the system for the restoration process and requesting the necessary media; restoring the database to a point in time; performing a database check after restore; validating integrity and consistency of restored information; monitoring restoration process and notifying Health Net when restoration is complete; and

(D)	Testing backup procedures periodically.

(iv) SAP Database Management.

Supplier’s responsibilities with respect to the database support and management for the SAP systems include:

(A)	Developing and maintaining a database management strategy striving for speed and efficiency;

(B)	Managing the SAP databases, including by performing database reorganizations by scheduling reorganizations with Health Net, creating and scheduling table/table space reorganization jobs, monitoring of the process and the correction of failures, collecting data and reviewing the database structure and fragmentation, applying database patches, performing database upgrades, performing database imports and exports, and creating missing or additional indices:

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(C)	Providing Health Net with client copies and refreshing the databases across all SAP systems and environments (e.g., sandbox, development, test/QA and production); and

(D)	Resolving Problems associated with the database (including DB2/SAP Problems, DB2 Administration related Problems) in accordance with the Problem Management process described in Section 3.3.

(v) SAP Administration.

Supplier shall be responsible for the administration of the SAP systems, including:

(A)	Accessing SAP Online Support Service (“OSS”) usage to search SAP’s help desk for OSS notes to resolve SAP Basis-related Problems, including Problems relating to the operating systems and database on which SAP is operated;

(B)	With Health Net’s approval, receiving, logging and performing SAP code migration and applying a non-Source Code solution according to OSS notes or other Software release notes, both in accordance with the Procedures Manual;

(C)	Logging new Basis problems and tracking resolution, and with Health Net’s approval, releasing OSS problem notification to SAP;

(D)	With Health Net’s approval, request developer and object keys from SAP for SAP development activities;

(E)	Upon approval by Health Net’s VP of Information Technology or Health Net’s Chief Operations Office, or their approved designee, moving changes to any third party standard Source Code from the test/QA environment to production in accordance with the Change Control Process;

(F)	Monitoring the availability of correction packages, patches and new releases; installing, testing, applying and implementing Health Net-approved correction packages, patches and new releases; notifying appropriate parties of the contents of correction packages and patches and new releases;

(G)	Tracking and maintaining the SAP Profile parameters, including by maintaining an audited history for any changes to the profile parameters;

(H)	Defining and maintaining the SAP operation modes; ensuring correct combination of work processes to accommodate the expected workload;

(I)	Investigating the reason for any locked entries and, with the cooperation of the owner, releasing such locked entries;

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(J)	Reprocessing and deleting failed updates (in cooperation with the owner) and performing a root cause analysis for failed update tasks (by looking at the OSS, etc.);

(K)	Switching operation modes, if required; defining and maintaining the scheduling of SAP housekeeping jobs and of the SAP data dictionary;

(L)	With Health Net’s approval, receiving and logging code migration requests; executing migration processes (puts, imports); executing R3Trans processes (table copies, etc.); addressing migration problems; documenting and maintaining migration execution procedures; and cleaning up the SAP environment (temp programs, stale corrections, old change requests);

(M)	With Health Net’s approval, design and configure SAP clients, perform client copies within one instance; perform external client removes, copies and refreshes (R3Trans); perform client exports/imports between SAP instances and administering client copy schedules; investigating and resolving functional errors (application, database tables/fields, etc.); and submitting client operations requests; and

(N)	Resolving SAP administration-related Problems in accordance with the Problem Management process described in Section 3.3 and handling questions, complaints and remarks related to SAP administration.

(vi) SAP Print Management.

Supplier shall be responsible for performing SAP print management functions, including the following:

(A)	Setting up and maintaining connections to check printers;

(B)	Defining Health Net-approved print requirements; setting spool system parameters; setting and maintaining a location for spool data; creating and maintaining UNIX print queues; creating and maintaining printer definitions in SAP; monitoring the impact to Application servers; managing the SAP spool processes and Unix print queues; and investigate and resolving SAP print problems; and

(C)	Configuring network printers; determining network printer specifications; monitoring and detecting network printer problems; and resolving SAP-related issues with network printers.

(vii) SAP Security.

Supplier shall be responsible for the security of the SAP system in accordance with Health Net policies and procedures, including the following:

(A)	With Health Net’s approval, setting up password control parameters;

(B)	Upon Health Net’s request, canceling user sessions;

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(C)	Switching a user session into debug mode;

(D)	Upon Health Net’s request, terminating programs;

(E)	With Health Net’s approval, maintaining the user ids (SAP*, DDIC), user groups, passwords and access privileges for the database system, and operating system; maintaining such ids, groups, passwords and access privileges in confidence;

(F)	With Health Net’s approval, maintain user accounts and access assignments in SAP environments with the exception of production environments administered by Access Administration;

(G)	With Health Net’s approval, assigning and maintaining IP host addresses ACCESS NETWORK and SERVER NETWORK class-c and maintaining OSS access (includes SAP router, support connection); and

(H)	With Health Net’s approval, implement, configure, maintain, monitor and resolve problems with authorization concepts (e.g. roles, BI authorizations, authorizations, security parameters, secure custom objects, interfaces) in SAP in accordance with the Security Administration Guide and defined SOX controls.

(viii) SAP Performance and Capacity Management.

Supplier shall be responsible for the performance and capacity management of the SAP systems, including the following:

(A)	Sizing, designing and configuring Health Net’s SAP systems using standard SAP sizing recommendations based on Health Nets capacity needs;

(B)	Performing trend analysis to detect long term performance problems and to prevent performance degradation; using monitors and problem analyzers to identify the performance and capacity problems; determine the actions needed to be taken to resolve any performance or capacity problems (including by consolidating data, when necessary); creating and disseminating reports summarizing the performance and capacity utilization of the SAP systems;

(C)	Tuning the SAP Application for performance; configuring and implementing tunable parameters; monitoring performance adjustments for their effectiveness; performing SAP or Database profile modifications as required; adjusting memory management services as needed ( ABAP short dumps, core dumps, etc.); managing workload balancing; controlling the work process environment; and making pro-active capacity recommendations (to prevent future bottlenecks); and

(D)

Ensuring appropriate capacity to meet resource requirements the active capacity planning, including analyzing the workload (e.g., CPU usage, memory usage, disk usage, network, backup, facilities, reporting,

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throughput), estimating resource requirements (e.g., for memory, disk I/O, CPU, throughput), and defining future workload profile (e.g., for CPU, memory, storage).

(ix) SAP System Configuration Services.

Supplier shall be responsible for updates and changes to the configuration of the SAP Basis systems, including the operating system and the databases, including the following:

(A)	Defining Health Net requirements; estimating resource requirements; sizing and selecting the needed hardware, including by coordinating with third party hardware vendors; developing backup and recovery strategies tailored to Health Net’s requirements; designing the architecture and infrastructure of the SAP system;

(B)	Performing installations and collaborate on hardware changes in accordance with the following phases: developing a project plan; setting up all instances, workload balancing, and workstation (if required); setting up RFC destinations; configuring the code migration process (e.g. correction and transport system (CTS), Java migration); testing the Basis Software; re-configuring and distributing data across increased disk storage as required; developing hardware and system software standards; receiving technical sign off by Health Net of the install; performing acceptance testing; performing problem management during the install process, include by acting as a liaison with SAP AG & HW suppliers;

(C)	With Health Net’s approval, receiving, logging and performing SAP code migration and applying a non-source code solution according to OSS notes or other Software release notes, both in accordance with the Procedures Manual;

(D)	Planning, testing and performing technical Software changes and upgrades; and

(E)	Training Supplier’s staff on the SAP configurations.

(x) Background Processing.

Supplier shall be responsible for the background processing for the SAP systems, including the following:

(A)	With Health Net’s approval, maintaining the SAP background calendar;

(B)	Notification for new/change/delete background jobs;

(C)	With coordination and approval of Health Net, the Supplier shall create and/or modify SAP background job definitions and ABAP variants (including creating variant variables and balancing the workload of background jobs) in accordance with the batch administration guide and defined SOX controls; and

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(D)	Performing those general production control and scheduling responsibilities described in Section 3.2(e).

(xi) Documentation.

In addition to Supplier’s Documentation responsibilities set forth in Section 2.9, Supplier shall develop, maintain and make available to Health Net the following SAP-related documents: (A) Systems Operation Guide; (B) System Backup/Recovery Guide; (C) Landscape Document; (D) Code Migration Work Instructions; (E) Code Migration Policies & Procedures; (F) Printer Policies & Procedures; (G) RFC Document; and (H) Start/Stop instructions (I) Security Administration Guide (J) Batch Job Administration Guide.

3.3	Service Request and Trouble Ticket Management.

(a) General. Supplier shall perform service request and trouble ticket management Services, which are those Functions associated with tracking and managing to resolution all inquires, service requests, Incidents and Problems, including escalation to second-level specialists (e.g., Supplier resources, Health Net resources, or other third parties) through a well-defined process, including restoring normal service operation in a manner that minimizes adverse impact on business operations as a result of Incidents and Problems (including Incidents and Problems caused by errors in the IT Infrastructure). Supplier shall also perform Incident and Problem management Services, which also include Functions associated with preventing the recurrence of Incidents, including by performing root cause analysis of Incidents and initiating actions to improve or correct the situation. Supplier shall coordinate with Managed Third Parties in performing service request and trouble ticket management Services and Incident and Problem management Services set forth in this Section 3.3.

(b) Root Cause Analysis. Supplier will develop, implement, and maintain a root cause analysis process and perform the activities required to diagnose, analyze, recommend, and take corrective measures to prevent recurring Incidents, Problems, inquiries or requests. Root cause analysis process exists to prevent recurring Problems/trends and continually improve the Services and operations at Health Net. Supplier’s root cause analysis responsibilities will include:

(i) Identifying the root cause of each Incident or Problem;

(ii) Developing action plans that permanently eliminate the recurring Problem or Incident;

(iii) Ensuring appropriate resources are assigned as may be necessary to identify and remedy the Problem or Incident, and track and report on any consequences of the Problem or Incident;

(iv) Providing root cause reports to Health Net that detail the cause of, the time-to-resolve, and the actions required to eliminate such Incidents or Problems;

(v) Substantiating to Health Net that all reasonable actions have been taken to prevent recurrence of such Problem or Incident; and

(vi) Identifying the root cause of such Incidents Problems or failures, where possible.

(c) The following table identifies the underlying roles and responsibilities associated with root cause analysis activities:

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Table 22 Root Cause Analysis Roles and Responsibilities

Root Cause Analysis Roles and Responsibilities		Supplier	Health Net
1.	Perform root cause analysis for all Incidents and Problems identified by Health Net as requiring root cause analysis.	X

2.	Perform root cause analysis for all Priority Level 1 Incidents and Problems, and those Priority Level 2 Incidents and Problems identified by Health Net; recommend appropriate resolution action, where/whenever possible.	X

3.	Track and report on progress of all root cause analysis efforts to confirm that root cause analysis is performed and reported on (Incident reports / trouble tickets to remain open until root cause analysis report is completed and submitted) and report that all reasonable actions have been taken to prevent future reoccurrence.	X

4.	Provide Health Net with a written report detailing the cause of and procedure for correcting such failure; provide updates on a monthly basis until closure.	X

5.	Document to Health Net that all reasonable actions have been taken to prevent recurrence of such failure.	X

6.	Review and approve actions for resolution of Problems as reported in root cause analysis recommendations.		X

(d) Incident and Problem Management. Supplier will comply with Health Net’s service request and trouble ticket management processes and will perform all service request and trouble ticket management Functions, including those Functions listed in the roles and responsibilities tables below, other than those expressly identified as retained Health Net responsibilities:

Table 23. Incident and Problem Management Roles and Responsibilities.

Incident and Problem Management Roles and Responsibilities		Supplier	Health Net
1.	Recommend Incident and Problem management policies and procedures.	X

2.	Approve Incident and Problem management policies, procedures and operational turnover requirements.		X

3.	Establish operations and service management quality assurance and control programs.	X

4.	Approve operations and service management quality assurance and control programs.		X

5.	Perform quality assurance and control programs.	X

6.	Coordinate user support activities across all Services.	X

7.	Establish Incident/Problem workflow, escalation, communication and reporting processes, including for all levels of support.	X

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Incident and Problem Management Roles and Responsibilities		Supplier	Health Net
8.	Review and approve Incident and Problem classification (and re-classify Incident and Problem Priority Levels in Health Net’s discretion), and workflow, communication, escalation and reporting processes.		X

9.	Utilize, and operate Health Net’s Incident and Problem management system; create a ticket for all Incidents and Problems in the Incident and Problem management system.	X

10.	Provide Health Net End Users and Health Net third party contractors with access to the Incident and Problem management tool.		X

11.	Respond to requests from the help desk and provide updates to the help desk on Incident and Problem resolution status.	X

12.	Manage Incident and Problem lifecycle including diagnosis, scoping, repair, and recovery. Confirm user requirements were met and End User satisfaction prior to closing an Incident or Problem. Provide Incident and Problem situation management, including on a 24 hours per day, 7 days per week, 52 weeks per year, basis as necessary to meet the Service Levels and other performance standards set forth in this Agreement.	X

13.	Manage efficient workflow of Incidents and Problems, including the involvement of third party providers.	X

14.	Periodically review the state of open Incidents and Problems and the progress being made in addressing such Incidents and Problems.		X

15.	Participate in Incident and Problem review sessions and provide status of Incidents and Problems categorized by Priority classification or other categorization as may be requested by Health Net (e.g., by Service Tower).	X

16.	Respond to system status notifications as required in escalation and workflow processes.	X

17.	Identify possible product enhancement opportunities for improved operational performance and potential cost savings.	X

18.	Monitor Problems until Problem resolution and confirmation.	X

19.	Work internally and with other Supplier’s operational and technical staffs, and Health Net, to identify solutions that minimize the need to call the help desk.	X

20.	Approve solutions that minimize the need to call the help desk.		X

Table 24. Service Request Roles and Responsibilities

Service Request and Trouble Ticket Management Roles and Responsibilities		Supplier	Health Net
1.	Identify and describe priorities, response and resolution targets for service calls and requests of differing impacts.		X

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Service Request and Trouble Ticket Management Roles and Responsibilities		Supplier	Health Net
2.	Develop procedures to receive and respond calls for service according to defined prioritization and resolution targets.	X

3.	Update all inquires, and requests into Health Net’s Problem management system and categorize, and capture all relevant information in a consistent format.	X

4.	Review and approve procedures to receive and respond to Health Net calls.		X

5.	Monitor and respond to service request submitted through the trouble ticketing system.	X

6.	Provide point of contact for all service requests and Problem notifications.	X

7.	Provide reporting of statistics and performance.	X

8.	Document, and track the case activities, resolution in the Problem management system, including updating of knowledge base for future reoccurrences.	X

9.	Answer miscellaneous inquires to support business processes as required.	X

(e) Self Help. Self help Services means those Functions associated with the implementation, maintenance, modification, and support of Self Service and other tools that enable End Users to perform preliminary Problem diagnosis and troubleshooting, submit various service requests (e.g., update configuration tables) and minimize the need to call the help desk (collectively, “Self Help Tools”). Supplier shall perform the self-help Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 25. Self Help Services Roles and Responsibilities

Self Help Roles and Responsibilities		Supplier	Health Net
1.	Propose improvements to the Self Help Tools.	X

2.	Review and approve improvements to the Self Help Tools.		X

3.	Conduct Periodic reviews of the effectiveness of Self Help Tools’ capabilities and usage and provide ideas during planning and analysis session.	X

(f) Support to Health Net’s Help Desk. Supplier’s responsibilities for Support to the global service desk include the following activities:

(i) providing information and any supplementary training to Health Net’s help desk regarding In-Scope Applications of a sufficient level of detail to enable the help desk to triage Incidents and Problems and / or resolve Incidents or Problems for applications without requiring a transfer to a specialized resolver group; and

(ii) providing Health Net’s help desk with a continuously updated list of relevant support personnel including contact numbers as agreed in the Procedures Manual.

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(g) Notifications to Business Users. Supplier’s responsibilities for notifications to End Users include the following activities:

(i) develop a communications plan with Health Net, which outlines in which scenarios communications to relevant users may be required; and

(ii) provide the relevant communication notifications to Health Net’s help desk to distribute them to the affected business users when warranted as per the developed plan.

3.4	Minor Enhancement Services

(a) Supplier shall perform Minor Enhancements, including:

(i) designing, developing and testing Minor Enhancements to In-Scope Applications, utilizing Software development processes and controls appropriate for such work; and

(ii) updating user, system, operations, and global service desk Documentation.

(b) In addition, Supplier shall provide warranty support for all Minor Enhancements in accordance with Section19.5 of the Terms and Conditions.

4.	Software Quality Assurance/TESTING SERVICES.

Supplier shall perform the “Software Quality Assurance/Testing Services”, which means all Functions necessary to safely and reliably update the technical applications environments with resolution of defects and functional enhancements to the In-Scope Applications. Software Quality Assurance/Testing Services include (i) those Functions described in this Section 4 and (ii) the Cross Functional Services, as such Services relate to the Functions described in this Section 4. Such Services may include:

(a) Testing Center of Excellence

(i) Collaborating in developing the plan to create a Testing Center of Excellence (“TCOE”);

(ii) Implementing the plan to create a Testing Center of Excellence; and

(iii) Staffing and operating a TCOE to address ITG release, portfolio and production support testing efforts.

(b) General Management and Oversight of the Testing Services

(i) Configure and prepare test environment;

(ii) Performing audit and oversight to validate compliance to processes;

(iii) Performing test planning and scheduling Services;

(iv) Using testing and defect tracking tools;

(v) Consistently implementing testing procedures, processes, and standards, including the entry and exit criteria;

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(vi) Implementing testing metrics as created by Health Net;

(vii) Providing testing infrastructure of personnel, processes, tools, and Equipment; and

(viii) Reporting of results and findings during testing.

(c) Code Management includes;

(i) Using Source Code control tools;

(ii) Performing technical reviews as required; and

(iii) Performing Software distribution services preparation and validation for delivery and control.

(d) Release Management includes;

(i) Performing implementation planning prerequisites, and co-requisites for a successful implementation;

(ii) Performing coordination of implementation and migration, to production;

(iii) Performing release packaging, including production documentation verification, standards adherence,

(iv) Performing the process to migrate infrastructure and configuration choices between environments;

(v) Performing validation of package for Software distribution services; and

(vi) Performing certification/approval the release is ready to move to production.

(e) Test Planning

(i) Providing scheduled reports on progress made on projects in test, including identifying projects in trouble, and those that are on track;

(ii) Creation of test cases

(iii) Identifying reuse opportunities;

(iv) Identifying testing interdependencies between test teams / applications;

(v) Calculate the effort and plan for the schedule/ resources;

(vi) Contribution to the test strategy;

(vii) Preparation of test plans;

(viii) Identification of new test scenarios/ cases /scripts;

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(ix) Identification of existing regression test cases/ scripts for modification;

(x) Identification of business critical scenarios, and

(xi) Review & approval of test strategy/plan from Health Net SMEs.

(f) Test Case/ Script Generation

(i) Providing scheduled reports on progress made on projects in test, including identifying projects in trouble, and those that are on track;

(ii) Breakdown master test plan into individual work streams;

(iii) Create run plan based on scenarios created;

(iv) Establish key milestones and dependencies for the plans;

(v) Broken down resource plan and work stream structure with task allocation, and

(vi) Document environment and data requirements with critical dependencies.

(g) Test Execution

(i) Testing production support activities, including the testing of maintenance requests, production fixes, project enhancements and patch upgrades;

(ii) Providing scheduled reports on progress made on projects in test, including identifying projects in trouble, and those that are on track;

(iii) Performing validation that the Release Package and implementation plan support Health Net policies and procedures;

(iv) ..Execution of planned test cases/scripts;

(v) Defect management and issue tracking, and

(vi) Review/publish test results.

(h) Test Closure

(i) Post deployment evaluation;

(i) Consolidated defect count;

(ii) Determining / updating Application quality index;

(iii) Document best practices and recommendations to improve testing process (if any), and

(iv) Analyze the post production defects to understand defect leakage reasoning and prepare a post implementation defect report to eliminate similar defects for future releases.

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4.2	Testing Center of Excellence (TCOE)

Supplier shall create a Testing Center of Excellence, which Services solution and structure diagrams are set forth in Exhibit A-8 (Testing Services). The TCOE will be the single point of contact for all items participating in the testing Services process, for the various testing phases such as:

(a) Developing and carrying out regression testing;

(b) Developing and carrying out system testing;

(c) Developing and carrying out functional testing;

(d) Developing and carrying out integration testing;

(e) Developing and carrying out package modification testing;

(f) Developing and carrying out stress/volume testing;

(g) Assist in developing and reviewing entry and exit test criteria;

(h) Implementing the entry and exit test criteria;

(i) Supporting user acceptance testing; and

(j) Developing and carrying out other related testing, as applicable, and subject to Health Net’ s review and approval, to demonstrate the capabilities and completeness of each project.

Supplier shall work with Health Net to finalize the plan to create the TCOE and shall implement such plan in accordance with the Transition Plan so that Supplier begins performing the Software Quality Assurance/Testing Services from such TCOE within the timeframe set forth in such Transition Plan. In addition, Supplier shall perform the Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 26. Roles and Responsibilities TCOE Testing services

Planning and Analysis Activities Analysis Roles and Responsibilities		Supplier	Health Net
1.	Work with Health Net to validate assumptions made for creating TCOE solution.	X

2.	Work with Health Net to define testing and stakeholder roles responsibilities and job titles / descriptions and other organizational structure duties.	X

3.	Review and approve testing and stakeholder roles and responsibilities and job titles / descriptions.		X

4.	Develop an enterprise testing methodology.	X

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Planning and Analysis Activities Analysis Roles and Responsibilities		Supplier	Health Net
5.	Review and approve the enterprise testing methodology.		X

6.	Develop testing policies, processes and standards.	X

7.	Review and approve testing policies, processes and standards.		X

8.	Define and monitor entry and exit criteria to enable stage containment.	X

9.	Review and approve and entry and exit criteria to enable stage containment.		X

10.	Develop and execute the testing training & awareness plan.	X

11.	Review and approve the testing training & awareness plan.		X

12.	Establish, review, analyze and distribute test metrics and reports.	X

13.	Review and approve test metrics and related reports.		X

14.	Establish a process of continuous process improvement of metrics and reporting.	X

15.	Establish test estimation and demand management processes.	X

16.	Review and approve test estimation and demand management processes.		X

17.	Create TCOE transition plan.	X

18.	Review and approve TCOE transition plan.		X

19.	Work with the applications support Services staff to develop and implement appropriate processes for tracking and resolving defects.	X

20.	Design, develop and deploy automated test guidelines, scripts/suites.	X

21.	Maintain automated test guidelines, scripts/suites.	X

22.	Establish communication plan across multiple vendor and Health Net geographical locations.	X

23.	Review and approve communication plan across multiple vendor and Health Net geographical locations.		X

24.	Create a knowledge repository that reflects Supplier’s testing	X

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Planning and Analysis Activities Analysis Roles and Responsibilities		Supplier	Health Net
approach.

25.	Establish a process and implement tools for data masking and test data creation.	X

26.	Conduct Health Net specific semiannual technical reviews and workshops and present back to Health Net on new technologies, industry trends and best practices.	X

27.	Identify potential applications and Software tool enhancement opportunities for improved performance and potential cost savings.	X

28.	Establish and define additional test cycle/stage acceptance criteria.	X

29.	Define and set-up a TCOE organization to provide overall test management responsibility (execute, monitor, control).

30.	Manage TCOE resources, scope and requirements.	X

31.	Identify and document additional testing Service Level opportunities.	X

4.3	General Management and Oversight of Testing Services.

As part of the Software Quality Assurance/Testing Services Supplier shall provide Health Net management with appropriate visibility into the processes being used by the Application Development Services team and of the Software products being built. Supplier shall:

(a) Establish a reporting channel to Health Net and Supplier senior management that is independent of the Application Development Services project manager.

(b) For each project, participate in the preparation and review of such project’s Software development plan, standards, and procedures including the following activities:

(i) Validate compliance with organizational policy;

(ii) Validate compliance with imposed standards and requirements; and

(iii) Propose standards that are appropriate for use by the project, topics that should be addressed in the Software development plan, and other areas as assigned by the project.

(c) Prior to delivery to Health Net, review Software work products to verify compliance with Health Net requirements, including:

(i) Evaluating Software work products against the designated Software standards, procedures, and contractual requirements.

(ii) Identifying, documenting and tracking deviations to closure.

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(iii) Verifying corrections.

(iv) Validate that controls are in place for checkpoints that comprise the development process. (e.g. requirements were accepted, design was approved, prerequisites for entering and exiting each phase of test were met. )

(v) Validate that the Documentation repository holds the planning of the solution, the modifications, the validation of technical solution, including the design of Software changes, configurations, prerequisite infrastructure, system settings, release packaging, testing and implementation.

(vi) Proactively notify Parties of the change entering the testing environment and schedule.

(vii) Establish the test environment readiness, and associated test data.

(viii) Documentation of the results of the change going through the change process, so continuous process improvement and regulatory oversight compliance can be achieved.

(ix) Technical oversight and verification of the change package.

(x) Validate compliance to Health Net policies and procedures, including as set forth in Exhibit A-8.

Table 27. General Planning of Quality Assurance Code Management and Release Oversight.

Technical Support Roles and Responsibilities		Supplier	Health Net
1.	Recommend policies and procedures to improve quality assurance, code management and release oversight function.	X

2.	Participate in defining and provide formal approve changes in policies and procedures.		X

3.	Update documented processes and procedures providing enhancements to the processes.	X

4.	Provide technical support and training for updates in the process.	X

5.	Approval of policies and procedures with the testing Services area.		X

4.4	Execution of Tests.

Execution of tests involves the actual performance of the testing, including both system and integration testing. Supplier shall perform the execution of test Services, which include the following based on the test phase or test plan:

(i) Preparing test environment for the test phase;

(ii) Defining business test cycles for each test phase (i.e., a logical grouping of test conditions defined with consideration for repeatability and reuse, as well as functional area);

(iii) Defining business test scripts for each test phase (i.e., a definition of the steps necessary to perform a given business function test), including identifying additional test scripts associated with the integration of various application group components, which may not have been

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addressed by the individual teams and as applicable, combining test scripts for projects affecting multiple application groups;

(iv) Defining business test environment requirements for each test phase (i.e., a detailed description of the components and configurations needed for the business test environment);

(v) Defining system test scripts, including scripts used to test existing interfaces to business applications as well as scripts used to test new interfaces to applications (including as applicable for adaptive development work);

(vi) Delivering the test plan, test cases and test scripts to Health Net for review and approval;

(vii) Working out the detailed setup regarding coding components and test data to be tested with the test team during design;

(viii) Developing necessary test data based on test cases and business scenarios that are in accordance with Health Net’s standard methodologies (e.g., project development) as made available to Supplier, except where Supplier is only responsible for assisting Health Net in performing the testing, in which case Supplier will provide necessary inputs (e.g. information on table, fields, key fields, index fields, views etc.) to the Health Net project team to develop such test data;

(ix) Creating and managing all test data and the test data management process. Supplier will condition all test data and cases as needed to fulfill testing all requirements;

(x) Adequately conditioning test accounts so that such information may be accessed, as necessary, during the testing process;

(xi) Conducting each test phase other than UAT; coordinating and supporting Health Net in Health Net’s UAT efforts;

(xii) Leveraging technology to automate scripts to improve quality and throughput of testing;

(xiii) Completing test documents and certification for each test phase, including for the quality testing tollgates;

(xiv) Conducting a quality audit review (e.g., quality completeness) for each test phase;

(xv) Preparing and coordinating fail over testing for hardware, network and Software failures. Supplier will work with appropriate Health Net hardware and network subject matter experts to conduct and validate failure test cases and scripts, reporting on results and recommending modifications as required to insure reliability and performance in accordance with agreed upon specifications. For the avoidance of doubt, nothing in this Section shall require Supplier to be responsible for: (A) providing or maintaining hardware or networks, or (B) hardware or network failures, provided that Supplier fulfilled its obligations under this task order and did not cause such failure;

(xvi) Where applicable, conducting testing Services, including system testing and stress testing within the test environment;

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(xvii) Resolving testing issues and validating test results. Supplier will perform root cause analysis on the defects identified in the testing and will implement appropriate measures to eliminate the reoccurrence of defects;

(xviii) Providing test results to Health Net for review and approval;

(xix) Completing certification review for the testing phase;

(xx) Providing an assessment and communicating the overall impact and potential risk to existing Software prior to implementing changes;

(xxi) Identifying adjustments to Health Net’s infrastructure as a result of changes to architectural standards, new applications or discovered security vulnerabilities;

(xxii) Executing job streams and various test processes required for testing; and

(xxiii) Validating data backup and recovery is occurring.

Table 28. Operations and Administration of Testing Roles and Responsibilities

Operations and Administration Roles and Responsibilities		Supplier	Health Net
1.	Provide testing operations center to monitor service delivery.	X

2.	Perform quality reviews of operations, polices and procedures for compliance and improvement.	X

3.	Propose planning of testing environments and appropriate reporting for testing environments.	X

4.	Perform day-to-day operations of test execution as defined above.	X

5.	Provide weekly reports on progress made on projects within TCOE, identifying projects in trouble, and those that are on track.	X

6.	Coordinate with Health Net and its vendors in the testing environment.	X

7.	Approve reporting and testing plans for testing environments.		X

8.	Create and populate the application testing environment where applicable.	X

4.5	Integration and Testing.

(a) Integration and testing Services are the activities associated with ensuring that all individual program components configured with or added to the In-Scope Applications work together properly as a single system performing all of the intended Functions. This includes application interfaces to other applications in production. Integration and testing Services include:

(i) System Testing;

(ii) Integration Testing;

(iii) User Acceptance Testing; and

(iv) Post Production Verification Testing.

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(b) Supplier will perform all integration and testing Services Functions, including those Functions listed in the roles and responsibilities tables below, other than those expressly identified as retained Health Net responsibilities:

Table 29. System Testing Roles and Responsibilities

System Testing Activities Roles and Responsibilities		Supplier	Health Net
Within System testing:
1.	Provide system testing environment requirements needed for from unit testing to System testing.	X

2.	Environment Governance - how environment is used, who is using it, who gives business requirements for “architecture/content” of the environment.		X

3.	Building/supporting the system test environments (everything but DBA and hardware)- Who builds/creates the environment, designs the architecture based on the owner’s requirements, refreshes the environments, operationally manages access.	X

4.	Build and support the DBA environments (See separate DBA Roles and Responsibilities Tables 16 - 21.	X

5.	Build and support the hardware environments		X

6.	Defect resolution - environment.	X

7.	Defect resolution - application/configuration etc - everything tied to development.	X

8.	Defect resolution /correct infrastructure defects found as a result of testing efforts.		X

9.	Initiate, triage, track and report system testing defects in mutually agreed defect tracking system.	X

10.	Provide testing oversight.		X

11.	Requesting code promotions, jobs.	X

12.	Approving code promotions, jobs.	X

13.	Executing code promotions and coordinating and working with the release management and infrastructure teams as applicable	X

14.	Executing jobs, and other activities needed to be done in environment to support testing.	X

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System Testing Activities Roles and Responsibilities		Supplier	Health Net
15.	Administration of the code/configuration management tools.	X

16.	Support of the code/configuration management tools (installing the tool, applying the patches).		X

17.	Authorizing access and authority levels to the code management Software.		X

18.	Code build for move to next staging environment.	X

19.	Recommend policies and procedures for environment management.	X

20.	Recommend policies and procedures for Infrastructure environment management.		X

21.	Approving policies and procedures for environment management.		X

22.	Create test cases and perform all appropriate system testing.	X

23.	Develop system test policies and procedures.	X

24.	Approve system testing policies and procedures.		X

25.	Support and monitor system testing environment (OS & hardware).		X

26.	Support and monitor system testing environment.	X

27.	Review and approve system test results for compliance with policies, procedures, plans, and test criteria and metrics (e.g. defect rates, progress against schedule, etc).		X

28.	Test new releases of supported hardware and Software to ensure conformance with Health Net specifications and Service Levels.	X

Transition from System Test environment to SIT (System Integration Test) environment:

29.	Implementation plan for move from system to SIT environment.	X

30.	Approve implementation plan for move from system to SIT environment.		X

31.	Stage new and upgraded Software or services to smoothly transition from Health Net system testing to SIT.		X

32.	Execute new and upgraded, Software or services to smoothly transition from Health Net system testing to SIT.	X

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System Testing Activities Roles and Responsibilities		Supplier	Health Net
33.	Notify Supplier in the event Health Net notices a discrepancy between Health Net’s requirements and the requirements document or Supplier deliverables.		X

34.	Identify and document application test requirements.	X

35.	Review and approve application test requirements.		X

36.	Preparing de-identified/scrubbed data to support test scenarios within modified system.	X

37.	Define test data and environment requirements.	X

38.	Review and approve test data and environment requirements.		X

39.	Notify Supplier in the event Health Net notices a discrepancy between Health Net’s requirements and any deliverables.		X

40.	Coordinate with the environment and data support groups.	X

41.	Lead defect triage meetings.	X

Table 30. Integration Testing Roles and Responsibilities

Integration and Testing Activities Roles and Responsibilities		Supplier	HNT Apps.
Within Integration testing:
1.	Provide integration testing application criteria to move from system testing to SIT.		X

2.	Environment. Governance - how environment is used, who is using it, who gives business requirements for “architecture/content” of the environment.		X

3.

Building/supporting the SIT environments (everything but DBA and hardware). Builds/creates the environment, designs the architecture based on the owner’s requirements, refreshes the environments, and operationally manages access to environment.

X

4.	Build and support the DBA environments (See separate DBA Roles and Responsibilities in Tables 16-21).	X

5.	Build and support the hardware environments.		X

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Integration and Testing Activities Roles and Responsibilities Within Integration testing:		Supplier	HNT Apps.
6.	Initiate, triage, track and report SIT defects in mutually agreed defect tracking system.	X

7.	Provide testing oversight.		X

8.	Provide shared access to the defect tracking system.	X

9.	Requesting code promotions, jobs, and configuration changes.	X

10.	Approving code promotions, jobs, and configuration changes.	X

11.	Executing code promotions, and configuration changes.	X

12.	Executing jobs, and other activities needed to be done in environment to support testing.	X

13.	Administration of the code/configuration management tools.	X

14.	Support of the code/configuration management tools (installing the tool, applying the patches).		X

15.	Authorizing access and authority levels to the code management Software.		X

16.	Code build for move to next staging environment.	X

17.	Package code for move to next staging environment.	X

18.	Recommend policies and procedures for environment management.	X

19.	Approving policies and procedures for environment management.		X

20.	Develop integration and testing policies and procedures.	X

21.	Approve integration and testing policies and procedures.		X

22.	Create test cases and perform all appropriate SIT.	X

23.	Conduct SIT.	X

24.	Review and approve SIT results for compliance with policies, procedures, plans, and test criteria and metrics (e.g. defect rates, progress against schedule, etc...).		X

25.	Test new releases of supported hardware and Software to ensure conformance with Health Net specifications and Service Levels.	X

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Transition from SIT Environment to UAT		Supplier	HNT Apps.
26.	Create implementation plan for move from SIT to UAT environment.	X

27.	Approve implementation plan for move from system to SIT environment.		X

28.	Stage new and upgraded, Software or services to smoothly transition from Health Net SIT to UAT.	X

29.	Execute new and upgraded, Software or services to smoothly transition from Health Net SIT to UAT.	X

30.	Notify Supplier in the event Health Net notices a discrepancy between Health Net’s requirements and the requirements document or the Deliverables.		X

31.	Assist users in identifying, documenting and creating the application test requirements	X

32.	Review and approve user acceptance application test requirements/plans. Items to consider include size of environment, what is being tested, cycles being tested etc.	X

33.	Manage the relationship with all interfaced systems necessary to conduct testing.		X

34.	Preparing requested data, and if needed de-identified/scrubbed data to support test scenarios within modified system.	X

35.	Support users to progress through scenarios, simulating interfaces or working with integrated systems to conduct end-to-end tests.	X

36.	Notify Supplier in the event Health Net notices a discrepancy between Health Net’s requirements and any Deliverables.		X

37.	Coordinate with the environment and data support groups.	X

38.	Lead defect triage meetings.	X

Table 31. User Acceptance Testing Activities Roles and Responsibilities.

User Acceptance Testing Activities Roles and Responsibilities		Supplier	HNT Apps.
Within UAT:
1.	Develop UAT test plans (end-to-end).		X

2.	Supplier to provide review comments on UAT test plan.	X

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User Acceptance Testing Activities Roles and Responsibilities Within UAT:		Supplier	HNT Apps.
3.	Review and approve UAT test plans (end-to-end).		X

4.	Provide UAT environment requirements needed from SIT to UAT.		X

5.	Provide Environment. Governance - how environment is used, who is using it, who gives business requirements for “architecture/content” of the environment.		X

6.	Building/supporting the UAT environments (everything but DBA and hardware). Who builds/creates the environment, designs the architecture based on the owner’s requirements, refreshes the environments, and operationally manages access to environment.	X

7.	Build and support the DBA environments (See separate DBA Roles and Responsibilities Tables 16 -21).	X

8.	Build and support the hardware environments.		X

9.	Initiate, triage, track and report UAT defects in mutually agreed defect tracking system.	X

10.	Provide testing oversight.		X

11.	Provide shared access to the defect tracking system.	X

12.	Requesting code promotions, jobs, and configuration changes from UAT to production.		X

13.	Approving code promotions, jobs, and configuration changes from UAT to production.		X

14.	Executing code promotions from UAT to production.		X

15.	Executing jobs, and other activities needed to be done in environment to support testing.	X

16.	Administration of the code/configuration management tools.	X

17.	Support of the code/configuration management tools (installing the tool, applying the patches).		X

18.	Authorizing access and authority levels to the code management Software.		X

19.	Manage the relationship with all interfaced systems necessary to conduct testing.		X

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User Acceptance Testing Activities Roles and Responsibilities Within UAT:		Supplier	HNT Apps.
20.	Code build for move to next staging environment.	X

21.	Package code for move to next staging environment.	X

22.	Recommend policies and procedures for environment management.	X

23.	Approving policies and procedures for environment management.		X

24.	Develop UAT policies and procedures.		X

25.	Approve UAT policies and procedures.		X

26.	Create test cases, test data and perform all appropriate UAT.		X

27.	Conduct UAT.		X

28.	Lead defect triage meetings.	X

29.	Review and approve UAT results for compliance with policies, procedures, plans, and test criteria and metrics (e.g. defect rates, progress against schedule, etc).		X

Transition from UAT to Production Environment
30.	Implementation plan for move from UAT to production environment.	X

31.	Approve implementation plan for move from UAT to production environment.		X

32.	Stage new and upgraded, Software or services to smoothly transition from Health Net UAT to production environment.	X

33.	Execute new and upgraded, Software or services to smoothly transition from Health Net UAT to production environment.		X

34.	Manage the relationship with all interfaced systems necessary to conduct the implementation.		X

35.	Coordinate with the environment and data support groups.	X

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Table 32. Post-Production Implementation Roles and Responsibilities

Post Production Activities Roles and Responsibilities		Supplier	HNT Apps.
Post Production implementation:
1.	Capture defects that occur postproduction via Problem resolution processes. May involve attending production implementation meetings.		X

2.	Resolve post production issues.	X

3.	Consolidate findings into root cause analysis, continuous process improvement, and performance reporting and present to Health Net.	X

5.	Section 5: Application Development Services Requirements

“Application Development Services” are defined as all life-cycle activities associated with the provision of Services related to the development of new applications and system enhancements. Application Development Services include (i) those Functions described in this Section 5, and (ii) the Cross Functional Services related directly to Application Development Services as such Cross Functional Services relate to the Functions described in this Section 5. Application Development Services include:

1.	Performing planning and overall analysis;

2.	Performing application requirements definition;

3.	Performing high level design;

4.	Performing detailed/technical design;

5.	Performing planning for infrastructure prerequisites, and co-requisites, including capacity planning;

6.	Performing Software acquisition or third party support acquisition;

7.	Performing programming and development;

8.	Performing the Change Control Process;

9.	Performing unit testing;

10.	Performing production implementation and migration;

11.	Providing Software configuration management;

12.	Creating interfaces, performing data conversions, data scrubbing, and data translation associated with projects;

13.	Performing production environment support - post implementation;

14.	Creating and possibly providing training;

15.	Performing defect resolution as discovered during testing phases;

16.	Creating and providing Documentation; and

17.	Monitoring, reporting and review.

5.1	Planning and Analysis

Planning and analysis Services are the activities associated with the research of new application development trends, products, and services that offer opportunities to improve the efficiency and effectiveness of the application environment, as well as for meeting business requirements. Supplier shall perform the planning and analysis Services, including those Functions listed in the roles and

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responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 33. Applications Development Planning and Analysis Roles and Responsibilities Application Changes

Planning and Analysis Activities Analysis Roles and Responsibilities		Supplier	Health Net
1.	Approve services and standards for planning and analysis activities.		X

2.	Approve projects to implement applications enhancement opportunity.		X

3.	Establish application security architecture.		X

4.	Provide standards, procedures and policies regarding application security.		X

5.	Perform application security planning.	X

6.	Perform environment (infrastructure) application security planning and installation planning.		X

7.	Establish communication plan across multiple vendor and Health Net geographical locations.	X

8.	Review and approve communication plan across multiple vendor and Health Net geographical locations.		X

9.	Performing project estimation using industry standard methods to support the Health Net project brief assessment process.	X

10.	Investigating and documenting new products, techniques, tools and services that will improve efficiency and delivery.	X

11.	Assessing process re-engineering methodologies.	X

12.	Recommending overall systems development life cycle process improvements, including those for which Health Net retains responsibility.	X

13.	Performing an annual portfolio analysis to identify and recommend applications rationalization, consolidation, sun setting, etc.	X

14.	Conducting annual technical and business planning sessions to establish standards, architecture and project initiatives.	X

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Final Execution Version

Planning and Analysis Activities Analysis Roles and Responsibilities		Supplier	Health Net
15.	Conducting operational planning for capacity and performance purposes.	X

16.	Conducting feasibility studies for the implementation of new technologies.	X

17.	Conducting semi-annual technical reviews and workshops on trends and best practices.	X

18.	Participating in the evaluation of potential project opportunities.	X

19.	Assisting in security planning.	X

5.2	Requirements Definition

Requirements definition Services are the activities associated with the capturing, collection and assessment of user requirements that are used to define the business area’s needs for an application. These requirements are used to determine the detailed application design which solves the requirements. The following table identifies some of the roles and responsibilities associated with requirements definition activities. Supplier shall perform the requirements definition Services, including those Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 34. Applications Development Requirements Definition Roles and Responsibilities

Applications Requirements Definition Roles and Responsibilities		Supplier	HNT Apps.
1.	Define and document requirements standards, documents, Deliverables, and test criteria.	X

2.	Approve requirements standards, documents, deliverables, and test criteria.		X

3.	Act as primary point of contact with the business to define, gather, refine, and prioritize business requirements.		X

4.	Initiate and conduct interviews, group workshops and surveys to determine user requirements.		X

5.	Participate in, as requested, interviews, group workshops and surveys to determine user requirements on approved project work.	X

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Applications Requirements Definition Roles and Responsibilities		Supplier	HNT Apps.
6.	Identify need for Software upgrade conversion requirements to Health Net for Commercial Off-The-Shelf (COTS) hardware and Software and execute based upon a service request from Health Net.	X

7.	Approve Software upgrade conversion requirements for COTS hardware and Software.		X

8.	Define local adaptation/country-specific deployment criteria and delivery requirements (i.e. language, laws).		X

9.	Develop project test strategy (analysis)	X

10.	Review and approve test strategy (analysis)		X

11.	Establish traceability between test plans and requirements.	X

12.	Review and approve traceability between test plans and requirements.		X

5.3	Design Specifications

Supplier will perform the design specification services in compliance with Health Net technical architectural standards. Such specifications shall deliver the most cost-effective solution to the requirements. Supplier shall perform the design specification Functions listed in the roles and responsibilities tables below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 35. Applications Development High-Level Design Activities Roles and Responsibilities

High-Level Design Activities Roles and Responsibilities		Supplier	HNT
1.	Create the high-level design document from the business and functional requirements. Proposing development or COTS package solution recommendation.	X

2.	Approve the high-level design document from the business and functional requirements.		X

3.	Evaluate COTS package solutions.		X

4.	Conduct COTS application evaluations to demonstrate support of requirements.		X

5.	Participate and provide advice on COTS application evaluations and solutions.	X

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High-Level Design Activities Roles and Responsibilities		Supplier	HNT
6.	Participate and provide advice on COTS application evaluations and solutions for within Health Net infrastructure environment.		X

7.	Validate how COTS application solutions will fit in the recommended infrastructure environment.		X

8.	Develop prototype application configuration settings to demonstrate support of requirements.	X

9.	Develop prototype application configuration settings within infrastructure to demonstrate support of requirements.		X

10.	Approve prototype application configuration settings that demonstrate support of requirements including providing application configuration instructions that support the prototype.		X

11.	Provide high level requirements/criteria for extending prototyped application configuration settings to the full complement of configuration settings required to satisfy the complete business process.		X

12.	Provide high-level logical data model.	X

13.	Provide technology plan to support application.	X

14.	Provide infrastructure plan to support application.		X

15.	Approve technology plan to support application.		X

16.	Provide application development and implementation cost and schedule estimates.	X

17.	Identify infrastructure levels, pre-requisite changes, and monitoring needs.	X

18.	Provide infrastructure cost and schedule estimates.		X

19.	Develop overall project cost and schedule estimate.	X

20.	Approve overall project cost and schedule estimate.		X

21.	Develop and recommend application test plan (e.g. functional, volume, end-to-end, integration, stress, regression, system, and user acceptance test if applicable).	X

22.	Approve application test plan (e.g. functional, volume, end-to-end, integration, stress, regression, system, and user acceptance test if applicable).		X

Schedule A	A-65	Health Net / Cognizant Confidential

Final Execution Version

Table 36 Applications Development Detailed/Technical Design Activities Roles and Responsibilities

Detail Design Activities Roles and Responsibilities		Supplier	HNT Apps.
1.	Define design standards and documentation.	X

2.	Approve design standards and documentation.		X

3.	Create the detailed design document from the business and functional requirements and high-level design.	X

4.	Document and present implementation options evaluated as required by the requirements document.	X

5.	Review and approve detailed design documentation.		X

6.	Document technical requirements, logical and physical data models.	X

7.	Review and approve technical requirements and physical data models for consistency with documented requirements.		X

8.	Configure testing environments.	X

9.	Develop unit test plans.	X

10.	Review and approve unit test plans		X

11.	Develop system and performance test plans.	X

12.	Review and approve system and performance test plans.		X

13.	Develop integration test plans.	X

14.	Review and approve integration test plans.		X

15.	Define implementation and deployment policies, project schedules and staffing requirements to meet deployment and delivery requirements.	X

16.	Approve implementation, deployment policies, schedules and deployment staffing levels.		X

5.4	Programming/Development

Programming and/or development Services are the activities associated with the programming, development, scripting, configuring or customizing of application modules using the information from the previous Software development lifecycle phases as critical input. Supplier can accomplish programming and/or development through in-house custom development, customization of commercial off-the-shelf (COTS) products or implementation of COTS packages. Supplier shall make use of technologically

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current development tools (e.g., code generators) and languages as appropriate to improve programmer productivity, code stability and reusability subject to Section 12.5(a) of the Terms and Conditions. The following table identifies some of the roles and responsibilities associated with programming and development activities.

Table 37 Applications Development Programming and Development Roles and Responsibilities

Programming and Development Activities Roles and Responsibilities		Supplier	HNT Apps.
1.	Review Health Net existing technical standards (e.g. naming, JCL, etc.).	X

2.	Recommend programming, tools, development, and technical documentation policies, procedures and standards.	X

3.	Approve programming, development and technical documentation policies, procedures, and standards.		X

4.	Review programming and development plans and procedures where there is an impact on other Health Net entities/facilities.		X

5.	Perform all necessary programming, configuring and customizing of application modules as required to develop and implement the design plans and specifications.	X

6.	Execute unit test plans.	X

7.	Manage all programming and development efforts using industry-standard project management tools and methodologies.	X

8.	Conduct predetermined development status reviews and provides written report on results to Health Net.	X

9.	Review results of Supplier development reviews at Health Net’s discretion.		X

10.	Resolve application defects as identified during testing phases.

5.5	Unit Testing

(a) Supplier shall conduct “Unit Testing” in which Supplier takes the smallest piece of testable Software in the application, isolates it from the remainder of the code, and determines whether it behaves exactly as expected. Each unit is tested separately before integrating them into modules to test the interfaces between modules. During the Unit Testing phase, Supplier shall include:

(i)	System Requirements;

(ii)	Design Specifications;

(iii)	Programming standards;

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(iv)	Input and/or data validation;

(v)	I/O correctness (database records created, updated and/or deleted);

(vi)	Error handling;

(vii)	Performance; and

(viii)	Naming conventions (variable and control)

(b) In addition to the Unit Testing Functions listed in Section 5.5(a). Supplier shall perform the Unit Testing Functions listed in the roles and responsibilities table below, except for those Functions that are expressly identified as retained Health Net responsibilities in the roles and responsibilities table below.

Table 38 Unit Testing Roles and Responsibilities (part of Programming and Development)

Unit Testing Activities Roles and Responsibilities		Supplier	HNT Apps.
Within Unit testing:

1.	Provide environment requirements needed for unit testing.	X

2.	Provide environment Governance - how environment is used, users, who provides business requirements for “architecture/content” of the environment.		X

3.

Build and support the environments (everything but DBA and hardware):- Builds and creates the environment, designs the architecture based on the owner's requirements, refreshes the environments, operationally manages access to environment.

X

4.	Build and support the DBA environments (See separate DBA Roles and Responsibilities).	X

5.	Build and support the hardware environments.		X

6.	Defect resolution - environment.	X

7.	Defect resolution - application/configuration etc - everything tied to development.	X

8.	Testing oversight/defect triage/QA.	X

9.	Requesting code promotions, jobs.	X

10.	Approving code promotions, jobs.	X

11.	Executing code promotions.	X

Schedule A	A-68	Health Net / Cognizant Confidential

Final Execution Version

Unit Testing Activities Roles and Responsibilities		Supplier	HNT Apps.
12.	Executing jobs and other activities needed to be done in environment to support testing.	X

13.	Administration of the code/configuration management tools.	X

14.	Support of the code/configuration/migration management tools (installing the tool, applying the patches).		X

15.	Authorizing access and authority levels to the code management Software.		X

16.	Implementation plan for move to next staging environment.	X

17.	Code build for move to next staging environment.	X

18.	Recommend policies and procedures for environment management.	X

19.	Recommend policies and procedures for infrastructure environment management.		X

20.	Approving policies and procedures for environment management.		X

21.	Develop unit policies and procedures for unit testing.	X

22.	Approve unit testing policies and procedures for unit testing.		X

23.	Review and approve unit testing results.		X

24.	Identify and document application test requirements.	X

25.	Review and approve application test requirements.		X

26.	Define test data and environment requirements.	X

27.	Review and approve test data and environment requirements.		X

28.	Notify Supplier in the event Health Net notices a discrepancy between Health Net’s requirements and any vendor Deliverables.		X

29.	Coordinate with the environment and data support groups.	X

30.	Lead defect triage meetings.	X

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5.6 Health Net Project Development Process

Supplier is expected to adhere to the Health Net project development process and Quality Assurance Process.

Schedule A	A-70	Health Net / Cognizant Confidential

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SCHEDULE B

SERVICE LEVELS

Schedule B	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE B

SERVICE LEVELS

1	Introduction	1

2	Definitions	1
	2.1 Certain Definitions	1
	2.2 Other Terms	2

3	Measurement, reporting and supporting information	2
	3.1 Measurement	2
	3.2 Measurement Tools	2
	3.3 Reports and Supporting Information	3

4	Service Level methodology	3
	4.1 General	3
	4.2 Service Level Codes	3
	4.3 Failure to Perform	4
	4.4 Excused Service Level Failures	5
	4.5 Service Level Credits	5
	4.6 Earnback Opportunities	6

5	MODIFICATIONS AND improvements to Service Levels.	6
	5.1 Deletions of Service Levels	6
	5.2 Additions of Service Levels	6
	5.3 Designation of Critical Service Levels and Weighting Factors	6
	5.4 Continuous Improvement	7
	5.5 Quarterly or Annual Meeting to adjust Service Levels	7

6	CUSTOMER SATISFACTION SURVEYS	7

Table of Exhibits

Exhibit B-1:	Service Level Metrics
Exhibit B-2:	Problem / Incident Severity Level Definitions
Exhibit B-3:	Service Request Completion Times

Schedule B	B - i	Health Net / Cognizant Confidential

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SCHEDULE B

SERVICE LEVELS

1	INTRODUCTION

This Schedule B sets forth the Service Levels that Supplier is required to meet or exceed in performing certain of the Services during the Term. This Schedule also describes (a) the methodology for calculating Service Level Credits that will be provided to Health Net by Supplier if Supplier fails to meet a Critical Service Level, and (b) the process the Parties will follow to add, modify or delete Service Levels during the Term.

2	DEFINITIONS

2.1	Certain Definitions

(a)	“Amount at Risk” has the meaning given in Section 6.2 of the Terms and Conditions.

(b)	“Business Days” mean Monday through Friday (except holidays on which the offices of Health Net, as applicable, are not open for regular business). Where this Schedule B provides for the addition or subtraction of a Business Day(s), the result will mean the same time of day as the time of an event on the original Business Day (i.e., a Problem that starts at 3:00 p.m. local time on Monday is resolved by the following Business Day if such Problem is resolved by 3:00 p.m. local time on Tuesday, provided that both Monday and Tuesday are Business Days).

(c)	“Critical Service Level” means those Service Levels that are assigned a Weighting Factor and for which a Service Level Credit is payable in the event of a Critical Service Level Failure. Critical Service Levels are designated by Health Net in accordance with Section 5.3 of this Schedule B.

(d)	“Critical Service Level Failure” means, with regard to any Critical Service Level, Supplier’s failure to perform at a level that meets the corresponding Critical Service Level during any particular Measurement Period.

(e)	“Measurement Period” means, for any Service Level, the period of time during which Supplier’s actual performance of the relevant Services is to be measured against the corresponding Service Level. The Measurement Period for each Service Level is set forth on Exhibit B-1.

(f)	“Pool Percentage Available for Allocation” means *** percentage points.

(g)	“Service Levels” has the meaning given in Section 6.1 of the Terms and Conditions.

(h)	“Service Level Credit” has the meaning provided in Section 4.3(b) of this Schedule B.

(i)	“Service Level Failure” means, with regard to any Service Level, a failure by Supplier to either (i) perform at the level that meets the corresponding Service Level during any particular Measurement Period, or (ii) to (A) properly monitor or measure any Service Level, or (B) report on the performance for any Service Level in accordance with Section 3.3 below.

Schedule B	B - 1	Health Net / Cognizant Confidential

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(j)	“Weighting Factor” means the portion of the Pool Percentage Available for Allocation that Health Net has allocated with respect to a Critical Service Level. The Weighting Factor for each of the Critical Service Levels as of the Effective Date are set forth in Exhibit B-1, and shall be subject to modification pursuant to Section 5 of this Schedule B.

2.2	Other Terms

Other terms used in this Schedule B (or any Exhibit or Attachment to this Schedule B) are either defined in the context in which they are used or are defined elsewhere in this Agreement, and in each case shall have the meanings there indicated.

3	MEASUREMENT, REPORTING AND SUPPORTING INFORMATION

3.1	Measurement

(a)	Except as otherwise expressly provided for a particular Service Level in Exhibit B-1, the Measurement Period for each Service Level shall be each calendar month during the Term.

(b)	Except as otherwise expressly indicated in this Schedule B, all references to time of day in this Schedule B shall refer to Pacific Time (“PT”), and any reference to “hour” or “hours” shall mean clock hours.

3.2	Measurement Tools

(a)	Supplier shall measure its performance with respect to each Service Level using the corresponding measurement tools, processes and methodologies identified for such Service Level in Exhibit B-1, or as specified pursuant to Sections 3.2(c), and 5.2(c)(i) of this Schedule B.

(b)	Supplier shall provide (except as expressly stated otherwise in this Agreement) and utilize the necessary measurement and monitoring tools and procedures required to measure and report Supplier's performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and will be subject to verification and review by Health Net. Supplier shall provide Health Net with information and access to such tools and procedures upon request, for purposes of verification.

(c)	If, after the Effective Date, Supplier desires to use a different measurement tool, process or methodology for any Service Level, Supplier shall provide written notice to Health Net proposing:

(i)	the alternative measurement tool, process or methodology; and

(ii)	any reasonable adjustments to the Service Levels that are necessary to account for any increased or decreased sensitivity that will likely result from use of the alternative measurement tool, process or methodology.

Supplier may utilize such alternative measurement tool, process or methodology only to the extent such tool, and any associated Service Level adjustments, are approved in

Schedule B	B - 2	Health Net / Cognizant Confidential

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writing by Health Net.

3.3	Reports and Supporting Information

(a)	Supplier shall deliver the Monthly Performance Report to Health Net in accordance with Section 17.3 of the Terms and Conditions.

(b)	Upon Health Net’s request, Supplier shall provide to Health Net detailed supporting information (including raw performance data) relating to Supplier’s performance relative to the Service Levels. Such information shall at a minimum include all information that is necessary for Health Net to verify the accuracy of Service Level measurements and reporting, and any other supporting information requested by Health Net to the extent it is available to Supplier.

(c)	Supplier shall make the reporting and supporting information described in this Section 3.3, available to Health Net both (i) in a form suitable for use on a personal computer; and (ii) via a secure website; provided, however, that if requested by Health Net, Supplier shall also provide to Health Net “real time” electronic access to performance data (i.e., access to performance data that reflects performance at the then-present time), to the extent that the agreed-upon measurement tools used to measure performance are capable of providing such access. To the extent that such tools are not capable of providing Health Net with such “real time” access, Supplier shall promptly provide access to timely data upon Health Net’s request.

4	SERVICE LEVEL METHODOLOGY

4.1	General

(a)	Subject to Section 4.2 of this Schedule B, commencing on the Services Commencement Date Supplier shall meet or exceed each of the Service Levels. Service Levels constitute one means, but not the exclusive means, of measuring Supplier’s performance of its commitment under Section 5.4 of the Terms and Conditions. If a Service Level includes multiple conditions or components (e.g., components (a), (b) and(c)), then Supplier’s performance must satisfy each and every condition or component (i.e., components (a), (b) and (c)) to achieve the corresponding Service Level.

(b)	If any portion of the Services are to be provided from a business continuity recovery environment, the Service Levels shall continue to apply; except to the extent a disaster occurring at a Health Net facility prevents Supplier from meeting such Service Levels.

4.2	Service Level Codes

For each of the Service Levels set forth in Exhibit B-1, a corresponding “Code” has been designated in the "Code" column of the applicable table. The Codes have the following meanings:

(a)	“Code 1” – Code 1 has been assigned to Service Levels for which Health Net believes it has performance data showing that such Service Levels were achieved by Health Net prior to the Effective Date. Supplier shall meet or exceed each Code 1 Service Level beginning on the Service Commencement Date, subject to the following:

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(i)	During Transition, Supplier shall have the opportunity to review such data. If the Parties agree that such data does not demonstrate a history of compliance with a particular Code 1 Service Level, they shall (A) first work in good faith to establish a Service Level that both Parties agree is supported by the applicable performance data; and (B) if they are unable to agree upon the Service Level, then they shall follow the baselining process set forth in Section 5.2(c) to establish the Service Level.

(ii)	The process above shall be applied on an application-by-application basis for the Application Availability, Application Response Time, and On-Time Batch Processing Service Levels (i.e., Application Availability, Application Response Time, and On-Time Batch Processing for some but not all In-Scope Applications may need to be validated or baselined).

(b)	“Code 2” – Code 2 has been assigned to Service Levels that the Parties agree should be established through the baselining process set forth in Section 5.2(c).

(c)	“Code 3” – Code 3 has been assigned to the certain Service Levels for which a target has been set that Health Net has not consistently achieved prior to the Effective Date. The following applies to Code 3 Service Levels:

(i)	Beginning on the Service Commencement Date, Supplier shall meet or exceed the levels of performance achieved by Health Net prior to the Effective Date; and

(ii)	Within 60 days of the Service Commencement Date, Supplier shall provide Health Net with a plan for improving the Code 3 Service Levels to meet the target metrics set for such Service Levels. Upon approval from Health Net, Supplier shall implement the plan and begin meeting the Service Level on the date specified in the plan.

(d)	“Code 4” – Code 4 has been assigned to Service Levels that the Parties agree do not require validation or baselining. Service Provider shall meet or exceed Code 4 Service Levels beginning on the Service Commencement Date.

4.3	Failure to Perform

(a)	For each Service Level Failure, Supplier shall (i) investigate, assemble and preserve pertinent information with respect to, and report on the causes of, the problem, including performing a root cause analysis of the problem; (ii) advise Health Net, as and to the extent requested by Health Net, of the status of remedial efforts being undertaken with respect to such problem; (iii) minimize the impact of and correct the problem and begin meeting the Service Level; and (iv) take appropriate preventive measures so that the problem does not recur.

(b)	Supplier recognizes that a Critical Service Level Failure may have a material adverse impact on the business and operations of Health Net and that the damage from such Critical Service Level Failure is not susceptible to precise determination. Accordingly, in the event of a Critical Service Level Failure for reasons other than ***. This Section 4.3(b) shall not limit Health Net's rights with respect to the events upon which Health Net may rely as a basis for Health Net's termination of this Agreement for cause.

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(c)	Supplier shall not be relieved for any Service Level Failure caused by a Managed Third Party if such Service Level Failure arises from Supplier's failure to manage such Managed Third Parties in accordance with the terms and conditions of this Agreement.

4.4	Excused Service Level Failures

If Supplier fails to meet a Service Level and establishes within two months after such failure that: (a) Health Net’s failure to perform a retained responsibility was the root cause of Supplier’s failure to meet such Service Level (e.g., providing the required infrastructure to host In-Scope Applications); (b) Supplier would have achieved such Service Level but for such Health Net failure; (c) Supplier used Commercially Reasonable Efforts to perform and achieve the Service Level notwithstanding the presence and impact of such Health Net failure; and (d) Supplier is without fault in causing such Health Net failure, then no Service Level Credit shall be assessed against Supplier for any resulting Service Level Failure, and Supplier shall otherwise be excused from achieving such Service Level for as long as Health Net fails to perform such retained responsibility and Supplier continues to use Commercially Reasonable Efforts to prevent, overcome, or mitigate the adverse effects of such failure to the extent required to achieve the applicable Service Level. Supplier shall not be excused from a failure to achieve a Service Level other than under this Section 4.4 or as expressly provided in this Agreement.

4.5	Service Level Credits

(a)	Calculation. For each Critical Service Level Failure, the applicable Service Level Credit referenced in Section 4.3(b) above shall be calculated in accordance with the following formula:

Service Level Credit = A x B

Where:

A = the applicable Weighting Factor; and

B = the Amount at Risk for such calendar month.

(b)	Notification. For each Critical Service Level Failure, Supplier shall report such failure to Health Net pursuant to Section 17.3(b) of the Terms and Conditions and Section 3.3 of this Schedule B. Such report will, at a minimum, (i) identify and describe as a “Critical Service Level Failure” such Critical Service Level Failure, and (ii) calculate the amount of the corresponding Service Level Credit, calculated pursuant to Section 4.5(a) of this Schedule B, that Health Net may elect pursuant to Section 4.3(b) of this Schedule B.

(c)	Limitations.

(i)	In no event shall the sum of the Weighting Factors for all Critical Service Levels exceed the Pool Percentage Available for Allocation.

(ii)	In no event shall the total amount of Service Level Credits payable by Supplier for Critical Service Level Failures occurring during a calendar month exceed the Amount at Risk for such calendar month.

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4.6	Earnback Opportunities

(a)	***

(b)	***

(c)	Eligible Service Levels means all Service Levels other than the following Service Levels: ***.

5	MODIFICATIONS AND IMPROVEMENTS TO SERVICE LEVELS.

5.1	Deletions of Service Levels

***.

5.2	Additions of Service Levels

***

(a)	If Health Net adds a new Service Level for which there is at *** of historical data within the past *** and such data indicates performance that is acceptable to Health Net, then the Service Level metric shall be the arithmetic mean of the most recent *** of historical data. For example, ***. Such Service Level shall become effective ***, but no earlier than thirty (30) days after written notice from Health Net.

(b)	If Health Net adds a new Service Level for which there is at least *** of historical data within the ***, but such data does not indicate performance that is acceptable to Health Net, then, upon Health Net’s written request, Supplier will perform an assessment of the root causes of the unacceptable level of historical performance within sixty (60) days.

(i)	At the end of such *** period, if Health Net reasonably determines that Supplier’s performance is below an acceptable level (e.g., by reference to industry standards), then ***.

(ii)	At the end of such *** period, if Health Net determines that Supplier’s performance is at an acceptable level, then the Service Level metric shall be determined in accordance with Section 5.2(a).

(c)	If Health Net adds a new Service Level for which at least *** of historical data within the past *** does not exist, then such Service Level *** in accordance with the following:

(i)	***.

(ii)	***.

(iii)	***.

(iv)	***.

5.3	Designation of Critical Service Levels and Weighting Factors

(a)	Critical Service Levels.

Schedule B	B - 6	Health Net / Cognizant Confidential

Final Execution Version

(i)	As of the Effective Date, the Critical Service Levels are designated by the letter “Y” appearing in the corresponding “Critical Service Level” column in Exhibit B-1.

(ii)	***.

(b)	Weighting Factors. ***:

(i)	***; and

(ii)	the sum of the Weighting Factors for all Critical Service Levels shall not exceed the Pool Percentage Available for Allocation.

5.4	Continuous Improvement

(a)	In addition to any improvements in Service Levels resulting from application of the review processes described in Section 5.5, then (except as otherwise set forth in Exhibit B-1 (i,e., with respect to those Service Levels or components thereof that are not eligible for improvement)):

(i)	***

(ii)	***

(b)	***.

5.5	Quarterly or Annual Meeting to adjust Service Levels

(a)	Health Net and Supplier will meet to review the Service Levels on a quarterly or annual basis to discuss the Service Levels ***.

(b)	The Parties will also discuss in good faith revisions to Service Levels that may be appropriate as a result of material changes in the characteristics of Health Net’s In-Scope Application portfolio (e.g., re-engineering initiatives).

6	CUSTOMER SATISFACTION SURVEYS

(a)	Within ninety (90) calendar days after the Effective Date or as otherwise mutually agreed by the Parties, Supplier shall develop and propose for the approval of the Parties a draft customer satisfaction questionnaire (“Satisfaction Survey”) designed to measure the satisfaction of End Users and other third parties who interact with Supplier with Supplier’s provision of the Services. Following Health Net’s review of the foregoing, Supplier shall incorporate reasonable comments or suggestions of Health Net and shall finalize the Satisfaction Survey and process within sixty (60) calendar days after receiving Health Net’s comments and suggestions. The final Satisfaction Survey and process shall be subject to the approval of both Parties. Supplier shall periodically update the Satisfaction to reflect New Services or changes to existing Services; provided, however, that updates of the Satisfaction Survey and process shall be provided to Health Net for review, comment, and approval.

(b)	Periodically (but in no event less than annually), Health Net shall conduct a survey using the Satisfaction Survey and process described in and agreed upon pursuant to this

Schedule B	B - 7	Health Net / Cognizant Confidential

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Section. Health Net shall provide to Supplier the survey responses. Supplier shall tally the results of such survey and report to Health Net the results, and integrating the results with previous survey results (e.g., performing trend analysis). The Parties shall meet to identify the areas of dissatisfaction as such dissatisfaction relates to the Services. Supplier shall prepare a project plan, with Health Net’s input and subject to Health Net’s final approval, that specifically addresses the steps Supplier shall take to correct such dissatisfaction. The project plan will specify the specific remedial steps Supplier shall take to rectify deficiencies in satisfaction, and the time frames in which Supplier will implement those steps.

Schedule B	B - 8	Health Net / Cognizant Confidential

Final Execution Copy

SCHEDULE C

CHARGES

Final Execution Version

SCHEDULE C

CHARGES

1. INTRODUCTION	1
1.1 Overview of Charges	1
1.2 General Terms	1

2. DEFINITIONS	1
2.1 Certain Definitions	1
2.2 Other Terms	2

3. SUPPLIER INVESTMENTS	2

4. PRODUCTION SUPPORT	3
4.1 Production Support Charge	3
4.4 Minor Enhancements	4
4.5 Offshore / Onshore Ratios	5
4.6 Productivity Assumptions	6
4.8 Supporting Skillset Rates	6

5. APPLICATIONS DEVELOPMENT	6
5.1 General Terms	7
5.2 Adjustments to the Baseline AD Hours	8
5.3 Charges for Productive Hours in Excess of the Baseline AD Hours	8
5.4 Offshore / Onshore Ratios	8
5.5 Productivity	9
5.6 Transitioned Employees	9

6. T&M RATES	9

7. OTHER CHARGES, CREDITS AND TERMS	9
7.1 Pass-Through Expenses	9
7.2 Currency	9
7.3 New Services	10
7.4 Disaster Recovery	10
7.5 Remedial Services	10
7.6 Disengagement Services	10
7.7 Taxes	10
7.8 Minimum Commitment	11

8. ADJUSTMENTS TO CHARGES	11
8.1 Cost of Living Adjustment (COLA)	12
8.2 Service Level Credits	12
8.3 Benchmarking	12

9. TERMINATION CHARGES	12
9.1 Termination Charge	12
9.2 Pro-ration of Termination Charges	12

Schedule C (Charges)	C - i	Health Net / Cognizant Confidential

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Table of Exhibits

Exhibit C-1:	Production Support Charge
Exhibit C-2:	Individual Application Production Support Charges
Exhibit C-3:	Applications Development Charge
Exhibit C-4:	Baseline AD Hours
Exhibit C-5:	Transitioned Employees
Exhibit C-6:	T&M Rates
Exhibit C-7:	Skillset Mix and Supporting Skillset Rates

Schedule C (Charges)	C - ii	Health Net / Cognizant Confidential

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SCHEDULE C

CHARGES

1.	INTRODUCTION

1.1	Overview of Charges

This Schedule C describes the methodology for calculating the charges for the Services provided by Supplier to Health Net under this Agreement. The charges consist of the following (collectively, the “Charges”):

(a) the Production Support Charge described in Section 4.1, as it may be adjusted under Sections 4.2, 4.3, 4.4, and 8;

(b) the Applications Development Charge described in Section 5.1, as it may be adjusted under Sections 5.2, 5.3, and 8;

(c) any Out-of-Pocket Expenses expressly payable under this Agreement; and

(d) any other charges or adjustments (including COLA under Section 8) expressly set forth in this Agreement.

1.2	General Terms

(a) There are no amounts other than the Charges defined in Section 1.1 payable by Health Net under this Agreement.

(b) If any service or offering that Supplier is obligated to provide under this Agreement is not measured by a specific Charge, the cost to Supplier of providing that service or offering is subsumed in the Charges hereunder and there shall be no separate charge for such service or offering.

(c) Supplier was given an opportunity to perform due diligence on the In-Scope Applications prior to the Effective Date. ***

2.	DEFINITIONS

2.1 Certain Definitions

(a) “Applications Development Charge” or “AD Charge” has the meaning given in Section 5.1.

(b) “Applications Development Project” or “AD Project” means Applications Development Services requested by Health Net that do not constitute a Minor Enhancement.

(c) “Application Development Services” or “AD Services” has the meaning given in Section 5 of Schedule A

(d) “Charges” has the meaning given in Section 1.

(e) “Contract Year” means each 12 month period during the Term beginning January 1 and ending December 31, except Contract Year 1 shall commence on November 10, 2008 and continue until December 31, 2009.

(f) “FTE” means a full-time equivalent personnel within a particular T&M Rate category. One FTE = *** Productive Hours.

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(g) “Individual Application Production Support Charges” has the meaning given in Section 4.1.

(h) “In-Scope Applications” has the meaning given in Section 1.3 of Schedule C.

(i) “Joint Capacity Planning Process” has the meaning given in Schedule G.

(j) “Minor Enhancement” means an enhancement or upgrade to In-Scope Applications requested by Health Net that is (i) estimated to require *** of Productive Work of Applications Development Services and (ii) not otherwise required to perform break-fix, operational support or other Production Support Services.

(k) “Offshore Personnel” has the meaning given in Section 4.5.

(l) “Onshore Personnel” has the meaning given in Section 4.5.

(m) “Production Support Charge” has the meaning given in Section 4.1.

(n) “Production Support Services” means all Services that are not Application Development Services, including Application Support Services and the Software Quality Assurance/Testing Services and Cross-Functional Services associated with Application Support Services.

(o) “Productive Work” means productive work performed specifically for Health Net, as appropriately recorded under a labor tracking system or other system acceptable to both Parties. ***.

(p) “Service Commencement Date” has the meaning given in Section 2.1 of the Terms and Conditions.

(q) “Steady-State” means, for each In-Scope Application, the later of (i) the Scheduled Steady-State Date and (ii) the date Supplier satisfies the applicable exit criteria in Exhibit A-2 and assumes full responsibility for Production Support Services for the In-Scope Application.

(r) “T&M Rates” means the hourly personnel rates for Onshore Personnel and Offshore Personnel for each In-Scope Application set forth in Exhibit C-6.

(s) “Transitioned Employees” has the meaning given in Schedule E.

2.2	Other Terms

Capitalized terms used in this Schedule C but not defined herein have the meanings given in the Glossary attached as Schedule R or elsewhere in this Agreement.

3.	SUPPLIER INVESTMENTS

There are no charges or other amounts payable by Health Net for:

(a) ***

(b) ***

(c) ***

(d) ***

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4.	PRODUCTION SUPPORT

4.1	Production Support Charge

(a) Exhibit C-1 sets forth a monthly charge for Production Support Services (“Production Support Charge”). Subject to Sections 4.2 and 8, the Production Support Charge is a fixed amount payable for performance of all of the Production Support Services, except to the extent Supplier may count such Cross Functional Services against the Baseline AD Hours pursuant to Section 5.1(f).

(b) Exhibit C-2 sets forth the component of the Production Support Charge applicable to each In-Scope Application (“Individual Application Production Support Charges”). The Individual Application Production Support Charges shall be used solely to adjust the Production Support Charge when required pursuant to Sections 4.2 and 4.3.

(c) Subject to Sections 4.2 and 4.3, beginning in November 2008, Supplier shall invoice Health Net on a monthly basis in arrears for the applicable Production Support Charge set forth in Exhibit C-1 in accordance with Section 10.1 of the Terms and Conditions.

4.2	Adjustments of Production Support Charge Due to Transition Delays

The Production Support Charge in Exhibit C-1 assumes each In-Scope Application will be transitioned to Supplier (and reach Steady-State) by the corresponding transition completion date set forth in Exhibit E-3 (“Scheduled Steady-State Date”). If an In-Scope Application is not fully transitioned to Steady-State by the Scheduled Steady-State Date set forth in Exhibit E-3, then the Production Support Charge shall be reduced by an amount equal to the applicable Individual Application Production Support Charge until such In-Scope Application is fully transitioned to Steady-State (i.e., there are no charges payable for an In-Scope Application until it reaches Steady-State, except as provided in Section 4.7 with respect to Transitioned Employees). If any of the In-Scope Applications can be transitioned and reach Steady State prior to the applicable Scheduled Steady-State Date, the Parties shall discuss whether to commence Steady-State and the corresponding component of the Production Support Charge early. If the Parties agree to make any such adjustment, they shall document their agreement in advance and in writing.

4.3	Adjustments of Production Support Charge Due to Changes in the In-Scope Application Portfolio

(a) If Health Net adds a new In-Scope Application to this Agreement, then:

(i) Supplier shall propose a staffing plan showing the incremental Supplier Personnel required to support the new In-Scope Application. Upon request, Supplier shall provide Health Net with supporting detail from Supplier’s estimating tools to allow Health Net to understand and validate Supplier’s proposed staffing.

(ii) After the staffing is determined, the Parties shall:

(A)	establish a new T&M Rate in Exhibit C-6 for Onshore Personnel and Offshore Personnel for the new In-Scope Application, which shall be a blended rate determined using the Supporting Skillset Rates set forth in Exhibit C-7; and

(B)

equitably adjust the Production Support Charge to reflect the additional staffing, which adjustment shall not exceed an amount equal to the number of incremental FTEs in the revised staffing multiplied by the

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new T&M Rates for the In-Scope Application established under Section 4.3(a)(ii)(A).

(b) If Health Net removes an existing In-Scope Application, then:

(i) Supplier shall propose a revised staffing plan showing the reduction in Supplier Personnel required to support the reduced workload. Upon request, Supplier shall provide Health Net with supporting detail from Supplier’s estimating tools to allow Health Net to understand and validate Supplier’s proposed revisions.

(ii) After the revised staffing is determined, the Parties shall equitably adjust the Production Support Charge to reflect the revised staffing, which adjustment shall equal the applicable Individual Application Production Support Charge for the In-Scope Application removed unless the Parties agree otherwise.

(c) The Production Support Charge assumes the MC400 In-Scope Applications will be sunset by December 31, 2010 and their functions migrated to ABS. For purposes of this Section, “sunset” means the date on which Health Net desires to cease receiving full Production Support Services and to receive the more limited support described below in Section 4.3(c)(iii). Health Net shall provide Supplier with reasonable notice (at least 30 days) if it desires to change the sunset date to a date other than December 31, 2010.

(i) If any of the MC400 In-Scope Applications are sunset prior to December 31, 2010, then the Production Support Charge shall be reduced by an amount equal to the Individual Application Production Support Charges for such MC400 In-Scope Applications during the period from (A) the sunset date, until (B) December 31, 2010.

(ii) If any of the MC400 In-Scope Applications require full Production Support Services after December 31, 2010, then the Production Support Charge shall be increased by an amount equal to the Individual Application Production Support Charges for such MC400 In-Scope Applications during the period from (A) December 31, 2010, until (B) the date Health Net no longer requires full Production Support Services for such MC400 In-Scope Applications.

(iii) The Parties anticipate that Health Net will require a reduced level of Production Support Services for the MC400 In-Scope Applications in the years following the sunset and migration to ABS. Prior to the sunset date, the Parties will agree upon the staffing required to provide such support, and calculate the charges for such support by multiplying the Supplier Personnel FTEs in such staffing plan by the applicable T&M Rates in Exhibit C-6.

4.4	Minor Enhancements

(a) The Production Support Charge includes a baseline of Productive Hours that Supplier shall perform each calendar quarter on Minor Enhancements requested by Health Net (“Baseline Minor Enhancement Hours”). Subject to Section 4.4(b), the Baseline Minor Enhancement Hours included in the Production Support Charge are as follows:

(i) There are no Baseline Minor Enhancement Hours in 2008.

(ii) In 2009, the Baseline Minor Enhancement Hours shall increase as follows each calendar quarter as In-Scope Applications are transitioned:

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Calendar Year 2009
	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Baseline Minor Enhancement Hours	***	***	***	***

(iii) In 2010, and each Contract Year thereafter, the Baseline Minor Enhancement Hours shall equal *** per calendar quarter, unless adjusted pursuant to Section 4.4(b).

(b) The Baseline Minor Enhancement Hours shall be adjusted as follows:

(i) If Health Net retires or otherwise withdraws an In-Scope Application from Production Support Services under this Agreement, beginning in the month following such withdrawal, the Baseline Minor Enhancement Hours shall be ***.

(ii) If Health Net adds a new In-Scope Application, beginning in the month following such addition, the quarterly Baseline Minor Enhancement Hours shall be ***.

(iii) Upon request, Supplier shall provide Health Net with supporting detail to allow Health Net to understand and validate Supplier’s staffing numbers and proposed adjustments.

(c) Health Net and Supplier shall each use Commercially Reasonable Efforts to prioritize, manage and coordinate Minor Enhancement work to stay within the Baseline Minor Enhancement Hours allocation each quarter. Notwithstanding the foregoing, if Health Net requires a volume of Minor Enhancement hours above the Baseline Minor Enhancement Hours in a quarter, Supplier shall provide such hours using the Baseline AD Hours provided under Section 5.1.

4.5	Offshore / Onshore Ratios

The Parties have agreed on the following maximum ratios of Supplier Personnel based in India (“Offshore Personnel”) and Supplier Personnel based in the United States (“Onshore Personnel”) assigned to perform Production Support Services (“Maximum Offshore/Onshore Ratio”):

Contract Year
	Year 1	Year 2	Year 3	Year 4	Year 5
Maximum Offshore / Onshore Ratio	***	***	***	***	***

(a) The Maximum Offshore/Onshore Ratios reflect the maximum number of Offshore Personnel Supplier may use to perform Production Support Services. These Maximum Offshore/Onshore Ratios reflect the average ratio of Offshore Personnel and Onshore Personnel during each Contract Year (i.e., the ratio of Offshore Personnel to Onshore Personnel may increase temporarily as long as the average ratio for the Contract Year does not exceed the applicable Maximum Offshore/Onshore Ratio). If Supplier believes it can increase this ratio while maintaining compliance with the Service Levels and other terms of this Agreement, Supplier shall propose a revised staffing plan ***.

(b) Supplier is responsible for performing all functions required to transition Services to Offshore Personnel (up to the permitted Maximum Offshore/Onshore Ratio) while maintaining compliance with the Service Levels and other terms of this Agreement. ***

(c) If Health Net directs Supplier to reduce the number of Offshore Personnel below the permitted Maximum Offshore/Onshore Ratio for reasons other than Supplier’s failure to meet Service

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Levels or comply with other terms of this Agreement, then Supplier shall ***. Supplier shall obtain Health Net’s written consent prior to implementing the plan.

4.6	Productivity Assumptions

The Production Support Charge declines during the Term at a rate reflecting the percentages set forth in the table below (“Productivity Commitments”). Supplier shall be responsible for any costs associated with its failure to achieve the Productivity Commitments. If the Production Support Charge is revised pursuant to Section 4.2 in connection with the addition of a new In-Scope Application, the revised Production Support Charge shall, at a minimum, reflect the Productivity Commitments stated in the table below for each remaining year of the Term.

Contract Years
	CY 1	CY 2	CY 3	CY 4	CY 5
Productivity Commitment	***	***	***	***	***

4.7	Transitioned Employees

(a) Supplier shall hire 76 Transitioned Employees in accordance with Schedule E as of the applicable Transfer Date defined in Schedule E. Of the 76 Transitioned Employees, 47 will be assigned to perform Production Support Services. Supplier shall be fully compensated for such 47 Transitioned Employees through the Production Support Charge.

(b) The Production Support Charge assumes the Transfer Date (defined in Schedule E) for all 47 Transitioned Employees shall be November 16, 2008. ***

(c) Without limiting any of Supplier’s obligations under this Agreement with respect to Supplier Personnel, Health Net shall have the right to assign and prioritize work for each Transitioned Employee during the period between the applicable Transfer Date and the Scheduled Steady-State Date for the In-Scope Application on which such Transitioned Employee is assigned to work.

4.8	Supporting Skillset Rates

Exhibit C-7 sets forth the skillset mix and individual supporting skillset rates that were used to determine the blended T&M Rates in Exhibit C-6 for each In-Scope Application (“Supporting Skillset Rates”). The Supporting Skillset Rates shall be used solely for (a) benchmarking, (b) to create new T&M Rates pursuant to Section 4.3(a), and (c) to adjust the T&M Rates for an In-Scope Application if Health Net requests a material change in the skillset mix for such In-Scope Application. If Health Net requests a material change under item (c) above, the Parties shall document the new skillset mix requested by Health Net in Exhibit C-7 and revise the blended T&M Rates in Exhibit C-6 to reflect the new skillset mix using the individual Supporting Skillset Rates in Exhibit C-7. For clarification, the adjustment in item (c) shall apply only if Health Net requests a change in skillset mix; it shall not apply if Supplier determines that it requires a different skillset mix in order to provide the Services described in this Agreement.

5.	APPLICATIONS DEVELOPMENT

Exhibit A-6 (Project Framework) sets forth a framework and terms under which Health Net may authorize Supplier to perform Applications Development Projects. This Section 5 describes how the Charges for AD Projects shall be determined.

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5.1	General Terms

(a) Exhibit C-3 sets forth a monthly charge for the volume of Applications Development Services authorized by Health Net as of the Effective Date (“Applications Development Charge” or “AD Charge”). The AD Charge consists of the following components for each In-Scope Application:

(i) The Onshore Personnel and Offshore Personnel components of the AD Charge for each In-Scope Application in Exhibit C-3 are determined by multiplying the volume of Productive Hours for Onshore Personnel (excluding Transitioned Employees) and Offshore Personnel set forth in Exhibit C-4 for each such In-Scope Application by the applicable T&M Rates in Exhibit C-6;

(ii) The Transitioned Employee component of the AD Charge is determined by multiplying the number of Transitioned Employees assigned solely to perform Applications Development Services for an In-Scope Application (as set forth in Exhibit C-5) by *** per month.

(b) The Applications Development Charge includes a pool of Productive Hours of Applications Development Services for each In-Scope Application (“Baseline AD Hours”). The Baseline AD Hours for each In-Scope Application shall equal:

(i) The volume of Productive Hours for Onshore Personnel (excluding Transitioned Employees) and Offshore Personnel for the In-Scope Application set forth in Exhibit C-4 for the applicable month, plus

(ii)*** Productive Hours per month for each Transitioned Employee assigned to perform Applications Development Services for the In-Scope Application (as set forth in Exhibit C-4), plus

(iii) Any additional Productive Hours within the *** described in Section 5.3.

(c) Beginning in November 2008, Supplier shall invoice Health Net on a monthly basis in arrears for the Baseline AD Hours, as they may be adjusted each month under Section 5.2, through the Applications Development Charge in accordance with Section 10.1 of the Terms and Conditions.

(d) Supplier will make available the Baseline AD Hours specified in Exhibit C-4, as they may be adjusted by Health Net on a monthly basis pursuant to Section 5.2(b). If Health Net does not request sufficient work to fully utilize Baseline AD Hours for a particular In-Scope Application in a month, then Supplier shall use reasonable efforts to redeploy the Supplier Personnel assigned to provide such Baseline AD Hours for such In-Scope Application to work on other In-Scope Applications that require similar skills (and such work shall not be considered Incremental AD Hours under Section 5.3(b)). For the avoidance of doubt, Health Net shall not be entitled to a credit or carry-over of Baseline AD Hours in a month that are unused due to Health Net’s failure to request sufficient work to utilize such Baseline AD Hours in the month.

(e) Health Net and Supplier shall each use Commercially Reasonable Efforts to prioritize, manage and coordinate Applications Development Projects to stay within the Baseline AD Hours allocation each month.

(f) Hours spent by Supplier in performing Cross Functional Services described in Schedule A shall not be counted as Productive Hours or applied against Baseline AD Hours except to the extent (i) they are spent performing activities described in Sections 2.3, 2.4, 2.8, 2.9 2.10, 2.11 and 2.13 of Schedule A directly relating to performing Application Development Projects, and (ii) they are not precluded from being chargeable under Exhibit A-6 (Project Framework).

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5.2	Adjustments to the Baseline AD Hours

(a) In connection with the Joint Capacity Planning Process, the Parties shall work together to develop and maintain a rolling 12-month forecast of AD Projects and associated resource requirements (“AD Project Forecast”). Each month, and as otherwise requested by Health Net, the Parties shall meet to (i) update the AD Project Forecast as necessary to remain current with Health Net’s estimated AD Project demand and (ii) make any corresponding adjustments to the Baseline AD Hours in accordance with Section 5.2(b).

(b) On a monthly basis, Health Net may request a change in the upcoming volume or mix of Baseline AD Hours. In such event, Supplier shall make such change within 30 days after receiving such request and recalculate the Applications Development Charge for the remaining months in the applicable Contract Year using the formulas in Sections 5.1(a)(i) and 5.1(a)(ii).

5.3	Charges for Productive Hours in Excess of the Baseline AD Hours

The Parties shall adjust the Applications Development Charge on a monthly basis as provided in Section 5.2(b) to reflect changes in the Baseline AD Hours forecasted by Health Net. This Section 5.3 describes the incremental Charge Health Net shall pay if its actual usage of Productive Hours on Applications Development Services for a particular In-Scope Application in a calendar quarter exceeds the aggregate Baseline AD Hours for that In-Scope Application (as such Baseline AD Hours may be adjusted pursuant to Section 5.2(b)) for such calendar quarter.

(a) Not later than 30 days after the end of each calendar quarter, Supplier will report (i) the quantity of Productive Hours authorized by Health Net and performed by Supplier on Applications Development Services during the quarter for each In-Scope Application (“Actual AD Hours”) and (ii) any variance in Actual AD Hours above or below the Baseline AD Hours for the In-Scope Application in that quarter.

(b) ***

(i)	***

(ii)	***

Example 1: ***

Example 2: ***

(c) Supplier shall use all Commercially Reasonable Efforts to minimize Incremental AD Hours, including by cross-training Supplier Personnel so that they can work on multiple In-Scope Applications (e.g., if an individual is assigned to MC400 but not fully utilized performing AD Projects for MC400, Supplier shall assign AD Projects for other In-Scope Applications to such individual).

(d) Supplier shall include any additional charges payable under this Section 5.3 on the invoice for the month following the end of each calendar quarter.

5.4	Offshore / Onshore Ratios

As of the Effective Date, the Baseline AD Hours reflect what the Parties believe is the optimal mix of Offshore Personnel and Onshore Personnel. Health Net may alter this mix by adding or removing Baseline AD Hours performed by Offshore Personnel or Onshore Personnel through the process described in Section 5.2.

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5.5	Productivity

(a) Productivity Commitment. Supplier shall achieve at least the annual productivity improvement set forth in the chart below for each Contract Year in providing Application Development Services (e.g., Health Net shall receive *** more Applications Development output by the end of Contract Year 2 than it received at the beginning of Contract Year 1 for the same number of chargeable Productive Hours):

Contract Years
	CY 1	CY 2	CY 3	CY 4	CY 5
Productivity Commitment	***	***	***	***	***

(b) Measuring Productivity. Within 90 days after the Effective Date, Supplier shall propose a detailed methodology for measuring productivity within the Applications Development Services. The Parties shall then work together to refine the details of such methodology and agree on a plan and timeline for implementing it. Thereafter, Supplier shall report upon its performance against the productivity commitments in this Section 5.5 on a quarterly basis.

5.6	Transitioned Employees

Supplier shall hire certain Transitioned Employees in accordance with Schedule E as of the applicable Transfer Date defined in Schedule E. The charges for Transitioned Employees (and associated Baseline AD Hours) are included in the Applications Development Charge as explained in Section 5.1(a)(ii).

6.	T&M RATES

(a) Exhibit C-6 contains the T&M Rates referenced in this Schedule C and elsewhere in this Agreement. Supplier may charge Health Net using the T&M Rates only where this Agreement expressly states that Supplier is permitted to charge Health Net, or make adjustments to Charges, “using the T&M Rates” or on a “time and materials” basis.

(b) ***

(c) ***

(d) ***

7.	OTHER CHARGES, CREDITS AND TERMS

7.1	Pass-Through Expenses

(a) There are no Pass-Through Expenses as of the Effective Date. If the Parties agree to add Pass-Through Expenses after the Effective Date, they shall document them in an amendment to this Agreement.

(b) ***

7.2	Currency

All Charges in this Agreement are stated in U.S. Dollars, and shall be invoiced by Supplier and paid by Health Net in U.S. Dollars. ***

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7.3	New Services

The Charges for any New Services performed by Supplier at Health Net’s request shall be calculated in accordance with Section 3.7 of the Terms and Conditions.

7.4	Disaster Recovery

The Charges for all disaster recovery Services described in this Agreement as of the Effective Date are included in the Production Support Charge and Applications Development Charge.

7.5	Remedial Services

Supplier shall not be entitled to charge Health Net for any rework or other Services required as a result of Supplier’s failure to perform in accordance with this Agreement.

7.6	Disengagement Services

Supplier shall invoice Health Net for Disengagement Services payable by Health Net as provided in Section 16.5(b) of the Terms and Conditions.

7.7	Taxes

Supplier shall invoice Health Net for taxes payable by Health Net as provided in Section 9.3 of the Terms and Conditions.

7.8	Minimum Commitment

(a) The chart in this Section 7.8 sets forth a minimum revenue commitment for each Contract Year of the Term (each a “Minimum Commitment”). To the extent the total Charges payable by Health Net under this Agreement in a Contract Year are less than (or reasonably likely to be less than) the applicable Minimum Commitment for that Contract Year as a result of Health Net’s decision to withdraw Services from this Agreement and either perform them itself or use a third party to perform them, then the Parties shall work in good faith to equitably adjust the Charges to reflect the reduced volume of Services. If after working in good faith the Parties are unable to agree on such an equitable adjustment, then Health Net, at its option, shall either (i) pay Supplier an additional amount equal to the difference between (A) the applicable Minimum Commitment for such Contract Year and (B) the total Charges paid by Health Net in such Contract Year, to the extent such difference results from Health Net’s decision to withdraw Services from this Agreement and either perform them itself or use a third party to perform them; or (ii) terminate this Agreement for convenience. The Minimum Commitment shall be prorated for partial Contract Years.

Contract Year
	CY 1	CY 2	CY 3	CY 4	CY 5
Minimum Commitment	***	***	***	***	***

(b) If Health Net terminates Services in part pursuant to Section 16.1 of the Terms and Conditions, the Minimum Commitment for each Contract Year shall be reduced by an amount proportionate to the percentage of the Charges attributable to the terminated Services for each Contract Year as set forth as of the Effective Date.

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7.9	Travel

(a) ***

(b) Health Net shall reimburse Supplier for actual expenses for travel requested by Health Net in connection with an Applications Development Product or Minor Enhancement; provided such expenses are (i) approved in advance by Health Net and documented in advance and in writing; and (ii) incurred in accordance with Health Net’s travel and expense policy.

8.	ADJUSTMENTS TO CHARGES

8.1	Cost of Living Adjustment (COLA)

(a) On January 1 of each calendar year *** Supplier shall increase (i) the Production Support Charge, (ii) the Applications Development Charge, and (iii) the T&M Rates (collectively, the “Adjustable Charges”) by multiplying such Adjustable Charges by the applicable Inflation Factor defined below (each adjustment, a “COLA”). ***

(b) The “Onshore Inflation Factor” for each calendar year *** for the T&M Rates for Onshore Personnel (including the fee set forth in Section 5.6 for Transitioned Employees performing Applications Development Services) shall be determined by the change in the AHE, and shall be equal to the sum of (i) one (1) plus (ii) the quotient of (A) the AHE of the current calendar year less the AHE of the prior calendar year (the “Prior Year AHE”) over (B) the Prior Year AHE; provided the Onshore Inflation Factor shall not exceed *** in any calendar year. The AHE used for this calculation will be the index published in September of current year and September of immediately preceding year.

(c) The “Offshore Inflation Factor” for each calendar year *** for the T&M Rates for Offshore Personnel shall be determined by the change in the UNME, and shall be equal to the sum of (i) one (1) plus (ii) the quotient of (A) the UNME of the current calendar year less the UNME of the prior calendar year (the “Prior Year UNME”) over (B) the Prior Year UNME; provided the Offshore Inflation Factor shall not exceed *** in any calendar year. The UNME used for this calculation will be the index published in September of current year and September of immediately preceding year.

(d) ***

(e) Supplier shall give Health Net notice of the applicable COLA for each calendar year at least thirty (30) days prior to the beginning of such year, including detailed calculations and supporting documentation as to the determination of the Inflation Factor and the resulting changes to the Charges for such year.

(f) Under no circumstances, shall any of the Inflation Factors used be less than 1.

(g) “AHE” means Average Hourly Earnings of Production workers for Professional and business services as published by the Bureau of Labor Statistics of the Department of Labor. If the Bureau of Labor Statistics (or its successor agency) stops publishing the AHE or substantially changes its content and format, the Parties will substitute another comparable index published at least annually by a mutually agreeable source. “UNME” means Indian Consumer Price Index for Urban Non-Manual Employees as published by Ministry of Statistics and Programme Implementation, Government of India. If the Ministry of Statistics and Programme Implementation (or its successor agency) stops publishing the UNME or substantially changes its content and format, the Parties will substitute another comparable index published at least annually by a mutually agreeable source.

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8.2	Service Level Credits

Supplier shall credit any Service Level Credits earned in a month against the subsequent month’s Charges.

8.3	Benchmarking

***

9.	TERMINATION CHARGES

9.1	Termination Charge

The following are the termination charges referenced in Section 16.1(b) of the Terms and Conditions:

Contract Years
	CY 1	CY 2	CY 3	CY 4	CY 5
Termination Charge	***	***	***	***	***

9.2	Pro-ration of Termination Charges

The termination charges set forth in Section 9.1 are the applicable amounts with respect to terminations that are effective in the first month of the relevant Contract Year and otherwise such amounts will be prorated according to the following formula:

; where

A = the termination charge applicable to the Contract Year in which the termination is effective;

B = the termination charge applicable to the Contract Year after the Contract Year in which the termination is effective; and

C = the number of whole calendar months after the effective date of termination that remain during the Contract Year in which termination is effective.

Schedule C (Charges)	C - 12	Health Net / Cognizant Confidential

Exhibits C-1 through C-7

***

Exhibits C-1 through C-7	Health Net / Cognizant Confidential

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SCHEDULE D

KEY SUPPLIER POSITIONS

Schedule D	Health Net / Cognizant Confidential

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SCHEDULE D

KEY SUPPLIER POSITIONS

Key Cognizant Position	Description	Initially Approved Individual	Minimum Time Period of Tenure
Client Partner	The Client Partner manages the overall relationship between Supplier and Health Net. The Client Partner has complete authority and responsibility to deliver all Services provided by Supplier to Health Net.	***	See Note 1 below

Account Manager	The Account Manager shall have primary business operating performance responsibility for the account and shall assure that all delivery commitments and deliverables required under the Agreement are provided to Health Net.	***	See Note 1 below

Program/Transition Manager	The Program/Transition Manager has the overall responsibility for the successful transition of the Transitioned Employees to the Supplier account team while ensuring that Service Levels and Health Net satisfaction are maintained. This position is also responsible for the overall program management of the of the provision of the	See Note 2 below	Completion of Transition with an additional sixty (60) days of recall availability.

Schedule D	D - 1	Health Net / Cognizant Confidential

Final Execution Version

Services.

AO Engagement Manager (Three (3) Positions)	The AO Engagement Managers are owners for a group of applications (currently classified into 3 broad groups) for both Transition and the Steady State Services and shall have the primary responsibility to deliver the Services associated with their respective applications in each wave within the scope of the Agreement.	See Note 2 below	See Note 1 below

Note 1: Individuals occupying these Key Supplier Positions shall not be removed or replaced by Cognizant from such position for the following time periods: (1) For the individual who is initially appointed to such position, for *** months after completion of Transition, (2) for each individual who replaces the initially appointed individual, for ***months after each such individual is appointed to such position, and (3) no more than three (3) individuals occupying the Key Supplier Positions to which this Note 1 applies may be removed or replaced within any *** month period after the initial ***month period.

Note 2: Cognizant shall propose individuals to occupy these Key Supplier Positions for Health Net’s approval within thirty (30) days after the Effective Date, and the approved individuals shall be appointed to fill these Key Supplier Positions within sixty (60) days after the Effective Date.

Note 3: Health Net shall have the right to designate ***additional full time Key Supplier Positions to address Service quality concerns by giving written notice to Supplier.

Schedule D	D - 2	Health Net / Cognizant Confidential

SCHEDULE E

TRANSITIONED EMPLOYEES

***

Exhibit E-3	E-3 - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE F

FACILITIES

Schedule F	F - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE F

FACILITIES

1.	INTRODUCTION

1.1	This Schedule F (Facilities) comprises the following three (3) lists of Facilities:

(a)	a list of those Health Net Facilities at which Supplier Personnel will be performing the Services as of the Effective Date, and applicable Supplier space requirements;

(b)	a list of Supplier facilities from which Supplier plans to provide the Services as of the Effective Date; and

(c)	a list of Approved Subcontractor facilities from which Approved Subcontractors plan to provide the Services as of the Effective Date.

1.2	The Parties agree that the list attached hereto is subject to modification during the Term pursuant to the Change Control Process .

2.	HEALTH NET FACILITIES

Site ID	General Facility Name	Facility Address	Supplier Space Requirements
Off Site/VPN

CA030	Gold Point - Building A Hazel Data Center	12033 Foundation Place Rancho Cordova CA 95670	*** (in any of the 5 Rancho Cordova buildings)

CA134	International Drive	10834 International Drive Suite 200 Rancho Cordova CA 95670

CA258	Gold Point - Building C	11971 Foundation Place Bldg C Rancho Cordova CA 95670

Schedule F	F - 2	Health Net / Cognizant Confidential

Final Execution Version

Site ID	General Facility Name	Facility Address	Supplier Space Requirements
CA259	Gold Pointe - Building D	11931 Foundation Place Bldg D Rancho Cordova CA 95670

CA260	LNR - Bldg B	21281 Burbank Blvd. Building B – Floors 1-5 Woodland Hills CA 91367	*** at peak (in any of the LNR B or C buildings) (to be offset by HN RIF)

CA261	LNR - Bldg C	21271 Burbank Blvd. Building C – Floors 2-5 Woodland Hills CA 91367

CA297	White Rock	10540 White Rock Road Rancho Cordova CA 95670

CT003	Shelton-FMC	1 Far Mill Crossing Shelton CT 06484	*** (in any of the 3 Shelton buildings)

CT006	Shelton-KCB	100 Beard Saw Mill Road 2nd - 6th Floors Shelton CT 06484

CT017	Shelton - Research Drive	4 Research Drive 5th floor Shelton CT 06484

3.	SUPPLIER FACILITIES

(a)	The Supplier shall handle the current scope of work from the following Facilities. The Primary facility would be from where the current scope of Services would be provided, the Secondary facility would be the Disaster Recovery (BCP Backup) facility.

COGNIZANT FACILITY NAME	COGNIZANT FACILITY ADDRESS	Classification
MEPZ	Cognizant Technology Solutions Pvt. Ltd. Plot no A15,16,17[part]B20,C10,C1 &D2 NH 45 ,Tambaram GST Road	Primary

Schedule F	F - 3	Health Net / Cognizant Confidential

Final Execution Version

Chennai -600045 India

GMR	Cognizant Technology Solutions Pvt. Ltd. Varalakshmi Tech Park 5/639, Old Mahabalipuram Road Kandanchavadi Chennai-600096 India	Primary

PKN	Cognizant Technology Solutions Pvt. Ltd. Cee Dee Yes Software Technology Park No 56/3a, 3b, 5a, 5b Pallikaranai village Thoraipakkam Pallvaram 200 Feet Road Chennai – 601302 India	Primary

TCO	Cognizant Technology Solutions Pvt. Ltd. Techno Complex 5/535, Old Mahabalipuram Road Thoraipakkam Okiyam Chennai - 600097 India	Primary

Mountain Mist Campus Cognizant Technology Solutions India Pvt Ltd.,	Mountain Mist Campus, Unit – 1, STPI – IT Park, No.363, KGISL Campus, Thudiyalur Road, Coimbatore – 641035 India	Secondary

(b)	The Supplier shall use the below mentioned facilities if and when additional Services call for such usage, subject to receiving Health Net's prior written consent pursuant to Section 5.2 of the Terms and Conditions.

Schedule F	F - 4	Health Net / Cognizant Confidential

Final Execution Version

COGNIZANT FACILITY NAME	COGNIZANT FACILITY ADDRESS	Classification
SRI	Cognizant Technology Solutions Pvt. Ltd. Sipcot IT Park Old Mahapalipuram Road Navalur Post, Siruseri Chennai - 603103 India	Additional

DLF	Cognizant Technology Solutions Pvt. Ltd. DLF-Infocity, Block 1-C,2nd-4th Floor 1/124 Sivaji Garden Mount Ponnalalee High Road Chennai - 600 089 India	Additional

WCB	Cognizant Technology Solutions Pvt. Ltd. 1-3 floors ,Whites Road Royapettah Chennai - 600014 India	Additional

ENT	Cognizant Technology Solutions Pvt. Ltd. Elnet Software City, 1st Floor, T.S. 140 Block 2&9 CPT Road, Taramani Chennai - 600113 India	Additional

TDL	Cognizant Technology Solutions Pvt. Ltd. 1, 4, 6, 8 & 12 Floor, Tidel Park, # 4, Canal Bank Road, Taramani, Chennai - 600113 India	Additional

ASV	Cognizant Technology Solutions Pvt. Ltd. ASV Suntech Park Old Mahabalipuram Road	Additional

Schedule F	F - 5	Health Net / Cognizant Confidential

Final Execution Version

Chennai – 600096 India

Mountain View Campus	Cognizant Technology Solutions Pvt. Ltd. Unit I, STPI IT Park Kumaraguru College of Technology Campus Saravanampatti Coimbatore – 641006 India	Additional

C2 Academy	Cognizant Technology Solutions Pvt. Ltd. Texcity Software Parks #14, Puliyakulam Road Coimbatore - 641037 India	Additional

Muthoot Technopolis	Cognizant Technology Solutions Pvt. Ltd. 3rd Floor, Muthoot Technopolis, Plot # 1 CSEZ, Kakkanad Cochin-682037 India	Additional

The Millenia Tower	Cognizant Technology Solutions Pvt. Ltd. The Millenia Tower B Level 8, 9 &10 Murphy Road, Ulsoor Bangalore - 560008 India	Additional

Silver Jubilee Block	Cognizant Technology Solutions Pvt. Ltd. 1/1 to 1/15 Silver Jubilee Block 3rd Cross Mission Road, Behind Unit Building Bangalore – 5600027 India	Additional

Golf View Campus	Cognizant Technology Solutions Pvt. Ltd. No 45, NAL Wind Tunnel Road, Murgesh Palya Bangalore – 5600017 India	Additional

Schedule F	F - 6	Health Net / Cognizant Confidential

Final Execution Version

Bagmane Tech Park	Cognizant Technology Solutions Pvt. Ltd. 65/2, Adjacent To LRDE Byrasandra C.V.Ramanagar Post Bangalore – 5600013 India	Additional

Manyata Embassy Business Park	Cognizant Technology Solutions Pvt. Ltd. Outer Ring Road, Rachenahalli Village Nagavaraha, Bangalore -560045 India	Additional

Auriga (VBIT Park)	Cognizant Technology Solutions Pvt. Ltd. The ‘V’ park, Plot No 17, Building ‘H’ Auriga Block 2nd & 3rd Floor Software Units Layout, Madhapur Hyderabad - 500081 Andhra Pradesh India	Additional

Orion (VBIT Park)	Cognizant Technology Solutions Pvt. Ltd. The ‘V’ park Plot No 17, Building ‘J’ Orion Block 3rd Floor Software Units Layout Madhapur Hyderabad - 500081 Andhra Pradesh India	Additional

Capella (VBIT Park)	Cognizant Technology Solutions Pvt. Ltd. The ‘V’ park Plot No 17, Capella Block 6th Floor Software Units Layout Madhapur Hyderabad - 500081	Additional

Schedule F	F - 7	Health Net / Cognizant Confidential

Final Execution Version

Andhra Pradesh India

Pioneer Towers	Cognizant Technology Solutions Pvt. Ltd. Pioneer Towers Plot No 16, 1st - 4th Floors Software Units Layout Madhapur Hyderabad - 500081 Andhra Pradesh India	Additional

E Park	Cognizant Technology Solutions Pvt. Ltd. E-Park 9th & 10th Floors Plot No - 1 Jubilee Gardens Cyberabad Kondapur Hyderabad - 500081 Andhra Pradesh India	Additional

DLF	Cognizant Technology Solutions Pvt. Ltd. 14th Flor , DLF Building No .8 Tower C, DLF Cyber City ,Phase III Gurgaon Haryana -122 002 India	Additional

Signature towers	Cognizant Technology Solutions Pvt. Ltd. Signature Tower, 15th Floor ,Tower B South City – I Gurgaon	Additional

Schedule F	F - 8	Health Net / Cognizant Confidential

Final Execution Version

Haryana – 122 001 India

H1	Cognizant Technology Solutions Pvt. Ltd. Plot No. 26, Rajiv Gandhi Infotech Park MIDC, Hinjewadi, Pune-411057 Maharashtra India	Additional

H2	Cognizant Technology Solutions Pvt. Ltd. Plot No. 27 & 28, Rajiv Gandhi Infotech Park, MIDC, Hinjewadi, Pune-411057 Maharashtra India	Additional

ICC	Cognizant Technology Solutions Pvt. Ltd. ICC Trade Tower, Floor 7 & 8 City Survey No. 985 F.B.No. 403/A/2, Senapati Bapat Rd Pune -410016 Maharashtra India	Additional

SAI	Cognizant Technology Solutions Pvt. Ltd. P-1/1, Rajiv Gandhi Infotech Park MIDC, Hinjewadi Pune-411057 Maharashtra India	Additional

ISH Phase I Phase II	Cognizant Technology Solutions Pvt. Ltd. P-1/4, Rajiv Gandhi Infotech Park, A Wing MIDC, Hinjewadi, Pune-411057 Maharashtra India	Additional

Schedule F	F - 9	Health Net / Cognizant Confidential

Final Execution Version

DLF	Cognizant Technology Solutions Pvt. Ltd. Block No. 2, Plot No. 28 DLF Akruti Info Parks (Pune) Limited Rajiv Gandhi Infotech Park MIDC, Phase-II, Hinjewadi Pune-411057 India	Additional

ICC TECH PARK	Cognizant Technology Solutions Pvt. Ltd. ICC Tech Park Tower B, Survey No 985, Senapati Bapat Road Pune - 411016 India	Additional

Fairmont	Cognizant Technology Solutions Pvt. Ltd. 401, 4th Floor, Fairmont Hiranandani Business Park Powai Mumbai – 400076 India	Additional

Winchester	Cognizant Technology Solutions Pvt. Ltd. 301, 3rd Floor, Winchester Hiranandani Business Park Powai Mumbai – 400076 India	Additional

Kensington	Cognizant Technology Solutions Pvt. Ltd. 12th and 13th Floor, Kensington Hiranandani Business Park Powai Mumbai – 400076 India	Additional

Techno complex	Cognizant Technology Solutions Pvt. Ltd. GN 34/3 (Ground to 6th floor), Sector V	Additional

Schedule F	F - 10	Health Net / Cognizant Confidential

Final Execution Version

Salt Lake Electronics Complex Kolkata-700091 India

Techno polis	Cognizant Technology Solutions Pvt. Ltd. BP-4 (7th to 11th floor), Sector V Salt Lake Electronics Complex Kolkata-700091 India	Additional

CIC	Cognizant Technology Solutions Pvt. Ltd. Block EP, Plot Y/1, CALINCAST Building (1st to 4th floor) Sector V, Salt Lake Electronics Complex Kolkata-700091 India	Additional

Techno India	Cognizant Technology Solutions Pvt. Ltd. EM 4/1 (4th floor), Sector V Salt Lake Electronics Complex Kolkata-700091 India	Additional

BIPL(Omega Building)	Cognizant Technology Solutions Pvt. Ltd. A2,M2,N2, Block EP&GP, Omega Building (6th to 9th floor) Sector V, Salt Lake Electronics Complex Kolkata-700091 India	Additional

Vishnu	Cognizant Technology Solutions Pvt. Ltd. Plot J4,Block EP & GP (Ground to 5th floor), Sector V Salt Lake Electronics Complex Kolkata-700091 India	Additional

Pekon	Cognizant Technology Solutions Pvt. Ltd. Plot J9,Block EP & GP (Ground to 2nd floor), Sector V Salt Lake Electronics Complex Kolkata-700091	Additional

Schedule F	F - 11	Health Net / Cognizant Confidential

Final Execution Version

India

4.	APPROVED SUBCONTRACTOR FACILITIES

SUBCONTRACTOR ENTITY	SUBCONTRACTOR facility address
INTENTIONALLY BLANK

Schedule F	F - 12	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE G

GOVERNANCE

Schedule G	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE G

GOVERNANCE

1	INTRODUCTION

This Schedule G (Governance) sets forth an integrated set of business office processes, plans and tools (“Contract Governance”). The purpose of this Contract Governance is to monitor and control all aspects of the Services in order to promote smooth operation of the Services in accordance with the Agreement. This Schedule G describes the Contract Governance plan, Health Net’s and Supplier’s roles and responsibilities, the relationship management structure, and the decision making processes related to the Services. Conflicts between this Schedule G and the Terms and Conditions or other Schedules or Exhibits will be governed by the Terms and Conditions or other Schedules or Exhibits.

2	CONTRACT GOVERNANCE PLAN

2.1	Development of the Governance Plan

Health Net and Supplier will jointly develop, approve and implement the Contract Governance plan within one hundred twenty (120) days following the Effective Date. Such plan will:

(a)	Specify the formal organizations, processes, and practices for managing Health Net’s and Supplier’s relationship under the Agreement;

(b)	Establish organizational interfaces for management and operation of the Agreement including:

(i)	the governance organization charts for Health Net and Supplier for inclusion in the Procedures Manual;

(ii)	framework for reports and meetings calendars; and

(iii)	operational authority and delegation.

(c)	Provide a high level overview of the business office governance processes requiring Health Net’s involvement and identify the process interfaces;

(d)	Establish a strategy for communicating and planning for major organization changes (i.e., people, processes, functions); and

(e)	Enhance and facilitate effective operating protocols and resolution of certain disputes in accordance with Section 26 of the Terms and Conditions.

2.2	Contents of the Contract Governance Plan

(a)	The Contract Governance plan initially consists of the following components to be supplemented and refined pursuant to Section 2.1 above: A roles and authorities matrix to identify Health Net and Supplier individual roles and authorization levels required to operate Contract Governance for inclusion in the Procedures Manual;

Schedule G	G - 1	Health Net / Cognizant Confidential

Final Execution Version

(b)	A meetings plan reflecting the schedule, and attendees, and subject matter for meetings between Health Net and Supplier and supports the management of such meetings, which meeting plan shall include:

(i)	a weekly operations meeting to discuss daily performance, issues and planned or anticipated activities and Changes;

(ii)	a monthly contract performance review of the monthly reports, Services utilization, charges, contract performance, Changes, Deliverables, Projects and other matters as appropriate;

(iii)	a quarterly Joint Management Committee meeting to review appropriate contractual, business, planning, improvements or performance issues;

(iv)	a daily operations meeting to discuss Priority 1 and other escalated issues;

(v)	a semi-annual Joint Steering Committee meeting to discuss the evolving business agenda, review contract strategy and goals and assess performance against such goals; and

(vi)	other meetings as set out in the Agreement or mutually agreed by the Parties.

(c)	Unless otherwise agreed by the Parties, Supplier will publish an agenda for each meeting.

2.3	Business Office Governance Processes

Unless otherwise set forth in the Agreement, the following is an initial proposed series of business office governance processes for managing the Services. Supplier and Health Net shall meet and agree upon actual process within thirty (30) days after the Effective Date. These processes, set forth below and further defined in the Contract Governance plan, in addition to any additional processes included in the Contract Governance plan, apply to all the Services and will be implemented, as described in the Agreement:

(a)	Change Control Process governance process to receive, log, assess and track proposed and agreed upon contract Changes;

(b)	Deliverables governance process to identify Deliverables and track such Deliverables to completion;

(c)	Customer satisfaction governance plan to assess Health Net’s priorities, set realistic expectations, measure Health Net’s satisfaction with the Services and to use such feedback to improve Health Net’s satisfaction with the Services;

(d)	Formal correspondence governance process to establish and implement an agreed upon protocol for Health Net and Supplier formal communications;

(e)	Program issues governance process to receive, qualify and manage issues that require the intervention of the Health Net Program Manager and/or Supplier PE or their respective management teams to facilitate resolution;

Schedule G	G - 2	Health Net / Cognizant Confidential

Final Execution Version

(f)	Capacity and resource planning governance process through which the Parties will jointly monitor and review the capacity of the Supplier Personnel to allow Health Net to prioritize and schedule the execution of Minor Enhancements and AD Projects (the “Joint Capacity Planning Process”);

(g)	Request governance process for the submission, qualification and analysis of service requests (excluding the day-to-day operational service requests), development and delivery of proposals, as needed, for such services and logging and tracking to closure; and

(h)	Service Level governance process to review, monitor and manage issues related to the Service Levels.

2.4	Responsibilities

(a)	Supplier will:

(i)	assign an individual to be the single point of contact to Health Net for the Contract Governance plan development and maintenance;

(ii)	identify the Supplier attendees for the meetings reflected in the meetings plan and any updates as they occur;

(iii)	draft the initial Contract Governance plan and provide to Health Net within ninety (90) days after the Effective Date;

(iv)	review Health Net feedback and revise the draft Contract Governance plan and submit to Health Net for Health Net review and approval;

(v)	identify process inhibitors, and propose process improvements to Health Net, as required;

(vi)	jointly review the Contract Governance plan on an annual basis or more frequently as may be agreed by the Parties, and update / maintain the Contract Governance plan accordingly; and

(vii)	provide appropriate Supplier employees access to the Contract Governance plan, as needed.

(b)	Health Net will:

(i)	assign an individual to be the single point of contact to Supplier for the Contract Governance plan development and maintenance;

(ii)	provide, update and maintain the Health Net organization charts;

(iii)	provide a list of Health Net attendees for the meetings reflected in the meetings plan and any updates as they occur;

Schedule G	G - 3	Health Net / Cognizant Confidential

Final Execution Version

(iv)	review and provide to Supplier, in writing, Health Net’s comments, questions and proposed changes to the draft plan within thirty (30) days following Health Net’s acknowledged receipt of the draft Contract Governance plan;

(v)	acknowledge Health Net’s receipt and approval of the final version of the Contract Governance plan;

(vi)	identify process inhibitors and propose process improvements to Supplier, as appropriate;

(vii)	jointly review / update the Contract Governance plan on an annual basis or more frequently as may be agreed by the Parties; and

(viii)	provide the Contract Governance plan to appropriate Health Net employees, as appropriate.

2.5	Relationship Management Structure

Within thirty (30) days after the Effective Date, Health Net and Supplier will identify the titles of the initial members of the committees set forth below and will agree upon a process for replacement of the committee members during the Term.

(a)	Joint Steering Committee.

(i)	Health Net and Supplier will jointly create a committee consisting of three management employees from Health Net and its Affiliates and three management employees from Supplier and its Affiliates who will focus on Health Net’s and Supplier’s long-term strategic plans as they relate to the Services (“Joint Steering Committee”).

(ii)	The Joint Steering Committee will:

(A)	meet at least semi-annually to discuss the evolving business agenda of Health Net and Supplier as it relates to the Services;

(B)	facilitate the goals of the Agreement;

(C)	review performance against goals and revise such goals, as appropriate;

(D)	approve and/or propose Changes to the Agreement, as appropriate;

(E)	identify major Health Net organization changes (i.e., people, processes, functions) or proposed changes affecting the Agreement;

(F)	review industry / business trends and the impact of technology on the Services;

Schedule G	G - 4	Health Net / Cognizant Confidential

Final Execution Version

(G)	evaluate Supplier industry initiatives for potential applicability to the Services;

(H)	review operating and strategic plans prepared by the Health Net Program Manager and/or the Supplier PE;

(I)	Review and validate the agenda and scope of the Annual Account Planning meetings.

(J)	upon Health Net's or Supplier’s request, assist in resolving issues arising under this Agreement; and

(K)	participate in the dispute resolution process set forth in Section 26 of the Terms and Conditions, as necessary.

(b)	Joint Management Committee.

(i)	Health Net and Supplier will jointly create a committee consisting of three management employees from Health Net and its Affiliates and three management employees from Supplier and its Affiliates who will focus on management of the Health Net and Supplier relationship and delivery of the Services (“Joint Management Committee”).

(ii)	The Joint Management Committee will:

(A)	meet at least quarterly to promote effective relationship management and to validate progress under this Agreement;

(B)	develop and implement plans to meet the goals of this Agreement;

(C)	review performance against the established Service Levels and address contractual or management problems and issues, as appropriate;

(D)	assess the quality of Health Net’s and Supplier’s working relationship and develop / implement action plans to strengthen such relationship, as appropriate;

(E)	identify and address issues affecting performance of the Services;

(F)	identify and manage impending change; and

(G)	when appropriate, propose changes to the Joint Steering Committee regarding the Health Net and Supplier relationship, and/or the Agreement.

(c)	Joint Operations Committee.

Schedule G	G - 5	Health Net / Cognizant Confidential

Final Execution Version

(i)	Within thirty (30) days after the Effective Date, Health Net and Supplier will jointly create one or more committees comprised of employees of Health Net and its Affiliates and employees of Supplier and its Affiliates (“Joint Operations Committee”) who will focus on the day-to-day operations and delivery of the Services.

(ii)	Each Joint Operations Committee shall:

(A)	meet at least monthly to review operational performance status and plans;

(B)	conduct contract performance review meetings;

(C)	review operational trends and analysis and take corrective action, as required;

(D)	identify and address potential operational issues;

(E)	identify and manage operational change; and

(F)	make recommendations, as appropriate, to the Joint Management Committee.

2.6	Risk Management

Supplier shall follow a comprehensive risk management methodology as mutually agreed by the Parties.

2.7	Health Net ITG Office

(a)	Subject to Section 2.8 below, if there are issues relating to:

(i)	Managed Third Parties or Development Related Managed Third Parties that impact performance of the Services or meeting Service Levels; or

(ii)	Any obligations of the Parties under this Schedule G required to be completed prior to the execution of the Governance Plan.

(b)	The Parties shall utilize Health Net's ITG Project Delivery/Project management office to facilitate resolution of such issues.

2.8	Dispute Resolution and Escalation Procedure

If Health Net and Supplier have a dispute regarding the Services, Health Net and Supplier will follow the dispute resolution process described in Section 26 of the Terms and Conditions of the Agreement.

Schedule G	G - 6	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE H

SUPPLIER INSURANCE

Schedule H	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE H

SUPPLIER INSURANCE

1.	INTRODUCTION

With reference to Section 22 (INSURANCE) of the Terms and Conditions of the Agreement, this Schedule H sets forth the requirements for insurance to be maintained by Supplier and its Subcontractors in connection with the Agreement.

2.	Types and amounts of coverage

Supplier represents that as of the Effective Date it will have, and agrees that during the Term it will maintain in force, at least the following types and amounts of insurance:

(a)	Employer’s Liability Insurance and Worker’s Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $1,000,000 or the minimum limit required by law, whichever limit is greater.

(b)	Comprehensive General Liability Insurance, including Products, Completed Operations, Premises Operations, Bodily Injury, Personal and Advertising Injury, Broad Form Contractual and Broad Form Property Damage liability coverages, on an occurrence basis, with a minimum combined single limit per occurrence of $1,000,000 and a minimum combined single aggregate limit of $2,000,000. This coverage will be endorsed to name Health Net and its Affiliates as additional insureds.

(c)	Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage liability with a minimum combined single limit per accident of $1,000,000 or the minimum limit required by law, whichever limit is greater. This coverage will be endorsed to name Health Net and its Affiliates as additional insureds.

(d)	Professional Liability Insurance / Errors and Omissions Insurance covering liability of up to $1,000,000 per claim or $3,000,000 in the aggregate. This coverage shall be maintained for a minimum of two (2) years following termination or completion of Supplier’s work pursuant to the Agreement.

3.	Terms of coverage

(a)	The insurance coverages described above will be primary, and all coverage will be non-contributing with respect to any other insurance or self insurance that may be maintained by Health Net. Supplier will be responsible for all deductibles and retentions with regard to such insurance. All coverage described above will include a waiver of subrogation and a waiver of any insured-versus-insured exclusion regarding Health Net and its Affiliates. Indemnification by Supplier shall not be limited or reduced by any insurance coverage limitations. Supplier agrees that it shall work solely at Supplier’s risk. To the extent any coverage is written on a claims-made basis, it will have a retroactive date no earlier than the Effective Date and, notwithstanding the termination of the Agreement, either directly or through ‘tail’ coverage will allow for reporting of claims until the applicable limitation of actions period has expired.

Schedule H	H - 2	Health Net / Cognizant Confidential

Final Execution Version

(b)	Supplier will cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than thirty (30) days written notice will be given to Health Net and submitted to the Health Net Strategic Sourcing representative prior to any cancellation of the policies. Health Net shall be endorsed as an additional insured on all policies (excluding Workers’ Compensation) and evidenced on the certificate of insurance. The insurers selected by Supplier will have an A.M. Best rating of A-, Size VIII or better, or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. Supplier will endeavor to ensure that all Approved Subcontractors, if any, maintain insurance coverages described above naming Supplier as an additional insured or loss payee where relevant.

(c)	In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage described above, Supplier will be solely responsible for taking such action. Supplier will provide Health Net with contemporaneous notice and with such other information as Health Net may request regarding the event.

(d)	The Parties do not intend to shift all risk of loss to insurance. Supplier’s obligation to maintain insurance coverage in specified amounts will not act as a limitation on any other liability or obligation which Supplier would otherwise have under the Agreement. Similarly, the naming of Health Net and its Affiliates as additional insureds is not intended to be a limitation of Supplier’s liability under the Agreement and will in no event be deemed to, or serve to, limit Supplier’s liability to Health Net to available insurance coverage or to the policy limits specified in this Schedule H, nor to limit Health Net’s rights to exercise any and all remedies available to Health Net under the Agreement, at law or in equity.

Schedule H	H - 3	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE I

THIRD PARTY CONTRACTS

Schedule I	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE I

THIRD PARTY CONTRACTS

The Health Net Third Party Service Contracts consist of the following:

A.	The maintenance and other related contracts for the In-Scope Applications.

B.	The maintenance and other related contracts for the Associated Tools and Software.

C.	The maintenance and other related contracts for the Health Net Licensed Service Delivery Software.

Schedule I	I - 1	Health Net / Cognizant Confidential

SCHEDULE J

SOFTWARE

Exhibit J-4	J-4 - 0	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE K

BUSINESS ASSOCIATE ADDENDUM

Schedule K	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE K

BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (“Addendum”) is entered into by and between Health Net, Inc., and/or one or more of its affiliates (“Health Net”) and Cognizant Technology Solutions U.S. Corporation (“Business Associate”).

A.	Health Net and Business Associate are parties to or are entering into, that certain Master Services Agreement dated September 30, 2008 (the “Current Contract”) pursuant to which Business Associate provides a service to, or performs a function on behalf of, Health Net and, in connection therewith, uses or discloses Protected Health Information including Electronic Protected Information (“EPHI”) (collectively (“PHI”) , that is subject to protection under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and certain privacy and security regulations found at 45 CFR Parts 160 through 164 (“HIPAA Regulations”);

B.	Any entity which creates or receives PHI from or on behalf of Health Net is a business associate, as defined in the HIPAA Regulations;

C.	Pursuant to the HIPAA Regulations, all business associates of Health Net must agree in writing to certain mandatory provisions regarding the safeguarding, use and disclosure of PHI; and

D.	The purpose of this Addendum is to satisfy the requirements of the HIPAA Regulations, including, but not limited to, business associate contract requirements set forth at 45 C.F.R. § 164.308(b)(1) and § 164.314(a) and § 164.504(e), as they may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.	Definitions. Unless otherwise provided in this Addendum, capitalized terms have the same meaning as set forth in the HIPAA Regulations.

2.	Scope of Safeguards, Use and Disclosure of Protected Health Information. Except as otherwise limited in this Business Associate Addendum, Business Associate shall safeguard, use and disclose PHI solely to provide the services, or perform the functions, described in the Current Contract, provided that such use or disclosure would not violate the HIPAA Regulations if so used or disclosed by Health Net. Business Associate, to the full extent applicable, shall ensure that its directors, officers, employees, contractors and agents shall:

(A)	Not use or further disclose PHI other than as permitted or required by this Business Associate Addendum or as Required By Law;

(B)	Implement all appropriate and reasonable administrative, physical and technical safeguards to protect the confidentiality and integrity of the PHI that it creates, receives, maintains or transmits and to prevent use or disclosure of PHI other than as provided by this Business Associate Addendum;

(C)	Mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a safeguard, use or disclosure of PHI by Business Associate in violation of the requirements of this Business Associate Addendum;

Schedule K	K - 2	Health Net / Cognizant Confidential

Final Execution Version

(D)	Report promptly to Health Net’s designated Privacy Officer any use or disclosure of PHI not provided for by this Business Associate Addendum of which Business Associate becomes aware;

(E)	Require contractors or agents to whom Business Associate provides PHI received from, or created or received by Business Associate on behalf of, Health Net, to agree to the same safeguards, restrictions and conditions that apply to Business Associate with respect to such PHI under this Business Associate Addendum;

(F)	Provide to Health Net or, as directed by Health Net, to an Individual, in the time and manner designated by Health Net, any information necessary to allow Health Net to respond timely to a request by an Individual for a copy of the Individual’s PHI pursuant to 45 C.F.R. § 164.524.

(G)	Maintain for a period of six (6) years all Designated Record Sets relating to PHI received from, or created or received by Business Associate on behalf of, Health Net.

(H)	Maintain for a period of six (6) years records of all disclosures of PHI, other than for the purpose(s) set forth in this Business Associate Addendum, including the date, name of recipient, description of PHI disclosed and purpose of disclosure.

(I)	Provide to Health Net or, as directed by Health Net, to an Individual, in the time and manner designated by Health Net, any necessary information collected in accordance with Section 2(H) of this Business Associate Addendum in order to allow Health Net to respond timely to a request by an Individual for an accounting of the disclosures of the Individual’s PHI pursuant to 45 C.F.R. § 164.528.

(J)	Make any amendments to PHI that Health Net directs or agrees to pursuant to 45 C.F.R. § 164.526 at the request of Health Net or an Individual in the time and manner designated by Health Net;

(K)	Make reasonable efforts to implement any restriction of the use or disclosure of PHI that Health Net has agreed to as described under Section 3.C of this Business Associate Addendum.

(L)	As required by 45 CFR Part 164, Subpart C with respect to EPHI, implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the EPHI that Business Associate creates, receives, maintains, or transmits on behalf of Health Net.

(M)	As required by 45 CFR Part 164, Subpart C with respect to EPHI, ensure that any agent, including a subcontractor, to whom Business Associate provides EPHI, agrees to implement reasonable and appropriate safeguards to protect the EPHI.

(N)	As required by 45 CFR Part 164, Subpart C with respect to EPHI, report to Health Net any Security Incident of which Business Associate becomes aware.

(O)

Make Business Associate’s internal practices, books, and records relating to the safeguards, use and disclosure of PHI received from, or created or received by Business Associate on behalf of, Health Net available to Health Net or, at the request of Health Net, to the Department of Health and Human Services (“DHHS”), in a time and manner

Schedule K	K - 3	Health Net / Cognizant Confidential

Final Execution Version

designated by Health Net or DHHS, for purposes of determining Health Net’s compliance with the HIPAA Regulations; provided that, in all events, Business Associate shall immediately notify Health Net upon receipt by Business Associate of any request received from DHHS relating to Health Net’s compliance with the HIPAA Regulations and shall provide Health Net with copies of any materials provided to DHHS;

(P)	Business Associate agrees that with respect to any and all PHI received from Health Net or created or received by Business Associate on behalf of Health Net that Business Associate maintains, or which is maintained by any contractor or agent of Business Associate, in any form (collectively for this Section referred to as "Health Net PHI") and is no longer needed to perform services under the Current Contract, or, at any time upon Health Net’s request and upon termination of the Current Agreement(s), Business Associate will return or destroy all Health Net PHI, and shall retain no copies of such Health Net PHI; provided that if such return or destruction is not feasible, in Health Net's reasonable discretion, Business Associate shall extend the protections of this Business Associate Addendum to the Health Net PHI and limit further uses and disclosures to those purposes that make the return or destruction of the Health Net PHI infeasible. A senior officer of Business Associate shall certify in writing to Health Net, within five (5) days after termination, that all PHI has been returned or destroyed as provided above and that Business Associate retains no copies of PHI in any form; and

(Q)	Allow Health Net, upon reasonable notice and subject to any other audit terms and restrictions set forth in the Current Contract, to inspect Business Associate’s procedures and practices with respect to compliance with the terms of this Business Associate Addendum; provided, however, that Health Net has no duty to inspect and its decision not to inspect does not relieve Business Associate of its compliance responsibility.

3.	Obligations of Health Net. To assist Business Associate in the proper use and disclosure of PHI, Health Net shall:

(A)	Provide Business Associate with the notice of privacy practices that Health Net produces in accordance with 45 C.F.R. § 164.520, as well as any changes to such notice;

(B)	Provide Business Associate with any changes in, or revocation of, permission by an Individual to use or disclose PHI, if such changes affect Business Associate’s permitted or required uses and disclosures;

(C)	Notify Business Associate of any restriction on the use or disclosure of PHI that Health Net has agreed to in accordance with 45 C.F.R. § 164.522; and

(D)	Not request Business Associate to use or disclose PHI in any manner that would not be permissible under the HIPAA Regulations if the PHI were to be so used or disclosed by Health Net.

4.

Standard Transactions. To the extent Business Associate conducts Standard Transaction(s) on behalf of Health Net, Business Associate shall, without limitation, comply with the HIPAA Regulations, “Administrative Requirements for Transactions,” 45 C.F.R. § 162.100 et seq., and shall not: (a) Change the definition, data condition or use of a data element or segment in a standard; (b) Add any data elements or segments to the maximum defined data set; (c) Use any code or data elements that are either marked “not used” in the standard’s implementation

Schedule K	K - 4	Health Net / Cognizant Confidential

Final Execution Version

specification or are not in the standard’s implementation specification(s); or (d) Change the meaning or intent of the standard’s implementation specifications.

5.	Termination for Breach. Health Net shall have the right to terminate the Current Contract upon written notice if Health Net determines that Business Associate has breached a material term of the provisions of this Business Associate Addendum; provided that Health Net’s remedies under this Business Associate Addendum and the section(s) of the Current Contract related to termination, if any, shall be cumulative.

6.	Survival of Terms. The obligations of Business Associate under Sections 2(F), 2(G), 2(H), 2(I) and 2(P) of this Business Associate Addendum shall survive the termination or expiration of the Current Contract.

7.	Injunctive Relief. Business Associate agrees that the remedies at law for any breach by it of the terms of this Business Associate Addendum shall be inadequate and that monetary damages resulting from such breach are not readily measured. Accordingly, in the event of a breach or threatened breach by Business Associate of the terms of this Business Associate Addendum, Health Net shall be entitled to immediate injunctive relief. Nothing herein shall prohibit Health Net from pursuing any other remedies available to it for such breach, and Health Net's rights under this Business Associate Addendum and the sections of the Current Contract related to injunctive relief, if any, shall be cumulative.

8.	Amendment of Addendum. In the event of a material change in the HIPAA Regulations or state law affecting safeguards or the use or disclosure of PHI, or amendments for new or changed Standard Transactions or Identifiers, Health Net may amend this Business Associate Addendum and the Current Contract as necessary to comply with the change in the law or regulation and such amendment shall become effective sixty (60) days after receipt by Business Associate. Health Net’s rights under this Addendum and the section(s) of the Current Contract related to amendments, if any, shall be cumulative.

9.	Notice of Investigation or Lawsuit and Indemnification. Business Associate shall notify Health Net immediately upon receipt of notice of an investigation or of a lawsuit filed against Business Associate related to or arising from the use or disclosure of PHI by Business Associate pursuant to this Business Associate Addendum. ***

10.	Confidentiality. Notwithstanding the foregoing, PHI shall not be included within the definition of “confidential information” in the section(s) of the Current Contract related to protection of confidential information, if any, as Business Associate’s obligations with respect to PHI are set forth in this Business Associate Addendum.

11.	State Law Requirements. To the extent that state law is more stringent than the HIPAA Regulations, any safeguard, use or disclosure of PHI by Business Associate shall be made in accordance with state law.

12.	Interpretation. Any ambiguity in this Business Associate Addendum shall be resolved in favor of a meaning that permits Health Net to comply with the HIPAA Regulations.

13.	Effective Date. This Business Associate Addendum shall be effective on the effective date of the Current Contract.

* * * * *

Schedule K	K - 5	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE L

DISENGAGEMENT ASSISTANCE

Schedule L	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE L

DISENGAGEMENT ASSISTANCE

Disengagement Assistance shall include the assistance described in this Schedule L and as described in Section 16.5 of the Terms and Conditions of the Agreement.

1	GENERAL

Supplier’s general responsibilities with respect to Disengagement Assistance shall include the following:

(a)	Supplier shall provide to applicable personnel of Health Net and its successor provider training in the performance of the Services that are to be transferred, including training in the use as permitted under the Agreement of Supplier Software.

(b)	Supplier shall provide Health Net and its successor provider with information regarding the Services to support Health Net or its successor provider in assuming responsibility for, and continuing the performance of, the Services in an orderly manner. Such information shall include identifying key support contacts (names and telephone numbers) of Supplier Personnel and third party providers.

(c)	Disengagement Plan.

(i)	Disengagement Assistance will be provided pursuant to a mutually agreed plan, which will include a plan and schedule for (i) migrating performance of the affected Services to Health Net and/or a third party service provider designated by Health Net (or winding down the affected Services, as applicable), (ii) to the extent requested by Health Net, the transfer of the Transitioned Employees as described in Section 16.5(a)(i) of the Terms and Conditions, (iii) the staff roll-off schedule for the Supplier Personnel performing the affected Services; and (iv) other information as set forth in this Schedule L (the “Disengagement Plan”). The Disengagement Plan will include Supplier’s plan for providing, to Health Net and/or its designee, reasonable training in the performance of the affected Services.

(ii)	The Parties will develop the Disengagement Plan as described below promptly upon written request from Health Net to commence development of such Disengagement Plan.

(iii)

The Disengagement Plan will focus on Supplier’s performance of the Disengagement Assistance Services described in this Schedule L and is intended to be a component of Health Net’s (and if applicable its designee’s) master plan for transferring responsibility for the Services to Health Net (or its designee). Supplier will prepare the proposed Disengagement Plan for Health Net’s review, comment and mutual agreement. Supplier shall provide other information regarding the affected Services or Supplier’s performance of Disengagement Assistance with respect to the affected Services that may be reasonably requested by Health Net in connection with Health Net’s review and comment on the Disengagement Plan. Supplier shall identify to Health Net (i) known risks associated with any Health Net proposed changes to the Disengagement Plan (including any potential disruption in the affected Services) and suggested means

Schedule L	L - 1	Health Net / Cognizant Confidential

Final Execution Version

by which such risks may be mitigated, and (ii) operational constraints that may conflict with Health Net’s proposed changes to the Disengagement Plan.

(iv)	Once the Disengagement Plan has been agreed upon, both Parties will comply with it, subject to Health Net’s right to extend the Disengagement Assistance Period as provided in this Agreement.

2	PRE-TRANSFER OBLIGATIONS

Supplier’s pre-transfer responsibilities with respect to Disengagement Assistance shall include the following:

(a)	Reviewing the test and production Software libraries with Health Net’s or its successor provider’s operations staff.

(b)	Assisting Health Net or its successor provider in the analysis of the space required for Software libraries.

(c)	Providing the Source Code, object code, and related Documentation (including for In Scope Applications, Software, and Associated Tools and Software) in Supplier’s possession for Health Net Software and Work Product and, subject to Health Net’s and Supplier’s rights and obligations with respect to Supplier Software or Supplier third party software, providing such code and Documentation for any other Supplier Software or supplier third party software which Health Net is licensed or otherwise authorized to use subject to Section 12 and Section 15 of the Terms and Conditions.

(d)	Assisting Health Net or its successor provider in transferring and/or establishing naming conventions, including, as requested by Health Net, providing Documentation regarding the naming conventions used by Supplier in providing the Services.

(e)	Providing and coordinating assistance to Health Net or its successor provider in notifying relevant Suppliers of the procedures to be followed during the transfer.

(f)	Providing all other Documentation related to the Services.

(g)	Providing to Health Net:

(i)	A list of Transitioned Employees in accordance with Section 6.1 of Schedule E; and

(ii)	The following additional information relating to Supplier Personnel:

•

The approximate number of current Supplier Personnel that are not Key Supplier Personnel, the estimated number of full-time equivalents represented by such group, and the number of heritage Health Net employees within such group; and

•

A current account organizational chart that identifies all key subject matter experts and higher level Supplier Personnel, and summarizes their organizational relationship among one another, including the Key Supplier Personnel (e.g., solid-line versus dotted-line reporting from one person to another), and which specifically distinguishes the Key Supplier Personnel

Schedule L	L - 2	Health Net / Cognizant Confidential

Final Execution Version

from other Supplier Personnel. For the Key Supplier Personnel, such chart shall include roles, responsibilities, and authority of such personnel.

(h)	Allowing Health Net or its designee to undertake *** in accordance with Section 16.5(a)(i) of the Terms and Conditions.

(i)	Providing to Health Net or its successor provider reasonable access to onshore key subject matter expert Supplier Personnel performing (or who were performing) the Services and to a Supplier representative familiar with the provision of the relevant Services, in order that these personnel may answer Health Net or its successor provider’s questions.

(j)	Providing to Health Net or its successor provider copies of Documentation, including the Procedures Manual, that is used by Supplier in performing the Services (but excluding, in the case of a successor provider, documentation identified to Health Net in advance as proprietary to Supplier).

(k)	Reviewing and explaining the Procedures Manual to Health Net’s or its successor provider’s operations staff (but excluding, in the case of a successor provider, Documentation identified to Health Net in advance as proprietary to Supplier).

(l)	Providing for the orderly hand-off of ongoing projects as requested by Health Net.

(m)	Providing to Health Net or its successor provider the end user profiles from the Help Desk and the requested problem management records, as these exist as of the effective date of the termination or expiration.

(n)	Providing to Health Net or its successor provider the plans and status of current and pending projects.

(o)	Cooperating with Health Net or its successor provider in the preparation for and conduct of migration testing.

(p)	In conjunction with Health Net, conducting rehearsal(s) of the transfer prior to cutover at times reasonably designated by Health Net.

(q)	Providing an inventory of the documentation and media stored off-site.

(r)	Providing an inventory of telephone numbers being used by Supplier in conjunction with performing the Services.

(s)	Explaining Supplier’s plan for transition of the Services to Health Net or its successor provider, and modifying the plan to incorporate reasonable suggestions by Health Net or its successor provider.

(t)	Explaining the extent and nature of the impact of legal and regulatory requirements compliance, if any, on the Services.

(u)	Providing in-depth review of Documentation.

(v)	Completing current Minor Enhancement and AD Project milestones, as directed by Health Net.

Schedule L	L - 3	Health Net / Cognizant Confidential

Final Execution Version

(w)	Training on all Applications, including functionality, program code, data model and data base structure, access methods, and all development related processes.

(x)	Assist in the transfer and implementation of tools into a Health Net specified environment.

(y)	Reviewing all Application Software with Health Net or its successor provider.

3	TRANSFER OBLIGATIONS

Supplier’s transfer responsibilities with respect to Disengagement Assistance shall include the following:

(a)	Reasonably cooperating with Health Net or its successor provider in the implementation of the successor provider’s plan for transition of the Services.

(b)	In conjunction with Health Net or its successor provider, conducting the cutover of the Services and supporting Health Net’s or its successor provider’s commencement of the operations.

(c)	Unloading requested Health Net Data from the systems used to provide the Services if there are any; returning to Health Net or providing to its successor provider Health Net Data.

(d)	Delivering Health Net requested data files associated with the Services, including content listings and printouts of control file information to Health Net or its successor provider.

(e)	Providing reasonable assistance to Health Net or its successor provider in loading the data files.

(f)	Providing assistance to Health Net or its successor provider with the turnover of operational responsibility, including providing assistance and cooperation in the execution of parallel operation testing.

(g)	Porting telephone numbers to Health Net or its successor provider.

(h)	Maintaining the capability to cut back to Supplier in case of a service failure or service problem within sixty (60) days following the transition of Services to Health Net or its successor provider.

4	POST-TRANSFER SERVICES

Supplier’s post-transfer responsibilities with respect to Disengagement Assistance shall include the following:

(a)	Providing additional assistance as reasonably requested by Health Net to assure continuity of operations.

(b)	Returning to Health Net remaining property of Health Net in Supplier’s possession, including remaining reports, data and other Health Net Data (alternatively, as required by Health Net, Supplier shall destroy such property).

Schedule L	L - 4	Health Net / Cognizant Confidential

Final Execution Version

(c)	Certifying that Health Net Data has been removed from Supplier’s systems, premises and control and returned or destroyed.

(d)	Vacating Health Net’s premises in an orderly manner.

(e)	Providing to Health Net or its successor provider reasonable access to Supplier Personnel to address questions or issues with respect to Supplier’s prior performance and transfer of the Services.

5	OTHER TERMS REGARDING DISENGAGEMENT ASSISTANCE

5.1	Commercially Reasonable Efforts

The Disengagement Plan will provide for each Party to use Commercially Reasonable Efforts to assist the other Party in the orderly termination of the affected Services and the transfer of all Deliverables, work-in-progress, and other items and materials, as may be specified in this Agreement (including Sections 12 and 15 of the Terms and Conditions and applicable project plans or statements of work executed by the Parties under this Agreement) or as requested by Health Net to facilitate the orderly, non-disrupted business continuation of each Party.

5.2	Post-Disengagement Assistance Period

*** During the six (6) month period following the Disengagement Assistance Period, if Supplier has not already delivered to Health Net all Health Net-owned reports and Documentation in Supplier’s (or its Affiliates’ or subcontractors’) possession, it will do so.

5.3	Survival of Agreement

Disengagement Assistance will be deemed to be governed by the terms and conditions of this Agreement notwithstanding its earlier termination or expiration, other than any terms or conditions that do not reasonably apply to the Disengagement Assistance.

5.4	Compensation

Health Net shall compensate Supplier for performing the Disengagement Assistance Services in accordance with Section 16.5(b) of the Terms and Conditions.

Schedule L	L - 5	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE M

HEALTH NET POLICIES AND PROCEDURES

Schedule M	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE M

HEALTH NET POLICIES AND PROCEDURES

In accordance with Section 5.4 of the Terms and Conditions of the Agreement, listed below are the Health Net polices and procedures which the Parties acknowledge have been disclosed to Supplier by Health Net prior to the Effective Date.

A.	SECURITY POLICIES

SECURITY POLICIES

Area	Policy Name	Description	Category	Folder	Filename
Cross-Functional	SOX404 - IT Key Controls	System and process controls to reduce financial impacts and comply with SOX.	SOX Compliance	Auditing	SOX404 - IT Key Controls (2008).xls

Cross-Functional	SOX IT Controls	System and process controls to reduce financial impacts and comply with SOX. A more comprehensive list than the one above.	SOX Compliance	Auditing	All SOX IT Control 051308.xls

Data Center	Database Security Policies	Oracle and DB2 control and security policies pertaining to user access, rights, and DITSCAP restrictions.	Database Security	DBA	Database Security Policies.doc

Data Center	iSeries Team - Security Policies	documents the procedures related to security for the iSeries systems	Mainframe Security	iSeries	AS400 Security Policy & Procedures.doc

Data Center	AS-400 Security Policies & Procedures	Security Administration Policy & Procedures documents user security, system security, monitoring and reporting	Mainframe Security	iSeries	Security Procedures.doc

Data Center	RACF Backup & Restore Procedure	The following policy and procedure is used to describe the RACF database structure and weekly backup cycle	Database Security	zSeries	RACF Backup and Restore Procedure.doc

Data Center	RACF Extraordinary Access Request Procedure	The following procedure is used to validate and selectively grant requests for extraordinary access to RACF accounts.	User Accounts	zSeries	RACF Extraordinary Access Request Procedure.doc

Data Center	RACF FHP1 & HNP2 Password Standards	password standards	Password	zSeries	RACF FHP1 & HNP2 Password Standards.doc

Data Center	RACF Identification Naming Standards	All RACF logon identification names must conform to accepted naming convention and standards required for production processing.	User Accounts	zSeries	RACF Identification Naming Standard.doc

Schedule M	M - 1	Health Net / Cognizant Confidential

Final Execution Version

Data Center	RACF RVARY Password Response Procedure	The following procedure is used to respond to RACF message ICH702A or ICH703A. These messages are issued to the S/390 system master console in response to a RACF RVARY command request.	Password	zSeries	RACF RVARY Password Response Procedure.doc
Data Center	Resetting Passwords for FTP Userids in RACF	The following procedure can be used when a password is changed for a RACF FTP userid at the request of a client	Password	zSeries	Resetting Passwords for FTP Userids in RACF.doc
Data Center	Setting the RACF RVARY Password for the S/390 System	The following procedure is used to set/change the RACF RVARY passwords.	Password	zSeries	Setting the RACF RVARY Password for the OS390.doc
Data Center	z_OS OFFSHORE Process	A new RACF group named OFFSHORE has been created exclusively for Medi-cal staff augmentation programmers located in India	User Accounts	zSeries	z_OS OFFSHORE Process.doc
Data Center	z_OS RACF Change Password Procedure	Procedure for user password changes	Password	zSeries	z_OS RACF Change Password procedures.doc
Data Center	z_OS Security Procedures	Security Administration Procedures for z/OS Security Server (RACF) documents user security, system security, monitoring and reporting	Mainframe Security	zSeries	z_OS Security Procedures version 3.doc
Data Center	Security Administration Procedures	Security Administration Procedures for Health Net Unix Systems documents user security, system security, monitoring and reporting	Midrange Security	Unix	Security Administration Procedures - OSG Unix V2.0.doc
Data Center	HIPAA Procedures	The purpose of this document is to provide guidance to all Information Technology Group (ITG) associates for protecting PHI in the course of completing their job duties and responsibilities.	HIPAA	VMS	HIPAA_Procedures.doc
Data Center	Corporate Information Security Standards & Guidelines	These standards and guidelines are intended to provide guidance to all Company users for protecting Company information in carrying out their job responsibilities.	Information Security	VMS	Information_Security _Standards.pdf
Data Center	Network Security Data Storage on Home PC’s Policy	The policy at Health Net to have a standard for using non-company owned PC’s when transferring confidential information.	Data Storage	ISS	eNS3001POL - Network Security Data Storage on Home PC’s.pdf
Data Center	Network Security Electronic Transfer of Data Policy	The purpose of this document is to define Health Net’s policy of prohibiting electronic file transfers unless specifically allowed per an approved EFT Request Form	Data Transfer	ISS	eNS3002POL - Network Security Electronic Transfer of Data.pdf
Data Center	Network Security Electronic File Transfer Request Procedure	The purpose of this document is to detail the procedure for Electronic File Transfer (EFT) requests.	Data Transfer	ISS	eNS3002PRa - Network Security Electronic File Transfer Request Procedure.pdf

Schedule M	M - 2	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Electronic File Transfer (EFT) Request Form	Form used to request the following: 1. Electronic File Transfers (EFT) to be performed by the EFT Team as a scheduled job with external parties. 2. “Self-Service” File Transfers to be performed by the requesting entity (and not by the EFT Team) with external parties.	Data Transfer	ISS	eNS3002PRb - Network Security Electronic File Transfer (EFT) Request FORM.pdf
Data Center	Network Security Encryption of Data Networks Policy	The purpose of this document is to explain encryption standards required when transferring data through private Health Net, Inc. WAN links	Data Encryption	ISS	eNS4002POL - Network Security Encryption of Data Networks.pdf
Data Center	Network Security Encryption of VPN Connections Policy	The purpose of this document is to explain encryption standards required when transferring data through Virtual Private Networking (VPN) connections.	Data Encryption	ISS	eNS4003POL - Network Security Encryption of VPN Connections.pdf
Data Center	Network Security Remote Control Software Policy	The purpose of this policy is to document the reason why the Remote Control Software shall not be used in the Health Net, Inc. network without Corporate Information Security approval	Remote Control	ISS	eNS2001POL - Network Security Remote Control Software.pdf
Data Center	Network Security Approved Remote Control Software Usage	The purpose of this document is to provide a list of remote control software that has been approved by Client technology Services.	Remote Control	ISS	eNS2001PRa - Network Security Approved Remote Control Software Usage.pdf
Data Center	Network Security Remote Control Software on Workstations	The purpose of this document is to describe the process for obtaining approval for remote control software on a user workstation when deemed necessary for business needs.	Remote Control	ISS	eNS2001PRb - Network Security Remote Control Software on Workstations.pdf
Data Center	Network Security Secure RIB Configuration Procedure ????	The purpose of this document is to explain the security features that must be implemented for RIB access.	Remote Control	ISS	eNS2001PRc - Network Security Secure RIB Configuration.pdf
Data Center	Network Security Requesting a New SSL Certificate Procedure	The purpose of this document is to explain the procedure for processing NEW (not pre-existing renewals) for SSL Certificate requests.	SSL Certificates	ISS	eNS2003PRa - Network Security Requesting a New SSL Certificate.pdf
Data Center	Index of ISS Documents	A complete listing of all ISS Policy & Procedures documents	Cross-functional	ISS	Index of ISS Documents.xls
Data Center	Network Security Port Scanning Policy	The purpose of this document is to explain the policy of multiple IP address scans.	Scanning	ISS	eNS7003POL - Network Security Port Scanning.pdf
Data Center	Network Security Port Scanning Request Procedure	The purpose of this document is to explain the procedure for processing a Port Scan Request with the Network Infrastructure Security Services (NISS) team.	Scanning	ISS	eNS7003PRa - Network Security Port Scanning Request.pdf

Schedule M	M - 3	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security Use of ICMP Policy	The purpose of this document is to explain the use of ICMP.	ICMP	ISS	eNS7004POL - Network Security Use of ICMP.pdf
Data Center	Network Security Foreign Computers on HNI Core Network	The purpose of this document is to explain the corporate policy when foreign computers and or contractors are connecting to the Health Net, Inc. network	Foreign Computers	ISS	eNS1002POL - Network Security Foreign Computers on HNI Core Network.pdf
Data Center	Network Security - Use of Additional Communications Interfaces by Network Attached Devices Policy	This policy prohibits any device connected to the Health Net network from having more than one communication interface enabled at any given time. The purpose of this policy is to provide a standard for Health Net regarding communication interfaces		ISS	eNS1010POL - Network Security Use of Additional Communications Interfaces. PDF
Data Center	Network Security Enterprise Routing Policy	The purpose of this document is to describe the criteria for acceptable network traffic routing within the Health Net, Inc. Network.		ISS	eNS1021POL - Network Security Enterprise Routing. PDF
Data Center	Network Security Wireless Networking	The purpose of this document is to explain the corporate policy for wireless access to Health Net, Inc. networks, hosts, and services		ISS	eNS1022POL - Network Security Wireless Networking. PDF
Data Center	Network Security Internet Content Filtering	The purpose of this policy is to Provide defined use for content filtering within Health Net, Identify the oversight and administrative roles involved with content filtering operations, Provide the criteria for authorizing a request for a reporting of an associate’s Internet usage, Provide guidance on how to make changes to Internet content filtering.	Content Filtering	ISS	eNS1023POL - Network Security Internet Content Filtering. PDF
Data Center	Network Security Management Monitoring of Associate Internet Usage	The purpose of this policy is to provide definition for content filtering reporting within Health Net.	Content Filtering	ISS	eNS1024POL - Network Security Management Monitoring of Associate Internet Usage.pdf
Data Center	Remote Access Services Policy	This policy is being written to summarize all activities and support criteria associated with existing Dial Network and VPN Network policies and processes. There are several process/procedure documents and rules of thumb that have existed for Health Net for many years - but are now quite outdated and are to be superseded by this policy	Remote Access	ISS	eNS1025POL - Network Security RAX Services Policy.pdf

Schedule M	M - 4	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security SSL Certificate Policy	The purpose of this document is to explain the policy that will be used by the Network Infrastructure Security Service team (NISS) to generate, order, and track new Secure Sockets Layer - SSL Certificate	SSL Certificates	ISS	eNS2003POL - Network Security SSL Certificate.pdf
Data Center	Network Security Categories of Managed Network Devices	The purpose of this document is to provide a corporate definition for Health Net network attached end-user hosts, including workstations and laptops. The document will also provide guidance on how each category of host shall be supported		ISS	eNS2004POL - Network Security Categories of Managed Network Devices.pdf
Data Center	Network Security Encryption Standards Policy	The purpose of this document is to explain the Health Net encryption policy when transmitting Electronic Protected Health Information (EPHI) data over Internet or Dial-up lines		ISS	eNS4001POL - Network Security Minimum Encryption Standards.pdf
Data Center	Network Security Network Assessment Scanning	The purpose of this policy is to provide explicit permission and restrictions regarding network security scanning performed by the approved internal auditing entities within Health Net		ISS	eNS7005 - Network Security Network Assessment Scanning.pdf
Data Center	Network Security Small Site	The purpose of this document is to explain the Health Net Inc. policy of Small Site Security		ISS	iNS1017POL - Network Security Small Site Security.pdf
Data Center	Network Security Internet Only VLAN Implementation Policy	The purpose of this policy is to establish parameters in permitting temporary access for contractors and vendors to access Health Net, Inc. provided resources.		ISS	iNS1019POL - Network Security Internet Only VLAN Implementation.pdf
Data Center	Network Security Remote Access Security	The purpose of this document is to explain the attributes of perimeter access control devices.		ISS	NS1008POL - Network Security Remote Access Security.pdf
Data Center	Network Security Foreign Computers on HNI Network	The purpose of this document is to explain the procedure for processing an exception to policy eNS1002POL.	Procedures	ISS	eNS1002PRa - Network Security Foreign Computers on HNI Network.pdf
Data Center	Network Security Partner Connections	The purpose of this policy is to set a standard for all partner connections to meet all corporate and regulatory security standards		ISS	eNS1005POL - Network Security Partners Connection Policy.pdf

Schedule M	M - 5	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security Partner Audits	Vendors and/or contractors requiring remote access are deemed Partner Connections. Remote access includes, but may not be limited too, dedicated connections (e.g. Site –VPN, Site-Citrix, Frame-Relay, etc), Internet client connections (e.g. Client –VPN, Client-Citrix) and dial-up. Each Partner Connection must have an associated Partner Connection Form. This form is reviewed annually	Procedures	ISS	eNS1005PRb - Network Security Partners Connection Audit.pdf

Data Center	Network Security Third Party Remote Control of Systems	The purpose of this document is to explain the procedure for requesting remote control access for Partner Connections.	Procedures	ISS	eNS1005PRc - Network Security Partners Connection Remote Control.pdf

Data Center	Network Security Vendor Modem Security Checklist	Following is a checklist to assist teams in gathering the required information for requesting a Third Party Vendor connection.	Procedures	ISS	eNS1005PRd - Network Security Partners Connection Modem Checklist.pdf

Data Center	Network Security Perimeter Access Control Policy	The purpose of this document is to explain the attributes of perimeter access control devices		ISS	eNS1018POL Network Security Firewall Policy.pdf

Data Center	Network Security Firewall Access Requests	“Separation of Duties” requires a Network Security Auditor to examine and scrutinize requests for network traffic flow and IP device access to other environments. The audit process for analyzing access on the corporate firewalls is provided in this procedure	Procedures	ISS	eNS1018PRa Firewall Access Requests.pdf

Data Center	Request a Basic Internet Only VLAN Procedure	This document outlines the procedure for requesting access to the Basic Internet only-VLAN, and the services available.	Procedures	ISS	eNS1019PRb - Network Security Request a Basic Internet Only VLAN.pdf

Data Center	Network Security Wireless Access Procedure	The purpose of this document is to describe the specifics for connectivity to the wireless LAN at some Health Net, Inc. facilities by contractors, vendors, non-HNI associates as well as HNI associates.	Procedures	ISS	eNS1022PRa - Network Security Wireless Access.pdf

Data Center	Network Security Extranet VPN Security Policy	The purpose of this document is to explain the policy for securing Extranet VPN connections		ISS	iNS1009POL - Network Security Extranet Security VPN Security.pdf

Data Center	Network Security Modem Request Procedure	The purpose of this document is to explain the procedure for requesting an outside connectivity device.	Procedures	ISS	iNS1010PRa - Network Security Modem Request.pdf

Data Center	Network Security Analog Line Audit Procedure	This document will outline the process by which Health Net analog phone lines will be audited and reported.	Procedures	ISS	iNS1010PRb - Network Security Analog Line Audit.pdf

Schedule M	M - 6	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security Perimeter Security Scan Scheduling	The purpose of this document is to explain three basic types of Perimeter Security scans and when they are scheduled to be run.	Procedures	ISS	iNS1013PRa - Network Security Perimeter Security Scan Scheduling.pdf

Data Center	Network Security Internet Site Access Policy	The purpose of this document is to explain the policy that Health Net, Inc. associates must follow when accessing all electronic transmissions.		ISS	iNS1014POL - Network Security Internet Site Access.pdf

Data Center	Network Security Restricted Internet Site Access Procedure	The purpose of this document is to create a process when associates are accessing the Internet or any electronic transmissions and are requesting access to a blocked location.	Procedures	ISS	iNS1014PRa - Network Security Restricted Internet Site Access.pdf

Data Center	Network Security Unrestricted Internet Site Access Procedure	The purpose of this document is to explain the procedure for requesting unrestricted internet access.	Procedures	ISS	iNS1014PRb - Network Security Unrestricted Internet Site Access.pdf

Data Center	Network Security Third Party Vendor Access Policy	The purpose of this document is to provide a corporate policy of Third Party Vendor access to the Health Net Inc. Network.		ISS	iNS1016POL - Network Security Third Party Vendor Access.pdf

Data Center	Network Security Basic Internet Only VLAN Procedure	The purpose of this document is to explain the procedure for configuring a network connection to support foreign computers.	Procedures	ISS	iNS1019PRa - Network Security Basic Internet Only VLAN.pdf

Data Center	Network Security Support of Non-Policy IP Connections Procedure	This document defines the options for supporting a partner connection that does not meet Health Net’s minimum standard for fully supported partner connections as defined in Health Net Policy eNS1020POL - Partner IP Addressing	Procedures	ISS	iNS1020PRa - Network Security Support of Non-Policy IP Connections.pdf

Data Center	Network Security Remote Access Malicious Activity Response Procedure	The purpose of this document is to explain the procedure for addressing malicious activity from a device connected through remote access	Procedures	ISS	NS1008PRa - Network Security Remote Access Malicious Activity Response.pdf

Data Center	Network Security Policy Development	The purpose of this policy is intended to provide the Network Infrastructure and Security Services (NISS) team guidelines when creating Corporate Policies and Procedures	Policies	ISS	eNS0001POL - Network Security Policy Development.pdf

Data Center	Network Security Procedure Approval Procedure	The purpose of this procedure is to describe the process by which the Network Infrastructure Security Services (NISS) team will follow in having procedures and/or policies approved and implemented.	Procedures	ISS	eNS0001PRa - Network Security Policy Approval Procedure.pdf

Schedule M	M - 7	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security Policy Numbering System	The purpose of this document is to describe the method by which NISS Policies, Procedures, Risk Assessment, Standards and Guidelines are documented and cataloged for reference, storage and retrieval purposes in the Domino Doc Lotus Notes Database.		ISS	eNS0001PRb - Network Security Policy Numbering System.pdf

Data Center	Network Security Policy Approval	The purpose of this procedure is to describe the processes the Network Infrastructure Security Services (NISS) team will follow in having policies approved and implemented.		ISS	eNS0001PRg - Network Security Policy Approval Procedure.pdf

Data Center	Network Security HNI Security Environments Policy	The purpose of this document is to define the policy for the Network Infrastructure Security Services (NISS) team when conducting testing of any new products and/or services before implementation into production environments		ISS	eNS0002POL - Network Security HNI Security Environments.pdf

Data Center	Network Security Corporate Change v	The purpose of this document is to define the policies the ITG Network Infrastructure Security Services (NISS) team is to follow in regards to effecting changes in the Health Net Enterprise Network. These processes are located in the HNI Corporate Change Management Request policy. (Located in section “IV. Related Policies”).		ISS	eNS0003POL - Network Security Change Control Policy.pdf

Data Center	Network Security Change Management Request Procedure	The purpose of this document is to explain the procedure that the NISS team will follow when creating a routine Change Management Request (CMR).	Procedures	ISS	eNS0003PRa - Network Security Notification Only CMR.pdf

Data Center	Network Security CMR Meetings Agenda Procedure	Describes the tasks that contribute to a successful CMR meeting.		ISS	eNS0003PRd - Network Security CMR Meetings Agenda.pdf

Data Center	Network Security Spoofed Email Notification Policy	The purpose of this document is to explain that NISS shall respond to reports of spoofed email		ISS	eNS0004POL - Network Security Spoofed Email Notification.pdf

Data Center	Network Security Response to Spoofed Email Notification Procedure	The purpose of this document is to explain how NISS shall respond to reports of spoofed email		ISS	eNS0004PRa - Network Security Response to Spoofed Email Notification.pdf

Data Center	Network Security Logging Policy	The purpose of this document is to describe the importance regarding logging capabilities that must be enabled on equipment that collects and maintains system and user events		ISS	eNS0005POL - Network Security Logging Policy.pdf

Schedule M	M - 8	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security Password Maintenance Policy	The purpose of this document is to explain the corporate password policy for Network Infrastructure Security Services (NISS).		ISS	eNS0006POL - Network Security Password Maintenance Policy.pdf

Data Center	Network Security Administrative Password Procedure	The purpose of this document is to explain administrative password changes by Network Infrastructure Security Services (NISS) associates	Procedures	ISS	eNS0006PRa - Network Security Administrative Passwords.pdf

Data Center	Network Security Emailing New Administrative Password Procedure	The purpose of this document is to describe how to send the Enable Password Change email	Procedures	ISS	eNS0006PRb - Network Security Emailing New Admin Password.pdf

Data Center	Network Security Changing Cisco Passwords Procedure	The purpose of this document is to explain the process for changing Cisco passwords	Procedures	ISS	eNS0006PRc - Network Security Changing Cisco Passwords.pdf

Data Center	Network Security Document Creation Procedure	The purpose of this document is to explain in detail the procedure that the NISS Personnel must follow when creating and storing documents, particularly Policies, Procedures, Guidelines and Risk Assessments. This procedure does not address Standards, as those documents are the responsibility of INFOSEC.	Procedures	ISS	iNS0001PRc - Network Security Document Creation.pdf

Data Center	Network Security Document Revision Procedure	The purpose of this document is to define Minor and Material Document revisions and to explain the procedure for updating a document after a revision. This procedure will specifically apply to Network Security Policies, Procedures, Guidelines and Risk Assessments.		ISS	iNS0001PRd - Network Security Document Revision.pdf

Data Center	Network Security Domino Document Manager Storage and Revision Procedure	The purpose of this document is to explain in detail the procedure to add documents and revise existing documents in Domino Document Manager (DomDoc); this would include Policies, Procedures, Guidelines and Risk Assessments.		ISS	iNS0001PRe - Network Security Domino Document Manager Storage and Revion.pdf

Data Center	Network Security Firewall Change Requests	Describe the details involved in making a request to modify a firewall rule base	Procedures	ISS	iNS0003PRe - Network Security Firewall Change Request.pdf

Data Center	Network Security Firewall Audit	Describe the details involved in extracting open IP/port information from the Health Net Cisco PIX firewalls. The information is then compared and cross-referenced to existing audit documents for purposes of updates and maintenance	Procedures	ISS	iNS0003PRf - Network Security Firewall Audit.pdf

Schedule M	M - 9	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Network Security Altiris Weekly Summary Report Policy	The purpose of the Altiris report is to document and track the number of unaccounted workstations for Health Net, Inc.		ISS	iNS0008POL - Network Security Altiris Weekly Summary Report Policy.pdf

Data Center	Network Security Altiris Weekly Summary Report Procedure	The purpose of this procedure is to describe the process by which the Network Infrastructure Security Services (NISS) team will follow in updating and running the Weekly Altiris Summary Report.	Procedures	ISS	iNS0008PRa - Network Security Altiris Weekly Summary Report Procedure.pdf

Help Desk	Convergence Phone Updating Your Personal Greeting	Voicemail greetings procedures	Procedures	Help Desk	Convergence Phone Personal Greeting Update Procedure.doc

Help Desk	Help Desk Password Reset Verification	The purpose of the Policy is to support compliance with Information Security regulations. Associates contacting the Help Desk requesting a password reset for ANY application, will be required to verify their identity including providing the last four digits of their Social Security number.	Password	Help Desk	Password reset verifications policy.doc

Help Desk	Privacy and Security Awareness Week Script Policy	The purpose to this policy is to outline why a Help Desk agent must input a special phone script on their personal greeting to greet a client via the Rockwell Convergence IVR during, Privacy and Security Awareness Week.		Help Desk	Privacy and Security Awareness Week Policy.doc

Help Desk	Privacy and Security Awareness Week Scripts	This purpose to this procedure is to outline the scripts the Help Desk will use to greet a client via the Rockwell Convergence IVR during, Privacy and Security Awareness Week	Procedures	Help Desk	Privacy and Security Awareness Week Procedure.doc

Help Desk	Novell Directory Services (NDS) and NT Domain Administration Guideline and Procedure	This guideline is intended to prevent abuse of administrative capabilities on NT and NetWare file servers and their associated directories (NDS, AD, LDAP). The assignment of NDS and NT Domain Access administrative rights is contingent upon acceptance of these terms, as represented by signature of this document		Help Desk	SS NDS-NT security guideline rev6.doc

Help Desk	Visitor Confidentiality Notification	Copy of notice to visitors to a Health Net secure facility	Site Visitors	Help Desk	Visitor Confidentiality Notification (Final).doc

Data Center	Client Technology Services Directory	List of all services provided by Client Technology Services	CTS Services	CTS	Client Technology Services Summary.xls

Data Center	Example Intrust & NetVision alerts	Samples of alerts	Alerts	CTS	Example Alert Data.doc

Schedule M	M - 10	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Security Logging - Alerts and Reports	The purpose of this document is to provide a list of Alerts and Reports CTS generates from the security log data collected by the NetVision and Quest InTrust systems	Alerts	CTS	Security Logging - Alerts and Reports.pdf
Data Center	Security Logging Detailed Design	This document will provide a detailed architectural design of the Security logging that has been implemented on Client Technology Services (CTS) supported Microsoft Windows and Novell NetWare servers.	Security Logging	CTS	Security Logging - Detailed Design v1.5.pdf
Data Center	Security Administration Procedures for Microsoft Active Directory	Security responsibilities are conducted for the following Microsoft Active Directory Forest HEALTHNET.COM (Including Domains HNCORP, FS, and RMT) for Health Net, Inc.:	MS Active Directory	CTS	Security_Admini stration_Pro cedures_AD.doc
Data Center	Security Administration Procedures for Novell eDirectory	The above responsibilities are conducted for the following Novell eDirectory Trees Meta and FHC for Health Net, Inc.:	Novell eDirectory	CTS	Security_Admini stration_Pro cedures_eDir.doc
Cross-Functional	ITG Protecting Health Information	The purpose of this document is to provide guidance to all Information Technology Group (ITG) associates for protecting PHI in the course of completing their job duties and responsibilities	PHI	Logistics	HIPAA_ Procedures.doc
Cross-Functional	Corporate Information Security Standards & Guidelines	This document contains the corporate information security standards and guidelines for Health Net, Inc. and its subsidiaries and affiliates (the “Company”). These standards and guidelines are intended to provide guidance to all Company users for protecting Company information in carrying out their job responsibilities. In addition, these standards and guidelines help ensure Company personnel meet applicable laws and regulations regarding security and privacy of information protection including the Health Insurance Portability and Accountability Act of 1996 (HIPAA).	Information Security	InfoSec	Information_ Security_Stand ards.pdf
Cross-Functional	ARISC Form	Use this form to document acknowledgment of temporary noncompliance with a security control standard or of noncompliance on a permanent basis (reviewed annually).	Security Control Waiver	InfoSec	ARISC Form.doc

Schedule M	M - 11	Health Net / Cognizant Confidential

Final Execution Version

Cross-Functional	Business Unit Security Review Program	Business Units have a duty to protect information assets from a variety of threats such as service interruption, error, fraud, embezzlement, sabotage, terrorism, extortion, industrial espionage, privacy violation and natural disaster		InfoSec	HNI Business Unit Security Review Program.doc

Cross-Functional	Business Unit Security Review Questionnaire	The Business Unit Security Review Questionnaire is intended to provide a process to meet the due diligence of evaluating a Health Net company entity’s (i.e., Business unit) information security compliance with the Health Net Inc’s corporate programs, policies, standards and appropriate state and federal security regulations or published security criteria.		InfoSec	HNI Business Unit Security Review Questionnaire.doc

Cross-Functional	Service Provider Security Assessment Questionnaire	The Service Provider Security Assessment Questionnaire is intended to provide a process to meet the due diligence of evaluating a non-company entity’s (i.e., service provider) information security compliance with the Health Net Inc’s corporate programs, policies, standards and appropriate state and federal security regulations or published security criteria		InfoSec	HNI Security Assessment Questionnaire.doc

Cross-Functional	HN Incident Report Form	Security breach incident report form		InfoSec	Incident Report Form.doc

Cross-Functional	Information Security Policy	All information used in the course of business is considered a Company asset. Toward this end, management and Users are responsible and accountable for its protection.		InfoSec	Information Security Policy.pdf

Cross-Functional	Acknowledgment of Reduced Information Security Control (A-RISC) Form Instructions	Due to unique or special business circumstances, a department may not be able to comply with a particular aspect of a Corporate Information Security policy or standard.	Security Control Waiver	InfoSec	INFOSEC A-RISC Instructions.ver1. 0.928905.final.doc

Cross-Functional	Security Self-Assessment Questionnaire Instructions	Security Self-Assessment Questionnaire Instructions. The Security Self-Assessment Questionnaire (“Questionnaire”) review is intended to help departments determine how well their security systems are in compliance with Company security policies and standards		InfoSec	Security Self-Assessment Questionnaire Instructions.pdf

Cross-Functional	Security Self-Assessment Questionnaire	Security Self-Assessment Questionnaire.		InfoSec	Security Self-Assessment Questionnaire.xls

Schedule M	M - 12	Health Net / Cognizant Confidential

Final Execution Version

Cross-Functional	Security Administration Procedures Template Instructions	All security systems at Health Net, including physical security, network, operating system, application, and databases, need to have documented procedures that are used to administer their security	System Security	InfoSec	Security_ Administration_Pr ocedures_Template _Ins tructions.pdf

Cross-Functional	Security Administration Procedures Template	Security Administration Procedures template	System Security	InfoSec	Security_ Administration_Pr ocedures_ Template.doc

Cross-Functional	Security and Privacy Incident Response Plan	This document will provide the details of the Security and Privacy Incident Response Plan including the typical events that would invoke it and the definition of the roles and responsibilities of the Incident Response Management Team that will support it.	Incident Response	InfoSec	Security_and _Privacy_Incident_ Response_ Plan (September 2007 - website edition).doc

Cross-Functional	Vendor Product Security Assessment	As part of the process in evaluating vendor products with security functions, Health Net Inc. (HNI) requires potential vendors to elaborate on the security functions and controls that the product has in place to meet company information security standards. The answers to this assessment will be used by Health Net Inc. to gain an insight into the overall security capabilities of a potential vendor product	Vendor Products Security	InfoSec	Vendor Product Security Assessment.doc

Data Center	ABS PROD - DAccount Violation Policy	D Account Violation Policy	ABS	DCS	ABS D Account Violation Policy - Procedure.doc

Data Center	Alternate Approval List for Power and D Accounts	Alt Approver roster for Power and D Accounts	ABS	DCS	Alternate Approval List for Power and D Accounts.xls

Data Center	CICS TS Newcopy Procedures	This document describes how to do a CICS Newcopy and validate the Newcopy worked.	CICS	DCS	CICS TS Newcopy Procedures.doc

Data Center	Data Center Access Log Sheet	Data Center Access Log Sheet (Form)	Data Center	DCS	Data Center Access Log Sheet_ 2-3-08.xls

Data Center	SCLM Code Moves	Program Code Moves via SCLM utility	ZOS/390	DCS	IBM - SCLM Moves.doc

Data Center	MC400 Power Account Policy	Power Acct Enable/Disable guideline and SLA	AS400	DCS	MC400 Power Account Policy - Procedure.doc

Data Center	Programming Code Migration for MC400/HNNE	MC400 Code Migration - MKS	MC400	DCS	MKS Proccedure.doc

Data Center	MKS Rollback Procedure	MC400 Code Migration - MKS	MC400	DCS	MKS Rollback.doc

Data Center	Operations procedure for Data Center Vendor Access	Provides direction for Operations when Vendor access to the Data Center is requested.	Data Center	DCS	Operations Actions For Vendor Access.doc

Schedule M	M - 13	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Code Move Access Audit - Quarterly	Quarterly audit of Computer Operations and Production Control access to move program code into Production.	Production Control	DCS	Pgm Code Move Access Audit.doc

Data Center	PRELUDE AS400 Procedure for enabling/disabling Power Accounts	Power Acct Enable/Disable - Prelude	AS400	DCS	Power account Procedure for PRELUDE.doc

Data Center	SYMPHONY AS400 Procedure for enabling/disabling Power Accounts	Power Acct Enable/Disable - Symphony	AS400	DCS	Power account Procedure for SYMPHONY.doc

Data Center	HNNE AS400 Procedure for enabling/disabling Power Accounts	Power Account Enable/Disable - MC400.	AS400	DCS	Procedures to enable-disable power accouts.doc

Data Center	Gold Pointe building “A” temporary and contractor badge issuance	This procedure will provide direction for security personnel when issuing access badges for the Health Net, Inc. data center Gold Pointe building “A” located at 12033 Foundation Place, Hazel Data Center (HDC). Only HDC is covered by this procedure.	Data Center	DCS	Revised Desk officer policy 10-31-07.doc

Data Center	SCLM Package Backout Process	SCLM Move Backout - explains the new function in SCLM	ZOS/390	DCS	SCLM Package Backout facility.doc

Data Center	SCLM Package Restore Procedure	SCLM Move Backout - is the procedures on backing out a package.	ZOS/390	DCS	SCLM Package Restore Procedure.doc

Data Center	Offsite & Onsite Tape Management	Vendor Dial-in Access	All Platforms	DCS	Vendor Access - Procedure.doc

Data Center	VMS BACKOUT MOVES ON ALPHA CLUSTER Procedures	ABS Move Backout	ABS	DCS	VMS BACKOUT MOVES ON APLHA CLUSTER.doc

Data Center	VMS PRD VMS MOVES ON ALPHA CLUSTER	ABS Moves	ABS	DCS	VMS PRD VMS MOVES ON APLHA CLUSTER.doc

Data Center	Plan to Ensure Continued Preservation of Electronically Stored Information (ESI)	Presentation on the need to maintain auditable records regarding Electronically Stored Information (ESI)	ESI	DCS SWS	Health Net ESI Preservation Roadshow - Privileged and Confidential - rev05.ppt

Data Center	ITLS Process Manual For Associate Document Requests	Process Manual For Associate Document Requests	General	DCS SWS	ITLS Process Manual.doc

Data Center	Intent to Archive Data System	Intent to Archive Data System form	Storage	DCS SWS	Sample Archive Documentation.doc

Data Center	Intent to Decommission or Transfer System	Intent to Decommission or Transfer System form	Storage	DCS SWS	Sample Decommission Transfer Documentation.doc

Cross-Functional	CODE OF BUSINESS CONDUCT AND ETHICS	Corporate Code of Business Conduct and Ethics	General	Privacy	business_conduct_code.pdf

Schedule M	M - 14	Health Net / Cognizant Confidential

Final Execution Version

Cross-Functional	Notification of Access	Procedures for notification to requesters of accounts for new users and notification of modifications and additional system access for current users.	Access Admin	Access Admin	Access Administration Notification Policy 3-14-07.doc

Cross-Functional	Rules of Engagement	Policy stating the conditions under which the Access Administration (“AA”) Team will agree to perform the duties of Access Administration (account adds, modifies, & deletes), Periodic Review, and Supervision of Account Inactivity for a system/application.	Access Admin	Access Admin	Access Administration Project Implementation Rules.doc

Cross-Functional	Roles & Responsibilities	Policy stating the roles & responsibilities of the Access Administration Team, and the expected responsibilities of other teams with which they work.	Access Admin	Access Admin	Access Administration Roles & Responsibilities.doc

Cross-Functional	Security Roles & Responsibilities	Definition of the roles and responsibilities of a security administrator, security SME, and of the Access Admin team.	Access Admin	Access Admin	Access Administration Security Roles & Responsibilities.doc

Cross-Functional	Naming Standard – All New Accounts	Health Net naming standard for all new user id accounts	Access Admin	Access Admin	Company Naming Standard 10-4-05.doc

Cross-Functional	Contractor/Temporary Employee Policy	Access Admin policies and procedures pertaining to contract and temp employees.	Access Admin	Access Admin	Contractor - Temp Employee Policy.doc

Cross-Functional	Inactive/Disable/Delete Policy	P&P pertaining to inactive and disabled user accounts	Access Admin	Access Admin	Disable and Delete Policy 6-26-07.doc

Cross-Functional	Novell eDirectory & Microsoft Active Directory Security Policy	Agreement form relating to various policies and procedures surrounding Novell eDirectory and Microsoft Active Directory security	CTS	Access Admin	eDIR - AD Security Policy v14b.pdf

Cross-Functional	Executive Account Deletions	P&P relating to the deletion of userid accounts held by executive officers, such a CXO and SVPs.	Access Admin	Access Admin	Executive Accounts - Deletion 3-14-05.doc

Cross-Functional	Emergency Access Procedures	To provide a quick means for a person, such as an associate, , a vendor, or a contractor, to gain access to Health Net information and systems during an interruption of normal connectivity, when necessary to maintain Health Net business.	Access Admin	Access Admin	HNFS Emergency Access Procedures 6-1-04.doc

Cross-Functional	Disabled Account Policy	Older version of Disable and Delete Policy 6-26-07.doc above (This document should be deleted.)	Access Admin	Access Admin	Inactive Account Policy 4-17-07.doc

Cross-Functional	MC400 Power Accounts	(Duplicate of document above. This document should be deleted.)	Access Admin	Access Admin	MC400 Power Account Policy - Procedure.doc

Schedule M	M - 15	Health Net / Cognizant Confidential

Final Execution Version

Cross-Functional	Notification of Account Ids and Passwords	Older version of Access Administration Notification Policy 3-14-07.doc above. (This document should be deleted.)	Access Admin	Access Admin	Notification of Account IDs and Passwords Procedure.doc

Cross-Functional	Novell eDirectory & Microsoft Active Directory Security Policy	(Duplicate of eDIR - AD Security Policy v14b.pdf above. One of these should be deleted.)	Access Admin	Access Admin	NT-HIPAA Domain Account Policy 2-25-03.pdf

Cross-Functional	OS390 Termination Policy	The purpose of this document is to describe the process to terminate/remove a RACF account from the IBM OS390 system when the associate/contractor has been terminated or inactive for greater than 60 days.	Access Admin	Access Admin	OS390 RACF Termination Policy.doc

Cross-Functional	OS390 Termination Policy	The purpose of this document is to describe the process to terminate/remove a RACF account from the IBM z-Series system when the associate/contractor has been terminated or inactive for greater than 60 days.	Access Admin	Access Admin	OS390 Termination Policy 7-27-04.doc

Cross-Functional	Role-Based Access in the MC400	P&P relating to the creation and maintenance of roles and the assignment of roles to users within the MC400 environment	MC400	Access Admin	Role Based Access MC400 P&P rev.04.28.04.doc

Cross-Functional	IS Request Processing – Temp to Perm	This document will state the policy on submitting an IS Request for the purpose of converting a temporary employee to a permanent one and vice versa. The policy aims to reduce the time spent by Access Administration in reviewing and processing the IS Requests for temp to perm and perm to temp conversion.	Access Admin	Access Admin	Temp to Perm Policy 3-22-07.doc

Cross-Functional	Associate/Contractor Termination Policy	This document will describe Associate/Contractor Termination Policy. The termination should be completed on or as close to the termination date as possible. The goal is to revoke access from all systems. In certain cases, the associate may need to maintain their access to the former position for a period of time. It is the responsibility of the supervisor/manager to notify OE that an associate or contractor will be terminated.	Access Admin	Access Admin	Termination Policy 20070706.doc

Cross-Functional	Training Accounts	The purpose of this document is to describe the process to establish and maintain training accounts within the guidelines of the Information Security Policy	Access Admin	Access Admin	Training Account Policy.doc

Schedule M	M - 16	Health Net / Cognizant Confidential

Final Execution Version

Cross-Functional	Associate Transfer Process	P&P relating to the transfer of an associate from one department to another within HN. Includes P&Ps relating to the temporary “bridging” of an associate’s access across two departmental boundaries.	Access Admin	Access Admin	Transfer Policy and Procedure 6-6-07.doc

Cross-Functional	Associate Transfer - IS Request Processing	An older version of the Transfer Policy and Procedure 6-6-07.doc document listed above. (This document should be deleted.)	Access Admin	Access Admin	Transfer Policy.doc

Cross-Functional	ASSOCIATE GUIDELINES AND PROCEDURES ACKNOWLEDGMENT FORM	ASSOCIATE GUIDELINES AND PROCEDURES ACKNOWLEDGMENT FORM	Access Admin	Access Admin	Associate Acknowledgment Form-hard copy dist. version.doc

Cross-Functional	CONFIDENTIALITY STATEMENT - RESTRICTED GROUP ACCESS EMPLOYEE CLAIM, MEDICAL AUTHORIZATION AND ELIGIBILITY DATA	CONFIDENTIALITY STATEMENT - RESTRICTED GROUP ACCESS EMPLOYEE CLAIM, MEDICAL AUTHORIZATION AND ELIGIBILITY DATA	Access Admin	Access Admin	Confidentiality Agreement.doc

Cross-Functional	ASSOCIATE PROPRIETARY PASSWORD AGREEMENT	ASSOCIATE PROPRIETARY PASSWORD AGREEMENT	Access Admin	Access Admin	Password Agreement 2.01.doc

Cross-Functional	Novell Directory Services (NDS) and NT Domain Administration Guideline and Procedure	Older version of the eDIR - AD Security Policy v14b.pdf listed above. (This version should be deleted.)	Access Admin	Access Admin	SMS NDS-NT Security Guideline rev13.pdf

Data Network	Critical Security Incident Escalation Process	This purpose of this document is to provide guidelines for the Network Operations staff to notify Health Net the IT Utility of a critical security issue.	Security Escalation	NetOps	Critical Security Incident Escalation Process.doc

Data Network	Enterprise Networking Security Document Index	(Should be deleted).		NetOps	Enterprise Networking Security Document Index.doc

Data Center	System Password Documentation	System password documentation and update used by Computer Operations and Production Control	Data Center	DCS	99.Documentation Template.doc

Data Center	ABS PROD - DAccount Policy & (User’s) Procedures	Method and criteria for enable / disable of D Accounts	Data Center	DCS	Policy and Procedure for Activating D Accounts.doc

Data Center	Access Administraation Policy and Procedures	Policies and Procedures used by Access Administration staff to process requests for system accounts.	Access Admin	Access Admin	Access_Administration_Policy.pdf

B.

Schedule M	M - 17	Health Net / Cognizant Confidential

Final Execution Version

OTHER HEALTH NET POLICIES AND PROCEDURES

OTHER HEALTH NET POLICIES

Tower	Policy Name	Description	Category	Notes

Help Desk	Remedy Incident Priority Category Definitions	Defines Incident Priority	Incident and Problem Management

Help Desk	Remedy Problem Priority Category Definitions	Defines Problem Priority	Incident and Problem Management

Help Desk	Remedy Problem Management Policy and User Guide	Remedy Problem Management Policy and User Guides.	Problem Management

Help Desk	Point of Contact Guide	Provides procedure for calls in to the Help Desk	Help Desk

Cross-Functional	Change Management User Guide	Remedy Change Management User Guide describes basic Change Management functions.	Change and Release Management

Cross-Functional	Change Management Policy-		Change and Release Management

Help Desk	Remedy User Guide		Change and Release Management

Cross-Functional	Change Management Quick Reference Guide		Change and Release Management

Cross-Functional	Oracle Naming Standards

Cross-Functional	Health Net Disaster Recovery Policies and Procedures Document	https://hnconnect.healthnet.com/business_units/itg/ policies_and_procedures/Disaster_Recovery/ DR_Critical_Applications_Policies__Procedures_Revised_July_2.pdf	IT Continuity & Disaster Recovery Services

Cross-Functional	Mission Critical Applications Policies and Procedures		IT Continuity & Disaster Recovery Services

Schedule M	M - 18	Health Net / Cognizant Confidential

Final Execution Version

Cross-Functional	DR Account Management Procedure		IT Continuity & Disaster Recovery Services

Cross-Functional	2007 ITG Disaster Recovery Program Overview		IT Continuity & Disaster Recovery Services

Cross-Functional	Disaster Recovery Critical Path		IT Continuity & Disaster Recovery Services

Cross-Functional	Disaster Recovery Process Lifecycle		IT Continuity & Disaster Recovery Services

Cross-Functional	Plan to Ensure Continued Preservation of Electronically Stored Information (ESI)		Storage Management, Data Retention

Data Center	Internal Policies for ISeries	Describes the Health Net iSeries Policies

Cross-Functional	Outage Reporting Procedure	Describes how to report an outage	Help Desk

Cross-Functional	Tibco Posting Procedures	Details how to obtain Tibco support from Tibco website

Cross-Functional	Vendor Technical Support Message Posting Policies	Describes how to post messages regarding support of Middleware

Data Network	Network Engineering Charter	Provides functional roles for the Network Design and Engineering and Network Engineering Architecture and Converged Services	Engineering/Development

Data Network	Network Facilities design and engineering charter	Provides descriptions and responsibilities for design and engineering	Engineering/Development

Data Network	Network Production Support engineering charter	Provides functional roles for the Network Production Support Team	Engineering/Development

Cross-Functional	Tape Management Policy Procedures	Purpose of the document is provide Tape Management guidelines in order to comply with SOX	Storage Management, Data Retention

Voice Network	Voice Network Policies and Procedures	Documents are Corporate Telecom Functional Responsibilities (including Roles and Responsibilities and the Telecom Services Charter	Voice Network Operations and Administration

Schedule M	M - 19	Health Net / Cognizant Confidential

Final Execution Version

Help Desk	Help Desk Internal Policies and Procedures	Service Desk Procedure database containing all policies and procedures that are used for the Help Desk	Help Desk General Policies and Procedures	Service Desk Policy & Procedures Lotus Notes database located on SACDOM50

Cross-Functional	Facilities Standards & Policies		Environment and Facilities Support

Data Center	Batch and Online Processing Policy	Guidelines for Batch and Online process and monitoring.	General Policies and Procedures for Ops and Prod Cntrl	Batch and Online Processing Policy - Procedure.doc

Data Center	Document and Archive Retention Policy	Archive and retention policy for Production documents.	General Policies and Procedures for Ops and Prod Cntrl	Document Archive Retention Policy - Procedure.doc

Data Center	Escalation and Notification Policy	Policy for escalation and notification of Priority 1 and 2 problems.	General Policies and Procedures for Ops and Prod Cntrl	Escalation and Notification Policy Procedure for Problem Pri 1 and 2 Oct 2006.doc

Data Center	Exceptions to Normal Processing Policy	Error handling measures for exceptions to normal processing.	General Policies and Procedures for Ops and Prod Cntrl	Exceptions to Normal Processing Policy - Procedure.doc

Data Center	File Transfer Validation Policy	Validation of file transfers / uploads.	General Policies and Procedures for Ops and Prod Cntrl	File Transfer Validation Policy - Procedure.doc

Data Center	Media Retention Policy and Procedure	Media retention and definition.	General Policies and Procedures for Ops and Prod Cntrl	Media Retention Policy - Procedure.doc

Data Center	Monitoring Batch Processing Policy	Monitor of batch process to ensure completion and accountability of exceptions.	General Policies and Procedures for Ops and Prod Cntrl	Monitoring Batch Processing Policy - Procedure.doc

Data Center	Output and Report Policy	Guideline for Operations to support output report issues normally addressed by remote sites.	General Policies and Procedures for Ops and Prod Cntrl	Output and Report Policy.doc

Data Center	Removable Labeling of Backup Media Policy	Guideline for Operations to ensure backup output media created outside of tape tracking software is being labeled.	General Policies and Procedures for Ops and Prod Cntrl	Removable labeling of backup media Policy - Procedure.doc

Data Center	Scheduling Policy - Procedure	Guideline for setting up required jobs in automated scheduler.	General Policies and Procedures for Ops and Prod Cntrl	Scheduling Policy - Procedure.doc

Schedule M	M - 20	Health Net / Cognizant Confidential

Final Execution Version

Data Center	Spool File Retention Policy	Guideline to control amount of spool files currently being generated on system.	General Policies and Procedures for Ops and Prod Cntrl	Spool File Retention Policy - Procedure.doc

Cross Functional	ITG Technology Plan 2008	Provides the Technical Architecture for Health Net	Planning and Analysis;

Cross Functional	Preservation of Electronic Data	Preservation of Electronic Data	Data Retention

Data Center	Cumulative PTF Application Strategy	PTF Application Strategy

Data Center	AS400 System Software Maintenance Policy	AS400 System Software Maintenance

Cross Functional	Health Net Associate Policy	Provides the Health Net policies regarding its associates	Human Resources

Cross Functional	Health Net Signature Authority Policy	Provides the Health Net rules regarding Signature Authority	Cross Functional

Unity	Unity Environment Support Roles and Responsibilities	This with the Environment request forms controls the configuration of the Unity test environments

Unity	Unity-EDS Support Roles and Responsibilities	This along with the Production Support Guidelines, Unity Production Support-Portfolio Agreement, and workflow diagram help establish Roles in the support of Unity.

Application Development	ITG Development Standards	https://hnwiki/bin/view/CTOTeam/StdMain Provides Standards for Application Development.

Medi-Cal	Medi-Cal Application Development Standards	Provides Coding and Naming standards for COBOL program development support Medi-Cal area Applications.

Medi-Cal	Remdy Release Process and Procedure	Defines the process to use Remedy to relase packages through the Medi-Cal Testing area.

Schedule M	M - 21	Health Net / Cognizant Confidential

Final Execution Version

Data Warehouse	Bus Objext Data Security

Data Warehouse	Database Design Guidelines for ODW and ADW

Data Warehouse	ODW Roler and Privileges

Data Warehouse	ODW Data Dictionary Guidelines

Hyperion	Hyperion End User Service Level Agreement	Lays out availability run times, and Base response times to Remedy tickets.

Cross-Functional	ME-ESB Procedures	ESB deployment request Procedures	Development

Cross-Functional	Middleware Workfflow	Web service deployment work flow	Development

Cross Functional	Middleware ESB Request	Form use to request web services moved from STG to PRD.	Development

Cross Functional	PDLC Framework Manual	Describes Health Net’s Project Development Life Cycle (PDLC) framework, including its processes, disciplines and concepts.	Development

Schedule M	M - 22	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE N

EQUIPMENT

Schedule N	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE N

EQUIPMENT

As of the Effective Date, there is no Equipment to list in this Schedule N.

Schedule N	N - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE O

APPROVED SUBCONTRACTORS

Schedule O	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE O

APPROVED SUBCONTRACTORS

As of the Effective Date, there are no Approved Subcontractors.

Schedule O	O - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE P

REPORTS

Schedule P	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE P

REPORTS

Without limiting Supplier’s obligations and Health Net’s rights set forth elsewhere in the Agreement (including Section 17.3 of the General Terms and Conditions), this Schedule P lists certain reports that Supplier shall create and provide to Health Net as of the Effective Date. In addition to those reports listed in this Schedule P, as reasonably requested by Health Net, Supplier shall also provide Health Net with ad hoc reports.

The Reports formats will be defined in the Procedures Manual. The Reports may take the form of an Electronic and Printed Report.

Area	Report Title	Description of Report	Frequency	Current Report
Production Support	Missed Resolution Report	A report that includes for each Problem or Incident for which Supplier failed to meet the Problem/Incident Resolution Time, a summary of such Problem or Incident, the reason(s) why Supplier failed to meet the Problem/Incident Resolution Time, target resolution date, and the steps taken (and currently being taken) by Supplier during the resolution efforts.	Business Day	Written report in a form specified in the Procedures Manual.

Development	Development Resource / Project Summary Status

Every month, the Supplier will provide Health Net reports that include the following:

Identify the number of projects and their respective milestones (critical and non-critical). . For each application development project, the number of personnel hours planned (for each month including forward months) and actual hours expended (by month). The Personnel Support Plan shall include the accurate accounting and reporting of planned and

			Monthly	Written report in a form specified in the Procedures Manual

Schedule P	P - 1	Health Net / Cognizant Confidential

Final Execution Version

expended personnel hours or status on each milestone (critical and non-critical). The Personnel Support plan will include reporting by resources by location, allocation to phase of development (So Health Net can appropriately Capitalize work products) and skill set that are providing the Application Development Services.

Production Support	Production Support Resource / Project Summary Status

Every month, the Supplier will provide Health Net reports that include the following:

Identify the number of Remedy Tickets by type and Priority, the number of Missed Resolution Dates, the time spent on Minor enhancements The Personnel Support Plan shall include the accurate accounting and reporting of planned and expended personnel hours on minor enhancements in each application. The Personnel Support plan will include reporting by resources by location and skill set that are providing the Application Production Support Services. Report should be provided in electronic format as well so it can tie to Project Estimating Summary report.

			Weekly, Monthly, Quarterly, On-Demand	Written report in a form specified in the Procedures Manual

TCOE	TCOE Project Coming Soon Status

Every Quarter, the Supplier will provide Health Net reports that include the following:

Identify the number of Projects scheduled for the TCOE in the next Quarter, as well as projects currently in the TCOE. The report shall include at a minimum; Name, status, the time spent on the Project, target dates for the testing, issues, and concerns as related to the Testing of the projects in the TCOE.

			Quarterly	Written report in a form specified in the Procedures Manual

Schedule P	P - 2	Health Net / Cognizant Confidential

Final Execution Version

TCOE	TCOE Resource Personnel Support Plan	The Personnel Support Plan shall include the accurate accounting and reporting of planned and expended personnel hours on each project by application, or TCOE Operations. The Personnel Support plan will include reporting by resources by location and skill set that are providing the Testing Support Services, as well as phase in the testing process.	Monthly	Written report in a form specified in the Procedures Manual.

TCOE	TCOE Readiness Checklist Summary	Projects expected to be in test should provide a status on Readiness checklist. The exception is minor enhancements of duration 40 hours or less or projects that enter and exit within the week (The exception will appear in the following week.)	Weekly, at beginning of week. Monday 7:00AM.	Written report in a form specified in the Procedures Manual.

TCOE	Project LOE Summary Report	Weekly, Defect Densities are based on Development effort; Each Project Due into the TCOE will need to report Development Days to drive metrics for Defect Density.	Weekly	Written report in a form specified in the Procedures Manual.

Account Management	Service Level Missed Report	Every month, the Supplier will provide Health Net reports that include, each service level performance, including trending data, and whether there was a miss. The service levels included will be critical or not critical service levels.	Monthly	Written report in a form specified in the Procedures Manual.

Account Planning	Quarterly Account Planning Report	This report provides information with respect to all business related activities identified for the Account Management and Account Planning and Analysis aspects of Schedule A chapter 2.1, 2.2 and 2.5	Quarterly	Written report in a form specified in the Procedures Manual

Account Planning	Quarterly Technical Planning Report	This report provides information with respect to all Technology activities identified for Account Planning aspects	Quarterly	Written report in a form specified in the Procedures Manual

Schedule P	P - 3	Health Net / Cognizant Confidential

Final Execution Version

Account Planning	Annual summary of Innovation Center	The Quarterly Technical Planning Report will be augmented annually on the Contract anniversary to highlight the specific concepts and innovations that were provided to Health Net with the Supplier’s Innovation Center.	Annual	Written report in a form specified in the Procedures Manual

Project Status	Project Dashboard Summary	Identify the number of open projects and their respective milestones (critical and non-critical). Ahead of Schedule, behind schedule, and brief status (status, Changes, Risks, Issues), and current Development Effort expended (To affect Defect Density).	Weekly	Current Weekly Dashboard

Project Management	Project Estimating Summary	The report should be provided electronically and include Estimate amount, by status, and status for active projects. This report will tie to the Development Resource / Project Summary Status.	Monthly	Written report in a form specified in the Procedures Manual

Project Management	Project Inventory in initiation.	Identify the number of projects that were received to be estimated, their status and what is waiting estimation, or clarification as Project Briefs and BARRs.	Weekly	Written report in a form specified in the Procedures Manual

Security	Security report	Report on any identified security violations, including Security Incidents	Weekly, On Demand	Written report in a form specified in the Procedures Manual.

Production Support	Root Cause Analysis (RCA) report	This is a report regarding all RCAs performed (and those in progress) since the previous report for Priority 1 Problems and Incidents as well as those Priority 2 Problems and Incidents that have been promoted to a Priority. 1 by Supplier of Health Net including remediation efforts (if any). These will also be required to be entered into an electronic format.	Monthly or as RCAs occur	Written report in a form specified in the Procedures Manual

Project Management	Schedule Variance report	The schedule variance for a major enhancement or projects.	Monthly, On Demand	Written report in a form specified in

Schedule P	P - 4	Health Net / Cognizant Confidential

Final Execution Version

the Procedures Manual

Project Management	Financial Variance reporting	The financial variance for a Project shall not exceed ten percent (10%). This report applies only to Projects that are not priced on a fixed price basis or other basis with an agreed limitation on total price, such as time and materials with a cap.	Monthly, On Demand	Written report in a form specified in the Procedures Manual

Production Support	Software Currency Report	This report will track the Software in the environment, the levels relevant to current manufacturer level and if the version in the environment still has maintenance. This will help identify the In-Scope Applications and third party application software, This is an extension to the Software list maintained by infrastructure. .	Quarterly	Written report in a form specified in the Procedures Manual

Schedule P	P - 5	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE Q

GLOSSARY

Schedule Q	Q - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE Q

GLOSSARY

The following capitalized terms, when used in the Agreement, will have the meanings given below unless the context requires otherwise. In the event of a conflict between the definitions in the body of the Terms and Conditions and this GLOSSARY, the provisions in the body of Terms and Conditions shall prevail.

Defined Term	Meaning	Primary Use Location
“Acceptance Criteria”	Has the meaning set forth in Section 1.2(b)(vi) of Exhibit A-6 to Schedule A of the Terms and Conditions	Exhibit A-6

“Acceptance Period”	Has the meaning set forth in Section 2 of Attachment A-6-1 to Exhibit A-6 to Schedule A of the Terms and Conditions	Attachment A-6-1

“Acceptance Tests”	Has the meaning set forth in Section 4(a) of Attachment A-6-1 to Exhibit A-6 to Schedule A of the Terms and Conditions	Attachment A-6-1

“Actual AD Hours”	Has the meaning set forth in Section 5.3(a)(i) of Schedule C to the Terms and Conditions	Schedule C

“Actual Uptime”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“AD Charge”	Has the meaning set forth in Section 2.1(a) of Schedule C to the Terms and Conditions	Schedule C

“***”	Has the meaning set forth in Section 5.3(b) of Schedule C to the Terms and Conditions	Schedule C

“AD Project”	Has the meaning set forth in Section 2.1(b) of Schedule C to the Terms and Conditions	Schedule C

“AD Project Forecast”	Has the meaning set forth in Section 5.2(a) of Schedule C to the Terms and Conditions	Schedule C

“AD Services”	Has the meaning set forth in Section 2.1(c) of Schedule C to the Terms and Conditions	Schedule C

“Addendum”	Has the meaning set forth in the introductory paragraph of Schedule K to the Terms and Conditions	Schedule K

“Adjustable Charges”	Has the meaning set forth in Section 8.1(a) of Schedule C to the Terms and Conditions	Schedule C

“Affected	Has the meaning set forth in Section 2(a) of Sched-	Schedule E

Schedule Q	Q - 2	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Employees”	ule E to the Terms and Conditions

“Affiliate”	Has the meaning set forth in Section 2.1(a) of the Terms and Conditions	Terms and Conditions

“Agreement”	Has the meaning set forth in Section 2.1(b) of the Terms and Conditions	Terms and Conditions

“AHE”	Has the meaning set forth in Section 8.1(g) of Schedule C to the Terms and Conditions	Schedule C

“Amount at Risk”	Has the meaning set forth in Section 6.2(a) of the Terms and Conditions	Terms and Conditions

“Application”	Has the meaning set forth in Section 2.1(c) of the Terms and Conditions	Terms and Conditions

“Application Availability”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Application Development Charge”	Has the meaning set forth in Section 2.1(a) of Schedule C to the Terms and Conditions	Schedule C

“Application Development Project”	Has the meaning set forth in Section 2.1(b) of Schedule C to the Terms and Conditions	Schedule C

“Application Development Services”	Has the meaning set forth in Section 5 of Schedule A to the Terms and Conditions	Schedule A

“Application Maintenance Services”	Has the meaning set forth in Section 3.1 of Schedule A to the Terms and Conditions	Schedule A

“Application Operation Support”	Has the meaning set forth in Section 3.2(e) of Schedule A to the Terms and Conditions	Schedule A

“Application Optimization”	Has the meaning set forth in Section 3.1(e) of Schedule A to the Terms and Conditions	Schedule A

“Application Response Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Application Software”	Has the meaning set forth in Section 2.1(c) of the Terms and Conditions	Terms and Conditions

“Application Support Services”	Has the meaning set forth in Section 3 of Schedule A to the Terms and Conditions	Schedule A

Schedule Q	Q - 3	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Approved Leave”	Has the meaning set forth in Section 2(b) of Schedule E to the Terms and Conditions	Schedule E

“Approved Subcontractor”	Has the meaning set forth in Section 7.7(c) of the Terms and Conditions	Terms and Conditions

“Associated Tools and Software”	Has the meaning set forth in Section 1.3(a) of Schedule A to the Terms and Conditions	Schedule A

“Auditors”	Has the meaning set forth in Section 18.1(a) of the Terms and Conditions	Terms and Conditions

“Audits”	Has the meaning set forth in Section 18.1(a) of the Terms and Conditions	Terms and Conditions

“Available for Use”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Availability Management”	Has the meaning set forth in Section 2.12 of Schedule A to the Terms and Conditions	Schedule A

“Availability Plan”	Has the meaning set forth in Section 2.12(viii) of Schedule A to the Terms and Conditions	Schedule A

“Background Checks”	Has the meaning set forth in Section 7.2 of the Terms and Conditions	Terms and Conditions

“Bankruptcy Code”	Has the meaning set forth in Section 15.7(c) of the Terms and Conditions	Terms and Conditions

“Baseline AD Hours”	Has the meaning set forth in Section 5.1(b) of Schedule C to the Terms and Conditions	Schedule C

“Baseline Minor Enhancement Hours”	Has the meaning set forth in Section 4.4(a) of Schedule C to the Terms and Conditions	Schedule C

“Baselining Period”	Has the meaning set forth in Section 5.2(c)(ii) of Schedule B to the Terms and Conditions	Schedule B

“Batch Job Completion Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Batch Job Start Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Batch Window”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Benchmarker”	Has the meaning set forth in Section 9.4(b) of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 4	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Beneficiary”	Has the meaning set forth in Section 2.1(d) of the Terms and Conditions	Terms and Conditions

“Benefit Program”	Has the meaning set forth in Section 2.1(e) of the Terms and Conditions	Terms and Conditions

“Blended Inflation Factor”	Has the meaning set forth in Section 8.1(d) of Schedule C to the Terms and Conditions	Schedule C

“Business Associate”	Has the meaning set forth in the introductory paragraph of Schedule K to the Terms and Conditions	Schedule K

“Business Days”	Has the meaning set forth in Section 2.1(b) of Schedule B to the Terms and Conditions	Schedule B

“Business Hour(s)”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Cause”	Has the meaning set forth in Section 2(c) of Schedule E to the Terms and Conditions	Schedule E

“Change”	Has the meaning set forth in Section 17.5(a) of the Terms and Conditions	Terms and Conditions

“Change Control Process”	Has the meaning set forth in Section 17.5(a) of the Terms and Conditions	Terms and Conditions

“Change of Control of Health Net”	Has the meaning set forth in Section 16.1(d) of the Terms and Conditions	Terms and Conditions

“Change of Control of Supplier”	Has the meaning set forth in Section 16.1(e) of the Terms and Conditions	Terms and Conditions

“Change Management” or “CM”	Has the meaning set forth in Section 2.10(a) of Schedule A.	Schedule A

“Change Notice” or “CN”	Has the meaning set forth in Section 2.1 of Exhibit A-5 to Schedule A to the Terms and Conditions	Exhibit A-5

“Charges”	Has the meaning set forth in Section 1 of Schedule C to the Terms and Conditions	Schedule C

“Claim	Has the meaning set forth in Section 23.1 of the Terms and Conditions	Terms and Conditions

“Client Partner”	Has the meaning set forth in Section 17.1(a) of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 5	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Code”	Has the meaning set forth in Section 4.2 of Schedule B to the Terms and Conditions	Schedule B

“Code 1”	Has the meaning set forth in Section 4.2(a) of Schedule B to the Terms and Conditions	Schedule B

“Code 2”	Has the meaning set forth in Section 4.2(b) of Schedule B to the Terms and Conditions	Schedule B

“Code 3”	Has the meaning set forth in Section 4.2(c) of Schedule B to the Terms and Conditions	Schedule B

“Code 4”	Has the meaning set forth in Section 4.2(d) of Schedule B to the Terms and Conditions	Schedule B

“COLA”	Has the meaning set forth in Section 8.1(a) of Schedule C to the Terms and Conditions	Schedule C

“Combined Service Time”	Has the meaning set forth in Section 2(d) of Schedule E to the Terms and Conditions	Schedule E

“Commercially Reasonable Efforts	Has the meaning set forth in Section 2.1(f) of the Terms and Conditions	Terms and Conditions

“Confidential Information”	Has the meaning set forth in Section 21.1(a) of the Terms and Conditions	Terms and Conditions

“Contract Governance”	Has the meaning set forth in Section 1 of Schedule G to the Terms and Conditions	Schedule G

“Contract Year”	Has the meaning set forth in Section 2.1(e) of Schedule C to the Terms and Conditions	Schedule C

“Control” and its derivatives	Has the meaning set forth in Section 2.1(g) of the Terms and Conditions	Terms and Conditions

“Core Applications”	Has the meaning set forth in Section I of Exhibit B-2 to Schedule B to the Terms and Conditions	Exhibit B-2

“Core Supplier Personnel”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Critical Batch Job”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Critical Service Level”	Has the meaning set forth in Section 2.1(c) of Schedule B to the Terms and Conditions	Schedule B

“Critical Service Level Failure”	Has the meaning set forth in Section 2.1(d) of Schedule B to the Terms and Conditions	Schedule B

Schedule Q	Q - 6	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Critical Test”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Cross Functional Services”	Has the meaning set forth in Section 2 of Schedule A to the Terms and Conditions	Schedule A

“Current Contract”	Has the meaning set forth in Section A of Schedule K to the Terms and Conditions	Schedule K

“days”	Has the meaning set forth in Section 25.10(b) of the Terms and Conditions	Terms and Conditions

“Defect”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Defect Density”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Deliverable”	Has the meaning set forth in Section 2.1(h) of the Terms and Conditions	Terms and Conditions

“Deliverable Defect”	Has the meaning set forth in Section 4(e) of Annex A-6-1 to Exhibit A-6 to Schedule A to the Terms and Conditions	Attachment A-6-1

“Dependents”	Has the meaning set forth in Section 4.1(f) of Schedule E to the Terms and Conditions	Schedule E

“Derivative Work”	Has the meaning set forth in Section 15.1(c) of the Terms and Conditions	Terms and Conditions

“Development Related Managed Third Parties”	Has the meaning set forth in Section 1.3(b) of Schedule A to the Terms and Conditions	Schedule A

“Development Related Managed Third Party Contracts”	Has the meaning set forth in Section 1.3(c) of Schedule A to the Terms and Conditions	Schedule A

“DHHS”	Has the meaning set forth in Section 2(O) of Schedule K to the Terms and Conditions	Schedule K

“Disengagement Assistance”	Has the meaning set forth in Section 2.1(i) of the Terms and Conditions	Terms and Conditions

“Disengagement Assistance Period”	Has the meaning set forth in Section 2.1(j) of the Terms and Conditions	Terms and Conditions

“Disengagement	Has the meaning set forth in Section 2(e) of Sched-	Schedule E

Schedule Q	Q - 7	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Event”	ule E to the Terms and Conditions

“Disengagement Plan”	Has the meaning set forth in Section 1(c)(i) of Schedule L to the Terms and Conditions	Schedule L

“Dispute Date”	Has the meaning set forth in Section 26.1(a)(i) of the Terms and Conditions	Terms and Conditions

“Documentation”	Has the meaning set forth in Section 2.1(k) of the Terms and Conditions	Terms and Conditions

“Earnback Methodology”	Has the meaning set forth in Section 4.6(a) of Schedule B to the Terms and Conditions	Schedule B

“Effective Date”	Has the meaning set forth in the preamble to the Terms and Conditions	Terms and Conditions

“End User”	Has the meaning set forth in Section 2.1(m) of the Terms and Conditions	Terms and Conditions

“EPHI”	Has the meaning set forth in Section A of Schedule K to the Terms and Conditions	Schedule K

“Equipment”	Has the meaning set forth in Section 2.1(n) of the Terms and Conditions	Terms and Conditions

“***”	Has the meaning set forth in Section 9.4(d) of the Terms and Conditions	Terms and Conditions

“Financial Responsibility”	Has the meaning set forth in Section 2.1(o) of Terms and Conditions	Terms and Conditions

“Force Majeure Event”	Has the meaning set forth in Section 24.3(a) of the Terms and Conditions	Terms and Conditions

“Former Health Net Affiliate”	Has the meaning set forth in Section 2.1(p) of the Terms and Conditions	Terms and Conditions

“Former Health Net Personnel”	Has the meaning set forth in Section 6.1(a) of Schedule E to the Terms and Conditions	Schedule E

“Former Health Net Personnel Information”	Has the meaning set forth in Section 6.1(a) of Schedule E to the Terms and Conditions	Schedule E

“FTE”	Has the meaning set forth in Section 2.1(f) of Schedule C to the Terms and Conditions	Schedule C

“Functions”	Has the meaning set forth in Section 3.1(a) of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 8	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Furnishing Party”	Has the meaning set forth in Section 21.1(a) of the Terms and Conditions	Terms and Conditions

“GLB Act”	Has the meaning set forth in Section 14.6(a) of the Terms and Conditions	Terms and Conditions

“Health Net”	Has the meaning set forth in the preamble to the Terms and Conditions	Terms and Conditions

“Health Net 401(k) Savings Plan”	Has the meaning set forth in Section 2(h) of Schedule E to the Terms and Conditions	Schedule E

“Health Net Bonuses”	Has the meaning set forth in Section 3.8(b) of Schedule E to the Terms and Conditions	Schedule E

“Health Net Competitors”	Has the meaning set forth in Section 15.5(b) of the Terms and Conditions	Terms and Conditions

“Health Net Data”	Has the meaning set forth in Section 14.1 of the Terms and Conditions	Terms and Conditions

“Health Net Facility”	Has the meaning set forth in Section 2.1(q) of the Terms and Conditions	Terms and Conditions

“Health Net Indemnities”	Has the meaning set forth in Section 23.2 of the Terms and Conditions	Terms and Conditions

“Health Net Leased Equipment”	Has the meaning set forth in Section 11.3(a) of the Terms and Conditions	Terms and Conditions

“Health Net Licensed Associated Tools and Software”	Has the meaning set forth in Section 11.6(a) of the Terms and Conditions	Terms and Conditions

“Health Net Licensed In Scope Applications”	Has the meaning set forth in Section 11.6(a) of the Terms and Conditions	Terms and Conditions

“Health Net Licensed Service Delivery Software”	Has the meaning set forth in Section 11.6(a) of the Terms and Conditions	Terms and Conditions

“Health Net Licensed Software”	Has the meaning set forth in Section 11.6(a) of the Terms and Conditions	Terms and Conditions

“Health Net Non-public Data”	Has the meaning set forth in Section 14.6(a) of the Terms and Conditions	Terms and Conditions

“Health Net Owned Associated Tools and	Has the meaning set forth in Section 11.5(a) of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 9	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Software”

“Health Net Owned Equipment”	Has the meaning set forth in Section 11.2(a) of the Terms and Conditions	Terms and Conditions

“Health Net Owned In Scope Applications”	Has the meaning set forth in Section 11.5(a) of the Terms and Conditions	Terms and Conditions

“Health Net Owned Service Delivery Software”	Has the meaning set forth in Section 11.5(a) of the Terms and Conditions	Terms and Conditions

“Health Net Owned Software”	Has the meaning set forth in Section 11.5(a) of the Terms and Conditions	Terms and Conditions

“Health Net PHI”	Has the meaning set forth in Section 2(P) of Schedule K to the Terms and Conditions	Schedule K

“Health Net Third Party Service Contracts”	Has the meaning set forth in Section 11.4(a) of the Terms and Conditions	Terms and Conditions

“HIPAA”	Has the meaning set forth in Section A of Schedule K to the Terms and Conditions	Schedule K

“HIPAA Regulations”	Has the meaning set forth in Section A of Schedule K to the Terms and Conditions	Schedule K

“hour” or “hours”	Has the meaning set forth in Section 25.10(b) of the Terms and Conditions	Terms and Conditions

“HVAC”	Has the meaning set forth in Section 11.8(a) of the Terms and Conditions	Terms and Conditions

“Incident”	Has the meaning set forth in Section I of Exhibit B-2 to Schedule B to the Terms and Conditions	Exhibit B-2

“including” (and any of its derivative forms)	Has the meaning set forth in Section 25.10(a)(i) of the Terms and Conditions	Terms and Conditions

“Incremental AD Hours”	Has the meaning set forth in Section 5.3(b)(i) of Schedule C to the Terms and Conditions	Schedule C

“Independent IP”	Has the meaning set forth in Section 15.1(b) of the Terms and Conditions	Terms and Conditions

“Individual Application Production Support	Has the meaning set forth in Section 2.1(g) of Schedule C to the Terms and Conditions	Schedule C

Schedule Q	Q - 10	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Charges”

“In-Flight Projects”	Has the meaning set forth in Section 13.2(b) of the Terms and Conditions	Terms and Conditions

“In Scope Applications”	Has the meaning set forth in Section 1.3(d) of Schedule A to the Terms and Conditions	Schedule A

“Intellectual Property Rights”	Has the meaning set forth in Section 15.1(a) of the Terms and Conditions	Terms and Conditions

“in writing”	Has the meaning set forth in Section 25.10(a)(iv) of the Terms and Conditions	Terms and Conditions

“IT Infrastructure”	Has the meaning set forth in Section 2.1(s) of the Terms and Conditions	Terms and Conditions

“Joint Capacity Planning Process”	Has the meaning set forth in Section 2.3(k) of Schedule G to the Terms and Conditions	Schedule G

“Joint Management Committee”	Has the meaning set forth in Section 2.5(b)(i) of Schedule G to the Terms and Conditions	Schedule G

“Joint Operations Committee”	Has the meaning set forth in Section 2.5(c)(i) of Schedule G to the Terms and Conditions	Schedule G

“Joint Steering Committee”	Has the meaning set forth in Section 2.5(a)(i) of Schedule G to the Terms and Conditions	Schedule G

“Key Supplier Positions”	Has the meaning set forth in Section 7.4(a) of the Terms and Conditions	Terms and Conditions

“KT	Has the meaning set forth in Exhibit A-2 to Schedule A to the Terms and Conditions	Exhibit A-2

“Law”	Has the meaning set forth in Section 2.1(t) of the Terms and Conditions	Terms and Conditions

“Level of Effort (LOE) Estimate Deviation”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Losses”	Has the meaning set forth in Section 23.1 of the Terms and Conditions	Terms and Conditions

“Low”	Has the meaning set forth in Section I of Exhibit B-3 to Schedule B to the Terms and Conditions

“Managed Third Parties”	Has the meaning set forth in Section 7.8 of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 11	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Maximum Offshore/Onshore Ratio”	Has the meaning set forth in Section 4.5 of Schedule C to the Terms and Conditions	Schedule C

“may”	Has the meaning set forth in Section 25.10(a)(ii) of the Terms and Conditions	Terms and Conditions

“may not”	Has the meaning set forth in Section 25.10(a)(ii) of the Terms and Conditions	Terms and Conditions

“Measurement Period”	Has the meaning set forth in Section 2.1(e) of Schedule B to the Terms and Conditions	Schedule B

“Mental Impressions”	Has the meaning set forth in Section 15.8(a) of the Terms and Conditions	Terms and Conditions

“Methodology Compliance Percentage”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Milestones”	Has the meaning set forth in Section 1.2(b)(iii) of Exhibit A-6 to Schedule A of the Terms and Conditions	Exhibit A-6

“Minimum Commitment”	Has the meaning set forth in Section 7.8(a) of Schedule C to the Terms and Conditions	Schedule C

“Minimum Retention Period”	Has the meaning set forth in Section 3.6(a) of Schedule E to the Terms and Conditions	Schedule E

“Minor Enhancements”	Has the meaning set forth in Section 2.1(j) of Schedule C to the Terms and Conditions	Schedule C

“Monthly Performance Report”	Has the meaning set forth in Section 17.3(b) of the Terms and Conditions	Terms and Conditions

“New Services”	Has the meaning set forth in Section 3.7(a) of the Terms and Conditions	Terms and Conditions

“New Work”	Has the meaning set forth in Section 15.1(c) of the Terms and Conditions	Terms and Conditions

“Non-Core Applications”	Has the meaning set forth in Section I of Exhibit B-2 to Schedule B to the Terms and Conditions	Exhibit B-2

“Non-Critical Batch Job”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

Schedule Q	Q - 12	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Non-Disclosure Agreement”	Has the meaning set forth in Section 11.2(d) of the Terms and Conditions	Terms and Conditions

“Non Impacting Service Levels”	Has the meaning set forth in Section 4.6(a) of Schedule B to the Terms and Conditions	Schedule B

“Notice of Election”	Has the meaning set forth in Section 23.5(a) of the Terms and Conditions	Terms and Conditions

“Offshore Inflation Factor”	Has the meaning set forth in Section 8.1(c)of Schedule C to the Terms and Conditions	Schedule C

“Offshore Personnel”	Has the meaning set forth in Section 2.1(k) of Schedule C to the Terms and Conditions	Schedule C

“Onshore Inflation Factor”	Has the meaning set forth in Section 8.1(b) of Schedule C to the Terms and Conditions	Schedule C

“Onshore Personnel”	Has the meaning set forth in Section 2.1(l) of Schedule C to the Terms and Conditions	Schedule C

“On-Site Health Net Resources”	Has the meaning set forth in Section 11.10(a) of the Terms and Conditions	Terms and Conditions

“Open Source Code”	Has the meaning set forth in Section 19.8(a)(iv) of the Terms and Conditions	Terms and Conditions

“Operational Deliverable”	Has the meaning set forth in Section 4(a) of Attachment A-6-1 to Exhibit A-6 to Schedule A of the Terms and Conditions	Attachment A-6-1

“Operational Support Services”	Has the meaning set forth in Section 3.2 of Schedule A to the Terms and Conditions	Schedule A

“OSS”	Has the meaning set forth in Section 3.2(g)(v)(A) of Schedule A to the Terms and Conditions	Schedule A

“Other Developed Items”	Has the meaning set forth in Section 15.5(a) of the Terms and Conditions	Terms and Conditions

“Out-of-Pocket Expenses”	Has the meaning set forth in Section 2.1(u) of the Terms and Conditions	Terms and Conditions

“Participant”	Has the meaning set forth in Section 2(j) of Schedule E to the Terms and Conditions	Schedule E

“Parties”	Has the meaning set forth in the preamble to the	Terms and Conditions

Schedule Q	Q - 13	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Terms and Conditions

“Party”	Has the meaning set forth in the preamble to the Terms and Conditions	Terms and Conditions

“Pass Through Expenses”	Has the meaning set forth in Section 9.1(a) of the Terms and Conditions	Terms and Conditions

“PCR”	Has the meaning set forth in Section 2(b) of Exhibit A-6 to Schedule A of the Terms and Conditions	Exhibit A-6

“PHI”	Has the meaning set forth in Section A of Schedule K to the Terms and Conditions	Schedule K

“Pool Percentage Available for Allocation”	Has the meaning set forth in Section 2.1(f) of Schedule B to the Terms and Conditions	Schedule B

“Priority”	Has the meaning set forth in Sections I and II of Exhibit B-2 to Schedule B to the Terms and Conditions	Exhibit B-2

“Problem”	Has the meaning set forth in Section II of Exhibit B-2 to Schedule B to the Terms and Conditions	Exhibit B-2

“Problem/Incident Missed Resolution Report”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Problem/Incident Resolution Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Problem/Incident Response Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Procedures Manual”	Has the meaning set forth in Section 17.4(a) of the Terms and Conditions	Terms and Conditions

“Production Control and Scheduling”	Has the meaning set forth in Section 3.2(d) of Schedule A to the Terms and Conditions.	Schedule A

“Productivity Commitments”	Has the meaning set forth in Section 4.6 of Schedule C to the Terms and Conditions	Schedule C

“Program Manager”	Has the meaning set forth in Section 8.1(a) of the Terms and Conditions	Terms and Conditions

“Programmer Effectiveness Percentage”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

Schedule Q	Q - 14	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Programming Standard Defect”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Project”	Has the meaning set forth in Section 1.3(e) of Schedule A to the General Terms and Conditions	Schedule A

“Project Brief”	Has the meaning set forth in Section 1.1(a) of Exhibit A-6 to Schedule A of the Terms and Conditions	Exhibit A-6

“Project Estimate”	Has the meaning set forth in Section 1.1(b) of Exhibit A-6 to Schedule A of the Terms and Conditions	Exhibit A-6

“Production Support Charge”	Has the meaning set forth in Section 2.1(m) of Schedule C to the Terms and Conditions	Schedule C

“Production Support Services”	Has the meaning set forth in Section 2.1(m) of Schedule C to the Terms and Conditions	Schedule C

“Productive Work”	Has the meaning set forth in Section 2.1(o) of Schedule C to the Terms and Conditions	Schedule C

“Project Manager”	Has the meaning set forth in Section 1.2(b)(viii) of Exhibit A-6 to Schedule A to the Terms and Conditions	Exhibit A-6

“PTO”	Has the meaning set forth in Section 4.3 of Schedule E to the Terms and Conditions	Schedule E

“RCA Completion Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“RCO”	Has the meaning set forth in Exhibit A-3 to Schedule A to the Terms and Conditions	Exhibit A-3

“RPO”	Has the meaning set forth in Exhibit A-3 to Schedule A to the Terms and Conditions	Exhibit A-3

“RTO”	Has the meaning set forth in Exhibit A-3 to Schedule A to the Terms and Conditions	Exhibit A-3

“Receiving Party”	Has the meaning set forth in Section 21.1(a) of the Terms and Conditions	Terms and Conditions

“Regulatory Change”	Has the meaning set forth in Section 27.7(c) of the Terms and Conditions	Terms and Conditions

“Release Management” or	Has the meaning set forth in Section 2.10(b) of Schedule A to the Terms and Conditions	Schedule A

Schedule Q	Q - 15	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“RM”

“Release Package”	Has the meaning set forth in Section 2.10(b)(i) of Schedule A to the Terms and Conditions	Schedule A

“Required Consents”	Has the meaning set forth in Section 2.1(v) of the Terms and Conditions	Terms and Conditions

“Requirements Coverage Percentage”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Re-Transfer”	Has the meaning set forth in Section2(k) of Schedule E to the Terms and Conditions	Schedule E

“Re-Transfer Date”	Has the meaning set forth in Section2(l) of Schedule E to the Terms and Conditions	Schedule E

“Re-Transfer Employee”	Has the meaning set forth in Section 2(m) of Schedule E to the Terms and Conditions	Schedule C

“SAP Components”	Has the meaning set forth in Section 3.2(g)(i) of Schedule A to the Terms and Conditions	Schedule A

“Satisfaction Survey”	Has the meaning set forth in Section 6(a) of Schedule B to the Terms and Conditions	Schedule B

“SEC”	Has the meaning set forth in Section 21.2(d) of the Terms and Conditions.	Terms and Conditions

“Scheduled Downtime”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Scheduled Steady-State Date”	Has the meaning set forth in Section 4.2 of Schedule C to the Terms and Conditions	Schedule C

“Scheduled Uptime”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Security Incident”	Has the meaning set forth in Section 2.13(g) of Schedule A to the Terms and Conditions	Schedule A

“Self Help Tools”	Has the meaning set forth in Section 3.3(e) of Schedule A to the Terms and Conditions	Schedule A

“Service Commencement Date”	Has the meaning set forth in Section 2.1(w) of the Terms and Conditions	Terms and Conditions

“Service Level	Has the meaning set forth in Section 2.1(h) of	Schedule B

Schedule Q	Q - 16	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Credit”	Schedule B to the Terms and Conditions

“Service Level Failure”	Has the meaning set forth in Section 2.1(i) of Schedule B to the Terms and Conditions	Schedule B

“Service Levels”	Has the meaning set forth in Section 6.1 of the Terms and Conditions	Terms and Conditions

“Service Recipient”	Has the meaning set forth in Section 3.4(a) of the Terms and Conditions	Terms and Conditions

“Services”	Has the meaning set forth in Section 3.1 of the Terms and Conditions	Terms and Conditions

“Services Solution”	Has the meaning set forth in Section 2.3(a) of Schedule A to the Terms and Conditions	Schedule A

“shall”	Has the meaning set forth in Section 25.10(a)(iii) of the Terms and Conditions	Terms and Conditions

“Software	Has the meaning set forth in Section 2.1(x) of the Terms and Conditions	Terms and Conditions

“Software Quality Assurance/Testing Services”	Has the meaning set forth in Section 4 of Schedule A to the Terms and Conditions	Schedule A

“Source Code”	Has the meaning set forth in Section 2.1(y) of the Terms and Conditions	Terms and Conditions

“Staff Augmentation Agreement”	Has the meaning set forth in Section 1.1(c) of the Terms and Conditions	Terms and Conditions

“Status Update Time”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Steady-State”	Has the meaning set forth in Section 2.1(p) of Schedule C to the Terms and Conditions	Schedule C

“Subcontractor”	Has the meaning set forth in Section 7.7 of the Terms and Conditions	Terms and Conditions

“Successor Supplier”	Has the meaning set forth in Section 2(n) of Schedule E to the Terms and Conditions	Schedule E

“Supplier”	Has the meaning set forth in the preamble to the Terms and Conditions	Terms and Conditions

“Supplier 401(k) Plan”	Has the meaning set forth in Section 2(o) of Schedule E to the Terms and Conditions	Schedule E

Schedule Q	Q - 17	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
Supplier Competitor	Has the meaning set forth in Section 2.1(z) of the Terms and Conditions	Terms and Conditions

“Supplier Facilities”	Has the meaning set forth in Section 5.2 of the Terms and Conditions	Terms and Conditions

“Supplier Indemnities”	Has the meaning set forth in Section 23.4 of the Terms and Conditions	Terms and Conditions

“Supplier Personnel”	Has the meaning set forth in Section 2.1(bb) of the Terms and Conditions	Terms and Conditions

“Supplier Proprietary Items”	Has the meaning set forth in Section 12.5(a) of the Terms and Conditions	Terms and Conditions

“Supplier Software”	Has the meaning set forth in Section 2.1(ee) of the Terms and Conditions	Terms and Conditions

“Supporting Skillset Rates”	Has the meaning set forth in Section 4.8 of Schedule C to the Terms and Conditions	Schedule C

“Systems Software”	Has the meaning set forth in Section 2.1(aa) of the Terms and Conditions	Terms and Conditions

“T&M Rates”	Has the meaning set forth in Section 2.1(r) of Schedule C to the Terms and Conditions	Schedule C

“Target Problem Impact”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Target Problems”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“TBCP”	Has the meaning set forth in 2.7(a) of Schedule A to the Terms and Conditions	Schedule A

“TCOE”	Has the meaning set forth in Section 4(a)(i) of Schedule A to the Terms and Conditions	Schedule A

“Technical Solution”	Has the meaning set forth in Section 1.5 of Schedule A to the Terms and Conditions	Schedule A

“Technology Plan”	Has the meaning set forth in Section 17.6 of the Terms and Conditions	Terms and Conditions

“Term”	Has the meaning set forth in Section 4.1 of the Terms and Conditions	Terms and Conditions

“Terms and Conditions”	Has the meaning set forth in Section 1.3 of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 18	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
“Test Case”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Testing Completeness Percentage”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Testing Failure Rate”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Transfer Date”	Has the meaning set forth in Section 2(p) of Schedule E to the Terms and Conditions	Schedule E

“Transition”	Has the meaning set forth in Section 13.1 of the Terms and Conditions	Terms and Conditions

“Transition Plan”	Has the meaning set forth in Section 13.2(a) of the Terms and Conditions	Terms and Conditions

“Transition Start Date”	Has the meaning set forth in Section (i) of Schedule E to the Terms and Conditions	Schedule E

“Transitioned Employee”	Has the meaning set forth in Section 2(q) of Schedule E to the Terms and Conditions	Schedule E

“Turnover Rate”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“UAT”	Has the meaning set forth in Section 2 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“Unit Testing”	Has the meaning set forth in Section 5.5(a) of Schedule A to the Terms and Conditions	Schedule A

“UNME	Has the meaning set forth in Section 8.1(g) of Schedule C to the Terms and Conditions	Schedule C

“Unscheduled Downtime”	Has the meaning set forth in Section 1 of Exhibit B-1 to Schedule B to the Terms and Conditions	Exhibit B-1

“UPS”	Has the meaning set forth in Section 11.8(a) of the Terms and Conditions	Terms and Conditions

“Use”	Has the meaning set forth in Section 2.1(cc) of the Terms and Conditions	Terms and Conditions

“Virus”	Has the meaning set forth in Section 19.9 of the Terms and Conditions	Terms and Conditions

“WARN”	Has the meaning set forth in Section 5.3 of Sched-	Schedule E

Schedule Q	Q - 19	Health Net / Cognizant Confidential

Final Execution Version

Defined Term	Meaning	Primary Use Location
ule E to the Terms and Conditions

“Warranty Period”	Has the meaning set forth in Section 19.5 of the Terms and Conditions	Terms and Conditions

“Wave 6 Affected Employee”	Has the meaning set forth in Section 2(r) of Schedule E to the Terms and Conditions	Schedule E

“Weighting Factor”	Has the meaning set forth in Section 2.1(j) of Schedule B to the Terms and Conditions	Schedule B

“will”	Has the meaning set forth in Section 25.10(a)(iii) of the Terms and Conditions	Terms and Conditions

“Work Order”	Has the meaning set forth in Section 1.2(a) of Exhibit A-6 to Schedule A of the Terms and Conditions	Exhibit A-6

“Work Product”	Has the meaning set forth in Section 15.1(c) of the Terms and Conditions	Terms and Conditions

“Working Paper Employee”	Has the meaning set forth in Section 2(s) of Schedule E to the Terms and Conditions	Schedule E

“Working Paper Employment Costs”	Has the meaning set forth in Section 5.2(c) of Schedule E to the Terms and Conditions	Schedule E

“written”	Has the meaning set forth in Section 25.10(a)(iv) of the Terms and Conditions	Terms and Conditions

“Written Deliverables”	Has the meaning set forth in Section 3(a) of Attachment A-6-1 to Exhibit A-6 to Schedule A of the Terms and Conditions	Attachment A-6-1

“years”	Has the meaning set forth in Section 25.10(b) of the Terms and Conditions	Terms and Conditions

Schedule Q	Q - 20	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE R

SUPPLIER COMPETITORS

Schedule R	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE R

SUPPLIER COMPETITORS

The following is a complete list of Supplier Competitors as referenced in Section 18.1(b) of the Terms and Conditions. Supplier Competitors shall also include all Affiliates of any of the following:

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Schedule R	R - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE S

FORM NON-DISCLOSURE AGREEMENT

***

Schedule S	S - 1	Health Net / Cognizant Confidential

Final Execution Version

SCHEDULE T

SECURITY QUESTIONNAIRE

Schedule T	Health Net / Cognizant Confidential

Final Execution Version

Health Net Inc.

Service Provider

Security Assessment

Questionnaire

Version 2.00

Corporate Information Security Department

(INFOSEC)

***

Schedule T	T - 2	Health Net / Cognizant Confidential